Exhibit 99.1

COLE SCHOTZ P.C. Seth Van Aalten Justin R. Alberto Patrick J. Reilley Sarah A. Carnes Jack M. Dougherty 500 Delaware Avenue, Suite 600 Wilmington, Delaware 19801 Telephone: (302) 652-3131 Facsimile: (302) 652-3117 Email: svanaalten@coleschotz.com jalberto@coleschotz.com preilley@coleschotz.com scarnes@coleschotz.com jdougherty@coleschotz.com SIMPSON THACHER & BARTLETT LLP Brian E. Schartz Elisha D. Graff Rachael L. Foust Dov Gottlieb Olivia F. Acuña 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-3702 Facsimile: (212) 455-2502 Email: brian.schartz@stblaw.com egraff@stblaw.com rachael.foust@stblaw.com dov.gottlieb@stblaw.com olivia.acuna@stblaw.com Proposed Co-Counsel to the Debtors and Debtors in Possession Proposed Co-Counsel to the Debtors and Debtors in Possession 1 The anticipated Debtors in these Chapter 11 Cases, along with the last four digits of each anticipated Debtor's federal tax identification number, are: Getty Images Holdings, Inc. (4229); Griffey Midco (DE), LLC (7122); Abe Investment Holdings, Inc. (5107); Getty Images, Inc. (7556); Getty Images (US), Inc. (8819); Getty Images News Services (PRC), Inc. (1849); and Getty Images (Seattle), Inc. (6863). The location of the anticipated Debtors' service address for purposes of these chapter 11 cases is: 605 5th Ave. S. Suite 400, Seattle, WA 98104. IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: GETTY IMAGES HOLDINGS, INC., et al.,1 Debtors. ) ) ) ) ) ) ) Chapter 11 IMPORTANT: No chapter 11 case has been commenced as of distribution of this Disclosure Statement and Plan. DISCLOSURE STATEMENT FOR THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF GETTY IMAGES HOLDINGS, INC. AND ITS DEBTOR SUBSIDIARIES

ii THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS' FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. EXCEPT AS OTHERWISE SPECIFIED HEREIN OR AS MAY BE COMMUNICATED BY THE DEBTORS, THE SOLICITATION OF VOTES ON THE PLAN WITH RESPECT TO CLASS 3 CLAIMS AND CLASS 4 CLAIMS IS BEING MADE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), INCLUDING PURSUANT TO SECTION 4(A)(2) THEREOF, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ONLY FROM HOLDERS OF SUCH CLAIMS EACH OF WHICH IS EITHER (A) AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12) OR (13) UNDER THE SECURITIES ACT HAVING (OR BEING A DIRECT OR INDIRECT WHOLLY- OWNED SUBSIDIARY OF AN ENTITY HAVING) TOTAL ASSETS IN EXCESS OF $10 MILLION, (B) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (C) NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT). THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT SOLICITATION OF VOTES ON THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF GETTY IMAGES HOLDINGS, INC. AND ITS DEBTOR SUBSIDIARIES FROM THE HOLDERS OF OUTSTANDING: VOTING CLASS NAME OF CLASS UNDER THE PLAN CLASS 3 Revolving Loan Claims CLASS 4 Secured Funded Debt Claims CLASS 5 Unsecured Notes Claims IF YOU ARE IN CLASS 3, CLASS 4, OR CLASS 5, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

iii DELIVERY OF BALLOTS I. FOR BROKERS/NOMINEES SUBMITTING CLASS 4 OR CLASS 5 MASTER BALLOTS ON ACCOUNT OF THEIR UNDERLYING BENEFICIAL HOLDERS, MASTER BALLOTS MAY BE RETURNED BY THE FOLLOWING METHODS: BY REGULAR MAIL, OVERNIGHT MAIL, OR HAND DELIVERY AT: GETTY IMAGES HOLDINGS, INC., ET AL. BALLOT PROCESSING C/O KROLL RESTRUCTURING ADMINISTRATION LLC 850 3RD AVENUE, SUITE 412 BROOKLYN, NY 11232 TO ARRANGE HAND DELIVERY, PLEASE EMAIL GETTYIMAGESBALLOTS@RA.KROLL.COM (WITH "GETTY IMAGES HOLDINGS MASTER BALLOT SUBMISSION" IN THE SUBJECT LINE) AT LEAST 24 HOURS PRIOR TO ARRIVAL AT THE ADDRESS ABOVE AND PROVIDE THE ANTICIPATED DATE AND TIME OF DELIVERY. BY EMAIL: PLEASE SEND YOUR COMPLETED AND SIGNED MASTER BALLOT TO GETTYIMAGESBALLOTS@RA.KROLL.COM (WITH "GETTY IMAGES HOLDINGS MASTER BALLOT" IN THE SUBJECT LINE). PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT TO KROLL RESTRUCTURING ADMINISTRATION LLC (THE "CLAIMS AND NOTICING AGENT"). IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO YOUR NOMINEE, PLEASE COMPLETE, SIGN, AND DATE THE BENEFICIAL HOLDER BALLOT AND RETURN IT PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY YOUR NOMINEE. TO VOTE ON THE PLAN, MASTER BALLOTS MUST BE ACTUALLY RECEIVED BY THE CLAIMS AND NOTICING AGENT BY THE APPLICABLE VOTING DEADLINE, WHICH IS: NOVEMBER 30, 2026, AT 5:00 P.M. (PREVAILING EASTERN TIME). II. FOR HOLDERS OF CLAIMS IN CLASS 3 AND CLASS 4 WHOSE LOAN POSITIONS ARE HELD DIRECTLY ON THE APPLICABLE ADMINISTRATIVE AGENT'S BOOKS AND RECORDS BALLOTS MAY BE RETURNED BY THE FOLLOWING METHODS:

iv BY REGULAR MAIL, OVERNIGHT MAIL, OR HAND DELIVERY AT: GETTY IMAGES HOLDINGS, INC., ET AL. BALLOT PROCESSING C/O KROLL RESTRUCTURING ADMINISTRATION LLC 850 3RD AVENUE, SUITE 412 BROOKLYN, NY 11232 TO ARRANGE HAND DELIVERY, PLEASE EMAIL GETTYIMAGESBALLOTS@RA.KROLL.COM (WITH "GETTY IMAGES HOLDINGS BALLOT SUBMISSION" IN THE SUBJECT LINE) AT LEAST 24 HOURS PRIOR TO ARRIVAL AT THE ADDRESS ABOVE AND PROVIDE THE ANTICIPATED DATE AND TIME OF DELIVERY. BY ELECTRONIC ONLINE SUBMISSION VIA: KROLL RESTRUCTURING ADMINISTRATION LLC'S ONLINE E-BALLOT PORTAL TO RETURN YOUR BALLOT VIA THE ONLINE E-BALLOT PORTAL, PLEASE VISIT HTTPS://RESTRUCTURING.RA.KROLL.COM/GETTYIMAGES, CLICK ON THE "SUBMIT E-BALLOT" SECTION OF THE WEBSITE, AND FOLLOW THE DIRECTIONS TO SUBMIT YOUR BALLOT. BALLOTS SUBMITTED BY FACSIMILE, EMAIL, OR OTHER MEANS OF ELECTRONIC TRANSMISSION WILL NOT BE COUNTED. IF VOTING ELECTRONICALLY, TO HAVE YOUR VOTE COUNTED, YOU MUST COMPLETE, SIGN, AND SUBMIT THE ELECTRONIC BALLOT BY UTILIZING THE ONLINE PORTAL. IMPORTANT NOTE: YOU WILL NEED THE UNIQUE E-BALLOT ID# PROVIDED WITHIN YOUR CLASS 3 OR CLASS 4 BALLOT TO SUBMIT VIA THE ONLINE PORTAL. THE ONLINE PORTAL IS THE SOLE MANNER IN WHICH ELECTRONIC VOTES WILL BE ACCEPTED. BALLOTS SUBMITTED BY FACSIMILE, EMAIL, OR OTHER MEANS OF ELECTRONIC TRANSMISSION WILL NOT BE COUNTED. PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT TO THE CLAIMS AND NOTICING AGENT. TO VOTE ON THE PLAN, BALLOTS MUST BE ACTUALLY RECEIVED BY THE CLAIMS AND NOTICING AGENT AS DIRECTED ON YOUR BALLOT BY THE APPLICABLE VOTING DEADLINE, WHICH IS: NOVEMBER 30, 2026, AT 5:00 P.M. (PREVAILING EASTERN TIME).

v IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN: YOU CAN CONTACT THE CLAIMS AND NOTICING AGENT BY E-MAIL AT: GETTYIMAGESBALLOTS@RA.KROLL.COM (REFERENCING "GETTY IMAGES HOLDINGS, INC." IN THE SUBJECT LINE). YOU CAN ALSO CONTACT THE CLAIMS AND NOTICING AGENT BY PHONE TOLL-FREE AT (844) 408-3675 OR +1 (646) 825-2402 (INTERNATIONAL).

vi IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT THE DEBTORS ARE PROVIDING THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF GETTY IMAGES HOLDINGS, INC. AND ITS DEBTOR SUBSIDIARIES (AS MAY BE MODIFIED, AMENDED, OR SUPPLEMENTED FROM TIME TO TIME, AND INCLUDING ALL EXHIBITS AND SUPPLEMENTS THERETO, THE "PLAN"). THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. FUTURE APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE XIV HEREIN. THE DEBTORS AND CERTAIN HOLDERS OF CLAIMS SUPPORT THE PLAN, INCLUDING THE CONSENTING STAKEHOLDERS. THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS' ESTATES, AND PROVIDE THE BEST POSSIBLE RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES AND CONSUMMATING A VALUE MAXIMIZING RESTRUCTURING FOR THE BENEFIT OF THE DEBTORS' STAKEHOLDERS. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM ENTITLED TO VOTE TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT'S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (WHEN AND IF APPROVED) DOES NOT CONSTITUTE THE BANKRUPTCY COURT'S APPROVAL OF THE PLAN.

vii THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS REGARDING THE DEBTORS' FORTHCOMING CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT OR OTHERWISE INCORPORATED HEREIN BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, THE RESTRUCTURING SUPPORT AGREEMENT, OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN, THE RESTRUCTURING SUPPORT AGREEMENT, OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT. IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS' BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS' BUSINESSES AS OF THE DATE HEREOF OR SPECIFIED THEREIN. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS' BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS. NEITHER THIS DISCLOSURE STATEMENT, THE PLAN, THE CONFIRMATION ORDER, NOR THE PLAN

viii SUPPLEMENT WAIVE ANY RIGHTS OF THE DEBTORS WITH RESPECT TO THE HOLDERS OF CLAIMS OR INTERESTS BEFORE THE EFFECTIVE DATE UNDER THE PLAN. RATHER, THIS DISCLOSURE STATEMENT SHALL CONSTITUTE A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO POTENTIAL CONTESTED MATTERS, POTENTIAL ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS. THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. THERE IS NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD- LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE OR DISTRIBUTE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT, OR TO FILE OR DISTRIBUTE AN AMENDED OR MODIFIED RESTRUCTURING SUPPORT AGREEMENT, AS WELL AS ANY APPLICABLE PROCEDURES WITH RESPECT TO THE TRANSACTIONS THAT MAY BE RELATED THERETO, IN EACH CASE, FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN AND THE RESTRUCTURING SUPPORT AGREEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OR THE RESTRUCTURING SUPPORT AGREEMENT OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY DISCLOSURE OR REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AND/OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS AND/OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY. THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND

ix SET FORTH IN ARTICLE IX OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED). YOU ARE ENCOURAGED TO READ THE PLAN, THE RESTRUCTURING SUPPORT AGREEMENT, AND THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY, INCLUDING ARTICLE XIV HEREIN, ENTITLED "RISK FACTORS" BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT (IF OBTAINED) DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ALL HOLDERS OF CLAIMS AND/OR INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE XVI OF THIS DISCLOSURE STATEMENT AND ARTICLE IV OF THE PLAN) IN FULL. THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS' INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN. NOTWITHSTANDING ANY RIGHTS OF APPROVAL OR CONSENT PURSUANT TO THE RESTRUCTURING SUPPORT AGREEMENT, THE ECL, OR OTHERWISE AS TO THE FORM OR SUBSTANCE OF THIS DISCLOSURE STATEMENT, THE PLAN, OR ANY OTHER DOCUMENT RELATING TO THE RESTRUCTURING TRANSACTIONS, NONE OF THE CONSENTING

x STAKEHOLDERS, THE DIP LENDERS, THE NEW EQUITY INVESTORS, THE AGENTS/TRUSTEES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, MEMBERS, FINANCIAL OR LEGAL ADVISORS, OR AGENTS HAVE INDEPENDENTLY VERIFIED THE INFORMATION CONTAINED HEREIN OR TAKE ANY RESPONSIBILITY THEREFOR, AND NONE OF THE FOREGOING ENTITIES OR PERSONS MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER CONCERNING THE INFORMATION CONTAINED HEREIN OR THEREIN. UPON CONFIRMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED OR OTHERWISE CONTEMPLATED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AS AMENDED, OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE UNDER APPLICABLE LAW, SECTION 4(A)(2) OF THE SECURITIES ACT, REGULATION D PROMULGATED THEREUNDER, REGULATION S UNDER THE SECURITIES ACT, AND/OR OTHER AVAILABLE EXEMPTIONS FROM REGISTRATION. OTHER SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS. IF EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE, SECTION 4(A)(2) OF THE SECURITIES ACT, REGULATION D PROMULGATED THEREUNDER, REGULATION S UNDER THE SECURITIES ACT, OR APPLICABLE FEDERAL SECURITIES LAW DO NOT APPLY, THE SECURITIES DESCRIBED OR OTHERWISE CONTEMPLATED IN THIS DISCLOSURE STATEMENT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT OR (II) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES ISSUED UNDER THE PLAN CONSULT THEIR OWN LAWYER CONCERNING THEIR ABILITY TO FREELY TRADE SUCH SECURITIES IN COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND ANY APPLICABLE "BLUE SKY" LAWS. THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF SUCH SECURITIES. IN ACCORDANCE WITH SECTION 1125(e) OF THE BANKRUPTCY CODE, A PERSON THAT SOLICITS ACCEPTANCE OR REJECTION OF THE PLAN IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, OR THAT PARTICIPATES, IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY OFFERED OR SOLD UNDER THE PLAN OF THE APPLICABLE DEBTOR, OF AN AFFILIATE PARTICIPATING IN A JOINT PLAN WITH SUCH DEBTOR, OR OF A NEWLY ORGANIZED SUCCESSOR TO SUCH DEBTOR UNDER THE PLAN, IS NOT LIABLE, ON ACCOUNT OF SUCH SOLICITATION OR PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A PLAN OR THE OFFER, ISSUANCE, SALE, OR PURCHASE OF SECURITIES. THE AVAILABILITY OF THE EXEMPTION UNDER SECTION 1145 OF THE BANKRUPTCY CODE,

xi SECTION 4(A)(2) OF THE SECURITIES ACT, REGULATION D, REGULATION S, OR ANY OTHER APPLICABLE SECURITIES LAWS SHALL NOT BE A CONDITION TO THE OCCURRENCE OF THE EFFECTIVE DATE. THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS, INCLUDING THE FOLLOWING, TO BE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE DEBTORS BELIEVE THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE DEBTORS CAN GIVE NO ASSURANCE THAT THEIR EXPECTATIONS WILL BE ATTAINED, AND IT IS POSSIBLE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT:  THE DEBTORS' PLANS, OBJECTIVES, INTENTIONS, AND EXPECTATIONS;  THE DEBTORS' BUSINESS STRATEGY;  THE DEBTORS' FINANCIAL STRATEGY, BUDGET, AND PROJECTIONS;  THE DEBTORS' FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;  THE SUCCESS OF THE DEBTORS' OPERATIONS;  THE COSTS OF CONDUCTING THE DEBTORS' OPERATIONS;  THE DEBTORS' LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;  UNCERTAINTY REGARDING THE DEBTORS' FUTURE OPERATING RESULTS;  THE AMOUNT, NATURE, AND TIMING OF THE DEBTORS' CAPITAL EXPENDITURES;  AVAILABILITY AND TERMS OF CAPITAL;  THE DEBTORS' ABILITY TO SATISFY FUTURE CASH OBLIGATIONS;  EFFECTIVENESS OF THE DEBTORS' RISK MANAGEMENT ACTIVITIES;  THE DEBTORS' COUNTERPARTIES' CREDIT RISK;  THE POTENTIAL ADOPTION OF NEW GOVERNMENTAL REGULATIONS;  THE DEBTORS' ABILITY TO OBTAIN TIMELY APPROVAL BY THE BANKRUPTCY COURT OF THE MOTIONS FILED IN THE CHAPTER 11 CASES, INCLUDING WITH RESPECT TO THE DIP FACILITY AND THE DEBTORS' USE OF CASH COLLATERAL;  THE DEBTORS' ABILITY TO COMPLY WITH THE TERMS AND CONDITIONS OF, AND TO SATISFY THE MILESTONES SET FORTH IN, THE RESTRUCTURING SUPPORT AGREEMENT, THE ECL, AND THE DIP DOCUMENTS;  OBJECTIONS TO THE DEBTORS' RESTRUCTURING PROCESS, THE PLAN, OR THE TREATMENT OF CLAIMS AND INTERESTS THEREUNDER (INCLUDING THE CLASSIFICATION AND SUBORDINATION OF THE WARRANT CLAIMS)

xii THAT COULD PROTRACT OR INCREASE THE COST OF THE CHAPTER 11 CASES;  THE DEBTORS' ABILITY TO RESPOND TO DEVELOPMENTS IN ARTIFICIAL INTELLIGENCE, INCLUDING THE LEGAL, REGULATORY, AND COMMERCIAL ISSUES RELATED THERETO;  THE OUTCOME OF PENDING AND FUTURE LITIGATION CLAIMS OR ANY REGULATORY PROCEEDINGS; AND  THE GOVERNMENTAL REGULATIONS AND TAXATION APPLICABLE TO THE DEBTORS, INCLUDING ANY CHANGES THERETO. STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS' FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS' ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN. THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING: THE DEBTORS' ABILITY TO CONFIRM AND CONSUMMATE THE PLAN; THE POTENTIAL THAT THE DEBTORS MAY NEED TO PURSUE AN ALTERNATIVE TRANSACTION IF THE PLAN IS NOT CONFIRMED; THE DEBTORS' ABILITY TO REDUCE THEIR OVERALL FINANCIAL LEVERAGE; THE POTENTIAL ADVERSE IMPACT OF THE CHAPTER 11 CASES ON THE DEBTORS' OPERATIONS, MANAGEMENT, AND EMPLOYEES; THE RISKS ASSOCIATED WITH OPERATING THE DEBTORS' BUSINESSES DURING THE CHAPTER 11 CASES; THE DEBTORS' INABILITY TO MAINTAIN RELATIONSHIPS WITH SUPPLIERS, EMPLOYEES, AND OTHER THIRD PARTIES AS A RESULT OF THE CHAPTER 11 FILING OR THOSE PARTIES' FAILURE TO COMPLY WITH THEIR CONTRACTUAL OBLIGATIONS; CUSTOMER RESPONSES TO THE CHAPTER 11 CASES; THE DEBTORS' INABILITY TO DISCHARGE OR SETTLE CLAIMS DURING THE CHAPTER 11 CASES; GENERAL ECONOMIC, BUSINESS, AND MARKET CONDITIONS; INTEREST RATE FLUCTUATIONS; PRICE INCREASES; EXPOSURE TO LITIGATION; THE DEBTORS' ABILITY TO IMPLEMENT COST REDUCTION INITIATIVES IN A TIMELY MANNER; THE DEBTORS' ABILITY TO DIVEST EXISTING BUSINESSES; FINANCIAL CONDITIONS OF THE DEBTORS' CUSTOMERS; ADVERSE TAX CHANGES; LIMITED ACCESS TO CAPITAL RESOURCES; CHANGES IN DOMESTIC AND FOREIGN LAWS AND REGULATIONS; TRADE BALANCE; NATURAL DISASTERS, INCLUDING PANDEMICS, SUCH AS THE COVID-19 PANDEMIC, THAT MAY CAUSE GENERAL BUSINESS DISRUPTIONS; GEOPOLITICAL INSTABILITY; AND THE EFFECTS OF GOVERNMENTAL REGULATION ON THE DEBTORS' BUSINESSES. YOU ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE, AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD- LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS, FINANCIAL

xiii PROJECTIONS, VALUATION ANALYSIS, AND OTHER PROJECTIONS AND FORWARD-LOOKING INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN AND ATTACHED HERETO ARE ONLY ESTIMATES, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS AND ALLOWED INTERESTS, AMONG OTHER THINGS, MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. ANY ANALYSES, ESTIMATES, OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE. FOR MORE INFORMATION REGARDING THE FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE PRESENTED IN THE FORWARD-LOOKING STATEMENTS, PLEASE REFER TO ARTICLE XIV OF THIS DISCLOSURE STATEMENT, ENTITLED "RISK FACTORS," AND TO "ITEM 1A—RISK FACTORS" OF THE ANNUAL REPORT ON FORM 10-K OF GETTY IMAGES HOLDINGS, INC. FOR THE YEAR ENDED DECEMBER 31, 2025, FILED WITH THE SEC ON MARCH 16, 2026, AND ANY SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q. RECOMMENDATION BY THE DEBTORS EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED BY THE RESTRUCTURING TRANSACTIONS ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH DEBTOR'S ASSETS, AND PROVIDE THE BEST RECOVERY TO THE DEBTORS' STAKEHOLDERS. AT THIS TIME, EACH DEBTOR BELIEVES THAT THE RESTRUCTURING TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS' OVERALL RESTRUCTURING OBJECTIVES. EACH OF THE DEBTORS THEREFORE STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ON THE PLAN ARE BEING SOLICITED ACCEPT THE PLAN BY RETURNING THEIR BALLOT (ACCEPTING THE PLAN) SO AS TO BE ACTUALLY RECEIVED BY THE CLAIMS AND NOTICING AGENT NO LATER THAN THE VOTING DEADLINE (NOVEMBER 30, 2026, AT 5:00 P.M. (PREVAILING EASTERN TIME)) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND IN THE SOLICITATION MATERIALS, INCLUDING IN YOUR BALLOT. AS OF THE DATE HEREOF, CONSENTING STAKEHOLDERS HOLDING, IN THE AGGREGATE, APPROXIMATELY 100 PERCENT OF THE REVOLVING LOAN CLAIMS, APPROXIMATELY 90 PERCENT OF THE SECURED FUNDED DEBT CLAIMS, AND APPROXIMATELY 83 PERCENT OF THE UNSECURED NOTES CLAIMS HAVE AGREED, SUBJECT TO THE TERMS AND CONDITIONS OF THE RESTRUCTURING SUPPORT AGREEMENT, TO VOTE TO ACCEPT THE PLAN.

xiv SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS The securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act or any securities regulatory authority of any state under any state securities law ("Blue-Sky Laws"). The Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The securities may not be offered or sold within the United States or to, or for the account or benefit of, United States persons (as defined in Regulation S under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable laws of other jurisdictions. Before the Petition Date, the solicitation of votes on the Plan (the "Solicitation") and the offer of the New Interests, the New Preferred Interests, and the New Notes, with respect to Holders of Class 3 Claims and Class 4 Claims are being made in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act, and only to Holders of such Claims who are institutional "accredited investors," "qualified institutional buyers," or non-"U.S. persons," as described herein. After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other applicable exemptions from registration under the Securities Act and any other applicable securities laws, to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution of the New Interests, the New Preferred Interests, the New Notes, the New EUR Term Loans, and the New USD Term Loans (if any) issued under the Plan in exchange for Allowed Claims (other than any Investment New Interests and any New Interests underlying the MIP). Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized. Any Investment New Interests issued in connection with the New Equity Investment and New Interests underlying the MIP will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other exemptions from registration, will be considered "restricted securities," and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

xv TABLE OF CONTENTS Page I. INTRODUCTION. ............................................................................................................. 1 II. PRELIMINARY STATEMENT. ....................................................................................... 2 III. QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN. ............................................................................................................... 5 A. What Is Chapter 11?................................................................................................ 5 B. Why Are the Debtors Sending Me this Disclosure Statement? .............................. 5 C. Why Are Votes Being Solicited Prior to the Bankruptcy Court Approval of the Disclosure Statement? ............................................................................................. 6 D. Am I Entitled to Vote on the Plan? ......................................................................... 6 E. What Is the Deadline to Vote on the Plan? ............................................................. 7 F. How Do I Vote on the Plan? ................................................................................... 7 G. Why is the Bankruptcy Court holding a Confirmation Hearing? ........................... 7 H. What is the Purpose of the Confirmation Hearing? ................................................ 8 I. Who Do I Contact If I Have Additional Questions with Respect to this Disclosure Statement or the Plan? ............................................................................................ 8 J. What Will I Receive from the Debtors If the Plan Is Consummated? .................... 8 K. What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, Professional Fee Claim, or a Priority Tax Claim? ............................. 12 L. What will I receive from the Debtors if I hold an Allowed Warrant Claim? ....... 16 M. What Happens to My Recovery If the Plan Is Not Confirmed or Does Not Go Effective? .............................................................................................................. 17 N. If the Plan Provides That I Get a Distribution, Do I Get it upon Confirmation or When the Plan Goes Effective, and What Is Meant by "Confirmation," "Effective Date," and "Consummation?" ............................................................................... 17 O. What are the sources of Cash and other consideration required to fund the Plan?17 P. Is There Potential Litigation Related to the Plan? ................................................ 18 Q. Does the Plan Preserve Causes of Action? ........................................................... 18 R. Will There Be Releases, Injunction, and Exculpation Granted to Parties in Interest as Part of the Plan? ................................................................................................ 19 S. Does the Bankruptcy Code protect against discriminatory treatment? ................. 27 T. Will the Company retain documents after the Effective Date? ............................ 27 U. What is the effect of Reimbursement or Contribution? ........................................ 27 V. How Do I Opt in to the Third-Party Release Provided for in the Plan? ............... 27 W. Are any regulatory approvals required to consummate the Plan? ........................ 27

xvi X. How will the Debtors' License Agreements Be Addressed in the Chapter 11 Cases? ................................................................................................................... 28 Y. Will Any Party Have Significant Influence Over the Corporate Governance and Operations of the Reorganized Debtors? .............................................................. 29 Z. Does the Restructuring Support Agreement Allow the Debtors to Consider Alternative Proposals? .......................................................................................... 29 AA. Do the Debtors Recommend Voting in Favor of the Plan? .................................. 30 BB. Who Supports the Plan? ........................................................................................ 30 IV. THE DEBTORS' CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW ..................................................................................................................... 30 A. The Debtors' Corporate History and Business Operations. .................................. 30 B. The Debtors' Organizational Structure. ................................................................ 33 C. The Debtors' Prepetition Capital Structure. .......................................................... 33 V. EVENTS LEADING TO THE CHAPTER 11 FILINGS. ................................................ 37 A. Challenges Facing the Debtors' Business. ............................................................ 37 B. Proposed Restructuring Transactions. .................................................................. 44 C. The Proposed DIP Facility. ................................................................................... 49 VI. THE PREPACKAGED PLAN AND THESE CHAPTER 11 CASES. ........................... 49 A. First Day Relief. .................................................................................................... 49 B. Proposed Confirmation Schedule. ........................................................................ 50 A. Retention of Restructuring and Other Professionals. ............................................ 51 VII. SUMMARY OF THE PLAN. .......................................................................................... 51 A. General Settlement of Claims and Interests. ......................................................... 51 B. Restructuring Transactions. .................................................................................. 51 C. The Reorganized Debtors. .................................................................................... 52 D. Cancellation of Notes, Instruments, Certificates and Other Documents. ............. 52 E. Section 1146 Exemption. ...................................................................................... 52 F. Sources of Consideration for Plan Distributions. ................................................. 53 G. Corporate Existence. ............................................................................................. 54 H. Vesting of Assets in the Reorganized Debtors. .................................................... 55 I. Corporate Actions. ................................................................................................ 55 J. New Organizational Documents. .......................................................................... 56 K. Directors and Officers of the Reorganized Debtors. ............................................. 56 L. Indemnification Policies and Indemnification Provisions. ................................... 56 M. Effectuating Documents; Further Transactions. ................................................... 56

xvii N. Certain Securities Law Matters. ............................................................................ 57 O. Management Incentive Plan. ................................................................................. 58 P. Preservation of Causes of Action. ......................................................................... 58 VIII. OTHER KEY ASPECTS OF THE PLAN........................................................................ 59 A. Treatment of Executory Contracts and Unexpired Leases. .................................. 59 IX. PROVISIONS GOVERNING DISTRIBUTIONS. .......................................................... 67 A. Distributions on Account of Claims Allowed as of the Effective Date. ............... 67 B. Disbursing Agent. ................................................................................................. 68 C. Rights and Powers of Disbursing Agent. .............................................................. 68 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. .......... 68 E. Manner of Payment. .............................................................................................. 70 F. Indefeasible Distributions. .................................................................................... 70 G. Section 1145 Exemption. ...................................................................................... 70 H. Compliance with Tax Requirements. .................................................................... 70 I. Allocations. ........................................................................................................... 71 J. No Postpetition Interest on Claims. ...................................................................... 71 K. Foreign Currency Exchange Rate. ........................................................................ 71 L. Setoffs and Recoupment. ...................................................................................... 71 M. Claims Paid or Payable by Third Parties. ............................................................. 72 N. Single Satisfaction of Claims. ............................................................................... 73 X. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS. ...................................................................................................... 73 A. Disputed Claims Process....................................................................................... 73 B. Allowance of Claims............................................................................................. 74 C. Claims Administration Responsibilities. .............................................................. 74 D. Estimation of Claims and Interests. ...................................................................... 75 E. Adjustment to Claims or Interests Without Objection. ......................................... 75 F. Disallowance of Claims or Interests. .................................................................... 75 G. No Distributions Pending Allowance. .................................................................. 76 H. Distributions After Allowance. ............................................................................. 76 XI. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN. ...................................................................................................................... 76 A. Conditions Precedent to the Effective Date. ......................................................... 76 B. Waiver of Conditions. ........................................................................................... 78 C. Substantial Consummation. .................................................................................. 78

xviii D. Effect of Failure of Conditions. ............................................................................ 78 XII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN. ................. 79 A. Modification and Amendments............................................................................. 79 B. Effect of Confirmation on Modifications. ............................................................ 79 C. Revocation or Withdrawal of Plan. ....................................................................... 79 XIII. OTHER CLAIMS AND INTEREST CLASSIFICATION AND TREATMENT FEATURES. ..................................................................................................................... 79 A. Subordinated Claims. ............................................................................................ 80 B. Warrant Claims and Warrant Litigation. .............................................................. 80 XIV. RISK FACTORS. ............................................................................................................. 81 A. Bankruptcy Law Considerations. .......................................................................... 81 B. Risks Related to Recoveries Under the Plan......................................................... 90 C. Risks Related to the Debtors' and the Reorganized Debtors' Businesses. ........... 92 D. Risks Related to the Offer and Issuance of Securities Under the Plan. ................ 96 E. Miscellaneous Risk Factors and Disclaimers. ...................................................... 98 XV. CONFIRMATION OF THE PLAN.................................................................................. 99 A. The Confirmation Hearing. ................................................................................... 99 B. Requirements for Confirmation of the Plan. ....................................................... 100 C. Best Interests of Creditors/Liquidation Analysis. ............................................... 101 D. Feasibility. ........................................................................................................... 102 E. Acceptance by Impaired Classes. ....................................................................... 102 F. Confirmation Without Acceptance by All Impaired Classes. ............................. 103 G. Valuation Analysis. ............................................................................................. 104 XVI. CERTAIN SECURITIES LAW MATTERS. ................................................................. 105 A. New Interests. ..................................................................................................... 105 B. Exemption from Registration Requirements; Issuance of New Interests under the Plan. .................................................................................................................... 106 C. Resales of New Interests; Definition of "Underwriter" Under Section 1145(b) of the Bankruptcy Code........................................................................................... 107 XVII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. ...... 110 A. Introduction. ........................................................................................................ 110 B. Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders. .. 115 C. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders. ............................................................................................................................. 121 D. Information Reporting and Backup Withholding. .............................................. 125

xix XVIII. VOTING PROCEDURES AND REQUIREMENTS. .................................................... 110 A. Voting Record Date and Voting Deadline. ......................................................... 126 B. Holders of Claims Entitled to Vote. .................................................................... 127 C. Voting Instructions.............................................................................................. 127 D. Fiduciaries and Other Representatives................................................................ 128 E. Agreements upon Furnishing Ballots.................................................................. 128 F. Change of Vote. .................................................................................................. 128 G. Waivers of Defects, Irregularities, Etc. ............................................................... 129 H. Tabulation Rules. ................................................................................................ 129 XIX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN. ......................................................................................................................................... 129 A. Alternative Plan of Reorganization. .................................................................... 130 B. Sale Under Section 363 of the Bankruptcy Code. .............................................. 130 C. Liquidation Under Chapter 7 of the Bankruptcy Code. ...................................... 130 XX. RECOMMENDATION .................................................................................................. 131

xx EXHIBITS2 EXHIBIT A Plan of Reorganization EXHIBIT B Restructuring Support Agreement EXHIBIT C Company Organizational Chart EXHIBIT D Financial Projections EXHIBIT E Liquidation Analysis EXHIBIT F Valuation Analysis 2 Each Exhibit is incorporated herein by reference.

I. INTRODUCTION. Getty Images Holdings, Inc. and certain of its affiliates (collectively, the "Debtors" and together with their non-Debtor affiliates, "Getty Images" or the "Company") are pursuing proposed restructuring and recapitalization transactions (the "Restructuring Transactions") pursuant to the terms and conditions set forth in that certain Restructuring Support Agreement by and among the Company and the Consenting Stakeholders (as may be amended, supplemented, or otherwise modified from time to time, and including all schedules, exhibits, and annexes thereto, the "Restructuring Support Agreement"), attached hereto as Exhibit B. Pursuant to the Restructuring Support Agreement, the Debtors have launched solicitation of votes to accept or reject the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries (as may be amended, modified, or supplemented from time to time, the "Plan" and such solicitation, the "Solicitation")3 to Holders of Revolving Loan Claims, Secured Funded Debt Claims, and Unsecured Notes Claims. The Debtors intend to submit this disclosure statement ("Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, to Holders of Revolving Loan Claims, Secured Funded Debt Claims, and Unsecured Notes Claims in connection with the Solicitation. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. The Plan constitutes a separate chapter 11 plan for each of the Debtors. In connection with the Restructuring Support Agreement, and to seek Confirmation and Consummation of the Plan, the Debtors intend to promptly commence voluntary cases (the "Chapter 11 Cases") under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). THE DEBTORS AND CERTAIN STAKEHOLDERS THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS' ESTATES, AND PROVIDE THE BEST AVAILABLE RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR SUCCESSFULLY COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. Where to Find Additional Information. Getty Images Holdings, Inc. currently files annual, quarterly, and current reports with, and furnishes other information to, the SEC. Copies of any document filed with or furnished to the SEC may be obtained by visiting the SEC's website at http://www.sec.gov. However, documents filed or furnished with the SEC are not part of this Disclosure Statement. As described in Article VII.N of this Disclosure Statement, the Reorganized Debtors will emerge from the Chapter 11 Cases as a private company and will be authorized to take all actions reasonably necessary or desirable to deregister under the Exchange Act and to suspend their reporting obligations thereunder as promptly as practicable. As a private company, 3 Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

2 the Reorganized Debtors will not be subject to the reporting requirements of the Exchange Act, and holders of the New Interests, the New Preferred Interests, the New Notes, the New Term Loans, and obligations under the New RCF may not receive any information regarding the Reorganized Debtors except as required by the New Organizational Documents, the New Notes Documents, the New Term Loan Documents, or the New RCF Documents, as applicable. II. PRELIMINARY STATEMENT. The Company intends to file the Chapter 11 Cases to implement a comprehensive financial restructuring, as set forth in the Restructuring Support Agreement, that will enable the Company to continue its long history of success. The Restructuring Support Agreement enjoys the support of the vast majority of the Company's key stakeholders, as the Consenting Stakeholders hold, in the aggregate, approximately 90 percent of the outstanding principal amount of the Secured Funded Debt Claims, 100 percent of the outstanding principal amount of the Revolving Loans, and approximately 83 percent of the outstanding principal amount of the Unsecured Notes. For more than three decades, the Company has been behind the photographs that memorialize the moments the world remembers. Delivering award-winning imagery to customers in almost every country in the world, the Company's library contains over 662 million creative and editorial images and videos, and its archive of over 150 million historical photographs covers more than a century of popular culture, sports, entertainment, and world events. Today, the Company covers more than 160,000 news, sports, and entertainment events annually, and the Company brand is among the most widely recognized names in media. Despite their history of strong operations and continued demand for high-quality visual content, the Debtors have faced financial distress as the result of a series of non-operational events, including: (a). over $200 million in judgments and interest related to litigation brought by holders of Holdings' Warrants; (b). the termination of a proposed merger with Shutterstock, Inc. ("Shutterstock") following an adverse regulatory determination by the U.K. Competition and Markets Authority; and (c). the resulting liquidity drain imposed by approximately $239 million in annual debt service on a capital structure that was designed to be a temporary bridge to the post-merger entity, and that is unsustainable for the current business. In response to these challenges, the Company worked diligently to find a solution to restore its financial condition and allow it to focus on continued growth and success. The Company formed independent special committees of the Board to oversee the evaluation of strategic alternatives, engaged experienced financial and legal advisors, and took steps to preserve liquidity and extend the runway to negotiate a value-maximizing solution. Such measures included negotiating a standstill on enforcement of the approximately $92 million New York State court warrant judgment and utilizing the thirty-day grace period on the September 1, 2026 interest

3 payment on the Unsecured Notes, which interest payment the Company made within the grace period on September 30, 2026. Alongside its advisors, the Company also entered into multiple rounds of negotiation with its key stakeholders on terms of potential transactions that would help address its financial distress, which produced real and meaningful improvements for the Debtors' creditors. The extensive negotiations culminated in the signing of the Restructuring Support Agreement which contemplates a comprehensive recapitalization of the Company's capital structure and will position the Company for future success. Throughout these negotiations, the Company also evaluated and pursued reasonable alternatives to ensure it achieved the most value-maximizing transaction in the limited time available. For example, Guggenheim Securities, LLC ("Guggenheim Securities"), the Company's investment banker, held discussions with six parties about potential financing alternatives. This included a mix of both solicited and unsolicited proposals. Of the six parties, one passed on the opportunity entirely. Others proposed transactions that fell broadly into two baskets: (i) highly structured transactions that would have required a reorganization of the Debtors' business while leaving the Debtors highly levered with incremental, very expensive indebtedness and that assumed a consensual exchange or settlement with unsecured noteholders and/or parties with litigation Claims against the Debtors; or (ii) an amount of capital that would not have been sufficient to refinance the Debtors' current capital structure and would have likely necessitated a bankruptcy to implement. The Debtors determined that, after considering, among other factors, the maturity extension, deleveraging and interest rate reductions in the deals reached with both Ad Hoc Groups, none of the proposals were as favorable as those available under the Restructuring Support Agreement. The Company also made a settlement proposal to the New York State court warrant plaintiffs. Following good faith arm's-length negotiations in the months leading up to the Petition Date, the Company and certain of its stakeholders reached an agreement on the terms of a comprehensive recapitalization to be implemented through a prepackaged chapter 11 plan of reorganization, which is memorialized in the Restructuring Support Agreement. The key terms of the Restructuring Support Agreement include:  a multi-draw senior secured debtor-in-possession term loan facility to be provided by the Plan Sponsors (in such capacity, the "DIP Lenders") in an aggregate principal amount of $143 million (the "DIP Facility"), consisting of (i) $113 million of term loans, of which $85 million would be available upon interim court approval (the "DIP Initial Loans") and $28 million would be available upon final court approval (the "DIP Final Loans", and together with the DIP Initial Loans, the "DIP Loans"), and (ii) $30 million of delayed-draw term loans, which would be available upon interim court approval (the "DIP Delayed-Draw Loans")  a new equity investment of approximately $433 million by the Plan Sponsors, less the principal amount of the DIP Loans outstanding as of the Effective Date, pursuant to the Equity Commitment Letter (the "ECL"), with the DIP Facility converting into New Interests and, to the extent of any DIP Delayed-Draw Loans outstanding on the

4 Effective Date, into New Preferred Interests in the new parent entity of the reorganized Company or such other entity as agreed among the Plan Sponsors and the Debtors (such, entity "New Getty Images," and such interests, the "New Preferred Interests");  the conversion of Secured Funded Debt Claims not held by the Plan Sponsors, on a dollar-for-dollar, cashless basis, into New Notes and New EUR Term Loans (or, solely to the extent a Holder of USD Term Loan Claims does not agree to receive New Notes, New USD Term Loans) with any EUR Term Loan Claims held by the Plan Sponsors converted into New Interests, and the conversion of the Revolving Loan Claims, on a dollar-for-dollar, cashless basis, into obligations under an amended and restated senior secured revolving credit facility with aggregate commitments of $150 million (the "New RCF") and the repayment of the New RCF in full in cash such that, substantially contemporaneously with the Effective Date, the balance of the New RCF shall be $0, in each case in accordance with the terms of the Exit Term Sheet;  the retirement of all Unsecured Notes in exchange for each Holder's pro rata share of an aggregate cash payment of approximately $170.2 million;  the cancellation of all Holdings Interests, with the Plan Sponsors owning 100 percent of the New Interests upon emergence as a result of the New Equity Investment, subject only to dilution by a management incentive plan (the "MIP") of up to 10 percent on a fully diluted basis;  the cancellation of all Section 510(b) Claims (including any Warrant Claims); and  the payment in full, Reinstatement, or other Unimpaired treatment of all Allowed General Unsecured Claims. The Restructuring Support Agreement preserves the Debtors' ability to consider superior alternatives and, pursuant to the "fiduciary out" in Section 12.02(b) of the Restructuring Support Agreement, the Company may terminate the Restructuring Support Agreement if the Board determines, after consulting with external counsel, that proceeding with the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or, in the exercise of those duties, to pursue an Alternative Restructuring Proposal. See Article III.Z of this Disclosure Statement. The Restructuring Support Agreement and Plan are structured to support the Company's ongoing commitment to its customers, business partners, and stakeholders while strengthening the business as a going-concern. With the support of the Consenting Stakeholders, the Debtors seek authority to move through the chapter 11 process efficiently. The Debtors seek to proceed through these Chapter 11 Cases on a timeline that contemplates Confirmation and emergence within approximately fifty-five (55) days and seventy-five (75) days, respectively, of the Petition Date, in each case, subject to Court approval, to minimize disruption to the business and accrual of administrative expenses. The Debtors intend to use the proceeds of the DIP Facility to, among other things, facilitate a smooth landing into chapter 11 and fund go-forward business operations in the ordinary course, thereby maintaining strong customer, contributor, and vendor relationships,

5 and preserving the value inherent in the Company without prejudicing the ability for any party to assert its rights in the Chapter 11 Cases. The Debtors, with broad support across their capital structure, strongly believe that the deleveraging and liquidity-enhancing Restructuring Transactions contemplated by the Restructuring Support Agreement and Plan are in the best interests of the Debtors' Estates and represent the best available alternative to the Company at this time. Given the Debtors' core strengths and strong relationships with their business partners, the Debtors are confident that they can implement the Restructuring Transactions contemplated by the Plan and the Restructuring Support Agreement to ensure the Debtors' long-term viability. Ultimately, confirmation of the Plan will enable the Company to eliminate over $500 million of funded debt obligations and emerge from chapter 11 in a better position than ever to remain a global leader in the visual content industry. FOR THESE REASONS, THE DEBTORS STRONGLY RECOMMEND THAT HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN. III. QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN. A. What Is Chapter 11? Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated creditors and equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code. The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession." Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court's confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor (whether or not such creditor or equity interest holder voted to accept the plan), and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor's liabilities in accordance with the terms of the confirmed plan. B. Why Are the Debtors Sending Me this Disclosure Statement? The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires that the Debtors (a) prepare a disclosure statement containing adequate information sufficient to enable a hypothetical

6 reasonable investor to make an informed decision regarding acceptance of the Plan and (b) share such disclosure statement with all Holders of Claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements. C. Why Are Votes Being Solicited Prior to the Bankruptcy Court Approval of the Disclosure Statement? By sending this Disclosure Statement and soliciting votes for the Plan prior to approval by the Bankruptcy Court, the Debtors are preparing to seek Confirmation of the Plan shortly after commencing the Chapter 11 Cases. The Debtors will ask the Bankruptcy Court to approve this Disclosure Statement on a final basis together with Confirmation of the Plan at the same hearing, which the Debtors will request to be scheduled for December 14, 2026, subject to the Bankruptcy Court's approval and availability. D. Am I Entitled to Vote on the Plan? Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date. Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a "Class." Each Class's respective voting status is set forth below: Class Claims and Interests Status Voting Rights 1 Other Secured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) 2 Other Priority Claims Unimpaired Not Entitled to Vote (Presumed to Accept) 3 Revolving Loan Claims Impaired Entitled to Vote 4 Secured Funded Debt Claims Impaired Entitled to Vote 5 Unsecured Notes Claims Impaired Entitled to Vote 6 General Unsecured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) 7 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept / Deemed to Reject) 8 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept / Deemed to Reject) 9 Holdings Interests Impaired Not Entitled to Vote (Deemed to Reject) 10 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that

7 Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The Plan constitutes a separate plan proposed by each Debtor, and the classification of Claims and Interests set forth in the Plan shall apply separately to each of the Debtors, except for (i) Class 3 Revolving Loan Claims and Class 4 Secured Funded Debt Claims, which shall not apply to Holdings, (ii) Class 5 Unsecured Notes Claims, which shall not apply to Griffey Midco (DE), LLC and Abe Investment Holdings, Inc., and (iii) Class 9 Holdings Interests, which shall only apply to Holdings. All of the potential Classes for the Debtors are set forth in the Plan. Such groupings shall not affect any Debtor's status as a separate legal Entity, change the organizational structure of the Debtors' business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date. E. What Is the Deadline to Vote on the Plan? The Voting Deadline is November 30, 2026, at 5:00 p.m., prevailing Eastern Time. F. How Do I Vote on the Plan? Detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to Holders of Claims that are entitled to vote on the Plan (the "Ballots"). For additional information regarding the procedures for voting on the Plan, see Article XVIII of this Disclosure Statement, entitled "Voting Procedures and Requirements." For your vote to be counted, your Ballot must be properly completed, executed, and delivered as directed, so that it is actually received by the Claims and Noticing Agent on or before the Voting Deadline, i.e., November 30, 2026, at 5:00 p.m., prevailing Eastern Time. G. Why is the Bankruptcy Court holding a Confirmation Hearing? Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on Confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Shortly after the commencement of the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing, at which time the Debtors will seek, among other things, Confirmation of the Plan. At the Confirmation Hearing, the Debtors will also seek Bankruptcy Court approval of this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code as containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and that the Debtors shared this Disclosure Statement with all Holders of Claims whose votes on the Plan are being solicited. All parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled. The Confirmation Hearing may be adjourned from time to time without further notice.

8 H. What is the Purpose of the Confirmation Hearing? The purpose of the Confirmation Hearing is to seek approval of the Plan and this Disclosure Statement. If so approved, the Bankruptcy Court will have held that this Disclosure Statement has provided the Voting Classes with adequate information to make an informed decision as to whether to vote to accept or reject the Plan in accordance with section 1125(a)(1) of the Bankruptcy Code. The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization. I. Who Do I Contact If I Have Additional Questions with Respect to this Disclosure Statement or the Plan? If you have any questions regarding this Disclosure Statement or the Plan, please contact the Claims and Noticing Agent, Kroll Restructuring Administration LLC, by calling (844) 408- 3675 (toll-free from U.S. / Canada) or +1 (646) 825-2402 (International), or e-mailing GettyImagesInfo@ra.kroll.com with "Getty Images Holdings, Inc." in the subject line. Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available free of charge, as applicable, by: (i) visiting the Debtors' restructuring website when made public; (ii) emailing GettyImagesInfo@ra.kroll.com (with "Getty Images Holdings, Inc." in the subject line); or (iii) calling the Claims and Noticing Agent at the number(s) listed above. You may also obtain copies of any pleadings filed in the Chapter 11 Cases by visiting the Bankruptcy Court's website at https://www.deb.uscourts.gov or the Clerk of the Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, where they are available for review between the hours of 8:00 a.m. and 4:00 p.m., prevailing Eastern Time. J. What Will I Receive from the Debtors If the Plan Is Consummated? The following chart provides a summary of the anticipated recovery to Holders of Claims or Interests under the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court, or otherwise. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan. THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND ARE THEREFORE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS' CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.

9 SUMMARY OF EXPECTED RECOVERIES Class Claim/ Interest Treatment of Claim/Interest Projected Amount of Claims Estimated % Recovery Under Restructuring Transactions 1 Other Secured Claims On the Effective Date, except to the extent that such a Holder agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor with the consent of each Plan Sponsor: (i) payment in full in Cash of its Allowed Other Secured Claim; (ii) the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. N/A 100% 2 Other Priority Claims On the Effective Date, except to the extent that such a Holder agrees to less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code. N/A 100% 3 Revolving Loan Claims Each Holder of an Allowed Revolving Loan Claim shall receive in accordance with and subject to the terms of the Exit Term Sheet (i) on account of its Allowed Revolving Loan Claim representing the outstanding principal amount of Revolving Loans, conversion of the Revolving Loans and Revolving Credit Commitments to revolving loans and revolving commitments, respectively, under the New RCF in an equal amount and (ii) on account of accrued and unpaid interest, fees, and other amounts due on account of its Allowed Revolving Loan Claim as of the Effective Date, payment in full in Cash in accordance with the terms of the Exit Term Sheet. $150,000,0 00 principal, plus accrued interest, fees and other amounts 100% 4 Secured Funded Debt Claims Each Holder of an Allowed Secured Funded Debt Claim shall receive: (i) on account of its 11.25% Secured Notes Claims representing the principal amount of the 11.25% Secured Notes, New Notes in an equal principal amount; (ii) on account of its USD Term Loan Claims representing the principal amount of the USD Term Loans, New $539,944,3 89.00 of 11.25% Secured Notes, $40,055,56 9.96 of 100%

10 SUMMARY OF EXPECTED RECOVERIES Class Claim/ Interest Treatment of Claim/Interest Projected Amount of Claims Estimated % Recovery Under Restructuring Transactions Notes in an equal principal amount or, solely to the extent the Holder of such USD Term Loan Claims does not agree to receive New Notes, New USD Term Loans in an equal principal amount; (iii) on account of its EUR Term Loan Claims representing the principal amount of EUR Term Loans, if it is not a Plan Sponsor and its EUR Term Loan Claims are not subject to the Equitization Commitment, New EUR Term Loans in an equal principal amount (measured by the principal amount of EUR Term Loans held by such Holder as of the Distribution Record Date); (iv) on account of its EUR Term Loan Claims representing the principal amount of EUR Term Loans, if it is a Plan Sponsor and its EUR Term Loan Claims are otherwise subject to the Equitization Commitment, the Equitization New Interests in accordance with the Equitization Commitment and the ECL (which treatment each such Holder has agreed to accept in lieu of the treatment set forth in the immediately preceding clause, and which agreement shall constitute such Holder's agreement to less favorable treatment for purposes of section 1123(a)(4) of the Bankruptcy Code); and (v) on account of its Secured Funded Debt Claims representing accrued and unpaid interest, fees, costs, and other amounts due and owing under the Credit Agreement and the 11.25% Secured Notes Indenture, as applicable, as of the Effective Date, payment in full in Cash. USD Term Loans and €407,000,0 00.00 of EUR Term Loans, plus accrued and unpaid interest, fees, costs, and other amounts due and owing under the Credit Agreement and the 11.25% Secured Notes Indenture as of the Effective Date 5 Unsecured Notes Claims Each Holder of an Allowed Unsecured Notes Claim shall receive its pro rata share of the Unsecured Notes Recovery. $270,000,0 00 principal, plus accrued interest as of the 63%

11 SUMMARY OF EXPECTED RECOVERIES Class Claim/ Interest Treatment of Claim/Interest Projected Amount of Claims Estimated % Recovery Under Restructuring Transactions Petition Date 6 General Unsecured Claims Each Holder of an Allowed General Unsecured Claim shall receive, at the Debtors' option with the consent of each Plan Sponsor, (i) payment in full in Cash; (ii) Reinstatement; or (iii) such other treatment rendering such Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. N/A 100% 7 Intercompany Claims On the Effective Date, each Holder of an Allowed Intercompany Claim shall have such Claim (i) Reinstated or (ii) cancelled, released, and extinguished without receiving any distribution on account of such Claim, at the Debtors' election and in their reasonable discretion with the consent of each Plan Sponsor, such that such Allowed Intercompany Claims are treated in a tax-efficient manner to the extent reasonably practicable. N/A 100% / 0% 8 Intercompany Interests On the Effective Date, each Holder of an Intercompany Interest shall have such Interest (i) Reinstated or (ii) cancelled, discharged, and extinguished without receiving any distribution on account of such Interest, or such other treatment as reasonably determined by the Debtors, at the Debtors' election and in their reasonable discretion with the consent of each Plan Sponsor, such that Intercompany Interests are treated in a tax-efficient manner to the extent reasonably practicable. N/A 100% / 0% 9 Holdings Interests On the Effective Date, each Holder of an Allowed Holdings Interest shall have such Interest cancelled, released, discharged, and extinguished without receiving any distribution on account of such Interest. N/A 0%

12 SUMMARY OF EXPECTED RECOVERIES Class Claim/ Interest Treatment of Claim/Interest Projected Amount of Claims Estimated % Recovery Under Restructuring Transactions 10 Section 510(b) Claims4 On the Effective Date, each Holder of an Allowed Section 510(b) Claim shall have its Claim cancelled, released, discharged, and extinguished without receiving any distribution on account of such Claim. N/A 0% K. What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, Professional Fee Claim, or a Priority Tax Claim? In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. i. Administrative Claims. Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (a) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than sixty (60) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (d) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (e) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable. 4 "Section 510(b) Claim" means any Claim, including any Secured Claim, subject to subordination pursuant to section 510(b) of the Bankruptcy Code, including any Warrant Claim and any Claim for reimbursement, contribution, or subrogation allowed under section 502 or 509 of the Bankruptcy Code on account of any Warrant Claim.

13 ii. DIP Claims. All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount of the outstanding DIP Loans on such date, (b) all interest, including capitalized interest, accrued and unpaid thereon to the date of payment, and (c) all accrued and unpaid fees, premiums, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders. On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, each Holder of an Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, (a)(i) on account of its DIP Claims representing the outstanding principal amount of DIP Delayed-Draw Loans, New Preferred Interests pursuant to the Equitization Commitment in accordance with the ECL and (ii) on account of its DIP Claims representing all other amounts outstanding under the DIP Documents, including all accrued and unpaid interest on all DIP Loans through the Effective Date, DIP New Interests pursuant to the Equitization Commitment in accordance with the ECL, or (b) such other treatment agreed upon among the Debtors, the Required Consenting Stakeholders, and the Holders of the Allowed DIP Claims (including the treatment of DIP Claims held by the DIP Agent (in such capacity) as set forth in Article II.B of the Plan). Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of the Plan, or such other treatment as contemplated by Article II.B of the Plan, the DIP Documents and all related loan documents shall be deemed cancelled, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, discharged, terminated, and of no further force and effect, in each case without any further notice to or action by the DIP Agent or the DIP Lenders and without any further order, or approval of the Bankruptcy Court or any other Entity. To the extent not already paid during the course of the Chapter 11 Cases, the fees, costs, expenses and other DIP Claims held by the DIP Agent incurred in such capacity, or estimated to be incurred, up to and including the Effective Date and to the extent Allowed under the DIP Documents, shall be paid by the Debtors in full in Cash without any further order, or approval of the Bankruptcy Court or any other Entity. iii. Professional Fee Claims. a. Final Fee Applications and Payment of Professional Fee Claims. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount Allowed by the Bankruptcy Court, including from the Professional Fee Escrow Account. Professional Fee Claims Allowed by the Bankruptcy Court

14 shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. b. Professional Fee Escrow Account. No later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors' and the Reorganized Debtors' obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account, and to the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. When all such Allowed Professional Fee Claims have been paid in full, the Professional Fee Remaining Amount shall promptly be transferred to the Reorganized Debtors without any further action or order of the Bankruptcy Court. The Professional Fee Escrow Account and any agreement establishing and governing disbursements from, the Professional Fee Escrow Account shall be in form and substance (i) reasonably acceptable to each Plan Sponsor solely with respect to the provision governing the disbursement of the Professional Fee Remaining Amount to the Reorganized Debtors and (ii) acceptable to the Debtors in all respects in their sole discretion. c. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than one (1) day before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional's final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. d. Post-Confirmation Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay

15 any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. iv. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. v. Payment of Statutory Fees. All Quarterly Fees, to the extent applicable, due prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, all Quarterly Fees shall be paid to the U.S. Trustee when due and payable, until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first. Nothing in the Plan shall discharge or release any Quarterly Fees. The U.S. Trustee shall not be required to file a Proof of Claim or request for payment for Quarterly Fees. The Reorganized Debtors shall timely file all required monthly operating reports and post-confirmation quarterly reports in a form prescribed by the U.S. Trustee until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. vi. Payment of Restructuring Expenses. To the extent not previously paid prior to or during the course of the Chapter 11 Cases in accordance with, and subject to, the terms of the Restructuring Support Agreement, the DIP Orders, or any other Final Order of the Bankruptcy Court, and subject to the Debtors' receipt of an invoice with reasonable detail from the applicable Entity entitled to such Restructuring Expenses in accordance with, if applicable, such Entity's respective engagement letter or fee letter, the Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date without any requirement (a) to file a fee application with the Bankruptcy Court or (b) for review or approval by the Bankruptcy Court or any other party. All Restructuring Expenses to be paid on the Effective Date shall be estimated as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses; provided, further, that any difference in (x) the estimated Restructuring Expenses on and including the Effective Date as compared to (y) the Restructuring Expenses actually incurred on and including the Effective Date shall be reconciled following the submission of a final invoice by the relevant Entity no later than three (3) Business Days following the Effective Date, and any Restructuring Expenses that remain unpaid following such reconciliation shall be paid as soon as practicable thereafter. Payment of all Restructuring Expenses is a condition precedent to the Effective Date under Article IX.A.14 of the Plan.

16 vii. Payment of Plan Sponsor Fees and Expenses. Notwithstanding anything to the contrary in the Plan, after the Effective Date, the Reorganized Debtors shall pay in full in Cash, without any requirement (a) to file a fee application with the Bankruptcy Court, (b) for review or approval by the Bankruptcy Court or any other party, or (c) for any further notice, (i) all Plan Sponsor Fees and Expenses that remain unpaid as of, or are incurred after, the Effective Date, including fees and expenses incurred in connection with the implementation and consummation of the Plan and the Restructuring Transactions, and (ii) any Expense Reimbursement payable under the ECL, without duplication and in each case in accordance with the applicable engagement letters and fee arrangements (including the Moelis Engagement Letter and the Rothschild Engagement Letter), the ECL, and the Restructuring Support Agreement. The obligations under Article II.G of the Plan shall not be discharged, released, or otherwise affected by the Plan or the Confirmation Order and shall survive any termination of the Restructuring Support Agreement or the ECL to the extent set forth in the Restructuring Support Agreement or the ECL. The Expense Reimbursement and the indemnification obligations set forth in section 18 of the ECL shall constitute an Allowed Administrative Claim and shall survive the termination of the ECL and the occurrence of the Effective Date. The Expense Reimbursement shall not be subject to any setoff, recoupment, reduction, avoidance, disgorgement, or subordination. Amounts payable under the Moelis Engagement Letter and the Rothschild Engagement Letter shall be paid in accordance with their respective terms. L. What will I receive from the Debtors if I hold an Allowed Warrant Claim? "Warrant Claims" means any Claim on account of, related to, arising from, or in connection with the Warrants, including Holdings' alleged breach of the Warrant Agreement, and Warrant Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise. Section 510(b) of the Bankruptcy Code requires that, for purposes of distribution, a claim arising from rescission of a purchase or sale of a security of the debtor or of an affiliate of the debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim, be subordinated to all claims or interests that are senior to or equal to the claim or interest represented by such security, except that if such security is common stock, such claim has the same priority as common stock. A warrant to purchase an equity security is itself an "equity security" under section 101(16) of the Bankruptcy Code and a "security" under section 101(49) of the Bankruptcy Code. The Warrants were issued by Holdings pursuant to the Warrant Agreement and represent rights to acquire Interests in Holdings, and each Warrant Claim arose from the sale or purchase of the Warrants. Accordingly, section 510(b) of the Bankruptcy Code mandates that Warrant Claims be subordinated to the same priority as Holdings Interests. Under the Plan, and notwithstanding anything to the contrary therein or in the Confirmation Order, each Warrant Claim is a Section 510(b) Claim and is subordinated pursuant to section

17 510(b) of the Bankruptcy Code to all Claims and Interests senior to or equal to the Interest represented by the applicable Warrant, has the same priority as Holdings Interests, and is classified and treated as a Section 510(b) Claim in Class 10 as provided in Article III.B.10 of the Plan, and is cancelled, released, discharged, and extinguished without receiving any distribution on account of such Claim. Under section 510(b) of the Bankruptcy Code and Bankruptcy Rule 7001(h), Confirmation constitutes a final determination of the classification, priority, and subordination of each Warrant Claim, including any Claim on account of, related to, or in connection with the Warrant Litigation. Any Holder disputing such classification, priority, or subordination must raise the dispute by Filing a timely objection to Confirmation. Upon entry of the Confirmation Order, each Holder is bound by that determination, whether or not it Filed a Proof of Claim, voted on the Plan, or objected to Confirmation. All issues related to the classification, priority, or subordination with respect to the Warrant Claims, including pursuant to section 510(b) of the Bankruptcy Code, are finally determined in connection with Confirmation. Thereafter, no Holder may prosecute, continue, or seek or obtain relief in the Warrant Litigation or any other proceeding inconsistent with the classification, priority, subordination, or treatment of Warrant Claims under the Plan or the Confirmation Order. M. What Happens to My Recovery If the Plan Is Not Confirmed or Does Not Go Effective? In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their business. It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended Chapter 11 Case, or of a liquidation scenario, see Article XV.C of this Disclosure Statement, and the Liquidation Analysis attached hereto as Exhibit E. N. If the Plan Provides That I Get a Distribution, Do I Get it upon Confirmation or When the Plan Goes Effective, and What Is Meant by "Confirmation," "Effective Date," and "Consummation?" "Confirmation" of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can become effective. Initial distributions to Holders of Allowed Claims or Interests will only be made on the date the Plan becomes effective— the "Effective Date"—or as soon as reasonably practicable thereafter, as specified in the Plan. "Consummation" of the Plan refers to the occurrence of the Effective Date. See Article XI of this Disclosure Statement, entitled "Conditions Precedent to Confirmation and Consummation of the Plan," for a discussion of the conditions precedent to Consummation of the Plan. O. What are the sources of Cash and other consideration required to fund the Plan? The Debtors and the Reorganized Debtors, as applicable, shall fund distributions and the Restructuring Transactions contemplated under the Plan with: (i) the Debtors' Cash on hand as of

18 the Effective Date; (ii) the New Term Loans, the New RCF, and the New Notes under the Exit Facilities; (iii) proceeds of the New Equity Investment; (iv) the New Interests; and (v) if applicable, the New Preferred Interests. Each distribution and issuance referred to in Article IV.D of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Interests, will be exempt from registration under the Securities Act, as described more fully in Article VI.G of the Plan. P. Is There Potential Litigation Related to the Plan? Parties in interest may object to the approval of this Disclosure Statement and Confirmation of the Plan, which objections potentially could give rise to litigation. See Article XIV.C of this Disclosure Statement, entitled "The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases." In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek Confirmation of the Plan notwithstanding the dissent (whether deemed or otherwise) of rejecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See Article XV.F of this Disclosure Statement, entitled "Confirmation Without Acceptance by All Impaired Classes." Q. Does the Plan Preserve Causes of Action? In accordance with section 1123(b) of the Bankruptcy Code, other than the Causes of Action released or exculpated by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before, on, or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors' rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Notwithstanding anything to the contrary in the Plan, the Plan Supplement (other than the Schedule of Retained Causes of Action), or the Confirmation Order, no Claim or Cause of Action against any Released Party (including the Consenting Stakeholders and their respective Related Parties) or Exculpated Parties shall be retained, preserved, or vested in the Reorganized Debtors unless set forth in the Schedule of Retained Causes of Action with the consent of (i) the Required Consenting Secured Lenders, (ii) the Required Consenting Unsecured Noteholders, (iii) each Consenting RCF Lender, and (iv) each Plan Sponsor. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties and the Exculpated Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized

19 Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII thereof. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII thereof, or pursuant to a Final Order of the Bankruptcy Court. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. R. Will There Be Releases, Injunction, and Exculpation Granted to Parties in Interest as Part of the Plan? Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtor Release, Third-Party Release, exculpation, and injunction provisions included in the Plan are an integral part of the Debtors' overall restructuring efforts and were essential elements of the negotiations among the Debtors and the parties to the Restructuring Support Agreement in obtaining their support for the Restructuring Transactions pursuant to the terms of the Restructuring Support Agreement. The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors' restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve value of the Debtors' Estates for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions. The Restructuring Transactions contemplated in the Plan represent the only path available to the Company to avoid a liquidation via chapter 7 of the Bankruptcy Code. As such, the Debtor Release and the Third-Party Release appropriately offer certain protections to, among others, parties who constructively participated in the Debtors' restructuring process by supporting the Plan. IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF "RELEASING PARTIES" AND WILL BE DEEMED TO HAVE

20 EXPRESSLY, UNCONDITIONALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES: (A) EACH OF THE DEBTORS; (B) EACH OF THE REORGANIZED DEBTORS; (C) EACH CONSENTING STAKEHOLDER; (D) EACH OF THE AGENTS/TRUSTEES; (E) EACH DIP LENDER; (F) EACH NEW EQUITY INVESTOR; (G) EACH HOLDER OF CLAIMS OR INTERESTS THAT AFFIRMATIVELY OPTS IN TO THE RELEASES PROVIDED FOR IN THE PLAN; (H) EACH CURRENT AND FORMER AFFILIATE OF EACH ENTITY IN CLAUSE (A) THROUGH CLAUSE (G) FOR WHICH SUCH ENTITY IS LEGALLY ENTITLED TO BIND SUCH AFFILIATE TO THE RELEASES CONTAINED IN THE PLAN UNDER APPLICABLE LAW; AND (I) EACH RELATED PARTY OF EACH ENTITY IN CLAUSE (A) THROUGH CLAUSE (H) FOR WHICH SUCH ENTITY IS LEGALLY ENTITLED TO BIND SUCH RELATED PARTY TO THE RELEASES CONTAINED IN THE PLAN UNDER APPLICABLE LAW. Based on the foregoing, the Debtors believe that the Debtor Release, Third-Party Release, exculpation, and injunction provisions in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Third Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part herein. i. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Definitive Documents, the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whatsoever against the Debtors, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date. For the avoidance of doubt, this discharge shall include (a) any liability of the Debtors (including withdrawal liability) to the extent such liability relates to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment of an employee of the Debtors, (b) any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and (c) all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. All of the foregoing Claims, Interests, and Causes of Action shall be discharged regardless of whether (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or "event of default" by the Debtors with respect to

21 any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims (other than Claims that are Reinstated) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property. ii. Releases of Liens. Except as otherwise provided in or pursuant to the Exit Facility Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim that is not a Section 510(b) Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non- Debtor Affiliate shall be fully released and discharged, and all of the right, title, and interest of any Holder (and the applicable Agents of such Holder) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors. Any Holder of such Secured Claim (and the applicable Agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (or the applicable Agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any Agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder's Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the applicable Agents for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or the Agents/Trustees of the Exit Facilities that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder's behalf.

22 iii. Releases by the Debtors. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights and remedies against the Debtors, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Debtors' merger and acquisition efforts, the Debtors' evaluation and pursuit of strategic alternatives (including any process conducted by or under the direction of the Special Committee), the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring

23 Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Debtors do not, pursuant to the Debtor Release set forth above, release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, (ii) any Claims or Causes of Action identified in the Schedule of Retained Causes of Action, or (iii) any post-Effective Date obligations of any party or Entity under the Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility Documents) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which shall include by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court's finding that the Debtor Release is: (a) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims or Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (f) a bar to any of the Debtors, their Estates, or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to the Debtor Release against any of the Released Parties. iv. Releases by the Releasing Parties. Effective on the Effective Date, except as expressly set forth in the Plan or the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable Law, as such Law may be extended or interpreted after the date upon which the Bankruptcy Court enters the Confirmation Order, on or after the Effective Date, each Released Party is hereby deemed expressly, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties (other than the Debtors or the Reorganized Debtors), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, remedies, or liabilities, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and

24 all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Releasing Parties do not, pursuant to the Third-Party Release set forth above, release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, (ii) any Claims or Causes of Action identified in the Schedule of Retained Causes of Action, or (iii) any post-Effective Date obligations of any party or Entity under the Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement and Exit Facility Documents) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which shall include by

25 reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court's finding that the Third-Party Release is: (a) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims or Causes of Action released by the Third-Party Release; (c) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release against any of the Released Parties. v. Exculpation. To the fullest extent permitted by applicable Law, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action for any claim related to any act or omission in connection with, relating to, or arising out of the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, the Debtors' in- or out-of- court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place between the Petition Date and the Effective Date related or relating to the foregoing, except for claims related to any act or omission that is determined in a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution

26 of consideration pursuant to the Plan, including the issuance of securities thereunder, and, therefore, are not, and on account of such solicitation, distributions, or issuance shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan, or such distributions made pursuant to the Plan, including the issuance of securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable laws, rules, or regulations protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in the Plan shall not be construed as exculpating any party or Entity from its post-Effective Date obligations under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. vi. Injunction. Except as otherwise expressly provided in the Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation (in each case, as set forth in the above Discharge, Release, Third-Party Release, and Exculpation sections of this Disclosure Statement), whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, affiliates, and Related Parties, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise (provided that this clause (d) shall not apply to any Bank Product Provider in respect of the Bank Product Obligations, as set forth in Article VI.L of the Plan); and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action released or settled pursuant to the Plan.

27 By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth above. The injunctions set forth above shall extend to any successors of the Debtors, the Reorganized Debtors, the Released Parties, and the Exculpated Parties and their respective property and interests in property. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. S. Does the Bankruptcy Code protect against discriminatory treatment? Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. T. Will the Company retain documents after the Effective Date? On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. U. What is the effect of Reimbursement or Contribution? If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (a) such Claim has been adjudicated as non-contingent or (b) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. V. How Do I Opt in to the Third-Party Release Provided for in the Plan? Holders of Claims in the Voting Classes that wish to opt in to the Third-Party Release provided in the Plan may do so by checking the "opt in" box on their Ballots. Holders of Claims

28 or Interests in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 9 (Holdings Interests), and Class 10 (Section 510(b) Claims) that wish to opt in to the Third-Party Release may do so by submitting the Opt-In Form annexed to the applicable Notice of Non-Voting Status. Such Holders may also access and complete the Opt-In Form electronically at https://restructuring.ra.kroll.com/GettyImages (or, in the case of Holders of Holdings Interests that hold such Interests through a bank, broker, or other nominee, through the "Public Equity Opt-In" link on such website). To be effective, a Ballot or Opt-In Form reflecting an election to opt in must be actually received by the Claims and Noticing Agent on or before November 30, 2026, at 5:00 p.m. (prevailing Eastern Time) (the "Opt-In Deadline"). A Holder that votes to accept the Plan will not be deemed to have opted in to the Third-Party Release unless such Holder also checks the "opt in" box on its Ballot. Holders of Claims in Class 6 (General Unsecured Claims) will receive a Notice of Non-Voting Status that does not include an Opt-In Form, and Holders of Claims and Interests in Class 7 (Intercompany Claims) and Class 8 (Intercompany Interests) will not receive a Notice of Non-Voting Status or an Opt-In Form. A Holder of a Claim or Interest that does not affirmatively opt in to the Third-Party Release will not be a Releasing Party under the Plan. W. Are any regulatory approvals required to consummate the Plan? At this time, the Debtors are evaluating which, if any, regulatory approvals are required to consummate the Plan. If any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained. X. How will the Debtors' License Agreements Be Addressed in the Chapter 11 Cases? Each License Agreement shall be assumed by the applicable Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, subject to Article V.C of the Plan, and entry of the Confirmation Order shall constitute approval of such assumption. Each License Agreement shall be assumed by the same Debtor party to it and shall not be assigned. To the fullest extent permitted by sections 365(e) and (f) of the Bankruptcy Code, none of Confirmation, Consummation, the Restructuring Transactions, the issuance of New Interests, or any change in the ownership or governance of a Reorganized Debtor shall constitute an assignment, change of control, or default under any such License Agreement. The notice of the Confirmation Hearing shall be served on each counterparty to a License Agreement and shall state that, except as otherwise provided in the Plan, each License Agreement will be assumed as of the Effective Date in accordance with Article V.L of the Plan. Any objection to the assumption of a License Agreement under the Plan must be Filed with the Bankruptcy Court on or prior to the date that is established by the Bankruptcy Court as the deadline to object to Confirmation of the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or as otherwise scheduled for hearing by the Bankruptcy Court. Any counterparty to a License Agreement that fails to timely object to the proposed assumption of any License Agreement will be deemed to have consented to such assumption, including for purposes of section 365(c)(1)(B) of the Bankruptcy Code, and any objection shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the

29 Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Nothing in the Plan shall impair any right of a Debtor or Reorganized Debtor under section 365(n) of the Bankruptcy Code. Y. Will Any Party Have Significant Influence Over the Corporate Governance and Operations of the Reorganized Debtors? As of the Effective Date, the term of the current members of the Board shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. Assuming that the Effective Date occurs, the Plan Sponsors are expected to own 100 percent of the New Interests, subject only to dilution by the MIP Interests. Accordingly, the Plan Sponsors will be in a position to control matters requiring approval by the Holders of New Interests, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors. Z. Does the Restructuring Support Agreement Allow the Debtors to Consider Alternative Proposals? Yes. The Restructuring Support Agreement contains a "fiduciary out." Section 12.02(b) of the Restructuring Support Agreement provides that the Company may terminate the Restructuring Support Agreement if the Board or similar governing body of the Company determines, after consulting with external counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal; provided that any termination pursuant to clause (ii) shall be effective only upon delivery of an Alternative Restructuring Notice in accordance with Section 7.05 of the Restructuring Support Agreement. In addition, Section 7.01 of the Restructuring Support Agreement provides that nothing in the Restructuring Support Agreement shall require the Company or the Board or similar governing body of the Company (including the Special Committee), after consulting in good faith with external counsel, to take or refrain from taking any action with respect to the Restructuring Transactions to the extent doing so would be inconsistent with applicable Law or its fiduciary obligations under applicable Law. Further, pursuant to Section 7.02 of the Restructuring Support Agreement, each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into confidentiality agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or

30 negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals. AA. Do the Debtors Recommend Voting in Favor of the Plan? Yes, the Debtors believe that the Plan provides for a larger distribution to all Holders of Claims or Interests than would otherwise result from any other available alternative. The Debtors believe that the Plan, which addresses the Debtors' funded debt obligations, contemplates a significant investment into the Debtors' business, and projects their emergence from chapter 11 shortly after the Plan is confirmed, is in the best interests of all Holders of Claims or Interests, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan. BB. Who Supports the Plan? The Plan is supported by the Debtors and the Consenting Stakeholders, including the Consenting Secured Lenders, the Consenting RCF Lenders, the Consenting Unsecured Noteholders, and the Plan Sponsors that have signed the Restructuring Support Agreement. IV. THE DEBTORS' CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW A. The Debtors' Corporate History and Business Operations. i. The Company's History. Getty Images has over thirty-one years of history in the global visual content industry. In March 1995, Mark Getty and Jonathan Klein co-founded Getty Communications—as the company was then known—in London, with a vision to transform the fragmented stock photography market into an aggregated, technology-driven platform where publishers and advertisers could find and license the world's best imagery. In July 1996, Getty Communications listed on the Nasdaq National Market. Then, in September 1997, Getty Communications merged with PhotoDisc, Inc. and relocated its headquarters to Seattle, Washington. Getty Images made a number of acquisitions throughout the years. Through these strategic acquisitions and its early embrace of digital distribution, Getty Images established itself as a global leader in the visual content industry. In February 2008, Hellman & Friedman LLC acquired Getty Images in a leveraged buyout at $34 per share, taking the Company private. In October 2012, Hellman & Friedman LLC sold a controlling stake in Getty Images to The Carlyle Group, with the Getty Family (through Getty Investments) rolling its ownership interests into the acquisition. In 2018, the Getty Family stockholders bought out all the equity held by The Carlyle Group, and Mark Getty resumed the

31 role of Chair on a resumption of control of Getty Images. In November 2018, Koch Equity Development LLC made a non-controlling investment in Getty Images. Throughout its history, the Company has embraced innovation at each industry inflection point. From analog to digital, offline to e-commerce, stills to video, single-image purchasing to subscriptions, and pre-shot content to commercially safe artificial intelligence ("AI") generated imagery, Getty Images has continuously adapted its platform to serve existing customers better and reach new ones. ii. The Company's Operations. Today, Getty Images remains a global visual content creator and marketplace that licenses photos, illustrations, videos, and music to businesses, media organizations, and individuals worldwide. The Company offers comprehensive content solutions, including à la carte and subscription access to pre-shot content and coverage, generative AI services, custom content assignments and coverage solutions, digital asset management tools, data insights, research, and print offerings. Grounded in its history of innovation and trusted relationships with the world's leading media organizations, corporations, and creative professionals, the Company helps businesses of all types and sizes connect and compete in an increasingly digital and visual world. The Company's library contains over 662 million images and videos and approximately 11 million new assets are added each quarter. Customers conduct over 2.1 billion searches annually across the Company's platforms. As of the Petition Date, the Company serves over 635,000 purchasing customers and approximately 240,000 active annual subscribers through websites in 23 languages, reaching customers in almost every country in the world. The Company's customer base includes corporations, media organizations, advertising agencies, and individual creators and prosumers. Headquartered in Seattle, Washington, the Company has approximately 1,600 employees across 32 countries. Annual subscriptions now comprise approximately 59 percent of total revenue, and over 70 percent of the Company's booked revenues come from customers with a tenure of 10 years or more, reflecting high customer loyalty. Getty Images employs over 115 staff photographers and videographers and distributes content of over 600,000 contributors and more than 360 premium content partners. Over 84,000 of those contributors are exclusive to Getty Images, meaning their content is not available through any other platform. The Company's editorial team of approximately 300 professionals averages over 14 years of industry experience. Collectively, Getty Images photographers have earned over 1,700 industry awards. In 2026 alone, Getty Images photographers earned 45 honors across the industry's leading photojournalism competitions, 13 of which were first-place wins. The Company operates several brands, including, for example, Getty Images, iStock, Unsplash, and WireImage. Each targets a distinct customer segment and content type. Getty Images is the Company's flagship brand, serving large corporate and media customers with creative and editorial content (e.g., stills, video, music, and generative AI services). iStock serves small-to-medium businesses with budget-conscious creative content (e.g., stills, video, music, and generative AI services), capped indemnification (with the option for additional protection), and

32 primarily e-commerce and online self-service delivery. Unsplash serves small-to-medium businesses, prosumers, and professional and semi-professional content creators with free and low- cost creative stills through a free (ad-supported), subscription, and paid API integration model. Across content, collections such as Allsport cover historic sports photography, while others including WireImage focus on celebrity imagery, red carpets, concerts, and live events. The Company distributes content and services through three primary product categories: (a) Creative content, (b) Editorial content, and (c) Other products and services. Each is summarized below. a. Creative Products. The Company's "Creative" offering represents approximately 56 percent of total revenue and provides customers with a comprehensive library of royalty-free photos, illustrations, vectors, videos, and commercially safe generative AI services covering a wide variety of subjects including lifestyle, business, science, health, wellness, beauty, sports, transportation, and travel. This content is available for immediate use by a wide range of customers with a depth, breadth, and quality that allows them to produce impactful websites, digital media, social media, marketing campaigns, corporate collateral, and online video content relevant to their target audiences. The Company primarily sources Creative content from a broad network of professional, semi-professional, and amateur creators, many of whom are exclusive to Getty Images, supported by a global creative insights team dedicated to providing briefing and art direction to the exclusive contributor community. The Company's Creative offering also includes Generative AI by Getty Images and iStock, which are tools trained exclusively on permissioned content that provide customers with indemnification and perpetual, worldwide usage rights, enabling commercially safe text-to-image generation and modification that addresses growing enterprise demand for responsible AI solutions. b. Editorial Products. The Editorial offering provides photo and video coverage of the world of entertainment, sports, and news. The Company covers more than 160,000 events each year, including almost 70,000 entertainment events and more than 50,000 sporting events, delivering content in near-real- time from events ranging from the Olympics and FIFA World Cup to the Super Bowl, the Oscars, and breaking news worldwide. Getty Images also maintains one of the largest privately owned analog photographic archives in the world and exclusively represents and maintains storied archival collections, including the Bettmann Archive, Sygma and Gamma collections, and Hulton Archive. These historically significant collections contain over 150 million images dating back to the beginning of photography, spanning popular culture, sports, entertainment, and world events across more than 100 years. Relating to the Company's Creative and Editorial categories, the rapid emergence of artificial intelligence presents both challenges and opportunities for Getty Images. While generative AI tools have put pressure on the budget-conscious microstock image market—which constitutes only a small portion of Getty Images' overall business—the Company's curated library

33 of over 662 million images and videos is an increasingly valuable asset in an environment where the provenance and authenticity of content matter more than ever. The Company has invested in content authenticity technology, including C2PA and watermarking, that aligns with the emerging EU AI Act and is particularly desirable for enterprise customers in regulated industries. At the same time, Getty Images has licensed images, video, and metadata to AI technology companies for use in training foundation models, powers AI-driven search and discovery tools (such as those offered by Perplexity and OpenAI/ChatGPT), and maintains traditional search licensing agreements with conventional web search engines, providing Getty Images with a growing new revenue stream. c. Other Products. The Company also offers a range of additional products and services, including data access and AI licensing, music licensing, digital asset management, distribution services, and print sales. d. Foreign Operations. The Company derived approximately 44 percent of its revenue from operations outside of the United States in recent periods. The Company has non-Debtor subsidiaries that operate in numerous foreign jurisdictions, including the United Kingdom, Ireland, Canada, Australia, Japan, India, Singapore, Hong Kong, Sweden, Germany, France, and Brazil, among others. None of the corporate entities that comprise the Company's foreign operations are Chapter 11 Debtors. B. The Debtors' Organizational Structure. Each of the Debtors (other than Getty Images Holdings, Inc.) is a direct or indirect subsidiary of Debtor Getty Images Holdings, Inc., a corporation incorporated in the state of Delaware. The Company benefits from a management team with extraordinary depth of tenure, whose key leaders collectively bring over 100 years of institutional experience to the Company. This institutional knowledge and stability are critical assets that the Company will carry through these Chapter 11 Cases and beyond. The Debtors in these Chapter 11 Cases are Getty Images Holdings, Inc.; Griffey Midco (DE) LLC; Abe Investment Holdings, Inc.; Getty Images, Inc.; Getty Images (US), Inc.; Getty Images News Services (PRC), Inc.; and Getty Images (Seattle), Inc. Debtor Getty Images Holdings, Inc. directly or indirectly owns and controls the other Debtors. The Company's current organizational structure is attached hereto as Exhibit C. None of the Company's foreign subsidiaries are Debtors in these cases, and such entities will continue to operate in the ordinary course of business during the pendency of these Chapter 11 Cases. C. The Debtors' Prepetition Capital Structure. As of the Petition Date, the Debtors have an aggregate principal amount of approximately $1.46 billion in funded debt obligations. As described further in Article V.A of this Disclosure Statement, the Company's elevated interest expense of approximately $154 million annually has consumed a substantial portion of the Company's free cash flow. The Debtors' prepetition funded debt obligations are summarized in the table below:

Governing Document	Facility/ Note	Borrower/ Issuer	Guarantors	Maturity	Outstanding Principal Amount[5]
Secured Debt					
Credit Agreement	Revolving Loans	Getty Images, Inc.; Abe Investment Holdings, Inc.	Griffey Midco (DE), LLC; Getty Images (Seattle), Inc.; Getty Images News Services (PRC), Inc.; Getty Images (US), Inc.	May 4, 2028 (with a springing maturity of 180 days prior to earliest maturity date of the USD Term Loans, EUR Term Loans, and the 11.25% Secured Notes)	$150 million
Credit Agreement	USD Term Loans	Getty Images, Inc.; Abe Investment Holdings, Inc.	Griffey Midco (DE), LLC; Getty Images (Seattle), Inc.; Getty Images News Services (PRC), Inc.; Getty Images (US), Inc.	February 21, 2030	$40 million
Credit Agreement	EUR Term Loans	Getty Images, Inc.; Abe Investment Holdings, Inc.	Griffey Midco (DE), LLC; Getty Images (Seattle), Inc.; Getty Images News Services (PRC), Inc.; Getty Images (US), Inc.	February 21, 2030	$456 million
11.25% Secured Notes Indenture	11.25% Secured Notes	Getty Images, Inc.	Abe Investment Holdings, Inc.; Griffey Midco (DE), LLC; Getty Images (Seattle), Inc.; Getty	February 21, 2030	$540 million

[5] With respect to the EUR Term Loans, the amount shown is the U.S. Dollar equivalent of the outstanding Euro principal as of October 21, 2026. Consistent with Getty Images Holdings, Inc.'s reported financial statements, it was converted from Euros into U.S. Dollars at the currency exchange rate in effect on that date. Because the EUR Term Loans are denominated in Euros, their U.S. Dollar equivalent will change as the EUR/USD exchange rate moves.

34

35 Images News Services (PRC), Inc.; Getty Images (US), Inc. Unsecured Debt 9.75% Notes Indenture 9.75% Notes Getty Images, Inc. Getty Images Holdings, Inc.; Getty Images (Seattle), Inc.; Getty Images News Services (PRC), Inc.; Getty Images (US), Inc. March 1, 2027 $5 million 14.00% Notes Indenture 14.00% Notes Getty Images, Inc. Getty Images Holdings, Inc.; Getty Images (Seattle), Inc.; Getty Images News Services (PRC), Inc.; Getty Images (US), Inc. March 2028 $265 million Total Debtor Funded Debt: $1.46 billion i. Credit Facility. On February 19, 2019, Getty Images, Inc. and Abe Investment Holdings, Inc. entered into a senior secured credit agreement (as amended, the "Credit Agreement" and the credit facilities thereunder, the "Credit Facility") with JPMorgan Chase Bank, N.A., as administrative agent. As originally constituted, the Credit Facility consisted of three components: (a) a $1.040 billion term loan facility denominated in U.S. Dollars, (b) a €450 million term loan facility denominated in Euros, and (c) an $80 million revolving credit facility which committed a line of credit under which Getty Images, Inc. and Abe Investment Holdings, Inc. could draw, repay, and re-draw funds on a revolving basis (the "Revolving Credit Facility"). The obligations under the Credit Agreement are secured by a first priority lien on substantially all of the loan parties' assets. The guarantors under the Credit Agreement are all Debtors. On May 4, 2023, Getty Images, Inc. and Abe Investment Holdings, Inc. amended the Credit Agreement to (a) increase total revolving commitments from $80 million to $150 million and (b) extend the maturity of the Revolving Credit Facility to May 4, 2028. The Revolving Credit Facility is also subject to a "springing maturity"—a provision that accelerates the maturity date to 180 days prior to the maturity of any outstanding term loans with aggregate principal exceeding $100 million, if such term loans mature earlier than the revolving facility's stated maturity. The Revolving Credit Facility bears interest at Adjusted Term SOFR plus 4.0 percent per annum (subject to two leverage-based step downs of 0.25 percent each). On April 22, 2026, Getty Images, Inc. drew $120.0 million from the Revolving Credit Facility, with proceeds used in part to pay the judgment and associated interest related to the Warrant Litigation described in Article V.A of this Disclosure Statement. In July 2026, Getty Images, Inc. drew the remaining $30.0 million available

36 under the Revolving Credit Facility. As of the Petition Date, the Revolving Credit Facility is fully drawn at $150 million. ii. Term Loans and Senior Secured Notes. On February 21, 2025, Getty Images, Inc. and Abe Investment Holdings, Inc. entered into the Second Incremental Commitment Amendment and Third Amendment to Credit Agreement (the "Refinancing Amendment"), which amended the existing Credit Agreement. The Refinancing Amendment provided for two new tranches of senior secured term loans, the proceeds of which were used to refinance in full all outstanding term loans under the prior credit facility. The first tranche consists of Dollar Fixed Rate Term B-1 Loans (the "USD Term Loans") in an aggregate principal amount of $580 million, due and payable in full at maturity on February 21, 2030. The second tranche consists of Euro Term B-1 Loans (the "EUR Term Loans" and, together with the USD Term Loans, the "Term Loans") in an aggregate principal amount of €440 million with a maturity date also on February 21, 2030, but subject to a springing maturity. As of October 21, 2026, the principal amount outstanding under the USD Term Loans is approximately $40 million and the principal amount outstanding under the EUR Term Loans is approximately $456 million (€407 million). During 2025, the Company completed a permitted exchange of a portion of the USD Term Loans for $539.9 million aggregate principal amount of 11.250% Senior Secured Notes due 2030 (the "11.25% Secured Notes"). The 11.25% Secured Notes are secured on a pari passu basis with the Term Loans. In October 2025, in connection with financing for the proposed merger with Shutterstock, Getty Images, Inc. issued $628.4 million aggregate principal amount of 10.500% Senior Secured Notes (the "10.500% Senior Secured Notes") pursuant to an indenture dated October 21, 2025. The gross proceeds of the 10.500% Senior Secured Notes were deposited into an escrow account pending satisfaction of specified conditions related to the proposed merger. As discussed below in Article V.A of this Disclosure Statement, on July 7, 2026, the 10.500% Senior Secured Notes were redeemed at par following termination of the Shutterstock merger, with the redemption funded by amounts released from escrow. As of October 21, 2026, no 10.500% Senior Secured Notes remain outstanding. iii. Senior Unsecured Notes. Getty Images has two series of senior unsecured notes outstanding on which Holdings is an obligor. In February 2019, the Company issued 9.750% Senior Notes in $300.0 million aggregate principal amount (the "9.75% Notes"). They bear interest at a fixed rate of 9.750 percent per annum, payable semi-annually on March 1 and September 1 of each year, and mature on March 1, 2027. The Company may redeem the 9.75% Notes prior to maturity, subject to prepayment premiums. During 2025, the Company issued its second series of unsecured notes, exchanging a substantial portion of the outstanding 9.75% Notes for new 14.000% Senior Notes due 2028 (the "14.00% Notes" and, together with the 9.75% Notes, the "Unsecured Notes"). As of the Petition Date, approximately $5 million of the 9.75% Notes and approximately $265 million of the 14.00% Notes remain outstanding. During the six months ending June 30, 2026, the Company repaid approximately $30 million of the 14.00% Notes.

37 iv. Other Unsecured Claims. In addition to the Unsecured Notes, Getty Images carries several other categories of unsecured obligations, including a litigation reserve of approximately $99.5 million related to pending Warrant Litigation (as described further in Article V.A of this Disclosure Statement); accounts payable of approximately $105.3 million owed to vendors, content contributors, and other counterparties in the ordinary course of business; accrued expenses of approximately $67.0 million (comprising accrued compensation, interest payable, professional fees, current lease liabilities, and other items); deferred revenue of approximately $179.0 million representing prepaid amounts received from customers for content subscriptions and other services not yet delivered; long-term operating lease liabilities of approximately $20.9 million; and certain other liabilities. v. Existing Equity. Holdings has one class of common stock outstanding, Class A common stock, par value $0.0001 per share, and was previously listed on the NYSE under the symbol "GETY." The last reported closing price of the Class A common stock on the Pink Open Market on October 20, 2026 was $0.02 per share. Holdings was formally delisted from the NYSE on October 12, 2026. As of October 21, 2026, there were approximately 421.0 million shares of Class A common stock issued and outstanding. The Company's equity is set to receive no recovery under the Plan. As set forth in the Plan, on the Effective Date, each Holder of Holdings Interests will have its Holdings Interests cancelled, released, discharged, and extinguished and will receive no distribution on account of such Holdings Interests. vi. Section 510(b) Claims. Claims on account of, arising from, or in connection with the 20,700,000 public Warrants that Getty Images Holdings, Inc. issued under the Warrant Agreement dated August 4, 2020, including claims for Holdings' alleged breach of that agreement are subject to subordination under section 510(b) of the Bankruptcy Code. As set forth in the Plan, on the Effective Date, each Holder of a Section 510(b) Claim, including any Warrant Claim, will have its Claim cancelled, released, discharged, and extinguished and will receive no distribution on account of that Claim. V. EVENTS LEADING TO THE CHAPTER 11 FILINGS. A. Challenges Facing the Debtors' Business. The Company's core businesses remain strong and show steady growth; however, the Debtors' current financial condition results from non-operational events that depleted the Company's liquidity over an eighteen-month period: large adverse Warrant Litigation judgments, the extension and ultimate collapse of a merger process due to an adverse foreign regulatory determination, and an unsustainable debt service burden on a capital structure that is too highly levered for the Company's current business. i. The Shutterstock Merger and its Termination. On January 6, 2025, Getty Images entered into an Agreement and Plan of Merger (the "Shutterstock Merger Agreement") to combine in a merger transaction with Shutterstock. The

38 combined company would have had an enterprise value of approximately $3.7 billion at the time the merger was to have closed, with existing equity holders of Getty Images retaining approximately 54.7 percent of the equity in the combined company. The proposed transaction was intended to create a combined visual content platform with the scale and resources to accelerate investment in technology, content, and services for customers worldwide. The proposed merger was subject to customary closing conditions, including receipt of required regulatory approvals from, among others, the U.S. Department of Justice ("DOJ") and the U.K. Competition and Markets Authority (the "CMA"). The regulatory approval process for the proposed merger required continuous engagement with regulators across multiple jurisdictions over a period that ended up taking approximately eighteen months. On February 23, 2026, the DOJ concluded its review of the proposed merger with no objections. Beginning in April 2025, the CMA conducted a Phase 1 investigation involving multiple rounds of submissions, information requests, and meetings over approximately five months. On October 20, 2025, the CMA issued its Phase 1 conclusion that the proposed merger may result in a substantial lessening of competition for both creative and editorial content. In respect of creative content, the CMA did not credit the competition created by generative AI, bundled solutions, and other providers. In respect of editorial, the CMA's concerns focused narrowly on the editorial content market in the United Kingdom, a market that represented less than 1 percent of Shutterstock's global revenues and in which Shutterstock's core editorial business was small, declining, and unprofitable. Both the Company and Shutterstock strongly disputed the CMA's analysis, which the parties believed fundamentally misunderstood the competitive landscape by overstating the parties' market shares, understating competitive constraints in both creative and editorial content, and ignoring alternative providers. On October 27, 2025, the parties submitted proposed remedies to address the CMA's concerns, including the divestiture of certain businesses. Despite this proposal, the CMA referred the merger to a Phase 2 investigation on November 3, 2025. The Phase 2 investigation was initially intended to span an additional six months but was extended by the CMA and involved more intensive engagement with the CMA. The Company submitted detailed written challenges to the CMA's findings, participated in a Phase 2 Initial Substantive Meeting, responded to numerous rounds of information requests, submitted proposed remedies, and attended a full-day hearing before the CMA panel. The Company devoted substantial management time and financial resources to the CMA process and presented extensive evidence that the CMA's analysis was incorrect. On February 19, 2026, the CMA issued its Phase 2 provisional finding that the proposed merger would result in a substantial lessening of competition for editorial content in the United Kingdom, a conclusion that the Company continued to dispute in subsequent remedy proposals and responses. On April 16, 2026, the CMA issued a provisional decision that would have required full divestiture of Shutterstock's editorial business, rejecting the Company's proposed partial remedy as insufficient. On May 15, 2026, the CMA issued its Final Report confirming its provisional finding and requiring divestiture of Shutterstock's entire editorial business to one or more CMA-approved purchasers as a condition for the proposed merger to proceed.

39 The divestiture of Shutterstock's editorial business was a "burdensome condition" the Company was not required to accept under the terms of the Shutterstock Merger Agreement. Nevertheless, the Company continued to explore alternative solutions to preserve the merger. In May and June 2026, the Company and Shutterstock attempted to implement the CMA's condition by identifying potential buyers for Shutterstock's editorial business and facilitating bidder diligence. On June 30, 2026, almost eighteen months after signing the Shutterstock Merger Agreement and after significant engagement with the CMA, the Board unanimously decided not to proceed with a sale of Shutterstock's editorial business under the supervision of the CMA and to terminate the Shutterstock Merger Agreement "assuming no material change in . . . circumstances prior to July 7, 2026." The decision was made based, in part, upon a determination that the cost, time, and ongoing obligations associated with divesting Shutterstock's editorial business under CMA supervision would outweigh the benefits of completing the merger, at a time when the Company's liquidity had been substantially depleted by the warrant judgments and further eroded by the costs of the transaction. Given warrant litigation exposure, there was also the very real potential that after completing the merger, the Company would still face insolvency, only expanding the impact to additional shareholders and stakeholders. On July 7, 2026, Getty Images delivered a formal written notice to Shutterstock terminating the Shutterstock Merger Agreement, effective upon delivery. On June 30, 2026, the termination of the Shutterstock Merger Agreement was publicly announced in a Getty Images Form 8-K. Getty Images' debt and equity traded down sharply in the days that followed, and the Company's share price fell from $0.94 to $0.48 by July 22, 2026. Following termination, the $628.4 million of 10.500% Senior Secured Notes issued in connection with refinancing for the proposed merger were redeemed at par in accordance with a special mandatory redemption provision. The termination of the merger also left Getty Images on a standalone path, requiring resolution of the outstanding and potential warrant liabilities given an otherwise unsustainable capital structure in light of impending maturities and annual interest expense. The market understood that the Company faced a standalone path with a capital structure that required adjustments to proceed on a standalone basis. Yet in the months between the public termination of the merger and the Petition Date, no third party approached the Company with a superior proposal to acquire the Company, refinance its indebtedness, or provide new capital on terms superior to those ultimately embodied in the Restructuring Support Agreement. Over the eighteen-month process between signing and termination of the Shutterstock Merger Agreement, the Company spent more than $100 million in fees pursuing the merger, approximately $10 million in expedited Sarbanes-Oxley Act compliance, and approximately $43.6 million in net interest expense and financing fees for the 10.500% Senior Secured Notes. These costs yielded no lasting benefits and only burdened the Company's cash flows.

40 ii. The Warrant Litigation. Holdings has been required to expend significant resources in connection with litigation brought by warrant holders and has suffered adverse judgments that have resulted, and could further result, in large cash payments. The entity that would become Holdings previously assumed 20,700,000 public warrants in connection with its August 2020 initial public offering. Each public warrant entitled the warrant holder to purchase one share of common stock at an exercise price of $11.50. The Warrants were governed by the Warrant Agreement, dated August 4, 2020 (the "Warrant Agreement"), under which Holdings assumed all rights, liabilities, and obligations thereunder on July 22, 2022. The Warrant Agreement provided that the Warrants would become exercisable thirty days after July 22, 2022, subject to two conditions: (a) an effective registration statement under the Securities Act with respect to the common stock underlying the Warrants, and (b) a current prospectus relating thereto. Following Holdings' public listing, due to lock-up provisions on insiders and their significant ownership equity positions in Holdings, the shares available to trade on the market, were less than 0.2 percent of total shares issued. This contributed to Holdings' share price volatility, including spiking from less than $10 per share to over $32 per share in less than a week after listing. Certain warrant holders inquired about and/or claim to have sought to exercise their Warrants. The Company, on the advice of prior outside counsel, took the position that the conditions for exercise of the Warrants had not been satisfied because a separate registration statement was not yet effective. Holdings subsequently permitted exercise of the Warrants beginning on September 16, 2022, the day after the registration statement was declared effective. By this time, the stock price had fallen below the exercise price. In October 2022, Holdings redeemed the remaining outstanding Warrants. Beginning in late 2022, certain former warrant holders commenced lawsuits against Holdings alleging breach of the Warrant Agreement. Holdings has vigorously contested these claims at every stage. On October 26, 2023, the United States District Court for the Southern District of New York issued a decision in lawsuits brought by Alta Partners, LLC ("Alta") and CRCM Institutional Master Fund (BVI), LTD ("CRCM") (together, the "Initial Warrant Litigation"), granting summary judgment to plaintiffs on their breach of contract claims and entering judgment awarding damages in the amount of $36.9 million to Alta with respect to 2,066,371 public warrants and $51.0 million to CRCM with respect to 3,010,764 public warrants, plus pre-judgment interest of 9 percent per annum. Following an appeal by Holdings, on January 15, 2026, the United States Court of Appeals for the Second Circuit affirmed the district court's judgment, and on April 16, 2026, the Second Circuit denied Holdings' petition for rehearing. Holdings was required to pay $110.9 million in judgments and associated interest on April 23, 2026. Additional lawsuits by warrant holders followed. Holdings has been named as a defendant in two additional suits in the United States District Court for the Southern District of New York,

41 Berner v. Getty Images Holdings, Inc., No. 1:24-cv-04483-JSR (S.D.N.Y. filed June 11, 2024), and Lapp v. Getty Images Holdings, Inc., No. 1:24-cv-05129-JSR (S.D.N.Y. filed July 5, 2024) (the "Berner/Lapp Actions"). On August 7, 2025, the court in the Berner/Lapp Actions granted summary judgment against Holdings and in favor of plaintiffs Berner and Lapp in the amounts of $4.7 million (Berner) and $1.5 million (Lapp), citing, among other things, collateral estoppel based on the prior ruling in the Initial Warrant Litigation. Twelve additional suits were filed in the New York State Supreme Court, New York County (subsequently consolidated into the action captioned Funicular Funds LP v. Getty Images Holdings, Inc., Index No. 653410/2024 (filed July 5, 2024) (the "NY State Actions")).6 On June 9, 2026, the court granted the plaintiffs' motion for summary judgment, and on July 27, 2026, the court directed the Clerk to enter judgment against the Company in amounts totaling $67.8 million, plus 9 percent pre-judgment interest from August 22, 2022 until judgment was entered on September 25, 2026 in the NY State Actions. Holdings has appealed the courts' decisions in both the Berner/Lapp Actions and the NY State Actions and, to the extent any of these lawsuits were to continue, intends to defend itself vigorously in all pending and future actions. As of June 30, 2026, Holdings carried a litigation reserve of approximately $99.5 million with respect to these matters. The judgments credited the $11.50 exercise price in the damages calculation. The Company was deprived of the proceeds exercising holders would have paid to Holdings, which would have provided meaningful equity capital, and instead was left with litigation liability that has depleted Holdings' liquidity. The aggregate financial impact of the Warrant Litigation on the Company has been significant. Satisfying the Initial Warrant Litigation judgment alone required Getty Images, Inc. to draw $120 million from its Revolving Credit Facility, supplemented by subsequent insurance recoveries. In total, the Warrant Litigation has resulted in over $200 million in adverse judgments and associated interest and $35 million in legal fees and expenses defending against these claims across multiple courts and appeals over approximately four years. To be clear, these obligations did not arise from the Company's operations. The Warrant Litigation has imposed a substantial financial burden on the Company. Any existing or future Warrant Claims, as claims arising from the purchase or sale of the Warrants, a 6 The NY State Actions are CSS, LLC v. Getty Images Holdings, Inc., Index No. 653527/2024 (filed July 12, 2024); Walleye Manager Opportunities LLC et al. v. Getty Images Holdings, Inc., Index No. 653528/2024 (filed July 12, 2024); Funicular Funds LP v. Getty Images Holdings, Inc., Index No. 653410/2024 (filed July 5, 2024); MPF Broadway Convexity Fund I, LP et al. v. Getty Images Holdings, Inc., Index No. 653411/2024 (filed July 5, 2024); LMR Multi-Strategy Master Fund Limited et al. v. Getty Images Holdings, Inc., Index No. 654963/2024 (filed September 20, 2024); Flannery v. Getty Images Holdings, Inc., Index No. 654961/2024 (filed September 20, 2024); Bi-Directional Disequilibrium Fund, L.P. et al. v. Getty Images Holdings, Inc., Index No. 654960/2024 (filed September 20, 2024); Holland v. Getty Images Holdings, Inc., Index No. 655746/2024 (filed October 29, 2024); Hunsicker v. Getty Images Holdings, Inc., Index No. 655911/2024 (filed November 7, 2024); Dasher, et al. v. Getty Images Holdings, Inc., Index No. 655913/2024 (filed November 7, 2024); Parker v. Getty Images Holdings, Inc., Index No. 659240/2024 (filed November 22, 2024); and Highbridge Tactical Credit Master Fund L.P. et al. v. Getty Images Holdings, Inc., Index No. 650402/2025 (filed January 21, 2025). The NY State Actions have since been consolidated under the caption Funicular Funds LP v. Getty Images Holdings, Inc., Index No. 653410/2024.

42 security of the Company, are subject to subordination pursuant to section 510(b) of the Bankruptcy Code. Under the Plan, such claims will be classified as Section 510(b) Claims and, like equity in Holdings, will be cancelled, released, discharged, and extinguished without any distribution. The Plan therefore seeks to resolve approximately $99.5 million in remaining pending judgments and associated interest in the Berner/Lapp Actions and the NY State Actions, which would otherwise continue to expose Holdings to the enforcement risk described in this Disclosure Statement, as well as potential exposure of an estimated over $275 million in additional unasserted Warrant Claims. iii. Liquidity Crisis and Going Concern. The cumulative effect of the non-operational events described above has placed significant pressure on the Company's liquidity. As of the Petition Date, the Company had cash and cash equivalents of approximately $50 million, a significant decline from $90.2 million as of December 31, 2025. As noted above, to satisfy the $110.9 million judgment and associated interest in the Initial Warrant Litigation, the Company drew $120 million from its $150 million Revolving Credit Facility on April 22, 2026. In July 2026, the Company drew the remaining $30 million available, leaving the Revolving Credit Facility fully drawn with no remaining borrowing capacity. The draw was necessary because the Company was unable to post a bond pending the appeal of the judgment, and its cash and cash equivalents at the time were insufficient to satisfy the Initial Warrant Litigation judgment and maintain adequate minimum liquidity for ongoing operations, debt service, and other ordinary-course obligations. In sum, within a period of approximately three months, the Company exhausted its entire revolving credit line, a facility that had been undrawn as recently as March 31, 2026, to fund litigation judgments and support ongoing operations. The Company's debt service burden has been compounded by higher interest rates and fixed repayment obligations from the 2025 refinancing transactions and, during the pendency of the proposed merger, by the incremental debt raised in anticipation of the terminated merger. For the six months ending on June 30, 2026, the Company recognized interest expense of $111.5 million, compared to $69.2 million for the same period in 2025, an increase of 61.1 percent. The escalation in 2026 was driven principally by a higher level of outstanding debt, namely the 10.500% Senior Secured Notes issued to finance the proposed merger, and by the higher rates established in the 2025 refinancing transactions, including those on the 11.25% Secured Notes and the 14.00% Notes (which replaced the 9.75% Notes in October 2025). On the 10.500% Senior Secured Notes, since their issuance in October 2025 and through June 30, 2026, the Company incurred approximately $30.1 million of net interest expense (net of interest earned on the escrowed funds), along with $13.5 million in associated financing fees. These costs yielded no lasting benefit once the merger was terminated. Following the termination of the Shutterstock Merger Agreement on July 7, 2026, the 10.500% Senior Secured Notes were redeemed in full through a special mandatory redemption funded by the escrowed proceeds. As a result, they do not form part of the Company's ongoing debt service obligations. Excluding those notes, the Company's annualized debt service obligation as of the Petition Date was approximately $239 million, consisting of approximately $154 million of interest on the Company's funded debt, €22 million of scheduled EUR Term Loan amortization, and the $60 million required annual repayment on the 14.00% Notes. Combined with other pressures facing the Company, including the Warrant Litigation and the costs of the terminated merger, that obligation exceeds the cash the Company

43 has been able to generate from operations and leaves insufficient liquidity to service the Company's ongoing obligations.7 Following the June 9, 2026 decision in the NY State Actions granting plaintiffs' motion for summary judgment and the July 27, 2026 order directing entry of judgment against the Company, the Company appealed and sought to post a bond to stay enforcement of the judgment pending appeal. Given its constrained liquidity position, however, the Company was unable to obtain a bond. The Revolving Credit Facility was fully drawn and cash reserves were limited, leaving the judgment unsatisfied and exposing the Company to potential enforcement, further straining its financial position. Unable to stay the judgment through a bond, the Company was forced into negotiations both with the NY State Actions plaintiffs to negotiate a standstill and generally with stakeholders to address its liquidity issues. In July 2026, the Company's forecasts showed total liquidity (consisting of cash and available borrowing capacity) falling below its $50 million minimum operating requirement by the fourth quarter of 2026 and projected negative liquidity by June 2027. Those projections were prepared before accounting for any payments to warrant holders or restructuring-related fees. Against this backdrop, management concluded that the magnitude and timing of the Company's current accrued and future obligations, together with its limited available liquidity, gave rise to substantial doubt about the Company's ability to continue as a going concern. The 7 The Company's deteriorating financial position was reflected in a series of credit rating downgrades. On April 21, 2026, Moody's Ratings downgraded Getty's credit rating by two notches to Caa1 from B2, citing merger uncertainty, weakened liquidity, very high interest burden, and a "heightened risk of a distressed exchange." Moody's Ratings downgrades Getty Images' CFR to Caa1 on weakened liquidity, uncertainty about merger prospects; outlook negative, MOODY'S (Apr. 21, 2026), https://www.moodys.com/research/Moodys-Ratings- downgrades-Getty-Images-CFR-to-Caa1-on-weakened--PR_522744. On May 19, 2026, S&P Global Ratings downgraded the Company's issuer credit rating to B from B+ and placed the ratings on CreditWatch, citing weaker cash flow and merger uncertainty. Getty Images Inc. Downgraded To 'B'; Ratings Put On CreditWatch Negative Due To Weaker Cash Flow And Merger Uncertainty, S&P GLOBAL (May 19, 2026), https://www.spglobal.com/ratings/en/regulatory/article/-/view/sourceId/101686513. The rating downgrades followed the Company's payment of the $110.9 million Warrant Litigation judgment funded in part through a previously unused revolving credit facility, coinciding with the CMA's provisional conclusion regarding the Shutterstock merger. Following the termination of the Shutterstock Merger Agreement, on July 2, 2026, S&P Global Ratings further downgraded the Company to CCC+, stating that "[t]he terminated merger will strain Getty's liquidity and we now view its capital structure as unsustainable." Getty Images Inc. Downgraded to 'CCC+' On Shutterstock Merger Termination And Liquidity Concerns; Outlook Negative, S&P GLOBAL (Jul. 2, 2026), https://www.spglobal.com/ratings/en/regulatory/article/-/view/sourceId/101694603. On September 2, 2026, Moody's further downgraded the Company's Corporate Family Rating to Caa3 from Caa1 following the Company's announcement that it would not make the September 1, 2026 interest payments on its 14.000% and 9.750% Senior Unsecured Notes as it evaluated balance sheet management initiatives. Moody's Ratings downgrades Getty Images' CFR to Caa3 on delayed note interest payments, weakened liquidity; outlook negative, MOODY'S (Sep. 2, 2026), https://www.moodys.com/research/Moodys-Ratings-downgrades-Getty-Images-CFR- to-Caa3-on-delayed--PR_529175. The next day, S&P Global Ratings downgraded the Company's rating to CCC from CCC+ and placed all ratings on CreditWatch with negative implications, citing thinning liquidity, the missed interest payment on the Company's senior unsecured notes, and an increased risk that the Company would enter into a restructuring. Getty Images Inc. Rating Lowered To 'CCC', Ratings Placed On CreditWatch Negative On Missed Interest Payment, S&P GLOBAL (Sep. 3, 2026), https://www.spglobal.com/ratings/en/regulatory/article/- /view/sourceId/101705199.

44 termination of the Shutterstock merger and the adverse judgments in the Warrant Litigation were the catalysts that underscored the urgency of a comprehensive balance sheet restructuring. Absent a comprehensive restructuring before the Petition Date, the Company's liquidity position offered little runway. iv. Broader Industry Headwinds. The Company, like other companies in the visual content industry, has experienced structural shifts, including the emergence of generative AI and changes in media consumption and marketing strategies. These shifts have been felt principally in the Company's iStock brand, which serves small-to-medium businesses through e-commerce and online self-service delivery, and among its agency customers. The Company's purchasing customer and subscriber metrics are driven predominantly by these customer groups. Within these areas, total purchasing customers decreased from approximately 835,000 for the last twelve months ending December 31, 2022, to approximately 799,000 for the last twelve months ending December 31, 2023, then to approximately 717,000 for the last twelve months ending December 31, 2024, further to approximately 675,000 for the last twelve months ending March 31, 2026, and most recently to approximately 636,000 for the last twelve months ending June 30, 2026. This represents a decline of approximately 24 percent between 2022 and 2026. Total active annual subscribers decreased from 321,000 for the last twelve months ending June 30, 2025, to 240,000 for the last twelve months ending June 30, 2026. These metrics reflect conditions specific to the iStock and agency customer groups and are not indicative of trends in the Company's other brands or its enterprise customer relationships. Outside of iStock and agency, the Company's business has remained resilient. The Company generated approximately $978 million in revenue and approximately $307 million in Adjusted EBITDA for the twelve-month period ending with the second quarter of 2026, and saw consistent annual growth in total revenue generated from business lines other than iStock and agency from 2021 through 2025. This reflects the durability of its enterprise customer relationships and increasing revenue per customer. These trends affecting iStock and agency customers, while requiring ongoing strategic attention, are manageable and would not alone have necessitated the commencement of these Chapter 11 Cases. Instead, the filing of these Chapter 11 Cases was primarily driven by three non-operational events: (a) the Warrant Litigation and resulting judgments and defense costs; (b) the fees and debt incurred in pursuit of the proposed Shutterstock merger; and (c) the unsustainable debt service burden and cost of the Company's capital structure. B. Proposed Restructuring Transactions. As a result of good faith, arm's-length negotiations between the Company and its key stakeholders, on October 12, 2026, the Company Parties entered into the Restructuring Support Agreement with certain of their key stakeholders. Specifically, the Restructuring Support Agreement is supported by each of the Company's major financial stakeholder groups, including members of the Secured Ad Hoc Group (as defined in the Restructuring Support Agreement) (the "Consenting Secured Lenders"), all holders of Revolving Loan Claims (the "Consenting RCF Lenders"), members of the Unsecured Noteholders Ad Hoc Committee

45 (the "Consenting Unsecured Noteholders"), and the Plan Sponsors (collectively with the Consenting Secured Lenders, the Consenting RCF Lenders, and the Consenting Unsecured Noteholders, in each case to the extent party to the Restructuring Support Agreement, the "Consenting Stakeholders"). The Company's negotiations with its key stakeholders produced real and meaningful improvements for the Debtors' creditors. After the Unsecured Noteholders Ad Hoc Committee rejected the initial deal reached with the Secured Ad Hoc Group, the Company successfully negotiated with the Plan Sponsors to increase their committed cash equity investment from approximately $280 million to up to $433 million. The increased investment will fund an all-cash recovery to holders of Unsecured Notes Claims of their pro rata share of $170.2 million. The Consenting Unsecured Noteholders have accepted this agreement in full satisfaction of their claims. The terms of the Restructuring Transactions are the product of extensive, hard-fought negotiations and meaningful compromise among the Debtors and their key stakeholders. The Company would have preferred an outcome that could have achieved a meaningful recovery to existing equity. Unfortunately, there was no option on the table that provided that recovery and dealt with the immediate financial distress the Company faced prior to the Petition Date. The Restructuring Transactions' terms are fully supported by a valuation prepared by Guggenheim Securities. That analysis indicates that the recoveries provided under the Plan are consistent with the Debtors' estimated enterprise value. Notably, any additional recoveries are unlikely to reach Classes not otherwise approving of the Plan (i.e. existing equity) in light of the compromise of Claims already embodied in the Plan: Claim and Estimated Amount Proposed Plan Recovery (1) DIP Facility (up to $143 million)8 DIP Loans: Fully equitized; DIP Delayed-Draw Loans: Converted into New Preferred Interests (2) Make-whole under 11.25% Secured Notes, USD and EUR Term Loans (approximately $50 million) Zero recovery (3) €87.6 million in EUR Term Loans held by certain of the Plan Sponsors Fully equitized (4) Approximately $100 million in compromised Unsecured Notes Zero recovery In short, in addition to assuming all contracts, including employees and trade, and leaving general unsecured creditors unimpaired, any competing deal needs to clear up to an additional approximately $391 million in value before existing equity and Section 510(b) Claims could see any recovery. The Restructuring Support Agreement contemplates the following key terms: 8 This amount is subject to Bankruptcy Court approval and does not account for the 2 percent DIP Exit Fee.

46 (i) the Plan Sponsors will make the New Equity Investment in New Getty Images, subject to the terms and conditions of the ECL; (ii) the DIP Lenders will provide a DIP Facility in an aggregate principal amount of $143 million, consisting of (i) $113 million of DIP Loans, and (ii) $30 million of DIP Delayed-Draw Loans that will be available upon interim Bankruptcy Court approval; (iii) all Allowed Revolving Loan Claims will be converted, on a dollar-for-dollar, cashless basis, into obligations under the New RCF; an amended and restated senior secured revolving credit facility with aggregate commitments of $150 million and the New RCF will be repaid in full in cash such that, substantially contemporaneously with the Effective Date, the balance of the New RCF will be $0, in each case, in accordance with the terms of the Exit Term Sheet; (iv) each Allowed Secured Funded Debt Claim (other than EUR Term Loan Claims held by the Plan Sponsors or otherwise subject to the Equitization Commitment) will be converted, on a dollar-for-dollar, cashless basis, into New Notes, New EUR Term Loans, or, solely to the extent a Holder of USD Term Loan Claims does not agree to receive New Notes, New USD Term Loans, and each EUR Term Loan Claim held by the Plan Sponsors or otherwise subject to the Equitization Commitment will be converted into Equitization New Interests, subject to dilution by the MIP; (v) each Holder of an Allowed Unsecured Notes Claim will receive its pro rata share of the Unsecured Notes Recovery; (vi) all Allowed General Unsecured Claims, including those held by the Company's vendors, content contributors, and other trade counterparties, will be paid in full in Cash, Reinstated, or otherwise rendered Unimpaired; (vii) all Holdings Interests will be cancelled, released, discharged, and extinguished, and Holders of Holdings Interests will not receive or retain any distribution or property on account of such interests; (viii) all Section 510(b) Claims (including any Warrant Claims) will be cancelled, released, discharged, and extinguished, and Holders of Section 510(b) Claims will not receive any distribution on account of such Claims; and (ix) the DIP Facility will be converted into DIP New Interests and, to the extent of any DIP Delayed-Draw Loans outstanding on the Effective Date, into New Preferred Interests (which conversion of the DIP Delayed-Draw Loans will not reduce the New Equity Investment); and the Reorganized Debtors shall, subject to approval by the New Board of New Getty Images, redeem the New Preferred Interests for an amount equal to the principal amount of such DIP Delayed-Draw Loans (without giving effect to any interest or fees paid in kind), as soon as reasonably practicable after the Effective Date.

47 Upon emergence, the Plan Sponsors will hold 100 percent of the New Interests, subject only to dilution by the MIP, which will consist of up to 10 percent of the New Interests on a fully diluted basis as decided by the New Board. The Reorganized Debtors will also incur the New Notes, the New Term Loans, and the New RCF (collectively, the "Exit Facilities") on the terms set forth in the Exit Term Sheet. The Plan Sponsors will designate the New Board, all contracts and licenses will be assumed and unimpaired, and the Trademark Option Agreement will be assumed on an "as is" basis. Under the Restructuring Support Agreement, the Company will realize approximately $65 million in annual interest savings and reduce its annual debt service by approximately $133 million. Additionally, the Company will have about $75 million in cash on its balance sheet at emergence and the full $150 million of undrawn availability under the New RCF.9 Moreover, the Warrant Claims will be cancelled without distribution. The Restructuring Support Agreement and the Plan contemplate that, upon emergence from Chapter 11, the Debtors will have reduced their funded indebtedness by over $500 million. The involvement and contributions of all key stakeholders to this deal, as memorialized through the Restructuring Support Agreement, present the best option available to the Debtors. Yet if a superior deal is offered, the Company will have full ability to pursue such deal. The Restructuring Support Agreement preserves the Debtors' ability to consider Alternative Restructuring Proposals. Subject to certain notice and information-sharing obligations, the Company Parties may consider, respond to, and negotiate such proposals. The Company Parties may terminate the Restructuring Support Agreement if the Board or similar governing body of any Company Party determines, after consulting with external counsel, that proceeding with the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable Law, or determines to pursue an Alternative Restructuring Proposal. The Debtors will continue to consider in good faith any alternative proposal received during these Chapter 11 Cases. The transactions contemplated by the Restructuring Support Agreement and the Plan maximize value for the benefit of all of the Debtors' stakeholders, are the best available alternative under the circumstances, and allow the Company to emerge with minimal disruption to its business. On October 12, 2026, following the recommendation of the independent special committees of the Board and each of the subsidiary Boards, all unconflicted members of the Board and of each subsidiary Board approved the Company's entry into the Restructuring Support Agreement, and the Board approved the commencement of these Chapter 11 Cases. i. Special Committees. To ensure a thorough and fair process, the Debtors' restructuring was overseen by independent and disinterested directors serving on special committees appointed by several Debtor entities (each, a "Special Committee," and, collectively, the "Special Committees"). 9 The approximately $75 million in cash does not take into account any cash payments at or around emergence, if any, pursuant to the ECL, which outlines the terms of the Plan Sponsors' equity investment.

48 On August 6, 2026, the Board of Debtor Holdings established its own special committee and appointed independent and disinterested directors Elizabeth Abrams and Thomas Walper as its members. Separately, Debtor subsidiaries Getty Images, Inc., Getty Images (Seattle), Inc., Abe Investment Holdings, Inc., Getty Images (US), Inc., Getty Images News Services (PRC), Inc., and Griffey Midco (DE), LLC each established a special committee and appointed Neal Goldman, an independent and disinterested director, as its sole member. The Special Committees were delegated the authority to review, evaluate, and analyze potential transactions and conflict matters on behalf of their respective boards of directors, and to submit non-binding recommendations to the full boards for their consideration, including with respect to any matters in which a conflict of interest exists or is reasonably likely to exist between the applicable Debtor entity and any of its related parties, including other entities within the Getty Images corporate group. Prior to the Company's entry into the Restructuring Support Agreement, the delegation of the Special Committee of Holdings was expanded in scope to give the Special Committee full authority in respect of the fiduciary-related provisions in the Restructuring Support Agreement. Each of the Special Committees retained independent counsel and, during restructuring negotiations, began an investigation into potential intercompany claims and each entity's potential ownership interest in certain legal claims. Over the course of the investigation, the Special Committees have periodically met with their advisors and the Company's management team on numerous occasions. The investigation remains ongoing. ii. Restructuring Support Agreement Milestones. Subject to the Bankruptcy Court's orders and directions, the Debtors intend to move quickly through these Chapter 11 Cases. Under the Restructuring Support Agreement, the Debtors agreed to certain case milestones (the "Milestones") to ensure an orderly and timely implementation of the Restructuring Transactions. It is imperative that the Debtors proceed swiftly to Confirmation of the Plan and emergence from these Chapter 11 Cases to mitigate uncertainty among employees, customers, and vendors, minimize disruptions to the Company's business, and curtail professional fees and administrative costs. Expeditious Confirmation of the Plan and Consummation of the Restructuring Transactions is in the best interests of the Debtors, their Estates, and their stakeholders. The Milestones, each of which is subject to Bankruptcy Court availability and may be extended or waived with the prior written consent of the Required Consenting Stakeholders, include the following:  no later than October 21, 2026, the commencement of the Solicitation and the Petition Date shall have occurred;  no later than three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;  no later than thirty-five (35) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

49  no later than fifty-five (55) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and  no later than seventy-five (75) calendar days after the Petition Date, the Effective Date shall have occurred. The Milestone with respect to the Effective Date may also be extended for up to an additional thirty (30) calendar days with the prior written consent of each Plan Sponsor (not to be unreasonably withheld), solely to the extent the Debtors have otherwise complied with the Restructuring Support Agreement and the Definitive Documents and all conditions to the Effective Date have been satisfied other than the receipt of required regulatory or other governmental approvals and any conditions that, by their nature, can only be satisfied on the Effective Date. No Milestone may be extended to a date later than the Termination Date (as defined in the DIP Term Sheet) without the prior written consent of the DIP Lenders. The failure to satisfy a Milestone may give rise to termination rights under the Restructuring Support Agreement and, with respect to the Milestone for the Effective Date, the ECL. Although the Debtors will request that the Bankruptcy Court grant the relief described above by the applicable dates, there can be no assurance that the Bankruptcy Court will do so. C. The Proposed DIP Facility. The DIP Facility is the best financing alternative available to the Debtors. The DIP Facility forms an integral part of the Restructuring Support Agreement, which provides for a comprehensive and highly consensual restructuring of the Company's balance sheet. The DIP Facility is essential to the Debtors' ability to continue operations and administer these Chapter 11 Cases and is an integral component of the transaction. The sizing of the DIP Facility was driven by (i) the liquidity needed to operate the Debtors' business in the ordinary course, (ii) the potential occurrence of certain liquidity events, and (iii) the incremental cost of administering these Chapter 11 Cases. The Debtors require immediate access to the additional liquidity provided through the DIP Facility. Based on the Debtors' forecast, the Debtors anticipate that absent the funds available from the DIP Facility, they will hit a liquidity shortfall in the first month of these Chapter 11 Cases and, consequently, would face a value-destructive interruption to their business. VI. THE PREPACKAGED PLAN AND THESE CHAPTER 11 CASES. A. First Day Relief. On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, the Debtors intend to file several motions (the "First Day Motions") designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors' operations following the commencement of the Chapter 11 Cases. The First Day Motions, and all orders for relief entered in the Chapter 11 Cases, can be viewed free of charge upon written or other request to the Claims and Noticing Agent by: (a) emailing the Claims and Noticing Agent at GettyImagesInfo@ra.kroll.com with a reference to "Getty Images Holdings, Inc." in the subject line; (b) visiting the Debtors' restructuring website, when made public, at

50 https://restructuring.ra.kroll.com/GettyImages; or (c) calling the Claims and Noticing Agent toll- free at (844) 408-3675 or +1 (646) 825-2402 (international). You may also obtain copies of any pleadings filed in the Chapter 11 Cases by visiting the Bankruptcy Court's website at https://www.deb.uscourts.gov or the Clerk of the Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, where they are available for review between the hours of 8:00 a.m. and 4:00 p.m., prevailing Eastern Time. B. Proposed Confirmation Schedule.10 Under the Restructuring Support Agreement, the Debtors agreed to the Milestones to ensure an orderly and timely implementation of the Restructuring Transactions. It is imperative that the Debtors proceed swiftly to Confirmation of the Plan and emergence from these Chapter 11 Cases to mitigate uncertainty among employees, customers, and vendors, minimize disruptions to the Company's business, and curtail professional fees and administrative costs. Expeditious Confirmation of the Plan and Consummation of the Restructuring Transactions is in the best interests of the Debtors, their Estates, and their stakeholders. Accordingly, the Debtors have proposed the following case timeline, subject to Bankruptcy Court approval and availability: Event Date and Time (if any)11 Voting Record Date October 9, 2026 Commencement of Solicitation October 20, 2026 Petition Date October 21, 2026 Service of Combined Hearing Notice, Notices of Non-Voting Status, Opt-In Forms No later than three (3) Business Days after entry of the Scheduling and Solicitation Order (on or about October 27, 2026) Service of 510(b) Notice of Non-Voting Status and Opt-In Form No later than six (6) Business Days after entry of the Scheduling and Solicitation Order (on or about October 30, 2026) Initial Plan Supplement Filing Deadline November 23, 2026, at 11:59 p.m. ET, seven (7) days before the November 30 Voting Deadline and Objection Deadline 10 Capitalized terms used but not defined in this chart shall have the meaning ascribed to them in the Motion of Debtors for Entry of an Order (I) Scheduling Combined Hearing on Adequacy of the Disclosure Statement and Confirmation of the Plan; (II) Fixing Deadline to Object to Disclosure Statement and the Plan; (III) Conditionally Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing and Objection Deadline; (IV) Conditionally Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases; (V) Conditionally (A) Directing the United States Trustee not to Convene Section 341(A) Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities and Rule 2015.3 Reports; and (VI) Granting Related Relief, filed contemporaneously herewith (such motion, the "Scheduling and Solicitation Motion," and the order granting the relief requested therein, the "Scheduling and Solicitation Order"). 11 All dates and times in this chart remain subject to Bankruptcy Court availability and approval.

51 Objection Deadline, Voting Deadline, Opt-In Deadline, Executory Contract Objection Deadline November 30, 2026, at 5:00 p.m. (prevailing Eastern Time) Deadline to File Voting Report Seven (7) calendar days prior to the Combined Hearing (December 7, 2026) Deadline to File Brief in Support of Confirmation, Including Plan/Disclosure Statement Replies (including, to the extent applicable, replies to any Assumption Objections) December 9, 2026, at 4:00 p.m. (prevailing Eastern Time) Combined Hearing December 14, 2026 C. Retention of Restructuring and Other Professionals. To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent the Debtors' interests in the Chapter 11 Cases, the Debtors intend to seek authority to retain and employ certain professionals, including: (a) Simpson Thacher & Bartlett LLP, as co- counsel to the Debtors; (b) Cole Schotz P.C., as co-counsel to the Debtors; (c) Guggenheim Securities, as investment banker to the Debtors; (d) Alvarez & Marsal North America, LLC, as financial advisor to the Debtors; and (e) Kroll Restructuring Administration LLC, as claims and noticing agent. The Debtors also expect to continue to employ various professionals in the ordinary course of business. In addition, the Special Committees have retained independent counsel to assist them in carrying out their mandates. VII. SUMMARY OF THE PLAN. The Plan contemplates the following key terms, among others described herein and therein: A. General Settlement of Claims and Interests. The Plan constitutes a good faith compromise and settlement, under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, of all Claims, Interests, and controversies resolved under the Plan among the Debtors, the Consenting Stakeholders, the DIP Lenders, the New Equity Investors, and the Agents/Trustees. Entry of the Confirmation Order will constitute Bankruptcy Court approval of the settlement as fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI of the Plan, all Plan distributions are final. B. Restructuring Transactions. On or before the Effective Date, the Debtors or Reorganized Debtors will take all actions necessary or appropriate to implement the Restructuring Transactions, including those described in the Restructuring Transaction Steps (if applicable), such as: (i) executing merger, conversion, transfer, dissolution, and similar agreements and instruments consistent with the Plan; (ii) making related corporate filings under applicable state or provincial law; (iii) entering into the Exit Facility Documents; (iv) consummating the New Equity Investment; (v) adopting the New Organizational

52 Documents; (vi) issuing, distributing, and reserving the New Interests and New Preferred Interests; and (vii) taking all other actions and making all filings required by applicable Law. The Confirmation Order will authorize all such actions under sections 363 and 1123 of the Bankruptcy Code. C. The Reorganized Debtors. On the Effective Date, the New Board will be established and, if applicable, the Reorganized Debtors will adopt the New Organizational Documents. The Debtors or Reorganized Debtors will make all Cash payments under the Plan and may transfer funds among themselves as needed, with any resulting intercompany balances settled under the Debtors' historical practices unless the Plan or the Restructuring Transaction Steps provide otherwise. After the Effective Date, subject to any limitations in post-Effective Date agreements (including the New Term Loan Documents, the New RCF Documents, and the New Notes Documents) and the New Organizational Documents, the Reorganized Debtors may raise additional capital and obtain additional financing as their boards deem appropriate, without further Bankruptcy Court order. D. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, the Exit Facility Documents, or the Restructuring Transaction Steps, all notes, indentures, credit agreements, and other documents evidencing Claims (including the 9.75% Notes Indenture, the 11.25% Secured Notes Indenture, the 14.00% Notes Indenture, the Credit Agreement, and related collateral documents), and all Holdings Interests, will be cancelled, the Debtors' and non-Debtor Affiliates' obligations under them will be discharged, and the Agents/Trustees will be released from their duties. The cancellation does not affect (i) the Trademark Option Agreement (including the February 19, 2019 letter agreement between Getty Investments L.L.C. and Getty Images, Inc.) or the rights of Getty Investments L.L.C. and its Affiliates in respect of the Trademarks, (ii) the Indemnification Provisions, or (iii) DIP Documents obligations that survive under Article II.B of the Plan. The Indentures will remain in effect solely to make distributions on Allowed 11.25% Secured Notes Claims and Allowed Unsecured Notes Claims and to preserve the Trustees' rights to fees, expenses, and charging liens (with the Debtors' liability for 9.75% Notes Trustee and 14.00% Notes Trustee fees capped at the Unsecured Notes Trustee Fee Cap). The Credit Agreement will likewise remain in effect solely to allow the Credit Agreement Agent to make distributions, preserve its charging lien and its rights to compensation, expense reimbursement, and indemnification, appear and be heard in the Chapter 11 Cases and enforce Plan obligations, and execute documents under Article XII.B of the Plan. E. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, transfers of property under the Plan (whether from a Debtor to a Reorganized Debtor or any other Person), including in connection with (i) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or Reorganized Debtors, including the

53 New Interests, (ii) the Restructuring Transactions, (iii) the creation, modification, consolidation, termination, refinancing, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness, (iv) the making, assignment, or recording of any lease or sublease, (v) the grant of collateral for the Exit Facilities, or (vi) the making, delivery, or recording of any deed, bill of sale, assignment, or other instrument of transfer related to the Plan, will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate or personal property transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code or regulatory filing or recording fee, or similar tax or governmental assessment. Upon entry of the Confirmation Order, all governmental officials, agents, and filing or recording officers must forego collection of any such tax or assessment and accept such instruments for filing and recordation without payment thereof. F. Sources of Consideration for Plan Distributions. Plan distributions and the Restructuring Transactions will be funded with: (i) the Debtors' Cash on hand as of the Effective Date; (ii) the New Term Loans, the New RCF, and the New Notes under the Exit Facilities; (iii) proceeds of the New Equity Investment; (iv) the New Interests; and (v) if applicable, the New Preferred Interests. i. Use of Cash. The Debtors or Reorganized Debtors will use Cash on hand or New Equity Investment proceeds to fund Cash distributions to Holders of Allowed Claims, consistent with the Plan and the Restructuring Support Agreement, including the Exit Term Sheet. ii. Exit Facilities. On the Effective Date, the Reorganized Debtors will enter into the Exit Facilities, and the New RCF, the New Term Loans, and the New Notes will be issued and distributed under the Plan, with the outstanding revolving loans under the New RCF paid in full in Cash, consistent with the Exit Term Sheet. Confirmation of the Plan will constitute approval of the Exit Facilities and the Exit Facility Documents without further Bankruptcy Court order. The Liens and guarantees granted under the Exit Facility Documents will be valid, binding, automatically perfected, first-priority (with priorities as set forth in the Exit Term Sheet), and enforceable, and will not be subject to avoidance, recharacterization, or subordination or constitute preferential or fraudulent transfers. The New Credit Agreement Agent and the New Notes Trustee may make any filings needed to evidence such Liens or give notice to third parties. iii. New Equity Investment. On the Effective Date, in connection with the Equitization Commitment, the Reorganized Debtors and the New Equity Investors will consummate the New Equity Investment in accordance with the ECL and the Restructuring Transaction Steps, if applicable. Confirmation of the Plan will constitute approval of the New Equity Investment and the ECL and authorize the Debtors and Reorganized Debtors to take all actions necessary or appropriate to consummate it, without further notice to or order of the Bankruptcy Court.

54 iv. New Interests. On the Effective Date, New Getty Images will issue, distribute, or reserve the New Interests, consisting of the Equitization New Interests, the DIP New Interests, and the Investment New Interests (each issued in accordance with the ECL) and the MIP Interests, without further corporate action or Bankruptcy Court order. All New Interests issued under the Plan will be duly authorized, validly issued, fully paid, and non-assessable, and each issuance will be governed by the Plan and the related instruments, including the New Organizational Documents and the ECL, which bind each recipient. Acceptance of New Interests constitutes agreement to the New Organizational Documents, as amended from time to time. As of the Effective Date, the New Interests will not be registered under the Securities Act, will not be listed on any exchange, and will not be DTC-eligible. The Plan Sponsors (or their designees under the ECL) will receive 100 percent of the New Interests (subject only to dilution by the MIP Interests) and 100 percent of any New Preferred Interests, and no other Holder of a Claim or Interest will receive or retain any equity in New Getty Images on account of such Claim or Interest. Any Entity receiving New Interests or New Preferred Interests does so solely on account of its Allowed DIP Claims or Allowed EUR Term Loan Claims or in exchange for its share of the New Equity Investment, and not on account of any Holdings Interests, which will be cancelled and extinguished on the same terms as all other Holdings Interests. v. New Preferred Interests. On the Effective Date, New Getty Images will issue any New Preferred Interests (if any) to Holders of Allowed DIP Claims (or their designees) in respect of the principal amount of DIP Delayed-Draw Loans then outstanding, on the terms of the ECL and the New Preferred Interests Documents. The New Preferred Interests will not be diluted by the MIP, and, subject to New Board approval, the Reorganized Debtors will redeem them as soon as reasonably practicable after the Effective Date, as permitted under the Restructuring Support Agreement. G. Corporate Existence. Except as otherwise provided in the Plan, the Confirmation Order, the Restructuring Transaction Steps (if applicable), the New Organizational Documents, or any related document, each Debtor will continue to exist after the Effective Date as a separate Entity in its current form, with all powers under applicable Law in its jurisdiction of formation and under its existing formation documents, except as amended under the Plan or otherwise. Amendments made in accordance with the Plan are deemed made pursuant to the Plan and require no further action or approval (other than requisite filings, approvals, or consents under applicable state, provincial, or federal Law). After the Effective Date, the Reorganized Debtors' formation documents may be amended without Bankruptcy Court supervision or approval and free of restrictions under the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, subject to Article V.K of the Plan, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without

55 supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. H. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, the Confirmation Order, or any related document, on the Effective Date all property of each Estate, all Causes of Action, and any property acquired by the Debtors under the Plan will vest in the applicable Reorganized Debtor free and clear of all Liens, Claims, charges, Causes of Action, and other encumbrances (other than the rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement, which are preserved under Article V.K of the Plan). Thereafter, each Reorganized Debtor may operate its business, use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without Bankruptcy Court supervision or approval and free of restrictions under the Bankruptcy Code or Bankruptcy Rules. No Reorganized Debtor (including any being wound down or liquidated) will be liable on any Claim discharged under the Plan. No Plan Sponsor will be deemed to assume or be responsible for any liabilities of any Debtor or other Person relating to the Debtors' pre-Effective Date operations or assets, or be deemed a successor to any Debtor or subject to successor or transferee liability under any theory of law or equity. I. Corporate Actions. Upon the Confirmation Date, all actions contemplated by the Plan (including the Restructuring Transaction Steps (if applicable) and the Plan Supplement documents) will be deemed authorized and approved by the Bankruptcy Court without further corporate or Interest Holder action, including: (i) implementing the Restructuring Transactions; (ii) executing, delivering, and filing the Exit Facility Documents and incurring the Exit Facilities; (iii) consummating the New Equity Investment; (iv) adopting the New Organizational Documents; (v) issuing, distributing, and reserving the New Interests and New Preferred Interests; (vi) selecting the Reorganized Debtors' directors, officers, or managers under the New Organizational Documents; (vii) adopting or assuming the Compensation and Benefits Programs; (viii) all other actions contemplated by the Plan (before, on, or after the Effective Date); (ix) assuming or assuming and assigning Executory Contracts and Unexpired Leases; and (x) all other acts reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (before, on, or after the Effective Date). Upon the Effective Date, all Plan matters involving the corporate structure of the Debtors or Reorganized Debtors, and any related corporate, partnership, limited liability company, or other governance action, will be deemed to have occurred without further action by Holders of Interests, members, directors, officers, or managers. On or before the Effective Date, the appropriate officers of the Debtors and Reorganized Debtors are authorized and directed to issue, execute, and deliver on behalf of the Reorganized Debtors all agreements, documents, Securities, and instruments contemplated by (or necessary or desirable to effect) the Plan, including the New Interests, the New Preferred Interests, the Exit Facility Documents, the New Organizational Documents, and any other Definitive Documents. These authorizations are effective notwithstanding any requirements under non-bankruptcy Law.

56 J. New Organizational Documents. On or immediately before the Effective Date, the Reorganized Debtors will automatically adopt or amend the New Organizational Documents, which will be determined by the Plan Sponsors in accordance with the consent rights in the Restructuring Support Agreement. To the extent required by the Plan or applicable non-bankruptcy Law, each Reorganized Debtor will file its New Organizational Documents with the applicable authorities in its state, province, or country of incorporation. The New Organizational Documents will, among other things, (i) authorize the issuance of the New Interests and New Preferred Interests and (ii) prohibit the issuance of non- voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend, restate, and file their organizational documents as permitted by applicable Law and the New Organizational Documents, without further Bankruptcy Court action or approval. K. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the terms of the current members of each Debtor's board of directors or other Governing Body will expire, those directors will be deemed to have resigned, and the initial directors of the New Board and other Governing Bodies will be appointed under the New Organizational Documents. The initial New Board members will be designated by the Plan Sponsors and, to the extent known, identified in the Plan Supplement. Each member and officer of the Reorganized Debtors will serve from the Effective Date under the New Organizational Documents and other constituent documents. L. Indemnification Policies and Indemnification Provisions. Consistent with applicable Law, all Indemnification Provisions in place as of the Petition Date (whether in organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the Debtors' current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals (including any designated by or affiliated with a Plan Sponsor) will be reinstated, remain intact and irrevocable, and survive the Restructuring Transactions on terms no less favorable than those in place immediately before the Petition Date. These provisions will not be discharged, impaired, subordinated, disallowed, or otherwise affected by the Plan (including Article VIII.I) or the Confirmation Order, and the New Organizational Documents will include indemnification provisions for such persons no less favorable than those in place immediately before the Petition Date. M. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors and their officers, directors, members, or managers may issue, execute, deliver, file, or record any contracts, Securities, instruments, releases, and other documents, and take any actions, necessary or appropriate to implement the Plan, the Restructuring Transaction Steps (if applicable), and the Securities issued under the Plan, without any approvals or consents other than those expressly required by the Plan.

57 N. Certain Securities Law Matters. Before the Petition Date, the offering, issuance, and distribution of any New Interests and/or the offering, issuance, and distribution of any other debt or equity securities as contemplated herein and/or pursuant to the Plan (any such debt or equity securities, the "Other Securities") shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions from registration under the Securities Act and shall be exempt from any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The offering, issuance, and sale of the Investment New Interests and any Other Securities issued pursuant to the ECL, and the issuance of the New Preferred Interests, shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions from registration under the Securities Act and shall be exempt from any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The shares of New Interests and the Other Securities, if any, to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities Laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (ii) any restrictions on the transferability of such New Interests in the New Organizational Documents. The shares of New Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered "restricted securities," will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and subject to any restrictions on the transferability of such New Interests in the New Organizational Documents. Notwithstanding the foregoing, the New Notes will be issued in reliance on section 4(a)(2) of the Securities Act under an indenture that provides for resales only in accordance with Rule 144A and Regulation S under the Securities Act.

58 Recipients of the New Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue-Sky Laws for resales of New Interests and Other Securities. The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC or any transfer agent for the New Interests) with respect to the treatment of the New Interests and New Preferred Interests to be issued under the Plan under applicable securities Laws. DTC and any transfer agent for the New Interests and/or New Preferred Interests shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Interests to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable). Notwithstanding anything to the contrary in the Plan, no Entity (including DTC and any transfer agent for the New Interests) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Interests to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. The Reorganized Debtors (i) shall emerge from these Chapter 11 Cases as a private company on the Effective Date and the New Interests and New Preferred Interests shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the New Interests and/or New Preferred Interests on a recognized U.S. stock exchange, except in each case (if at all), as otherwise may be required pursuant to the New Organizational Documents. To the extent not completed on or prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall be and are hereby authorized to (i) take all actions reasonably necessary or desirable to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Debtors' currently effective registration statements under the Securities Act, and (iii) file a Form 15 notifying the SEC of the suspension of the Debtors' duty to file reports under section 15(d) of the Exchange Act, in each case subject to compliance with applicable Law and without further notice to or action, order, or approval of the Bankruptcy Court. O. Management Incentive Plan. Following the Effective Date, the New Board will determine the terms of the MIP, including the form, terms, allocation, and vesting of MIP Interests or other equity-based awards, in its sole discretion. P. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, other than the Causes of Action released or exculpated by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before, on, or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors' rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the

59 occurrence of the Effective Date. Notwithstanding anything to the contrary in the Plan, the Plan Supplement (other than the Schedule of Retained Causes of Action), or the Confirmation Order, no Claim or Cause of Action against any Released Party (including the Consenting Stakeholders and their respective Related Parties) or Exculpated Parties shall be retained, preserved, or vested in the Reorganized Debtors unless set forth in the Schedule of Retained Causes of Action with the consent of (i) the Required Consenting Secured Lenders, (ii) the Required Consenting Unsecured Noteholders, (iii) each Consenting RCF Lender, and (iv) each Plan Sponsor. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties and the Exculpated Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII thereof. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII thereof, or pursuant to a Final Order of the Bankruptcy Court. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. VIII. OTHER KEY ASPECTS OF THE PLAN. A. Treatment of Executory Contracts and Unexpired Leases. i. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan, any Executory Contract or Unexpired Lease of the Debtors is deemed to be assumed by the Debtors or Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) were previously

60 assumed, assumed and assigned, or rejected by the Debtors; (b) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; (d) have an ordered or requested effective date of rejection that is after the Effective Date; or (e) expired or terminated pursuant to their own terms prior to the Effective Date. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall assume the Trademark Option Agreement in accordance with, and subject to, Article V.K of the Plan. Notwithstanding anything to the contrary in the Plan, entry of the Confirmation Order shall constitute approval of the Debtors' assumption of the Restructuring Support Agreement pursuant to sections 365 and 1123 of the Bankruptcy Code, effective as of the Confirmation Date; and the Bank Product Agreements shall be deemed assumed and shall not be included on the Schedule of Rejected Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination that the Reorganized Debtors have provided adequate assurance of future performance under each assumed Executory Contract and Unexpired Lease. Except as otherwise specifically set forth in the Plan, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption (other than the Trademark Option Agreement, which shall be governed by Article V.K of the Plan). Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Except as otherwise provided in the Plan (including Article V.K of the Plan) or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any "change of control," "ipso facto," bankruptcy default or similar provision), then such provision shall be deemed modified or unenforceable such that the

61 transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate or modify such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan (but subject to Article V.K of the Plan), the Debtors (with the consent of each Plan Sponsor, not to be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases, at any time up to forty-five (45) days after the Effective Date, subject to the applicable counterparty's right to object. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. If certain, but not all, of a contract counterparty's Executory Contracts or Unexpired Leases are assumed pursuant to the Plan, the Confirmation Order shall be a determination that such counterparty's Executory Contracts or Unexpired Leases that are being rejected pursuant to the Plan are severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to the Plan. Parties seeking to contest this finding with respect to their Executory Contracts and/or Unexpired Leases must file a timely objection to the Plan on the grounds that their agreements are integrated and not severable, and any such dispute shall be resolved by the Bankruptcy Court at the Confirmation Hearing (to the extent not resolved by the parties prior to the Confirmation Hearing). ii. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors no later than thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the effective date of such rejection, or (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General

62 Unsecured Claim pursuant to Article III.B of the Plan and may be subject to the Debtors' objection and dispute in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. iii. Cure of Defaults and Objections to Cure and Assumption. The Debtors or the Reorganized Debtors, as applicable, shall pay any undisputed portion of Cure (if any) relating to Executory Contracts and Unexpired Leases that are being assumed under the Plan in the ordinary course of business in accordance with the terms of the applicable Executory Contract or Unexpired Lease, subject to the limitation described below, or on such other terms as the parties thereto may agree. No counterparty to an Executory Contract or Unexpired Lease shall be required to File or otherwise submit a request for payment of Cure. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. The notice of the Confirmation Hearing shall be served on each counterparty to an Executory Contract or Unexpired Lease and shall state that, except as otherwise provided in the Plan, all Executory Contracts and Unexpired Leases will be assumed as of the Effective Date and that any Cure will be paid in the ordinary course of business in accordance with Article V.C of the Plan. Any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan, including any objection regarding Cure, must be Filed with the Bankruptcy Court on or prior to the date that is established by the Bankruptcy Court as the deadline to object to Confirmation of the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or as otherwise scheduled for hearing by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption and to the payment of any Cure in accordance with Article V.C of the Plan, and any objection shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. If there is a timely Filed objection regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the disputed portion of any Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment); provided that the Debtors or the Reorganized Debtors, as applicable (in each case, subject to the applicable consent rights in the Restructuring Support Agreement), and the counterparty to the Executory Contract or Unexpired Lease may settle any such dispute without any further notice to, or action, order, or approval of the Bankruptcy Court. The Debtors and Reorganized Debtors, as applicable, may at any time move to reject any Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) based upon the existence of any such unresolved dispute. If the Bankruptcy Court determines that the Cure cost with respect to any Executory Contract or Unexpired Lease is greater than the amount asserted by the Debtors or the Reorganized Debtors, as applicable, the Debtors or the Reorganized Debtors shall have the right (subject to Article V.K

63 of the Plan and, prior to the Effective Date, the applicable consent rights in the Restructuring Support Agreement) to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date subject to the applicable counterparty's right to object to such rejection. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors' ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (b) the effective date of such assumption, or (c) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. iv. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy Law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases. v. Employee Matters. a. Compensation and Benefits Programs. Except as otherwise set forth in the Plan or on the Schedule of Rejected Executory Contracts and Unexpired Leases, on the Effective Date and subject to the provisions of the Plan, the Debtors or Reorganized Debtors, as applicable, shall assume all employment agreements or letters, severance agreements, or other employment-related agreements entered into with current or former employees who are employees as of the Petition Date. Any amendment to, or entry into any new employment, severance, or similar retention agreement with any officer or other insider of the Debtors shall be subject to the consent of each Plan Sponsor. Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law.

64 Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (i) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests in any of the Debtors and (ii) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)). The Confirmation of the Plan, Consummation of any of the Restructuring Transactions (including the Plan Sponsors' acquisition of New Interests and New Preferred Interests), or any assumption or assumption and assignment of a Compensation and Benefits Program pursuant to the terms of the Plan shall not trigger or be deemed to trigger in such a Compensation and Benefits Program or any other employment agreement or compensation or benefit plan, program, or policy of the Debtors (i) any applicable change of control, sale of business, assignment, vesting, termination, constructive termination, acceleration, or similar provisions or (ii) any event of "Good Reason" or a term of like import. b. Workers' Compensation Program. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (i) all applicable workers' compensation Laws in states in which the Reorganized Debtors operate; and (ii) the Debtors' written contracts, agreements, agreements of indemnity, self-insured workers' compensation bonds, policies, programs, and plans for workers' compensation and workers' compensation insurance. All Proofs of Claim on account of workers' compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors' or Reorganized Debtors' defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing in the Plan shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law. vi. Director and Officer Liability Insurance. Notwithstanding anything in the Plan to the contrary and without limiting the coverage or effect of any "tail policy" in effect or purchased as of or after the Petition Date (the "D&O Tail Policy"), the Reorganized Debtors shall be deemed to have assumed all of the Debtors' D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the Reorganized Debtors' foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity

65 obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed. In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies, including the D&O Tail Policy, in effect or purchased as of or after the Petition Date, and all members, managers, directors, and officers of the Debtors (including any such individual designated by or affiliated with any Plan Sponsor) who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date. vii. Other Insurance Policies. Excluding the D&O Liability Insurance Policies, each of the Debtors' other insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. viii. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement or the service of a notice of the Confirmation Hearing shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan. Notwithstanding the foregoing, Article V.H of the Plan shall not apply to the Trademark Option Agreement, which shall be governed by Article V.K of the Plan. ix. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. x. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

66 xi. Trademark Option Agreement. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, or any other Definitive Document: (a) effective as of, and subject to the occurrence of, the Effective Date, the Trademark Option Agreement shall be assumed by the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code on an "as is" basis, without any amendment, modification, supplement, or waiver, and shall remain in full force and effect in accordance with its terms and be binding on and enforceable against the applicable Reorganized Debtors, New Getty Images, and their respective successors and assigns (including any successor to, or transferee of, any of the Trademarks) that are party to the Trademark Option Agreement; (b) none of the Cure, objection, deemed-consent, or schedule- amendment procedures set forth in Article V of the Plan shall apply to the Trademark Option Agreement; (c) none of the Plan, the Confirmation Order, the Restructuring Transactions, or any Definitive Document (including any provision of any of the foregoing deeming modified any "change of control" or similar provision, deeming defaults cured or released, vesting property free and clear, granting or perfecting any Lien, or effecting any discharge, release, injunction, or cancellation) shall amend, modify, supplement, waive, terminate, impair, or otherwise affect the Trademark Option Agreement, the Trademarks, or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect thereof, all of which are expressly preserved; (d) to the extent the Trademark Option Agreement is determined not to be an Executory Contract, it shall nonetheless remain in full force and effect and binding on the applicable Reorganized Debtors party thereto, the Trademarks shall vest in the applicable Reorganized Debtor subject to the rights of Getty Investments L.L.C. and its Affiliates under the Trademark Option Agreement and the applicable Exit Facility Documents, and such rights shall not be discharged, released, enjoined, or otherwise impaired; (e) no Debtor shall reject, or assume and assign, the Trademark Option Agreement, and no sale, assignment, transfer, license, encumbrance, or other disposition of, or Lien on, the Trademarks or any interest therein shall be effected pursuant to the Plan, the Confirmation Order, the Restructuring Transactions, or any Definitive Document (including the Exit Facility Documents), in each case without the prior written consent of Getty Investments L.L.C. and the applicable Plan Sponsors, and any Lien on the Trademarks granted with such consent shall be subject to the rights of Getty Investments L.L.C. and its Affiliates under the Trademark Option Agreement; and (f) if the Effective Date does not occur, or the Restructuring Support Agreement is terminated as to any Plan Sponsor, any consent to the assumption of the Trademark Option Agreement (including pursuant to Section 4.01(a)(viii) of the Restructuring Support Agreement) shall automatically, and without further action, be deemed withdrawn, null and void, and of no force or effect, and all rights, remedies, and consent rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement and the Trademarks are expressly reserved. xii. Intellectual Property Licenses. Each License Agreement shall be assumed by the applicable Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, subject to Article V.C of the Plan, and entry of the Confirmation Order shall constitute approval of such assumption. Each License Agreement shall be assumed by the same Debtor party to it and shall not be assigned. To the fullest extent permitted by sections 365(e) and (f) of the Bankruptcy Code, none of Confirmation, Consummation, the Restructuring Transactions, the issuance of New Interests, or any change in

67 the ownership or governance of a Reorganized Debtor shall constitute an assignment, change of control, or default under any such License Agreement. The notice of the Confirmation Hearing shall be served on each counterparty to a License Agreement and shall state that, except as otherwise provided in the Plan, each License Agreement will be assumed as of the Effective Date in accordance with Article V.L of the Plan. Any objection to the assumption of a License Agreement under the Plan must be Filed with the Bankruptcy Court on or prior to the date that is established by the Bankruptcy Court as the deadline to object to Confirmation of the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or as otherwise scheduled for hearing by the Bankruptcy Court. Any counterparty to a License Agreement that fails to timely object to the proposed assumption of any License Agreement will be deemed to have consented to such assumption, including for purposes of section 365(c)(1)(B) of the Bankruptcy Code, and any objection shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Nothing in the Plan shall impair any right of a Debtor or Reorganized Debtor under section 365(n) of the Bankruptcy Code. IX. PROVISIONS GOVERNING DISTRIBUTIONS. A. Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided in the Plan, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of the applicable Allowed Claim, the Disbursing Agent shall make initial distributions under the Plan on account of Claims Allowed on the Effective Date or as soon as reasonably practicable thereafter subject to the Reorganized Debtors' right to object to Claims. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. Notwithstanding the preceding paragraph, (i) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (ii) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan, and (iii) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in

68 accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy Law or in the ordinary course of business. B. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. All distributions under the Plan to any Disbursing Agent on behalf of the Holders of Claims listed on the Claims Register shall be deemed completed by the Debtors when received by such Disbursing Agent. Such distributions under the Plan shall be made to any such Holders at the direction of the applicable Disbursing Agent. C. Rights and Powers of Disbursing Agent. i. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated by the Plan; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan. ii. Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors without the need for any further application or order of the Bankruptcy Court. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. i. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

69 ii. Delivery of Distributions in General. Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors' records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided, further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder, if applicable; provided, further, that distributions on account of Allowed Unsecured Notes Claims shall be made to or at the direction of the applicable Trustees, which shall then make further distributions to Holders of Allowed Unsecured Notes Claims in accordance with the applicable Indenture and customary procedures of DTC. iii. Minimum Distributions. No fractional shares of New Interests and/or New Preferred Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Interests and/or New Preferred Interests that is not a whole number, the actual distribution of such shares of New Interests or New Preferred Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Interests and New Preferred Interests to be distributed to Holders of Allowed Claims under the Plan shall be adjusted as necessary to account for the foregoing rounding. The Debtors reserve the right to adjust the rounding conventions discussed herein, including the methods used for allocating through DTC, if applicable. iv. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 180 days from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary). Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing any unclaimed distribution to the contrary. v. Surrender of Cancelled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance

70 with Article IV.H of the Plan shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall (a) not alter the obligations or rights of any non- Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights, and (b) be subject to Article IV.H of the Plan in all respects. Notwithstanding anything to the contrary in the Plan, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under the Plan. E. Manner of Payment. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated by the Plan or the Plan Supplement, all distributions of New Interests, New Preferred Interests, and Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable. At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements. F. Indefeasible Distributions. Any and all distributions made under the Plan shall be indefeasible and not subject to clawback or turnover provisions. G. Section 1145 Exemption. Prior to the Petition Date, the offering of the New Interests and New Preferred Interests shall be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions. After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act. In addition, any Securities issued under section 1145 of the Bankruptcy Code, if any, on account of Allowed Claims will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of (i) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) any restrictions in the New Organizational Documents. Notwithstanding the foregoing, the New Notes will be issued in reliance on section 4(a)(2) of the Securities Act under an indenture that provides for resales only in accordance with Rule 144A and Regulation S under the Securities Act.

71 H. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. I. Allocations. Distributions with respect to Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. J. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the DIP Orders, the Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. K. Foreign Currency Exchange Rate. Except with respect to the EUR Term Loan Claims (which shall be treated in accordance with Article III.B.4 of the Plan and the ECL) or as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date. L. Setoffs and Recoupment. Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any distribution under the Plan to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (i) agreed in amount among the relevant Reorganized Debtor(s) and

72 Holder of Allowed Claim or (ii) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.F of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. Nothing in Article VI.L of the Plan shall permit any setoff or recoupment against any amount payable under the ECL, except as expressly set forth in the ECL. For the avoidance of doubt, distributions to Holders of Allowed Unsecured Notes Claims pursuant to Article III.B.5 of the Plan are not subject to setoff or recoupment. Notwithstanding anything to the contrary in the Plan (including Article VI.L and Article VIII.F thereof) or the Confirmation Order, nothing in the Plan shall impair, limit, or condition upon the filing of any motion or notice the exercise by any Bank Product Provider of any right of setoff, recoupment, chargeback, netting, debit, or recourse to cash collateral under the Bank Product Agreements, the Cash Management Orders, or applicable Law in respect of the Bank Product Obligations. M. Claims Paid or Payable by Third Parties. i. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder's total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. ii. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors' insurance policies or surety bonds until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy or surety bond.

73 To the extent that one or more of the Debtors' insurers or sureties agree to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers' or sureties' agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. iii. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy and surety bonds. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance and sureties under any surety bonds, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. N. Single Satisfaction of Claims. Holders of Allowed Claims may assert such Claims against the Debtor(s) obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the applicable Debtor(s) based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any. X. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS. A. Disputed Claims Process. Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that any Claim is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan, in each case, subject to the applicable consent rights set forth in the Restructuring Support Agreement. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim, and may administer and adjust the Claims Register to reflect any such settlement or compromise, without any further notice to or action, order, or approval of the Bankruptcy Court. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been

74 commenced; provided that the Debtors or Reorganized Debtors may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by the Plan) and to have the validity or amount of any Claim adjudicated by the Bankruptcy Court; provided, further, that any dispute with respect to a Warrant Claim shall be governed by Article III.J of the Plan. The Allowed amount of any Claim shall (unless expressly waived pursuant to the Plan) be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, whether Filed before or after the Effective Date, other than Proofs of Claim on account of Claims arising from the rejection of Executory Contracts or Unexpired Leases that are timely Filed in accordance with Article V.B of the Plan, shall be deemed withdrawn and expunged from the Claims Register, and any such Proof of Claim Filed after the Effective Date shall also be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, in each case, without the need for any objection by the Debtors or Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors, the Reorganized Debtors, and any other Entity shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment, if any, as to Unimpaired Claims, except as required by order of the Bankruptcy Court. The withdrawal and expungement of any Proof of Claim pursuant to Article VII.A of the Plan shall not, in and of itself, constitute a disallowance of, or otherwise impair, any Unimpaired Claim asserted therein, and the Holder of such Unimpaired Claim shall retain all of its rights under applicable Law (to the fullest extent required by section 1124 of the Bankruptcy Code) to pursue such Unimpaired Claim in accordance with Article VII of the Plan. Proofs of Claim on account of Claims arising from the rejection of Executory Contracts or Unexpired Leases that are timely Filed in accordance with Article V.B of the Plan shall remain subject to objection and allowance in accordance with Article VII of the Plan. B. Allowance of Claims. After the Effective Date and subject to the terms of the Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy Law. C. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (i) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (ii) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had

75 immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan. The Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. The Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code to the extent applicable. D. Estimation of Claims and Interests. Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. E. Adjustment to Claims or Interests Without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Debtors or Reorganized Debtors without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Interests. All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (i) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the

76 Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (ii) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest. If only part of the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. XI. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN. A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B of the Plan: (i) the Restructuring Support Agreement shall be in full force and effect; (ii) there shall be no breach by the Debtors or the Consenting Stakeholders of the Restructuring Support Agreement or the DIP Credit Agreement which has not been waived or, if subject to cure, cured within the applicable time period; (iii) the form and substance of the Definitive Documents shall be acceptable in accordance with the consent rights set forth in Section 3 of the Restructuring Support Agreement; (iv) the Bankruptcy Court shall have entered the Final DIP Order, which order shall be in full force and effect, and no stay thereof shall be in effect;

77 (v) no default, event of default, or other breach shall have occurred and be continuing under any of the DIP Documents; (vi) the Bankruptcy Court shall have entered the Disclosure Statement Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; (vii) the Bankruptcy Court shall have entered the Confirmation Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; (viii) the Debtors shall have obtained all regulatory authorizations, consents, approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions and all applicable waiting periods (including under the HSR Act and any applicable foreign antitrust or foreign direct investment laws) shall have expired or been terminated, as determined in good faith by the Debtors in consultation with the Required Consenting Stakeholders; (ix) the New Credit Agreement (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders and the Required Consenting RCF Lenders) shall have been executed and delivered by each party thereto, and any conditions precedent related thereto, other than the occurrence of the Effective Date, shall have been satisfied or waived; (x) the New Notes Indenture (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders) shall have been executed and delivered by each party thereto, and any conditions precedent related thereto, other than the occurrence of the Effective Date, shall have been satisfied or waived; (xi) the New Equity Investment and the Equitization Commitment shall have been consummated in accordance with the ECL; (xii) the New Organizational Documents of New Getty Images shall have been adopted; (xiii) all Restructuring Expenses shall have been paid in accordance with Article II.F of the Plan; and (xiv) the Unsecured Notes Recovery shall have been paid in full in Cash to Holders of Allowed Unsecured Notes Claims or deposited to the applicable Trustees for distribution to such Holders substantially concurrently with the occurrence of the Effective Date;

78 (xv) all Professional Fee Claims that require the approval of the Bankruptcy Court shall have been paid in full or Cash equal to the Professional Fee Amount shall have been placed in the Professional Fee Escrow Account. The Debtors shall bear all filing fees and related costs in connection with the regulatory authorizations, consents, and approvals described in Article IX.A of the Plan, and nothing in the Plan shall require any Plan Sponsor (or any of its Affiliates) to divest any asset, agree to any restriction on its business or investments, or make any payment in connection therewith. B. Waiver of Conditions. The conditions precedent set forth in Article IX.A of the Plan may be waived, in whole or in part, with the written consent of the Debtors and each Plan Sponsor; provided that (i) any waiver, in whole or in part, of a condition precedent that would materially and adversely affect the treatment of the Secured Funded Debt Claims, the Revolving Loan Claims, or the Unsecured Notes Claims under the Plan shall also require the consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, or the Required Consenting Unsecured Noteholders, as applicable; (ii) any waiver, in whole or in part, of the condition precedent set forth in Article IX.A.14 of the Plan shall also require the written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and the Required Consenting Unsecured Noteholders solely with respect to Consenting Creditor Fees and Expenses incurred by their respective advisors; and (iii) the condition precedent set forth in Article IX.A.15 of the Plan may only be waived with the consent of the affected Professional. C. Substantial Consummation. "Substantial consummation" of the Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date. D. Effect of Failure of Conditions. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by the Debtors, any Holders of Claims or Interests, or any other Entity; (ii) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity; provided that all provisions of the Restructuring Support Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof; provided, further, that (a) any consent to the assumption of the Trademark Option Agreement shall be deemed withdrawn as provided in Section 5.02 of the Restructuring Support Agreement, and all rights, remedies, and consent rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement and the Trademarks are expressly reserved, and (b) the obligations of the Debtors to pay the Restructuring Expenses, the Plan Sponsor Fees and Expenses, the Expense Reimbursement, the DIP Exit Fee, and any other amounts due under the ECL shall survive to the extent provided in the Restructuring Support Agreement, the DIP Documents, and the ECL.

79 XII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN. A. Modification and Amendments. Except as otherwise specifically provided in the Plan and subject to the consent rights set forth in the Restructuring Support Agreement and Article V.K of the Plan, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the consent rights set forth in the Restructuring Support Agreement and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan and the Restructuring Support Agreement. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019; provided that no such approval shall be construed to waive or impair any consent right under the Restructuring Support Agreement, the ECL, or the Plan. C. Revocation or Withdrawal of Plan. To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Notwithstanding the foregoing, the provisos set forth in Article IX.D of the Plan shall apply in the event of any such revocation or withdrawal or if Confirmation or Consummation does not occur. XIII. OTHER CLAIMS AND INTEREST CLASSIFICATION AND TREATMENT FEATURES. The Plan contains additional provisions regarding the classification and treatment of Claims and Interests which provide, among other things, that: (i) nothing in the Plan affects the

80 Debtors' or the Reorganized Debtors' rights regarding Unimpaired Claims, including legal and equitable defenses, setoffs, and recoupments; (ii) any Class without a Holder of an Allowed Claim or Allowed Interest as of the Confirmation Hearing will be deemed eliminated for purposes of voting and of section 1129(a)(8) of the Bankruptcy Code; (iii) if no Holder in a Class eligible to vote votes to accept or reject the Plan, such Class will be deemed to have accepted the Plan; (iv) any distributions on account of Reinstated Intercompany Interests are made for administrative convenience and to preserve the prepetition corporate structure, not on account of such Interests, and such Interests will continue to be owned by the corresponding Reorganized Debtor unless otherwise set forth in the Restructuring Transaction Steps; (v) section 1129(a)(10) of the Bankruptcy Code will be satisfied by acceptance of the Plan by one or more voting Classes, and the Debtors will seek Confirmation under section 1129(b) of the Bankruptcy Code as to any rejecting Class, reserving the right (subject to the Restructuring Support Agreement) to modify the Plan as necessary; and (vi) the Bankruptcy Court will determine, after notice and a hearing, any controversy as to whether any Claims, Interests, or Classes are Impaired. A. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto, subject to the consent rights set forth in the Restructuring Support Agreement. In addition, the Reorganized Debtors reserve the right to assert that certain Claims are Section 510(b) Claims and subject to mandatory subordination under section 510(b) of the Bankruptcy Code, including Claims arising from rescission of, damages arising from, or reimbursement, contribution, or subrogation on account of the purchase or sale of securities of the Debtors or their affiliates. Nothing in the Plan constitutes a waiver of the Debtors' rights, subject to the terms of the Restructuring Support Agreement, to assert subordination under section 510(b) of the Bankruptcy Code with respect to any Claim. The filing of a Proof of Claim does not waive or alter the Debtors' position that any such Claim is subject to subordination under section 510(b) of the Bankruptcy Code. Notwithstanding the foregoing or anything to the contrary in the Plan, neither the Debtors nor the Reorganized Debtors shall assert that any Claim held by any Consenting Stakeholder, DIP Lender, New Equity Investor, or any of their respective Related Parties (including any DIP Claim, Secured Funded Debt Claim, Expense Reimbursement, Claim arising under the ECL, or Claim arising under the Indemnification Provisions) is a Section 510(b) Claim or is otherwise subject to subordination or recharacterization. B. Warrant Claims and Warrant Litigation. Under the Plan, and notwithstanding anything to the contrary in the Confirmation Order, because each Warrant Claim, "aris[es] from rescission of a purchase of a security of the debtor or an affiliate of the debtor . . . or aris[es] from the purchase or sale of such a security," each Warrant

81 Claim is subordinated pursuant to section 510(b) of the Bankruptcy Code to all Claims and Interests senior to or equal to the Interest represented by the applicable Warrant, has the same priority as Holdings Interests, and is classified and treated as a Section 510(b) Claim in Class 10 as provided in of the Plan, and is cancelled, released, discharged, and extinguished without receiving any distribution on account of such Claim. Under section 510(b) of the Bankruptcy Code and Bankruptcy Rule 7001(h), Confirmation constitutes a final determination of the classification, priority, and subordination of each Warrant Claim, including any Claim on account of, related to, or in connection with the Warrant Litigation. Any Holder disputing such classification, priority, or subordination must raise the dispute by Filing a timely objection to Confirmation. Upon entry of the Confirmation Order, each Holder is bound by that determination, whether or not it Filed a Proof of Claim, voted on the Plan, or objected to Confirmation. All issues related to the classification, priority, or subordination with respect to the Warrant Claims, including pursuant to section 510(b) of the Bankruptcy Code, are finally determined in connection with Confirmation. Thereafter, no Holder may prosecute, continue, or seek or obtain relief in the Warrant Litigation or any other proceeding inconsistent with the classification, priority, subordination, or treatment of Warrant Claims under the Plan or the Confirmation Order. XIV. RISK FACTORS. BEFORE TAKING ANY ACTION WITH RESPECT TO THE PLAN, HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE PLAN, AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS' BUSINESS OR THE RESTRUCTURING AND CONSUMMATION OF THE PLAN. EACH OF THE RISK FACTORS DISCUSSED IN THIS DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE AND AS CONTEXT REQUIRES. A. Bankruptcy Law Considerations. The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or require a resolicitation of the votes of Holders of Claims or Interests in such Impaired Classes. i. The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are Not Implemented, and Such Alternatives

82 May Result in Lower Recoveries for Holders of Claims Against and Interests in the Debtors. If the Restructuring Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and any other transaction that could maximize the value of the Debtors' estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement. Any material delay in the confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, could add substantial expense and uncertainty to the process. The uncertainty surrounding a prolonged restructuring could have other adverse effects on the Debtors. For example, it could adversely affect:  the Debtors' ability to raise additional capital;  the Debtors' liquidity;  how the Debtors' business is viewed by regulators, investors, lenders, and credit rating agencies;  the Debtors' enterprise value; and  the Debtors' business relationships with customers and vendors. ii. Parties in Interest May Object to the Plan's Classification of Claims and Interests. Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Although the Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code, once any Chapter 11 Cases have been commenced, a Holder could challenge the classification. In such event, the cost of the Plan and the time needed to confirm the Plan may increase, and the Debtors cannot be sure that the Bankruptcy Court will agree with the Debtors' classification of Claims and Interests. If the Bankruptcy Court concludes that the classification of Claims and Interests under the Plan does not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require a resolicitation of votes on the Plan. The Plan may not be

83 confirmed if the Bankruptcy Court determines that the Debtors' classification of Claims and Interests is not appropriate. iii. The Conditions Precedent to the Effective Date of the Plan May Not Occur. As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Effective Date will not take place. In the event that the Effective Date does not occur, the Debtors may seek Confirmation of a new plan. If the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets. iv. The Debtors May Fail to Satisfy Vote Requirements. If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction, subject to the terms of the Restructuring Support Agreement. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction could be similar or as favorable to the Holders of Interests and Allowed Claims as those proposed in the Plan. The Debtors do not believe that any such transaction exists or is likely to exist that could be more beneficial to the Estates or Holders of Claims or Interests than the Plan. v. Confirmation Without Acceptance by All Impaired Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan "does not discriminate unfairly" and is "fair and equitable" with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of Allowed Claims or Allowed Interests within a particular class under such plan will not be less than the value of distributions such holders could receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A nonaccepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims and Allowed Interests against them could ultimately receive. As such, the most likely outcome is that the

84 Debtors could liquidate under chapter 7 of the Bankruptcy Code and/or similar equivalent bankruptcy processes in other jurisdictions. The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non- accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan. vi. Nonconsensual Confirmation. In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents' request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with section 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation. vii. There is a Risk of Termination of the Restructuring Support Agreement. If events giving rise to termination of the Restructuring Support Agreement occur, the Restructuring Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor and other constituencies and could result in, among other things, the loss of financing commitments to consummate the Plan and the loss of access to the DIP Facility. Any such loss of support could adversely affect the Debtors' Chapter 11 Cases and their ability to confirm and consummate the Plan. viii. The ECL May Be Terminated, and the Plan Sponsors May Not Fund the New Equity Investment. The Plan is premised on, and the Debtors' ability to make the distributions contemplated by the Plan (including the Unsecured Notes Recovery) depends upon, the consummation of the New Equity Investment and the Equitization Commitment in accordance with the ECL. The Plan Sponsors' obligations under the ECL are subject to the satisfaction of certain conditions, and the ECL may be terminated upon the occurrence of certain events, including, among others, the termination of the Restructuring Support Agreement, the expiration or termination of the Debtors' exclusive periods, the Debtors' determination to pursue an Alternative Restructuring Proposal (as defined in the Restructuring Support Agreement), a continuing default under the DIP Documents, the failure to satisfy the Milestone with respect to the Effective Date, the occurrence of a Material

85 Adverse Effect (as defined in the ECL) prior to the initial Milestone with respect to the Effective Date, and the failure of the New RCF to provide for aggregate commitments of at least $150 million. In addition, each Plan Sponsor's liability under the ECL is limited, and the obligation of each Plan Sponsor to fund is conditioned on the substantially simultaneous funding by the other Plan Sponsors. If the ECL is terminated or the Plan Sponsors otherwise fail to consummate the New Equity Investment, the Debtors may be unable to consummate the Plan, and there can be no assurance that the Debtors would be able to obtain alternative financing on terms as favorable as those set forth in the ECL, or at all. Moreover, upon certain terminations of the ECL or the Restructuring Support Agreement, the Debtors may be obligated to pay the Expense Reimbursement and the DIP Exit Fee. ix. The Bankruptcy Court May Not Approve the DIP Facility, or the DIP Facility May Be Insufficient to Fund the Debtors' Operations or Become Unavailable. The Debtors' ability to operate their business during the Chapter 11 Cases depends on obtaining interim and final approval of the DIP Facility and the use of Cash Collateral. There can be no assurance that the Bankruptcy Court will approve the DIP Facility or the use of Cash Collateral on the terms requested or at all. Even if approved, the DIP Facility and the Debtors' use of Cash Collateral will be subject to the Approved Budget, variance testing, a minimum liquidity covenant, the Milestones, and other covenants and events of default, and the DIP Facility will terminate no later than January 31, 2027. If the Debtors fail to comply with the terms of the DIP Orders or the DIP Documents, or if the Chapter 11 Cases take longer than anticipated, the DIP Lenders may terminate the Debtors' access to the DIP Facility and the Debtors' authority to use Cash Collateral may terminate, in each case subject to the notice and other protections set forth in the DIP Orders. In addition, the liquidity available to the Debtors during the Chapter 11 Cases may be insufficient if, among other things, the Debtors' operating results are worse than projected or the costs of the Chapter 11 Cases exceed those reflected in the Approved Budget. In any such event, the Debtors may be required to seek alternative financing, which may not be available on acceptable terms or at all, and the Debtors may be unable to consummate the Plan. x. The Bankruptcy Court Could Find the Prepetition Solicitation of Acceptances Inadequate. Usually, all votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) and Bankruptcy Rule 3018(b) require that:  solicitation comply with applicable non-bankruptcy law;  the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and  the time prescribed for voting not be unreasonably short.

86 In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (a) the solicitation of such acceptance or rejection was in compliance with applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (b) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion. xi. The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code. If the Bankruptcy Court finds that it could be in the best interests of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee could be appointed or elected to liquidate the Debtors' assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 could result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets could have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which could be entitled to priority, that could be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations. xii. The Debtors May Object to the Amount or Classification of a Claim or Interest. Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan, subject to the terms of the Restructuring Support Agreement. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim is subject to an objection. Any Holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement. xiii. Risk of Non-Occurrence of the Effective Date. Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

87 xiv. One or More of the Chapter 11 Cases May be Dismissed. If the Bankruptcy Court finds that the Debtors have incurred substantial or continuing loss or diminution to the estate and lack of a reasonable likelihood of rehabilitation of the Debtors or the ability to effectuate substantial consummation of a confirmed plan or otherwise determines that cause exists, the Bankruptcy Court may dismiss one or more of the Chapter 11 Cases. In such event, the Debtors would be unable to confirm the Plan with respect to the applicable Debtor or Debtors, which may ultimately result in significantly smaller distributions to creditors than those provided for in the Plan. xv. Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan. The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Voting Classes. The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan. xvi. The Release, Injunction, and Exculpation Provisions May Not Be Approved. Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan. The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors' reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors' reorganization efforts and have agreed to make further contributions, but only if they receive the full benefit of the Plan's release and exculpation provisions. The Plan's release and exculpation provisions are an inextricable component of the Plan and the significant deleveraging and financial benefits that they embody.

88 xvii. The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors' Business, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan. Although the prepackaged Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding could itself have an adverse effect on the Debtors' business. A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of the Debtors' business. The disruption that the bankruptcy process would have on the Debtors' business could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above. xviii. The Debtors May Be Unsuccessful in Obtaining First Day Orders to Permit the Debtors to Pay Their Key Suppliers and Employees, or to Continue to Perform Customer Programs, in the Ordinary Course of Business. The Debtors have tried to address potential concerns of their key customers, vendors, employees, and other parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors' business might suffer. xix. The Debtors May Seek to Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Its Confirmation. The Debtors reserve the right, prior to the Confirmation or substantial Consummation thereof, subject to the provisions of section 1127 of the Bankruptcy Code and applicable law, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan, subject to the terms and conditions of the Restructuring Support Agreement. The potential impact of any such amendment or waiver on the Holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All Holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (a) all Classes of adversely affected creditors and interest Holders accept the modification in writing or (b) the Bankruptcy Court determines,

89 after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Claims and Interests of accepting Holders or is otherwise permitted by the Bankruptcy Code. xx. Other Parties in Interest Might Be Permitted to Propose Alternative Plans That May Be Less Favorable to Certain of the Debtors' Constituencies Than the Plan. Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative chapter 11 plan. Under the Bankruptcy Code, a debtor in possession initially has the exclusive right to file a chapter 11 plan for 120 days after the petition date and to solicit acceptances thereof for 180 days after the petition date, which periods may be extended, reduced, or terminated by the bankruptcy court for cause. If the Bankruptcy Court were to terminate or reduce the Debtors' exclusive periods, or if such periods were to expire, other parties in interest could propose alternative chapter 11 plans, which could result in delay, increased administrative expenses, and the loss of support for the Plan. In particular, the expiration or termination of the Debtors' exclusive periods would give rise to a termination right under the ECL and could result in the loss of the New Equity Investment. Any alternative plan proposed by another party in interest could provide for treatment of Claims and Interests that is less favorable to certain Holders than the treatment provided under the Plan. xxi. The Debtors' Business May Be Negatively Affected if the Debtors Are Unable to Assume Their Executory Contracts, Including the License Agreements and the Trademark Option Agreement. The Plan provides for the assumption of substantially all of the Debtors' Executory Contracts and Unexpired Leases, including each License Agreement and the Trademark Option Agreement. The Debtors' ability to license their content and operate their business depends on the continued effectiveness of these and other material agreements. Certain counterparties may object to the assumption of their agreements, including on the basis that applicable non-bankruptcy law excuses them from accepting performance from, or rendering performance to, an entity other than the Debtors, or that the Restructuring Transactions constitute an assignment, change of control, or default under such agreements. Although the Plan provides that a counterparty to a License Agreement that fails to timely object to its assumption will be deemed to have consented to such assumption, including for purposes of section 365(c)(1)(B) of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will overrule any timely objection or that the Debtors will be able to assume each such agreement on the terms contemplated by the Plan. In addition, the Debtors may be required to pay cure amounts in connection with the assumption of certain agreements that exceed the Debtors' estimates. The loss of, or the inability to assume, any material agreement could adversely affect the Reorganized Debtors' business, financial condition, and results of operations.

90 B. Risks Related to Recoveries Under the Plan. i. Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary. Certain of the information contained in this Disclosure Statement is, by nature, forward- looking, contains estimates and assumptions that might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims or Interests in the various Classes that might be Allowed. Among other things, estimates will fluctuate based on general economic and business conditions, capital market conditions, and industry-specific and Company- specific factors (including the ability of the Reorganized Debtors to achieve strategic goals, objectives, and targets over applicable periods). ii. Certain Significant Holders of Shares of New Interests May Have Substantial Influence Over the Reorganized Debtors Following the Effective Date. Assuming that the Effective Date occurs, Holders of Claims and Interests who receive distributions representing a substantial percentage of the outstanding shares of the New Interests may be in a position to influence the business and affairs of the Reorganized Debtors and matters requiring approval from the Holders of shares of New Interests, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors. Such Holders may have interests that differ from those of the other holders of shares of New Interests and may vote in a manner adverse to the interests of other holders of shares of New Interests. This concentration of ownership may facilitate or may delay, prevent, or deter a change of control of the Reorganized Debtors and consequently impact the value of the shares of New Interests. Such actions by Holders of a significant number of shares of New Interests may have a material adverse impact on the Reorganized Debtors' business, financial condition, and operating results. iii. Estimated Valuations of the New Interests and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values. The Debtors' estimated recoveries to Holders of Allowed Claims and Interests are not intended to represent the market value of the Debtors' securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including: (a) the successful reorganization of the Debtors via the Restructuring Transactions; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors' ability to maintain adequate liquidity to fund operations; (d) the assumption that capital and equity markets remain consistent with current conditions; and (e) the Debtors' ability to maintain critical existing customer relationships, including customer relationships with key customers. iv. The New Interests are Subject to Dilution. The ownership percentage represented by the New Interests distributed on the Effective Date under the Plan will be subject to dilution from the New Interests issued in connection with

91 the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued postemergence. In particular, the Plan provides for potential issuance of New Interests pursuant to the MIP, which will permit recipients under such plan to acquire shares of New Interests. Issuance of New Interests pursuant to the MIP would have a dilutive effect on the New Interests issued pursuant to the Plan. In addition, the Reorganized Debtors could issue shares or obtain additional equity financing in the future similar to other companies, which could adversely affect the value of the New Interests issuable upon such conversion. The amount and dilutive effect of any of the foregoing could be material. v. The Shares of New Interests are an Equity Interest and Therefore Subordinated to the Indebtedness of the Reorganized Debtors. In any liquidation, dissolution, or winding up of the Reorganized Debtors, the New Interests would rank junior to all debt claims against the Reorganized Debtors. As a result, holders of shares of New Interests will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all of their obligations to their debt holders have been satisfied. vi. The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results. The Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections represent the Debtors' management team's best estimate of the Debtors' future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors' operations, as well as the United States and world economies in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections are reasonable, there can be no assurance that they will be realized. If the Debtors do not achieve their projected financial results, the value of the New Interests may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors' historical financial statements. vii. A Decline in the Reorganized Debtors' Credit Ratings Could Negatively Affect the Debtors' Ability to Refinance Their Debt. The Debtors' or the Reorganized Debtors' credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency's judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors' long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future. viii. Certain Tax Implications of the Plan. Holders of Allowed Claims should carefully review Article XVII of this Disclosure Statement, entitled "Certain U.S. Federal Income Tax Consequences of the Plan," to determine

92 how the U.S. federal income tax implications of the Plan and the Chapter 11 Cases may adversely affect the Reorganized Debtors and Holders of certain Claims. ix. The Debtors May Not Be Able to Accurately Report Their Financial Results. The Debtors have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in the Debtors' financial statements because of their inherent limitations, including the possibility of human error, and the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Debtors fail to maintain the adequacy of their internal controls, the Debtors may be unable to provide financial information in a timely and reliable manner within the time periods required for the Debtors' financial reporting under SEC rules and regulations and the terms of the agreements governing the Debtors' indebtedness. Any such difficulties or failure could materially adversely affect the Debtors' business, results of operations, and financial condition. Further, the Debtors may discover other internal control deficiencies in the future and/or fail to adequately correct previously identified control deficiencies, which could materially adversely affect the Debtors' businesses, results of operations, and financial condition. C. Risks Related to the Debtors' and the Reorganized Debtors' Businesses. i. The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness. The Reorganized Debtors' ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors' financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors' control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, borrowings under the Exit Facilities upon emergence. ii. The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases. For the duration of the Chapter 11 Cases, the Debtors' ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: the (a) ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors' operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the

93 Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) actions and decisions of the Debtors' creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors' plans. These risks and uncertainties could affect the Debtors' businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors' relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors' operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors' ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors' plans. iii. Operating in Bankruptcy for a Long Period of Time May Harm the Debtors' Businesses. The Debtors' future results will depend upon the successful confirmation and implementation of a plan of reorganization. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors' businesses, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors' businesses. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors' ability to reorganize their businesses successfully and will seek to establish alternative commercial relationships. So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain interim or final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of successfully reorganizing the Debtors' businesses may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired. Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Reorganized Debtors' operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

94 iv. Financial Results May Be Volatile and May Not Reflect Historical Trends. The Financial Projections attached hereto as Exhibit D are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors' operations. These variations may be material and may adversely affect the value of the New Interests and the ability of the Debtors to make payments with respect to their indebtedness. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur. Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses, contract terminations and rejections, and/or claims assessments significantly impact the Debtors' consolidated financial statements. As a result, the Debtors' historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors' operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt "fresh start" accounting in accordance with Accounting Standards Codification 852 in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors' consolidated balance sheets. The Debtors' financial results after the application of fresh start accounting also may be different from historical trends. v. The Debtors' Substantial Liquidity Needs May Impact Revenue. The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources. In addition to the cash necessary to fund ongoing operations, the Debtors have incurred significant professional fees and other costs in connection with preparing for the Chapter 11 Cases and expect to continue to incur significant professional fees and costs throughout the Chapter 11 Cases. The Debtors cannot guarantee that cash on hand, cash flow from operations, and cash provided by the DIP Facility will be sufficient to continue to fund their operations and allow the Debtors to satisfy obligations related to the Chapter 11 Cases until the Debtors are able to emerge from bankruptcy protection. The Debtors' liquidity, including the ability to meet ongoing operational obligations, will be dependent upon, among other things: (a) their ability to comply with the terms and conditions of any debtor-in-possession financing and/or cash collateral order entered by the Bankruptcy Court in connection with the Chapter 11 Cases; (b) their ability to maintain adequate cash on hand; (c) their ability to develop, confirm, and consummate a chapter 11 plan or other Alternative Restructuring Proposal; and (d) the cost, duration, and outcome of the Chapter 11 Cases. The

95 Debtors' ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtors' control. In the event that cash on hand, cash flow from operations, and cash provided under the DIP Facility are not sufficient to meet the Debtors' liquidity needs, the Debtors may be required to seek additional financing. The Debtors can provide no assurance that additional financing could be available or, if available, offered to the Debtors on acceptable terms. The Debtors' access to additional financing is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all. The Debtors' long-term liquidity requirements and the adequacy of their capital resources are difficult to predict at this time. vi. The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases. In the future, the Reorganized Debtors may become parties to litigation. In general, litigation can be expensive and time-consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors' financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims or Interests under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors' businesses and financial stability, however, could be material. With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases. In addition, the Debtors' liability with respect to litigation stayed by the commencement of the Chapter 11 Cases generally is subject to discharge, settlement, and release upon confirmation of a plan under chapter 11, with certain exceptions. Therefore, certain litigation Claims against the Debtors may be subject to discharge in connection with the Chapter 11 Cases. vii. The Loss of Key Personnel Could Adversely Affect the Debtors' Operations. The Debtors' operations are dependent on a relatively small group of key management personnel and a highly skilled employee base. The Debtors' recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors may experience increased levels of employee attrition. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors' ability to meet expectations, thereby adversely affecting the Debtors' businesses and the results of operations. At times of low unemployment rates of skilled laborers in the management expertise areas the Debtors may require, it can be difficult for the Debtors to find qualified and affordable personnel. The Debtors may be unable to hire and retain a sufficient skilled labor force necessary to support the Debtors' operating requirements and growth strategy. The Debtors' labor expenses may increase as a result of a shortage in the supply of skilled personnel. Additionally, the Debtors may also be forced to incur significant training expenses if they are unable to hire employees with

96 requisite skill. Accordingly, labor shortages or increased labor or training costs could materially adversely affect the Debtors' business, financial condition, or results of operations. viii. The Debtors' Business Depends on Their Ability to Keep Pace with Rapid Technological Changes That Impact Their Industry, and Ability to Grow and Retain the Debtors' Customer Base. The Debtors operate in a complex and constantly shifting industry characterized by swift, and sometimes disruptive, technological developments, evolving industry standards, and changes in regulatory requirements. Changes in technology, standards, and regulatory requirements in the Debtors' businesses continue to occur at unpredictable intervals, and the Debtors may not be able to respond adequately. The impact of these changes may be magnified by the intense competition in the Debtors' industry. If the Debtors are unable to successfully update and integrate their offerings to adapt to these changes, or if the Debtors do not successfully develop new capabilities needed by their customers to keep pace with these changes, the Debtors' business and financial results may suffer. The Debtors' ability to keep up with technology and business changes is subject to a number of risks, and the Debtors may find it difficult or costly to, among other things: (a) keep pace with competitor advances; (b) update the Debtors' products and services to stay current with business, regulatory, and other developments in the industries where the Debtors' customers operate; and (c) update the Debtors' product offerings to keep pace with customer needs. ix. The Debtors May Fail to Retain or Attract Customers, Which Could Adversely Affect the Debtors' Business and Financial Results. The Debtors' future revenue is dependent in large part upon their global profile, drawing new customers, and maintaining their existing commercial relationships. A variety of factors could affect the Debtors' ability to successfully retain and attract customers, including the level of demand for their products and services, the quality of the Debtors' customer service, and the Debtors' ability to update their products and develop new products and services needed by customers. Further, the industry in which the Debtors operate is highly competitive and the Debtors may not be able to compete effectively. D. Risks Related to the Offer and Issuance of Securities Under the Plan. i. The Debtors Do Not Intend to Register the Offer or Sale of New Interests and Certain Holders of New Interests May Be Restricted in Their Ability to Transfer or Sell Their Securities. The New Interests will not be registered under the Securities Act or any state securities laws and, subject to the discussion below and the discussion in Article XVI of this Disclosure Statement entitled "Certain Securities Law Matters," unless so registered, may not be re-offered or re-sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In addition, the Reorganized Debtors do not expect to be subject to the reporting requirements promulgated under U.S. federal securities Law, and Holders of the New Interests will not be entitled to any information except as expressly required in the applicable New Organizational Documents.

97 If shares of the New Interests issued under the Plan are issued pursuant to section 1145(a)(1) of the Bankruptcy Code, such Securities may be resold by the Holders thereof without registration under the Securities Act unless the Holder is an "underwriter," as defined in section 1145(b) of the Bankruptcy Code with respect to such securities; provided, however, shares of such securities will not be freely tradable if, at the time of transfer, the Holder is an "affiliate" of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act or had been such an "affiliate" within ninety (90) days of such transfer. Such affiliate Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. Resales by Holders of Claims who receive New Interests pursuant to the Plan that are deemed to be "underwriters" would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable law. Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. The New Interests underlying the MIP will not be issued in reliance on section 1145 of the Bankruptcy Code. Accordingly, such shares of New Interests underlying the MIP will be deemed "restricted securities," and, as such, subject to the transfer restrictions. The New Interests will not be registered under the Securities Act or any state securities laws, and the Debtors make no representation regarding the right of any holder of New Interests to freely resell shares of the New Interests. See Article XVI of this Disclosure Statement entitled "Certain Securities Law Matters." ii. A Liquid Trading Market for the Shares of New Interests May Not Develop. The Debtors do not expect to list the New Interests on a national securities exchange upon emergence, and even if they make such an application in the future, the Debtors make no assurance that they will be able to obtain such listing or that liquid trading markets for shares of New Interests will develop. The liquidity of any market for New Interests will depend upon, among other things, the number of holders of shares of New Interests, the Debtors' financial performance, and the market for similar securities, none of which can be determined or predicted. Accordingly, there can be no assurance that an active trading market for the New Interests will develop, nor can any assurance be given as to the liquidity or prices at which such securities might be traded. In the event an active trading market does not develop, the ability to transfer or sell New Interests may be substantially limited. In addition, the Reorganized Debtors do not expect to be subject to the reporting requirements of U.S. federal securities law, and Holders of the New Interests will not be entitled to any information except as expressly required by the New Organizational Documents. As a result, the information which the Debtors are required to provide in order to issue the New Interests may be less than the Debtors would be required to provide if the New Interests were registered. Among other things, the Debtors may not be required to provide: (a) certain information about the Debtors' disclosure controls and procedures and their internal controls over financial reporting; and (b) certain information regarding the Debtors' executive compensation policies and practices and historical compensation information for their executive officers. This lack of information

98 could impair the ability of a holder of New Interests to evaluate such holder's ownership and impair the marketability of the New Interests. iii. There Is No Public Market for the New Notes or the New Term Loans, the Reorganized Debtors Will Be a Private Company, and Holders Will Have Limited Information Rights. The New Notes, the New EUR Term Loans, and the New USD Term Loans (if any) will be new issues of securities or indebtedness for which there is currently no established trading market, and the Debtors do not intend to list the New Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. The New Notes will be issued under the New Notes Indenture, which will provide for resales only in accordance with Rule 144A and Regulation S under the Securities Act, and transfers of the New Term Loans will be subject to the assignment provisions of the New Credit Agreement. Accordingly, there can be no assurance that an active trading market for the New Notes or the New Term Loans will develop or, if developed, will be maintained, nor can any assurance be given as to the liquidity of, or the prices at which, the New Notes or the New Term Loans may be traded. In addition, the Reorganized Debtors will emerge from the Chapter 11 Cases as a private company and intend to deregister under the Exchange Act as promptly as practicable. As a result, Holders of the New Notes, the New Term Loans, and obligations under the New RCF may not receive any information regarding the Reorganized Debtors except as required by the New Notes Documents, the New Term Loan Documents, or the New RCF Documents, as applicable, which information may be less extensive than the information currently available to Holders of the Debtors' prepetition indebtedness. This lack of information could impair the ability of Holders to evaluate their investment and could adversely affect the liquidity and market price of the New Notes and the New Term Loans. E. Miscellaneous Risk Factors and Disclaimers. i. The Financial Information Is Based on the Debtors' Books and Records and, Unless Otherwise Stated, No Audit Was Performed. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects their financial condition, the Debtors are unable to warrant or represent that the financial information contained in this Disclosure Statement (or any information in any of the exhibits to this Disclosure Statement) is without inaccuracies. ii. No Legal or Tax Advice is Provided by This Disclosure Statement. This Disclosure Statement is not legal advice to any person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose

99 other than to determine how to vote to accept or reject the Plan or whether to object to Confirmation. iii. No Admissions Made. The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Interests, or any other parties in interest. iv. Failure to Identify Litigation Claims or Projected Objections. No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Cause of Action is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate, File, and prosecute Claims or Causes of Action and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims. v. Information Was Provided by the Debtors and Was Relied Upon by the Debtors' Advisors. Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement and the exhibits to the Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement or the information in the exhibits to this Disclosure Statement. vi. No Representations Outside This Disclosure Statement Are Authorized. NO REPRESENTATIONS CONCERNING OR RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, OR THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT OR THE BANKRUPTCY CODE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE VOTING HOLDERS' ACCEPTANCE OR REJECTION OF THE PLAN THAT ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT, SHOULD NOT BE RELIED UPON BY VOTING HOLDERS IN ARRIVING AT THEIR DECISION. VOTING HOLDERS SHOULD PROMPTLY REPORT UNAUTHORIZED REPRESENTATIONS OR INDUCEMENTS TO COUNSEL TO THE DEBTORS AND THE OFFICE OF THE UNITED STATES TRUSTEE FOR THE DISTRICT OF DELAWARE. XV. CONFIRMATION OF THE PLAN. A. The Confirmation Hearing. Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a chapter 11 plan. The Confirmation Hearing may, however, be

100 continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, subject to the rights of the parties to the Restructuring Support Agreement. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest. Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein. B. Requirements for Confirmation of the Plan. Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (a) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan "does not discriminate unfairly" and is "fair and equitable" as to the rejecting Impaired Class; (b) the Plan is feasible; and (c) the Plan is in the "best interests" of Holders of Claims or Interests. At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (a) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (b) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (c) the Plan has been proposed in good faith. Specifically, at the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, including, without limitation, whether:  the Plan complies with the applicable provisions of the Bankruptcy Code;  the Debtors have complied with the applicable provisions of the Bankruptcy Code;  the Plan has been proposed in good faith and not by any means forbidden by law;  any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;  the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation, as a director or officer of the Reorganized Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of

101 such individual is consistent with the interests of Holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such insider;  with respect to each Impaired Class of Claims or Interests, each Holder of an Impaired Claim or Interest has either accepted the Plan or will receive or retain under the Plan, on account of such Holder's Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date;  except to the extent the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code, each Class of Claims or Interests has either accepted the Plan or is not Impaired under the Plan;  except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides for the payment in full of Allowed Administrative Claims and Allowed Other Priority Claims in accordance with section 1129(a)(9) of the Bankruptcy Code and for the treatment of Allowed Priority Tax Claims in accordance with section 1129(a)(9)(C) of the Bankruptcy Code;  at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class;  Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan; and  all fees payable under section 1930 of title 28 of the United States Code have been paid or the Plan provides for the payment of all such fees on the Effective Date. Pursuant to section 1123(a)(6) of the Bankruptcy Code, and to the extent applicable, the New Organizational Documents will prohibit the issuance of non-voting equity securities. C. Best Interests of Creditors/Liquidation Analysis. Often called the "best interests" test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or interest in such impaired class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7. Attached hereto as Exhibit E and incorporated herein by reference is a liquidation analysis (the "Liquidation Analysis") prepared by the Debtors with the assistance of the Debtors' advisors and reliance upon the valuation methodologies utilized by the Debtors' advisors. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors' business under

102 chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code. Accordingly, the Debtors believe that the best interests test has been satisfied. D. Feasibility. Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization). To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared Financial Projections, attached hereto as Exhibit D. Creditors and other interested parties should review Article XIV of this Disclosure Statement, entitled "Risk Factors," for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors. E. Acceptance by Impaired Classes. The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not "impaired" under a plan is presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.12 Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a Class of Claims will have voted to accept the Plan only if two- thirds in amount and a majority in number of the Allowed Claims in such Class that actually vote on the Plan cast their Ballots in favor of acceptance. Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by Holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the 12 A class of claims is "impaired" within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the Holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the Holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or equity interest.

103 Allowed Interests in such Class that actually vote on the Plan cast their Ballots in favor of acceptance. Pursuant to Article III.E of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. In addition, section 1129(a)(10) of the Bankruptcy Code requires that, if a class of claims is impaired under a plan, at least one (1) impaired class of claims must accept the plan, determined without including any acceptance of the plan by any insider holding a claim in such class. Because the Plan Sponsors are existing Holders of Holdings Interests and, as of the Effective Date, will own 100 percent of the New Interests (subject to dilution by the MIP Interests), the Plan Sponsors and their Affiliates may be considered "insiders" of the Debtors within the meaning of section 101(31) of the Bankruptcy Code. Accordingly, although the Plan Sponsors and their Affiliates are entitled to vote any Claims they hold in a Voting Class (including the EUR Term Loan Claims held by Koch Equity Development LLC and its Affiliates in Class 4), and such votes will be counted for purposes of determining whether such Class has accepted the Plan under section 1126(c) of the Bankruptcy Code, any such acceptances will not be included in determining whether the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied. The Debtors expect that Class 3 (Revolving Loan Claims), all of the Holders of which have agreed to vote to accept the Plan in accordance with the terms of the Restructuring Support Agreement, will accept the Plan without regard to the vote of any insider. F. Confirmation Without Acceptance by All Impaired Classes. Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class's rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent's request, in a procedure commonly known as a "cramdown" so long as the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan. If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the "cramdown" provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code. i. No Unfair Discrimination. The "unfair discrimination" test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the

104 treatment be the same or equivalent, but that treatment be "fair." In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class. While certain parties in interest may object, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank based on the prepetition rights of the Claims or Interests in such Class. Moreover, the Debtors believe that the Plan's classification and treatment of Claims and Interests is supported by sound business justifications, reflects the outcome of good-faith negotiations, and represents the best available outcome for the Debtors' stakeholders as a whole. ii. Fair and Equitable Test. The "fair and equitable" test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class. The Debtors submit that if the Debtors "cramdown" the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not "discriminate unfairly" and satisfies the "fair and equitable" requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan. With respect to Class 9 (Holdings Interests) and Class 10 (Section 510(b) Claims), each of which is deemed to reject the Plan, the Debtors believe that the Plan satisfies the "fair and equitable" requirement because no Holder of any Claim or Interest that is junior to such Classes will receive or retain any property under the Plan on account of such junior Claim or Interest. In addition, as described in Articles II and V of this Disclosure Statement, the terms of the Restructuring Transactions, including the New Equity Investment, were negotiated at arm's length under the oversight of the Special Committees following a process in which the Debtors, with the assistance of Guggenheim Securities, solicited and evaluated alternative financing proposals, and the Restructuring Support Agreement preserves the Debtors' ability to consider and pursue any superior alternative proposal during the Chapter 11 Cases. The Debtors will present evidence at the Confirmation Hearing in support of the Plan's satisfaction of section 1129(b) of the Bankruptcy Code, including with respect to the treatment of the Plan Sponsors. G. Valuation Analysis. The Plan provides for the distribution of the New Interests to certain Holders of Claims upon Consummation of the Restructuring Transactions contemplated by the Plan. Accordingly, Guggenheim Securities, the Company's investment banker, performed an analysis of the estimated

105 enterprise value of the Reorganized Debtors as of an assumed Effective Date (the "Valuation Analysis") at the Debtors' request. Based on the Valuation Analysis, which is attached hereto as Exhibit F, the enterprise value of the Reorganized Debtors will be approximately $1.3 billion to $1.5 billion, with an estimated midpoint of $1.4 billion. The Valuation Analysis, including the procedures followed, assumptions made, qualifications, and limitations on review undertaken, should be read in conjunction with Article XIV of this Disclosure Statement entitled "Risk Factors." Guggenheim Securities makes no representations as to changes to such data and information that may have occurred since the date of the Valuation Analysis. XVI. CERTAIN SECURITIES LAW MATTERS. A. New Interests. As discussed herein, the Plan provides for the offer, issuance, sale, and distribution of New Interests, New Preferred Interests, New Notes, New EUR Term Loans, and New USD Term Loans (if any) to certain Holders of Claims against the Debtors, and of Investment New Interests to the New Equity Investors in connection with the New Equity Investment. The Debtors believe that the New Interests, the New Preferred Interests, and the New Notes will be "securities," as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable state securities laws. Before the Petition Date, the offer of such securities in connection with the Solicitation is being made in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act. Any such securities issued under the Plan on account of Allowed Claims will be issued to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state, or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or pursuant to other exemptions under the Securities Act. Notwithstanding the foregoing, the New Notes will be issued in reliance on section 4(a)(2) of the Securities Act under an indenture that provides for resales only in accordance with Rule 144A and Regulation S under the Securities Act. The Debtors further believe that the issuance of the New Interests (other than any Investment New Interests and any New Interests underlying the MIP) after the Petition Date pursuant to the Restructuring Transactions under the Plan is, and subsequent transfers of such New Interests by the holders thereof that are not "underwriters" (which definition includes "Controlling Persons") will be, exempt from federal and state securities registration requirements under the Bankruptcy Code, Securities Act and any applicable state securities laws as described in more detail below, except in certain limited circumstances. In addition, any Investment New Interests and any New Interests underlying the MIP will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions from registration, and will also be considered "restricted securities" subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law. Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder provide that the offering, issuance, and distribution

106 of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. The following discussion of the issuance and transferability of the New Interests relates solely to matters arising under federal securities laws and state securities laws. The rights of holders of New Interests, including the right to transfer such interests, will also be subject to any restrictions in the New Organizational Documents. Recipients of the New Interests are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state securities laws. B. Exemption from Registration Requirements; Issuance of New Interests under the Plan. Shares of New Interests, including the DIP New Interests, and all New Preferred Interests, will be issued in reliance on section 1145(a) of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions, and without registration under the Securities Act, state securities laws or any similar federal, state, or local law. Section 1145 of the Bankruptcy Code provides, among other things, that section 5 of the Securities Act and any other applicable U.S. state or local law requirements for the registration of issuance of a security do not apply to the offering, issuance, distribution, or sale of stock, options, warrants or other securities by a debtor if (i) the offer or sale occurs under a plan of reorganization of the debtor, (ii) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor or an affiliate thereof participating in the plan of reorganization, and (iii) the securities are (a) issued in exchange for a claim against, interest in, or claim for an administrative expense against a debtor or an affiliate thereof participating in the plan of reorganization, or (b) issued principally in such exchange and partly for cash or property. Accordingly, no registration statement will be filed under the Securities Act or any state securities laws with respect to the initial offer, issuance, and distribution of New Interests. Recipients of shares of the New Interests are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state securities laws. As discussed below, the exemptions provided for in section 1145(a) do not apply to an entity that is deemed an "underwriter" as such term is defined in section 1145(b) of the Bankruptcy Code. Because the offer of securities under the Plan is being made before the Petition Date in reliance on section 4(a)(2) of the Securities Act, there can be no assurance that the exemption under section 1145 of the Bankruptcy Code will be available for the subsequent issuance of such securities under the Plan. To the extent section 1145 is unavailable, such securities will be issued in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions, and will be "restricted securities."

107 C. Resales of New Interests; Definition of "Underwriter" Under Section 1145(b) of the Bankruptcy Code. i. Resales of New Interests Issued Pursuant to Section 1145. New Interests (other than any Investment New Interests and any New Interests underlying the MIP) to the extent offered, issued, and distributed pursuant to section 1145 of the Bankruptcy Code, (a) will not be "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, and (b) will be transferable without registration under the Securities Act in the United States by the recipients thereof that are not, and have not been within ninety (90) days of such transfer, an "affiliate" of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or Blue-Sky Laws, if any, applicable at the time of any future transfer of such securities or instruments. Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer": (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer's securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act. The definition of an "issuer" for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as "statutory underwriters" all "affiliates," which are all Persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to "issuer," as used in the definition of "underwriter" contained in section 2(a)(11) of the Securities Act, is intended to cover "Controlling Persons" of the issuer of the securities. "Control," as defined in Rule 405 under the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "Controlling Person" of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10 percent or more of a class of securities of a reorganized debtor may be presumed to be a "Controlling Person" and, therefore, an underwriter.

108 Resales of the New Interests issued in exchange for Allowed Secured Funded Debt Claims and DIP Claims pursuant to the Plan by entities deemed to be "underwriters" (which definition includes "Controlling Persons") are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of such New Interests who are deemed to be "underwriters" may be entitled to resell their New Interests pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act could permit the public sale of control securities received by such Person if the requirements for sales of such control securities under Rule 144 have been met, including that current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person could be deemed to be an "underwriter" (including whether the Person is a "Controlling Person") with respect to the New Interests could depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person could be deemed an "underwriter" with respect to such New Interests and, in turn, whether any Person may freely trade such New Interests. However, the Debtors do not intend to make publicly available the requisite information regarding the Debtors, and, as a result, Rule 144 may not be available for resales of such New Interests by Persons deemed to be underwriters or otherwise. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES. POTENTIAL RECIPIENTS OF NEW INTERESTS ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING THEIR ABILITY TO FREELY TRADE SUCH SECURITIES WITHOUT COMPLIANCE WITH THE FEDERAL LAW AND ANY APPLICABLE STATE BLUE-SKY LAW. ii. Resales of New Interests Issued Pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or Other Available Exemptions from Registration. New Interests will be offered, issued, and distributed in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Any New Interests underlying the MIP will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered "restricted securities," and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and pursuant to applicable Blue-Sky Laws.

109 Generally, Rule 144 of the Securities Act provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the issuer is a reporting issuer and whether the holder of the restricted securities is an "affiliate" of the issuer. Rule 144 defines an affiliate as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer." A non-affiliate who has not been an affiliate of the issuer during the preceding three (3) months may resell restricted securities of an issuer that does not file reports with the SEC pursuant to Rule 144 after a one-year holding period. An affiliate may resell restricted securities of an issuer that does not file reports with the SEC under Rule 144 after such holding period, as well as other securities without a holding period, but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale and notice requirements of Rule 144. The Debtors do not intend to make publicly available the requisite information regarding the Debtors, and, as a result, even after the holding period, Rule 144 may not be available for resales of such New Interests by affiliates of the Debtors. Restricted securities (as well as other securities held by affiliates) may be resold without holding periods under other exemptions from registration, but only in compliance with the conditions of such exemptions from registration. In addition, in connection with resales of any New Interests offered, issued and distributed pursuant to Regulation S under the Securities Act: (a) the offer or sale, if made prior to the expiration of the one-year distribution compliance period (six (6) months for a reporting issuer), may not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and (b) the offer or sale, if made prior to the expiration of the applicable one-year or six (6) month distribution compliance period, is made pursuant to the following conditions: (i) the purchaser (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act; and (ii) the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act. To the extent New Interests are not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (including, but not limited to, the New Interests underlying the MIP), such New Interests will be issued in certificated or book-entry form and will bear a restrictive legend. Each certificate or book-entry representing, or issued in exchange for or upon the transfer, sale, or assignment of, any New Interests not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be stamped or otherwise imprinted with a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], AND THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE

110 OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER." The Reorganized Debtors will reserve the right to require certification or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of New Interests that was not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. The Reorganized Debtors will also reserve the right to stop the transfer of any such securities if such transfer is not in compliance with Rule 144 or another applicable exemption from registration. Notwithstanding anything to the contrary in this Disclosure Statement, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan or this Disclosure Statement, including, for the avoidance of doubt, whether the New Interests are exempt from the registration requirements of section 5 of the Securities Act. In addition to the foregoing restrictions, the New Interests will also be subject to any applicable transfer restrictions contained in the New Organizational Documents. PERSONS WHO RECEIVE SECURITIES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE FEDERAL OR STATE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS. THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, WE ENCOURAGE EACH RECIPIENT OF SECURITIES AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A SECURITY IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE FEDERAL OR STATE SECURITIES LAWS OR WHETHER A PARTICULAR RECIPIENT OF NEW INTERESTS MAY BE AN UNDERWRITER, WE MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES ISSUED UNDER THE PLAN. XVII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. A. Introduction. The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors, the Reorganized Debtors, and to certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income

111 tax purposes) of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "IRC"), the U.S. Treasury Regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions and authorities, published administrative rules, positions and pronouncements of the U.S. Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized herein. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling or determination from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts and no assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors, the Reorganized Debtors, or to Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, or Allowed Unsecured Notes Claims in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders of Claims subject to special treatment under the U.S. federal income tax laws (including, for example, banks, broker-dealers, mutual funds, governmental authorities or agencies, pass- through entities, beneficial owners of pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, small business investment companies, foreign taxpayers, Persons who are related to the Debtors within the meaning of the IRC, Persons liable for alternative minimum tax, Holders of Claims whose functional currency is not the U.S. dollar, Holders of Claims who prepare "applicable financial statements" (as defined in section 451 of the IRC), Persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy, regulated investment companies, former citizens and long-term residents of the United States and those holding, or who will hold, any property described herein as part of a hedge, straddle, conversion, or other integrated transaction). Moreover, this summary does not address any aspect of U.S. non-income (including estate or gift), state, local, or non-U.S. taxation, considerations under any applicable tax treaty or any tax arising under section 1411 of the IRC (the "Medicare" tax on certain investment income). Furthermore, this summary assumes that a Holder of an Allowed Claim holds only Claims in a single class and holds such Claims, as applicable, as "capital assets" (within the meaning of section 1221 of the IRC). This summary also assumes that the various debt and other arrangements to which the Debtors and the Reorganized Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors "solely as a creditor" for purposes of section 897 of the IRC. This discussion also assumes that none of the Allowed Claims is treated as a "short-term" debt instrument or a "contingent payment debt instrument" for U.S. federal income tax purposes and that each of the Allowed Revolving Loan Claims, the Allowed Secured Funded Debt Claims, and the Allowed Unsecured Notes Claims is denominated in U.S. dollars, except for the Allowed EUR Term Loan Claims, which are denominated in Euros. This summary does not discuss the U.S. federal income tax consequences arising from the denomination of the Allowed EUR Term Loan Claims or the New EUR Term Loans in Euros. This summary does not discuss differences in tax consequences to

112 Holders of Claims that act or receive consideration in a capacity other than as a Holder of a Claim, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders of Claims (i) that hold 10 percent or more of the equity of the Debtors or will hold 10 percent or more of the equity of the Reorganized Debtors after receiving the distributions contemplated by the Plan, (ii) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan, (iii) that are deemed to reject the Plan, or (iv) that are otherwise not entitled to vote to accept or reject the Plan. This summary does not address the U.S. federal income tax consequences to Holders of Claims who are also New Equity Investors. The tax consequences to such Holders may differ materially from the consequences described herein, and any such Holders should consult with their tax advisors regarding the consequences to them in light of their individual circumstances. For purposes of this discussion, a "U.S. Holder" is a Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (iv) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust's administration and one or more "United States persons" (within the meaning of section 7701(a)(30) of the IRC) has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a "United States person" (within the meaning of section 7701(a)(30) of the IRC). For purposes of this discussion, a "Non-U.S. Holder" is any Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass- through entity for U.S. federal income tax purposes). If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the partnership (or other pass- through entity). Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, or Allowed Unsecured Notes Claims are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan. THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PLAN, AS WELL AS THE CONSEQUENCES TO THEM OF THE PLAN ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

113 i. Characterization of the Restructuring Transactions. For U.S. federal income tax purposes, the Company is the common parent of an affiliated group of corporations that files a consolidated U.S. federal income tax return (the "Company Group"), of which certain other Debtors are members or are disregarded entities, directly or indirectly, wholly-owned by a member of the Company Group. The Debtors anticipate that, as part of the Restructuring Transactions, (a) the New Interests will be issued by the Reorganized Debtor, which will continue to own the other Debtors and their subsidiaries and (b)(i) the Holders of the Allowed Revolving Loan Claims will receive revolving loans and revolving commitments under the New RCF, (ii) Holders of the Allowed Secured Funded Debt Claims will receive New Notes and/or New Term Loans, and (iii) Holders of the Allowed Unsecured Notes Claims will receive their Pro Rata share of the Unsecured Notes Recovery. THE STRUCTURE DESCRIBED ABOVE IS SUBJECT TO CHANGE IN ALL RESPECTS. IF AND TO THE EXTENT CHANGES ARE MADE TO THE STRUCTURE OF THE RESTRUCTURING TRANSACTIONS THAT AFFECT THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED HEREIN, A SUPPLEMENTAL DISCLOSURE REFLECTING SUCH CHANGES WILL BE INCLUDED IN THE PLAN SUPPLEMENT. ii. Cancellation of Debt and Reduction of Tax Attributes. In general, absent an exception, a taxpayer will realize and recognize cancellation of debt income ("COD Income") upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied over (b) the sum of (i) the amount of any Cash, (ii) the issue price of any new indebtedness issued by the debtor, and (iii) the fair market value of any other consideration, in each case, given in satisfaction of such indebtedness at the time of the exchange. Unless an exception or exclusion applies, COD Income constitutes United States federal taxable income like any other item of taxable income. Under section 108 of the IRC, however, a taxpayer will not be required to include any amount of COD Income in gross income if (a) the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding (the "Bankruptcy Exception") or (b) the taxpayer is insolvent (but only to the extent of the taxpayer's insolvency) (the "Insolvency Exception"). Instead, as a consequence of such exclusion, a taxpayer-debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the IRC. Such reduction in tax attributes occurs only after the taxable income (or loss) for the year in which the debt exchange occurs has been determined. In general, tax attributes will be reduced in the following order: (i) net operating losses ("NOLs") and NOL carryforwards; (ii) general business credit carryovers; (iii) minimum tax credit carryovers; (iv) capital loss carryovers; (v) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject immediately after the discharge); (vi) passive activity loss and credit carryovers; and (vii) foreign tax credit carryovers. Deductions deferred under section 163(j) of the IRC ("163(j) Deductions") are not subject to reduction under these

114 rules. Alternatively, a debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC. Any excess COD Income over the amount of available tax attributes will generally not give rise to United States federal income tax and will generally have no other United States federal income tax impact. In connection with the Restructuring Transactions, the Debtors expect to realize a substantial amount of COD Income. The exact amount of any COD Income that will be realized by the Debtors will not be determinable until the consummation of the Plan because the amount of COD Income will depend, in part, on the fair market value of the New Interests and any other consideration, none of which can be determined until after the Plan is consummated. If the Debtors do not make an election under section 108(b)(5) of the IRC, their NOLs, if any, as well as a portion of their asset tax basis, will be reduced as a result of the COD attribute reduction arising in connection with the Plan. iii. Limitation on NOLs, 163(j) Deductions, and Other Tax Attributes. After giving effect to the reduction in tax attributes pursuant to excluded COD Income described above, the Reorganized Debtors' ability to use any remaining tax attributes post- emergence will be subject to certain limitations under sections 382 and 383 of the IRC. a. General Section 382 and 383 Annual Limitation. Under sections 382 and 383 of the IRC, if the Debtors undergo an "ownership change," the amount of any remaining NOL carryforwards, tax credit carryforwards, 163(j) Deductions, and possibly certain other attributes (potentially including losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change and cost recovery deductions) of the Debtors allocable to periods prior to the Effective Date (collectively, "Pre‑Change Losses") that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss (a "NUBIL") at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original NUBIL) will be treated as Pre- Change Losses and similarly will be subject to the annual limitation. In general, a corporation's (or consolidated group's) NUBIL will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change. The rules of section 382 of the IRC are complicated, but as a general matter, the Debtors anticipate that the issuance of New Interests pursuant to the Restructuring Transaction will result in an "ownership change" of New Getty Images for these purposes, and that the Reorganized Debtors' use of the Pre-Change Losses will be subject to limitation. b. Amount of the Section 382 Limitation. In general, the amount of the annual limitation to which a corporation that undergoes an "ownership change" would be subject (the "382 Limitation") is equal to the product of (i) the fair market value of the stock of the corporation immediately before the "ownership change" (with

115 certain adjustments), and (ii) the "long-term tax-exempt rate" (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the ownership change occurs, currently 3.95 percent for changes that occur in October 2026). The 382 Limitation may be increased to the extent that the Reorganized Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change (the "Recognition Period") or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65. If a loss corporation has a NUBIL immediately prior to the ownership change, certain losses recognized during the Recognition Period also would be subject to the annual limitation and thus may reduce the amount of post-change losses and deductions that could be used by the loss corporation during the Recognition Period. Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, where the ownership change occurs pursuant to a confirmed chapter 11 plan, the annual limitation generally is calculated (with certain adjustments) by reference to the value of the debtor corporation's new stock immediately after the ownership change, but not in excess of the fair market value of the debtor corporation's pre-change gross assets. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. c. Special Bankruptcy Exceptions. Special rules may apply in the case of a corporation that experiences an "ownership change" as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when so-called "qualified creditors" of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50 percent of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan (the "382(l)(5) Exception"). If the requirements of the 382(l)(5) Exception are satisfied, a debtor's Pre-Change Losses would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the debtor during the three taxable years preceding the effective date of the plan of reorganization and during the part of the taxable year prior to and including the effective date of the plan of reorganization in respect of all debt converted into stock pursuant to the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another "ownership change" within two years after the Effective Date, then the Reorganized Debtors' Pre-Change Losses thereafter would be effectively eliminated in their entirety. Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), another exception will generally apply (the "382(l)(6) Exception"). Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (i) the value of the debtor corporation's new stock (with certain adjustments) immediately after the ownership change or (ii) the value of such debtor corporation's assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an "ownership change" to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that, under it,

116 a debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and a debtor corporation may undergo a change of ownership within two years without automatically triggering the elimination of its Pre- Change Losses. The resulting limitation would be determined under the regular rules for ownership changes. The Debtors do not expect the 382(l)(5) Exception to be available. B. Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders. The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan. U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions. In certain cases discussed below, the U.S. federal income tax consequences to a U.S. Holder of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims will depend, in part, on whether for U.S. federal income tax purposes the Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim surrendered by such U.S. Holder, or the loans or notes under the Exit Facilities or any other consideration received by such U.S. Holder, constitutes a "security" of a Debtor. Neither the IRC nor the Treasury Regulations promulgated thereunder define the term "security." Whether a debt instrument constitutes a "security" is determined based on all relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, the convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued. Although the matter is not free from doubt, the Debtors expect that the Allowed Secured Funded Debt Claims, the New Notes, and the New Term Loans will be treated as "securities," and the Allowed Revolving Loan Claims will not be treated as "securities" for U.S. federal income tax purposes, and the remainder of this discussion assumes this to be the case. Due to the inherently factual nature of the determination of whether a debt instrument constitutes a "security", U.S. Holders of Allowed Revolving Loan Claims and Allowed Secured Funded Debt Claims are urged to consult their tax advisors regarding the status of such Claims as "securities" for U.S. federal income tax purposes.

117 i. Consequences of the Restructuring Transactions to U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims. Pursuant to the Plan, (i) the Holders of the Allowed Revolving Loan Claims will receive revolving loans and revolving commitments under the New RCF, (ii) Holders of the Allowed Secured Funded Debt Claims will receive New Notes, and/or New Term Loans and (iii) Holders of the Allowed Unsecured Notes Claims will receive their Pro Rata share of the Unsecured Notes Recovery. A U.S. Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim should realize gain or loss in an amount equal to the difference, if any, between (a) the sum of (i) any Cash received and (ii) the issue price of any loans or notes under the Exit Facilities received and (b) the U.S. Holder's adjusted tax basis in the Allowed Claim exchanged therefor. Whether a U.S. Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim will recognize any such realized gain or loss will depend on whether such exchange constitutes a taxable exchange or a tax-deferred (or partially tax-deferred) exchange for such Holder, which will in part depend on whether both the Allowed Claims surrendered and the loans or notes under the Exit Facilities (if any) received in the exchange constitute "securities" for U.S. federal income tax purposes. Based on the assumption that the Allowed Revolving Loan Claims do not constitute securities for U.S. federal income tax purposes, other than with respect to any amounts received that are attributable to accrued but unpaid interest (which will be treated as described in "Accrued Interest" below), each U.S. Holder of Allowed Revolving Loan Claims would be treated as engaging in a fully taxable exchange and should recognize all realized gain or loss. Such a U.S. Holder should have a tax basis in the revolving loans received under the New RCF equal to the issue price of such loans for U.S. federal income tax purposes, and the holding period in such revolving loans should commence on the day following the Effective Date. Based on the assumption that the Allowed Secured Funded Debt Claims, the New Notes, and the New Term Loans constitute "securities" for U.S. federal income tax purposes, other than with respect to any amounts received that are attributable to accrued but unpaid interest (which will be treated as described in "Accrued Interest" below), each U.S. Holder of such Claims would be treated as engaging in a tax-deferred exchange with respect to their exchange of Allowed Secured Funded Debt Claims for New Notes, and New Term Loans (as applicable) and generally would not recognize any gain or loss upon such exchange. Such a U.S. Holder should have an aggregate tax basis in the New Notes or New Term Loans equal to such U.S. Holder's adjusted tax basis in the Allowed Secured Funded Debt Claim exchanged therefor. Such a U.S. Holder should have a holding period in the New Notes or New Term Loans that includes such U.S. Holder's holding period in the Allowed Secured Funded Debt Claim exchanged therefor. Other than with respect to any amounts received that are attributable to accrued but unpaid interest (which will be treated as described in "Accrued Interest" below), each U.S. Holder of Allowed Unsecured Notes Claims would be treated as engaging in a fully taxable exchange and would recognize all realized gain or loss.

118 Where gain or loss is recognized by a U.S. Holder in an exchange of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim pursuant to the Plan, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of such U.S. Holder, whether such Claim constitutes a capital asset in the hands of such U.S. Holder and how long it has been held, whether such Claim was acquired at a market discount, and whether and to what extent such U.S. Holder previously claimed a worthlessness deduction with respect to such Claim. In general, any gain or loss generally should be long-term capital gain or loss if the U.S. Holder held the Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim as a capital asset and such U.S. Holder's holding period in such Claim is more than one year at the time of the relevant exchange. A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders. The deductibility of capital losses is subject to significant limitations. The treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, which differs from the treatment described above, is discussed below. ii. Accrued Interest. To the extent that the fair market value of the consideration received by a U.S. Holder on an exchange of its Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim under the Plan is attributable to accrued but unpaid interest on such Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim, the receipt of such amount generally should be taxable to the U.S. Holder as ordinary interest income (to the extent such amount was not previously included in the gross income of such U.S. Holder). Conversely, a U.S. Holder of such a Claim may be able to deduct a loss to the extent that any accrued interest on such debt instruments was previously included in the U.S. Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. If the fair market value of the consideration received by a U.S. Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim under the Plan is not sufficient to fully satisfy all principal and interest on its Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim, the extent to which such consideration will be attributable to accrued interest is unclear. Under the Plan, the aggregate consideration distributed to U.S. Holders will be allocated first to the principal amount of the Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim, with any excess allocated to accrued but unpaid interest, if any, on such U.S. Holder's Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, or Allowed Unsecured Notes Claims are urged to consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

119 iii. Market Discount. Under the "market discount" provisions of the IRC, some or all of any gain realized by a U.S. Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim who exchanges such Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued "market discount" on such exchanged Claim. In general, a debt instrument is considered to have been acquired with "market discount" if it is acquired other than on original issue and if the U.S. Holder's initial tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest" or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 1/4 of 1 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the remaining number of complete years to maturity). Any gain recognized by a U.S. Holder on the disposition of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim (determined as described above) which was acquired with market discount should be treated as ordinary income to the extent of the amount of market discount that accrued thereon while such Claim was treated as held by such U.S. Holder (unless such U.S. Holder elected to include such amount of market discount in income as it accrued). To the extent that a U.S. Holder exchanges any Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim that was acquired with market discount in a tax-deferred transaction for other property, any market discount that accrued on such Claim (i.e., up to the time of the exchange), but was not recognized by such U.S. Holder, is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption, or other disposition of such property is treated as ordinary income to the extent of such accrued, but not recognized, market discount. U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims are urged to consult their own tax advisors concerning the application of the market discount rules to their Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim. iv. Consequences to U.S. Holders of the Ownership and Disposition of the Loans and Notes under the Exit Facilities. The following discussion applies only to the Exit Facilities that are treated as indebtedness for U.S. federal income tax purposes and assumes that the "contingent payment debt instrument" rules do not apply to the Exit Facilities. U.S. Holders should consult their own tax advisors regarding the application of these rules. a. Payments of Qualified Stated Interest. Payments or accruals under the Exit Facilities, to the extent constituting "qualified stated interest," will generally be includible in the U.S. Holder's gross income as ordinary interest income and taxable at the time that such payments are accrued or are received in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. The term

120 "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the applicable loan or note under the Exit Facilities at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices. b. Issue Price, Original Issue Discount. A debt instrument may be treated as issued with original issue discount for U.S. federal income tax purposes if its issue price is less than its stated redemption price at maturity by an amount equal to or greater than a de minimis amount. A debt instrument's stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than "qualified stated interest." For purposes of determining whether there is original issue discount, the de minimis amount is generally equal to 1/4 of 1 percent of the stated redemption price at maturity of the applicable debt instrument multiplied by the number of complete years to maturity from the original issue date, or if the debt instrument provides for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity of the debt instrument (as determined under applicable Treasury Regulations). If any loan or note under the Exit Facilities is treated as issued with original issue discount, a U.S. Holder of such instrument generally (i) will be required to include the original issue discount in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of such instrument in advance of the receipt of the cash attributable to such original issue discount and regardless of the U.S. Holder's method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any cash payment on such instrument that is attributable to previously accrued original issue discount that has been included in its income. If the amount of original issue discount on any such loan or note is de minimis, rather than being characterized as interest, any payment attributable to the de minimis original issue discount generally will be treated as gain from the sale of such instrument and a pro rata amount of such de minimis original issue discount must be included in income as principal payments are received on such loan or note. If a U.S. Holder's initial tax basis in a loan or note is greater than its adjusted issue price and less than or equal to its stated redemption price at maturity, the loan or note will be considered to have been purchased at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount that a U.S. Holder must include in gross income with respect to the loan or note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year. Alternatively, if a U.S. Holder's initial tax basis in a loan or note exceeds its stated redemption price at maturity, the U.S. Holder will be considered to have acquired the loan or note with "amortizable bond premium" and will not be required to include any original issue discount in income. A U.S. Holder may generally elect to amortize the bond premium over the remaining term of the loan or note using a constant yield method as an offset to stated interest when includible in income under such Holder's regular method of accounting. If a U.S. Holder elects to amortize the bond premium, such Holder must reduce its tax basis in the loan or note by the amount of the premium used to offset stated interest. If a U.S. Holder does not elect to amortize the bond premium, that premium will decrease the gain or increase the loss otherwise recognized on the disposition of the loan or note. If a U.S. Holder's initial tax basis in the loan or note is less than its adjusted issue price, see the "market discount" discussion above.

121 As a general matter, in determining the "issue price" of any loan or note under the Exit Facilities, (i) if such instrument is "publicly traded," then the trading value of such instrument determines its issue price; (ii) if such instrument is not "publicly traded," but the Allowed Revolving Loan Claim or Allowed Secured Funded Debt Claim exchanged therefor is "publicly traded," the trading value of such Claim exchanged therefor determines its issue price (provided, for clauses (i) and (ii), unless such trading values represent mere indicative quotes and a position is established that demonstrates that such indicative quote materially misrepresented the fair market value of such property, in which case a U.S. Holder can use any method that provides a reasonable basis of fair market value); and (iii) if neither such instrument nor such Claim exchanged therefor is "publicly traded," the issue price of such instrument would be its stated redemption price at maturity. In general, a U.S. Holder of Claims must follow the Debtors' determination of issue price with respect to each debt instrument issued under the Plan, unless such U.S. Holder specifically discloses its disagreement with such determination on the U.S. Holder's own tax return. c. Sale, Exchange or other Taxable Disposition. Upon the disposition of any loan or note under the Exit Facilities by sale, exchange, retirement, redemption, or other taxable disposition, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (a) the amount realized on the disposition (other than amounts attributable to accrued but unpaid qualified stated interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (b) the U.S. Holder's adjusted tax basis in such instrument. The calculation of a U.S. Holder's adjusted tax basis in such instrument is discussed above. A U.S. Holder's adjusted tax basis will generally be increased by any accrued original issue discount previously included in such U.S. Holder's gross income and reduced by any payments received on the instrument other than payments of qualified stated interest. A U.S. Holder's gain or loss will generally constitute capital gain or loss and will be long- term capital gain or loss if the U.S. Holder has held such instrument for longer than one year. Non- corporate U.S. taxpayers are generally subject to a reduced U.S. federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations. C. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders. The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims. This discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local, non-U.S., and non-income tax consequences of the consummation of the Plan to such Non-U.S. Holder and, if applicable, the ownership and disposition of the Exit Facilities.

122 i. Gain Recognition by Non-U.S. Holders of Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, and Allowed Unsecured Notes Claims. Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders. Any gain realized by a Non-U.S. Holder of an Allowed Revolving Loan Claim, Allowed Secured Funded Debt Claim, or Allowed Unsecured Notes Claim on the exchange of such Claim (other than any gain attributable to accrued but unpaid interest (or original issue discount, if any), which will be taxable in the same manner as described below in "Accrued Interest") generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if an applicable income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to the gain realized on the exchange in the same manner as a U.S. Holder unless an applicable income tax treaty provides otherwise. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. ii. Accrued Interest. Subject to the discussion of backup withholding and the Foreign Account Tax Compliance Act ("FATCA") below, payments to a Non-U.S. Holder that are attributable to accrued but unpaid interest (or original issue discount, if any) with respect to Allowed Revolving Loan Claims, Allowed Secured Funded Debt Claims, or Allowed Unsecured Notes Claims generally will not be subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder provides to the withholding agent, prior to receipt of such payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless: (a). the Non-U.S. Holder actually or constructively owns ten percent or more of the total combined voting power of all classes of the Debtors' stock entitled to vote; (b). the Non-U.S. Holder is a "controlled foreign corporation" that is a "related person" with respect to the Debtors (each, within the meaning of the IRC); (c). the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

123 (d). such interest (or original issue discount, if any) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or suitable substitute or successor form or other such form as the IRS may prescribe) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax on a net basis generally in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non- U.S. Holder's effectively connected earnings and profits that are attributable to the accrued interest (or original issue discount, if any) at a rate of thirty percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A Non-U.S. Holder that does not qualify for the exemption from withholding tax with respect to accrued but unpaid interest (or original issue discount, if any) that is not effectively connected income ("ECI") generally will be subject to withholding of U.S. federal income tax at a thirty percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on any payments that are attributable to accrued but unpaid interest (or original issue discount, if any). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under an applicable income tax treaty by filing IRS Form W-8BEN or W-8BEN-E, as applicable (or suitable substitute or successor form or such other form as the IRS may prescribe), upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower applicable income tax treaty rate or exemption from tax with respect to such payments. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business. As described above in more detail, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest on such Allowed Claims, if any. iii. Consequences to Non-U.S. Holders of the Ownership and Disposition of the Exit Facilities. The following discussion applies only to the Exit Facilities that are treated as indebtedness for U.S. federal income tax purposes and assumes that the "contingent payment debt instrument" rules do not apply to the Exit Facilities. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules. a. Payments of Interest. Subject to the discussion of backup withholding and FATCA below, interest income (which, for purposes of this discussion of Non-U.S. Holders, includes original issue discount, if any) of a Non-U.S. Holder that is not ECI will qualify for the so-called "portfolio interest

124 exemption" and, therefore, will not be subject to U.S. federal income tax or withholding, provided that: (a). the Non-U.S. Holder does not own, actually or constructively, ten percent or more of total combined voting power of all classes of the Debtors' stock entitled to vote; (b). the Non-U.S. Holder is not a "controlled foreign corporation" that is a "related person" with respect to the Debtors (each, within the meaning of the IRC); (c). the Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the IRC; and (d). the beneficial owner gives the applicable withholding agent an appropriate IRS Form W-8 (or suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. person. If not all of these conditions are met, interest on the Exit Facilities paid to a Non-U.S. Holder that is not ECI will generally be subject to U.S. federal withholding tax at a 30 percent rate, unless an applicable income tax treaty reduces or eliminates such withholding and the Non-U.S. Holder claims the benefit of that applicable income tax treaty by providing an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe), that has been properly completed and duly executed. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business. If interest on the Exit Facilities paid to a Non-U.S. Holder is ECI, the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and the 30 percent withholding tax described above will not apply. To claim an exemption from withholding, such Non-U.S. Holder will be required to provide a properly executed IRS Form W- 8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). If a Non-U.S. Holder is eligible for the benefits of any applicable income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the applicable income tax treaty. In addition, a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional branch profits tax at a 30 percent rate, or, if applicable, a lower applicable income tax treaty rate, on its effectively connected earnings and profits attributable to such interest. The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and, as applicable, must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders

125 should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. b. Sale, Exchange, or Other Taxable Disposition of the Exit Facilities. A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, retirement, redemption, or other taxable disposition of any loan or note under the Exit Facilities (other than any amount representing accrued but unpaid interest thereon) unless: (a). the gain is ECI (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that such Non-U.S. Holder maintains in the United States); or (b). in the case of a Non-U.S. Holder who is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met. If a Non-U.S. Holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be taxed on the net gain derived from the disposition of such loan or note under the graduated U.S. federal income tax rates that are applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above. If an individual Non-U.S. Holder falls under the second of these exceptions, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition. iv. FATCA. Under FATCA, foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors and comply with certain other requirements or be subject to withholding at a rate of 30 percent on the receipt of "withholdable payments." For this purpose, "withholdable payments" are generally U.S.-source payments of fixed or determinable, annual or periodical income (including interest, original issue discount, and dividends), and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S.-source interest or dividends. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding with respect to the gross proceeds of a disposition of any debt instrument, or other property that can produce U.S.-source interest has been eliminated under proposed Treasury Regulations, which can be relied on until final regulations become effective.

126 Each Non-U.S. Holder is urged to consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non-U.S. Holder. D. Information Reporting and Backup Withholding. The Debtors, Reorganized Debtors, and any other applicable withholding agents will withhold all amounts required by law to be withheld from payments of interest, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. The IRS may make the information returns reporting such interest and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan. Additionally, under the backup withholding rules, a Holder may be subject to backup withholding (currently at a rate of 24 percent) with respect to distributions or payments made pursuant to the Plan unless that Holder: (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (ii) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder). A Non-U.S. Holder can generally establish an exemption from backup withholding by providing a properly executed applicable IRS Form W-8. Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided that the required information is timely provided to the IRS. In addition, from an information reporting perspective, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer's claiming a loss in excess of specified thresholds. Holders subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders' tax returns. XVIII. VOTING PROCEDURES AND REQUIREMENTS. Before voting to accept or reject the Plan, each Holder of a Claim entitled to vote on the Plan should carefully review the Plan attached hereto as Exhibit A and the instructions accompanying its Ballot. All descriptions of the Plan and of the voting procedures set forth in this Disclosure Statement are subject to the terms and conditions of the Plan and the Ballots, which shall govern in the event of any inconsistency, and to the Bankruptcy Court's approval of the Solicitation in connection with the Combined Hearing. A. Voting Record Date and Voting Deadline. The Voting Record Date, which is the date used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and to elect to opt in to the releases provided therein, is October 9, 2026.

127 For a Holder of a Claim in a Voting Class to have its vote counted, such Holder's Ballot (or, for a beneficial Holder that holds its Claim through a broker, dealer, commercial bank, trust company, or other nominee (a "Nominee"), the master ballot submitted on its behalf by such Nominee (a "Master Ballot")) must be properly completed, executed, and submitted so that it is actually received by the Claims and Noticing Agent on or before the Voting Deadline, which is November 30, 2026, at 5:00 p.m. (prevailing Eastern Time), unless extended by the Debtors in accordance with the Restructuring Support Agreement. B. Holders of Claims Entitled to Vote. Under the Bankruptcy Code, only holders of allowed claims or interests in classes that are impaired under a proposed plan, and that are not deemed to have rejected such plan, are entitled to vote to accept or reject such plan. Holders of Claims in Class 3 (Revolving Loan Claims), Class 4 (Secured Funded Debt Claims), and Class 5 (Unsecured Notes Claims) (collectively, the "Voting Classes") as of the Voting Record Date are entitled to vote on the Plan. Holders of Claims and Interests in all other Classes are either Unimpaired and conclusively presumed to have accepted the Plan, or Impaired and deemed to have rejected the Plan, and accordingly are not entitled to vote. C. Voting Instructions. Holders entitled to vote should carefully read their Ballots, follow the instructions contained therein, and use only the Ballot that accompanies this Disclosure Statement to cast their vote. A Holder that holds its Claim directly (including each Holder of a Revolving Loan Claim, USD Term Loan Claim, or EUR Term Loan Claim) must submit its Ballot so that it is actually received by the Claims and Noticing Agent on or before the Voting Deadline (a) by regular mail, overnight mail, or hand delivery to Getty Images Holdings, Inc., et al. Ballot Processing, c/o Kroll Restructuring Administration LLC, 850 3rd Avenue, Suite 412, Brooklyn, New York 11232, or (b) via the Claims and Noticing Agent's online e-ballot portal at https://restructuring.ra.kroll.com/GettyImagesBallots, using the unique E-Ballot ID provided with such Holder's Ballot. Ballots submitted by facsimile, email, or other means of electronic transmission (other than through the online e-ballot portal) will not be counted. Beneficial Holders of 11.25% Secured Notes Claims and Unsecured Notes Claims that hold their Claims through a Nominee should complete and return their Beneficial Holder Ballots (or otherwise convey their voting instructions) to their Nominee in accordance with the Nominee's instructions and in sufficient time to allow the Nominee to process such instructions and include them on a Master Ballot that is actually received by the Claims and Noticing Agent on or before the Voting Deadline. Nominees may submit Master Ballots to the Claims and Noticing Agent by regular mail, overnight mail, or hand delivery to the address set forth above, or by email to GettyImagesBallots@ra.kroll.com (with "Getty Images Holdings Master Ballot" in the subject line). Alternatively, a Nominee may "pre-validate" a Beneficial Holder Ballot and forward it to the applicable Beneficial Holder, which must then complete and return such pre-validated Beneficial Holder Ballot directly to the Claims and Noticing Agent in accordance with the instructions thereon (including, if applicable, by email to GettyImagesBallots@ra.kroll.com) so that it is actually received on or before the Voting Deadline.

128 FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT (OR, IF APPLICABLE, THE MASTER BALLOT SUBMITTED ON YOUR BEHALF) MUST BE ACTUALLY RECEIVED BY THE CLAIMS AND NOTICING AGENT ON OR BEFORE THE VOTING DEADLINE OF NOVEMBER 30, 2026, AT 5:00 P.M. (PREVAILING EASTERN TIME), UNLESS SUCH DEADLINE IS EXTENDED BY THE DEBTORS. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT THAT DOES NOT INDICATE A VOTE TO ACCEPT OR REJECT THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL NOT BE COUNTED. If you have any questions concerning the voting procedures, or if your Ballot is damaged or lost, you may contact the Claims and Noticing Agent by telephone at (844) 408-3675 (toll-free) or +1 (646) 825-2402 (international), or by email at GettyImagesBallots@ra.kroll.com (referencing "Getty Images Holdings, Inc." in the subject line). D. Fiduciaries and Other Representatives. If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested by the Debtors or the Claims and Noticing Agent, must submit proper evidence satisfactory to the Debtors of its authority to so act. E. Agreements upon Furnishing Ballots. The delivery of a Ballot accepting the Plan will constitute the agreement of the Holder submitting such Ballot to accept (a) all of the terms of, and conditions to, the Solicitation and (b) the terms of the Plan, including the releases, injunction, and exculpation set forth in Article VIII of the Plan. All parties in interest retain their right to object to Confirmation of the Plan, subject to the terms of the Restructuring Support Agreement, to the extent applicable. F. Change of Vote. Except as otherwise provided in the Restructuring Support Agreement, any Holder that has submitted a properly completed Ballot to the Claims and Noticing Agent on or before the Voting Deadline may revoke such Ballot and change its vote by submitting to the Claims and Noticing Agent, on or before the Voting Deadline, a subsequent properly completed Ballot. If more than one timely, properly completed Ballot is received with respect to the same Claim, the last such Ballot received by the Claims and Noticing Agent will supersede and revoke any prior Ballot. The Consenting Stakeholders have agreed, pursuant to the Restructuring Support Agreement, not to change or withdraw their votes except as permitted thereunder. After the Petition Date, a Holder may change or withdraw a vote cast prior to the Petition Date only with the approval of the Bankruptcy Court for cause shown in accordance with Bankruptcy Rule 3018(a); provided that notwithstanding Bankruptcy Rule 3018(a) or anything to the contrary contained in this Disclosure Statement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, any other applicable Law, or otherwise, any Consenting Stakeholder shall be permitted to change or withdraw a vote cast (including with respect to opting in to the releases) prior to Confirmation if permitted under the Restructuring Support Agreement without further order of the Bankruptcy Court.

129 G. Waivers of Defects, Irregularities, Etc. Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Claims and Noticing Agent and the Debtors, as applicable, in their reasonable discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right, subject to the Restructuring Support Agreement, to waive any defects or irregularities or conditions of delivery as to any particular Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. None of the Debtors, the Claims and Noticing Agent, or any other Entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liability for failure to provide such notification; provided that the Claims and Noticing Agent may, in its discretion, contact Holders that submit defective Ballots to make a reasonable effort to cure such deficiencies. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived, and Ballots previously furnished (and as to which any irregularities have not been cured or waived) will be invalidated. H. Tabulation Rules. Only votes cast by Holders in the Voting Classes that timely submit properly completed and executed Ballots will be counted in determining whether the Plan has been accepted under section 1126 of the Bankruptcy Code. A Holder must vote all of its Claims within a single Class either to accept or to reject the Plan and may not split its vote within a Class, and a Ballot that attempts to partially accept and partially reject the Plan will not be counted. A Holder that holds Claims in more than one Voting Class must submit a separate Ballot for each such Class and may vote differently in each such Class. The failure of a Holder to deliver a duly executed Ballot will be deemed an abstention, and abstentions will not be counted as votes to accept or reject the Plan. For purposes of tabulation, the amount of each Holder's Claim will be determined based on the principal amount of such Claim as of the Voting Record Date, as reflected in the records of the applicable administrative agent, trustee, or Nominee. As described in Article XV.E of this Disclosure Statement, any acceptances of the Plan by insiders of the Debtors (which may include the Plan Sponsors and their Affiliates) will be counted for purposes of section 1126(c) of the Bankruptcy Code but will not be included in determining whether the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied. XIX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN. The Debtors have evaluated several alternatives to the Plan. After studying these alternatives, the Debtors have concluded that the Plan is the best alternative and will maximize recoveries to Holders of Claims, assuming Confirmation and Consummation of the Plan. If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) the formulation of an alternative chapter 11 plan, (b) a sale of some or all of the Debtors' assets pursuant to section 363 of the Bankruptcy Code, or (c) a liquidation under chapter 7 of the Bankruptcy Code.

130 A. Alternative Plan of Reorganization. Subject to the terms of the Restructuring Support Agreement, if the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods have expired or been terminated, any other party in interest) could attempt to formulate a different chapter 11 plan. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of their assets. As described in Articles II and V of this Disclosure Statement, during the period in which the Debtors evaluated and pursued reasonable alternatives. The goal was to ensure that the Debtors achieved the most value-maximizing transaction in the limited time it had available. For example, Guggenheim Securities held discussions with six parties about potential financing alternatives. This included a mix of both solicited and unsolicited proposals. Of the six parties, one passed on the opportunity entirely. Others proposed transactions that fell broadly into two baskets: (i) highly structured transactions that would have required a reorganization of the Debtors' business while leaving the Debtors highly levered with incremental, very expensive indebtedness and that assumed a consensual exchange or settlement with unsecured noteholders and/or parties with litigation Claims against the Debtors; or (ii) an amount of capital that would not have been sufficient to refinance the Debtors' current capital structure and would have likely necessitated a bankruptcy to implement. The Debtors determined that, after considering, among other factors, the maturity extension, deleveraging and interest rate reductions in the deals reached with both Ad Hoc Groups, none of the proposals were as favorable as those available under the Restructuring Support Agreement. Moreover, in the months between the public announcement of the termination of the Shutterstock Merger Agreement and the Petition Date, no third party approached the Company with a superior proposal to acquire the Company, refinance its indebtedness, or provide new capital. Although the Restructuring Support Agreement preserves the Debtors' ability to consider and pursue a superior alternative proposal, the Debtors believe that any alternative plan would likely result in substantial delay, increased administrative expenses, the potential loss of the New Equity Investment and the DIP Facility, and lower recoveries to Holders of Claims than those provided under the Plan. B. Sale Under Section 363 of the Bankruptcy Code. If the Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and a hearing, authorization to sell all or substantially all of their assets under section 363 of the Bankruptcy Code. Holders of Secured Claims would be entitled to credit bid on any property to which their security interests are attached, and to offset their Claims against the purchase price of such property, to the extent permitted by section 363(k) of the Bankruptcy Code. In addition, the consummation of a sale of all or substantially all of the Debtors' assets would result in the termination of the DIP Facility. Upon analysis and consideration of this alternative, the Debtors do not believe that a sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for Holders of Claims than the Plan. C. Liquidation Under Chapter 7 of the Bankruptcy Code. If no chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code. The Liquidation Analysis attached hereto as Exhibit E sets

131 forth the likely effects on the recoveries of Holders of Allowed Claims and Interests in the event of a liquidation under chapter 7 of the Bankruptcy Code. As described in Article XV.C of this Disclosure Statement and the Liquidation Analysis, the Debtors believe that a liquidation under chapter 7 of the Bankruptcy Code would result in substantially lower distributions to Holders of Allowed Claims and Interests than those contemplated under the Plan because, among other things, (a) the value the Debtors would expect to obtain for their assets in a liquidation would be materially less than their value as a going concern, (b) a liquidation would generate additional Claims against the Debtors' Estates, including Claims arising from the rejection of Executory Contracts and Unexpired Leases (including the License Agreements) and the termination of employees, and (c) a liquidation would result in delay and additional administrative expenses associated with the appointment of a chapter 7 trustee and the trustee's retention of professionals, who would need to become familiar with the many legal and factual issues in the Chapter 11 Cases. [Remainder of page intentionally left blank]

XX. RECOMMENDATION In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors' creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan. Any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses, ultimately resulting in smaller distributions to Holders of Allowed Claims than those set forth in the Plan. Dated: October 20, 2026 GETTY IMAGES HOLDINGS, INC. on behalf of itself and all other Debtors /s/ Craig Peters Craig Peters Chief Executive Officer Getty Images Holdings, Inc.

EXHIBIT A Plan of Reorganization

Solicitation Version THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE COMMENCEMENT OF THE CHAPTER 11 CASES. IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE ) In re: ) ) Chapter 11 GETTY IMAGES HOLDINGS, INC., et al.,1 ) ) IMPORTANT: No Chapter 11 Case has been Debtors. ) commenced as of distribution of this ) Plan and the Disclosure Statement. JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF GETTY IMAGES HOLDINGS, INC. AND ITS DEBTOR SUBSIDIARIES COLE SCHOTZ P.C. Seth Van Aalten Justin R. Alberto Sarah A. Carnes Jack M. Dougherty 500 Delaware Avenue, Suite 600 Wilmington, Delaware 19801 Telephone: (302) 652-3131 Facsimile: (302) 652-3117 Email: svanaalten@coleschotz.com jalberto@coleschotz.com scarnes@coleschotz.com jdougherty@coleschotz.com SIMPSON THACHER & BARTLETT LLP Brian E. Schartz Elisha D. Graff Rachael L. Foust Dov Gottlieb Olivia F. Acuña 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-3702 Facsimile: (212) 455-2502 Email: brian.schartz@stblaw.com egraff@stblaw.com rachael.foust@stblaw.com dov.gottlieb@stblaw.com olivia.acuna@stblaw.com Proposed Co-Counsel for the Debtors and Debtors in Possession Proposed Co-Counsel for the Debtors and Debtors in Possession 1 The anticipated Debtors in the Chapter 11 Cases, along with the last four digits of each anticipated Debtor's federal tax identification number, are: Getty Images Holdings, Inc. (4229); Griffey Midco (DE), LLC (7122); Abe Investment Holdings, Inc. (5107); Getty Images, Inc. (7556); Getty Images (US), Inc. (8819); Getty Images News Services (PRC), Inc. (1849); and Getty Images (Seattle), Inc. (6863). The location of the anticipated Debtors' service address for purposes of these chapter 11 cases is: 605 5th Ave. S. Suite 400, Seattle, WA 98104.

i TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES ...................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 16 C. Computation of Time. ..................................................................................................................... 16 D. Governing Law. .............................................................................................................................. 17 E. Reference to Monetary Figures. ...................................................................................................... 17 F. Reference to the Debtors or the Reorganized Debtors. ................................................................... 17 G. Controlling Document. .................................................................................................................... 17 H. Consultation, Information, Notice, and Consent Rights.................................................................. 17 ARTICLE II. ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS, AND RESTRUCTURING EXPENSES ........................................................................ 17 A. Administrative Claims. ................................................................................................................... 17 B. DIP Claims. ..................................................................................................................................... 18 C. Professional Fee Claims. ................................................................................................................. 18 D. Priority Tax Claims. ........................................................................................................................ 19 E. Payment of Statutory Fees. ............................................................................................................. 19 F. Payment of Restructuring Expenses. ............................................................................................... 20 G. Payment of Plan Sponsor Fees and Expenses. ................................................................................ 20 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................................... 20 A. Classification of Claims and Interests. ............................................................................................ 20 B. Treatment of Claims and Interests. ................................................................................................. 21 C. Special Provision Governing Unimpaired Claims. ......................................................................... 25 D. Elimination of Vacant Classes. ....................................................................................................... 25 E. Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 25 F. Intercompany Interests. ................................................................................................................... 25 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 25 H. Controversy Concerning Impairment. ............................................................................................. 26 I. Subordinated Claims. ...................................................................................................................... 26 J. Warrant Claims and Warrant Litigation. ......................................................................................... 26 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ........................................................................ 27 A. General Settlement of Claims and Interests. ................................................................................... 27 B. Restructuring Transactions.............................................................................................................. 27 C. The Reorganized Debtors. ............................................................................................................... 27 D. Sources of Consideration for Plan Distribution. ............................................................................. 28 E. Corporate Existence. ....................................................................................................................... 30 F. Corporate Actions. .......................................................................................................................... 30 G. Vesting of Assets in the Reorganized Debtors. ............................................................................... 31 H. Cancellation of Notes, Instruments, Certificates, and Other Documents. ....................................... 31 I. New Organizational Documents. .................................................................................................... 32 J. Directors and Officers of the Reorganized Debtors. ....................................................................... 32 K. Indemnification Policies and Indemnification Provisions. .............................................................. 32 L. Effectuating Documents; Further Transactions. .............................................................................. 33 M. Certain Securities Law Matters. ...................................................................................................... 33 N. Section 1146 Exemption. ................................................................................................................ 34 O. Management Incentive Plan. ........................................................................................................... 34 P. Preservation of Causes of Action. ................................................................................................... 34 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 35 A. Assumption and Rejection of Executory Contracts and Unexpired Leases. ................................... 35 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. ..................................... 36 C. Cure of Defaults and Objections to Cure and Assumption. ............................................................ 37

ii D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. .......... 38 E. Employee Matters. .......................................................................................................................... 38 F. Director and Officer Liability Insurance. ........................................................................................ 39 G. Other Insurance Policies. ................................................................................................................ 39 H. Reservation of Rights. ..................................................................................................................... 39 I. Nonoccurrence of Effective Date. ................................................................................................... 40 J. Contracts and Leases Entered Into After the Petition Date. ............................................................ 40 K. Trademark Option Agreement. ....................................................................................................... 40 L. Intellectual Property Licenses. ........................................................................................................ 40 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 41 A. Distributions on Account of Claims Allowed as of the Effective Date. .......................................... 41 B. Disbursing Agent. ........................................................................................................................... 41 C. Rights and Powers of Disbursing Agent. ........................................................................................ 42 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 42 E. Manner of Payment. ........................................................................................................................ 43 F. Indefeasible Distributions. .............................................................................................................. 43 G. Section 1145 Exemption. ................................................................................................................ 43 H. Compliance with Tax Requirements. .............................................................................................. 44 I. Allocations. ..................................................................................................................................... 44 J. No Postpetition Interest on Claims.................................................................................................. 44 K. Foreign Currency Exchange Rate. .................................................................................................. 44 L. Setoffs and Recoupment. ................................................................................................................ 44 M. Claims Paid or Payable by Third Parties. ........................................................................................ 45 N. Single Satisfaction of Claims. ......................................................................................................... 45 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 46 A. Disputed Claims Process. ................................................................................................................ 46 B. Allowance of Claims. ...................................................................................................................... 46 C. Claims Administration Responsibilities. ......................................................................................... 47 D. Estimation of Claims and Interests. ................................................................................................ 47 E. Adjustment to Claims or Interests without Objection. .................................................................... 47 F. Disallowance of Claims or Interests................................................................................................ 47 G. No Distributions Pending Allowance. ............................................................................................. 48 H. Distributions After Allowance. ....................................................................................................... 48 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 48 A. Discharge of Claims and Termination of Interests. ......................................................................... 48 B. Release of Liens. ............................................................................................................................ 48 C. Releases by the Debtors. ............................................................................................................... 49 D. Releases by the Releasing Parties. ............................................................................................... 50 E. Exculpation. ................................................................................................................................... 51 F. Injunction....................................................................................................................................... 52 G. Protections Against Discriminatory Treatment. .............................................................................. 53 H. Document Retention. ...................................................................................................................... 53 I. Reimbursement or Contribution. ..................................................................................................... 53 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ........................................... 53 A. Conditions Precedent to the Effective Date. ................................................................................... 53 B. Waiver of Conditions. ..................................................................................................................... 54 C. Substantial Consummation.............................................................................................................. 55 D. Effect of Failure of Conditions. ...................................................................................................... 55 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 55 A. Modification and Amendments. ...................................................................................................... 55 B. Effect of Confirmation on Modifications. ....................................................................................... 55

iii C. Revocation or Withdrawal of Plan. ................................................................................................. 56 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 56 ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 58 A. Immediate Binding Effect. .............................................................................................................. 58 B. Additional Documents. ................................................................................................................... 58 C. Statutory Committee and Cessation of Fee and Expense Payment. ................................................ 58 D. Reservation of Rights. ..................................................................................................................... 58 E. Successors and Assigns. .................................................................................................................. 58 F. Notices. ........................................................................................................................................... 59 G. Enforcement of Confirmation Order. .............................................................................................. 60 H. Term of Injunctions or Stays. .......................................................................................................... 60 I. Entire Agreement. ........................................................................................................................... 60 J. Exhibits. .......................................................................................................................................... 61 K. Nonseverability of Plan Provisions. ................................................................................................ 61 L. Votes Solicited in Good Faith. ........................................................................................................ 61 M. Closing of Chapter 11 Cases. .......................................................................................................... 61 N. Waiver or Estoppel.......................................................................................................................... 62 O. Creditor Default. ............................................................................................................................. 62

INTRODUCTION Getty Images Holdings, Inc. and certain of its Affiliates intend to file voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court and propose this joint prepackaged plan of reorganization (the "Plan") as debtors and debtors in possession (each a "Debtor" and, collectively, the "Debtors") for the resolution of the outstanding Claims against and Interests in the Debtors. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the accompanying Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors' history, business, assets, operations, valuation, projections, risk factors, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. "9.75% Notes" means the 9.750% Senior Notes due 2027 issued by Getty Images, Inc., pursuant to the 9.75% Notes Indenture. 2. "9.75% Notes Claims" means any Claim on account of, related to, or in connection with the 9.75% Notes. 3. "9.75% Notes Indenture" means that certain Indenture, dated as of February 19, 2019 (as supplemented by that certain First Supplemental Indenture, dated as of February 19, 2019, that certain Second Supplemental Indenture, dated as of March 29, 2023, and that certain Third Supplemental Indenture, dated as of October 21, 2025), by and among, as applicable, (a) Getty Images, Inc., as issuer, (b) Getty Images Holdings, Inc., Getty Images News Services (PRC), Inc., Getty Images (US), Inc., and Getty Images (Seattle), Inc., as guarantors, and (c) the 9.75% Notes Trustee, as further amended, restated, supplemented, or otherwise modified from time to time. 4. "9.75% Notes Trustee" means Wilmington Trust, National Association, (and any predecessors or successors thereto, as permitted by the terms of the 9.75% Notes Indenture), in its capacities as Trustee, Paying Agent, and Note Registrar (each as defined in the 9.75% Notes Indenture) and in any other capacities under or related to the 9.75% Notes Documents. 5. "11.25% Secured Notes" means the 11.250% Senior Secured Notes due 2030 issued by Getty Images, Inc., pursuant to the 11.25% Secured Notes Indenture. 6. "11.25% Secured Notes Claims" means any Claim on account of, related to, or in connection with the 11.25% Secured Notes. 7. "11.25% Secured Notes Indenture" means that certain Indenture, dated as of May 5, 2025, by and among (a) Getty Images, Inc. as the issuer, (b) Griffey Midco(DE), LLC, Abe Investment Holdings, Inc., Getty Images

2 News Services (PRC), Inc., Getty Images (US), Inc., and Getty Images (Seattle), Inc. as guarantors, and (c) the 11.25% Secured Notes Trustee, as amended and supplemented from time to time. 8. "11.25% Secured Notes Trustee" means U.S. Bank Trust Company, National Association, in its capacity as the trustee and notes collateral agent under the 11.25% Secured Notes Indenture. 9. "14.00% Notes" means the 14.000% Senior Notes due 2028 issued by Getty Images, Inc., pursuant to the 14.00% Notes Indenture. 10. "14.00% Notes Claims" means any Claim on account of, related to, or in connection with the 14.00% Notes. 11. "14.00% Notes Indenture" means that certain Indenture, dated as of October 21, 2025 (as supplemented by that certain First Supplemental Indenture, dated as of October 21, 2025), by and among (a) Getty Images, Inc., as issuer, (b) Getty Images Holdings, Inc., Getty Images News Services (PRC), Inc., Getty Images (US), Inc., and Getty Images (Seattle), Inc., as guarantors, and (c) the 14.00% Notes Trustee, as further amended and, restated, supplemented, or otherwise modified from time to time. 12. "14.00% Notes Trustee" means Wilmington Trust, National Association (and any predecessors or successors thereto, as permitted by the terms of the 14.00% Notes Indenture), in its capacities as Trustee, Paying Agent, and Note Registrar (each as defined in the 14.00% Notes Indenture) and in any other capacities under or related to the 14.00% Notes Documents. 13. "Administrative Claim" means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors' businesses; and (b) Allowed Professional Fee Claims. 14. "Affiliate" has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Entity that is not a Debtor, the term "Affiliate" shall apply to such Entity as if such Entity were a Debtor; provided that "Affiliate" of any Debtor shall not, and shall not be deemed to, include any Plan Sponsor or any Affiliate of any Plan Sponsor, and "Affiliate" of any Plan Sponsor shall not, and shall not be deemed to, include any Debtor. 15. "Agents" means, collectively, the Credit Agreement Agent, the DIP Agent, the New Credit Agreement Agent, and any other administrative agent, collateral agent, or similar Entity under the Credit Agreement, DIP Credit Agreement, New Credit Agreement, or similar documents, as applicable, that may exist from time to time, including, in each case, any successors thereto, each in its capacity as such. 16. "Agents/Trustees" means, collectively, each of the Agents and Trustees. 17. "Allowed" means, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtor that: (a) is deemed allowed under the Bankruptcy Code; (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of this Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (c) has been allowed by a Final Order of the Bankruptcy Court. Any Claim or Interest (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an "Allowed" Claim. Except as otherwise specified in this Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. 18. "Avoidance Actions" means any and all actual or potential avoidance, recovery, subordination, or similar Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties-in-interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies arising under chapter 5 and section 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer Law and other Law.

3 19. "Bank Product Provider" means each Consenting RCF Lender (or Affiliate thereof) that is party to a Bank Product Agreement, in its capacity as such. 20. "Bank Product Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer or any other cash management arrangement to between any Debtor and any Bank Product Provider. 21. "Bank Product Obligations" means all obligations of the Debtors under or in respect of the Bank Product Agreements. 22. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 23. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware. 24. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time. 25. "Blue-Sky Laws" means any local or state securities Law of any securities regulatory authority of any locality or any state. 26. "Business Day" means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)). 27. "Cash" means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America. 28. "Cash Management Orders" means the orders entered by the Bankruptcy Court (a) authorizing the Debtors to (i) continue to operate the cash management system, (ii) honor certain prepetition obligations related thereto, (ii) maintain existing business forms, and (iv) continue intercompany transactions, (b) granting administrative expense status to postpetition intercompany transactions, and (c) granting related relief on an interim or final basis. 29. "Causes of Action" means any and all actions, Claims, interests, remedies, causes of action, controversies, demands, proceedings, agreements, rights, Liens, indemnities, contributions, guaranties, suits, obligations, liabilities, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) any and all rights of setoff, counterclaim, or recoupment, and Claims for breach of contract or for breach of duties imposed by law or in equity; (b) any and all rights to dispute, object to, compromise, or seek to recharacterize, reclassify, subordinate, or disallow Claims against or Interests in the Debtors; (c) any and all Claims pursuant to section 362 or Avoidance Actions; (d) any and all Claims or defenses, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any and all state or foreign law fraudulent transfer or similar Claims. 30. "Chapter 11 Cases" means (a) when used with reference to a particular Debtor, any case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 31. "Claim" means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 32. "Claims and Noticing Agent" means Kroll Restructuring Administration LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors, pursuant to an order of the Bankruptcy Court.

4 33. "Claims Register" means the official register of Claims against the Debtors maintained by the Claims and Noticing Agent. 34. "Class" means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 35. "CM/ECF" means the Bankruptcy Court's Case Management and Electronic Case Filing system. 36. "Compensation and Benefits Programs" means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers' compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors' employees, former employees, retirees, and non-employee directors and managers, in each case existing with the Debtors as of immediately prior to the Effective Date. 37. "Confirmation" means the Bankruptcy Court's entry of the Confirmation Order on the docket of the Chapter 11 Cases. 38. "Confirmation Date" means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 39. "Confirmation Hearing" means the hearing(s) held by the Bankruptcy Court on confirmation of this Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code and if applicable, approval of the Disclosure Statement and Solicitation Materials, as such hearing(s) may be continued from time to time. 40. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which may also be the Disclosure Statement Order. 41. "Consenting Creditor Fees and Expenses" means the reasonable and documented fees and expenses of (a)(i) Gibson, Dunn & Crutcher LLP as counsel to certain Consenting Secured Lenders; (ii) Houlihan Lokey Capital, Inc. as investment banker to certain Consenting Secured Lenders; and (iii) Pachulski Stang Ziehl & Jones LLP as local counsel to certain Consenting Secured Lenders; (b)(i) Milbank LLP as counsel to the Credit Agreement Agent and (ii) one local counsel to the Credit Agreement Agent; (c)(i) Akin Gump Strauss Hauer & Feld LLP as counsel to the Unsecured Noteholders Ad Hoc Committee; (ii) Perella Weinberg Partners as investment banker to the Unsecured Noteholders Ad Hoc Committee; and (iii) Pashman Stein Walder Hayden, P.C. as local counsel to the Unsecured Noteholders Ad Hoc Committee, in each case, whether incurred before, on, or after the Petition Date and in accordance with the applicable engagement letters or fee arrangements. 42. "Consenting RCF Lenders" has the meaning set forth in the Restructuring Support Agreement. 43. "Consenting Secured Lenders" has the meaning set forth in the Restructuring Support Agreement. 44. "Consenting Stakeholders" has the meaning set forth in the Restructuring Support Agreement. 45. "Consenting Unsecured Noteholders" has the meaning set forth in the Restructuring Support Agreement. 46. "Consummation" means the occurrence of the Effective Date. 47. "Credit Agreement" means that certain Credit Agreement, dated as of February 19, 2019, by and among (a) Abe Investment Holdings, Inc. and Getty Images, Inc. as borrowers, (b) Griffey Midco(DE), LLC, Getty Images News Services (PRC), Inc., Getty Images (US), Inc., and Getty Images (Seattle), Inc. as guarantors, (c) the lenders party thereto, (d) the Credit Agreement Agent, and (e) certain other parties thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time.

5 48. "Credit Agreement Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Credit Agreement, or any successor thereto. 49. "Cure" means all amounts, including an amount of $0, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 50. "D&O Liability Insurance Policies" means all insurance policies (including any "tail policy") covering any of the Debtors' current or former directors', managers', officers' and/or employees' liability and all agreements, documents, or instruments relating thereto. 51. "Debtor Release" means the releases given on behalf of the Debtors and their Estates as set forth in Article VIII.C of this Plan. 52. "Debtors" has the meaning set forth in the preamble to this Plan. 53. "Definitive Documents" means the documents listed in Section 3.01 of the Restructuring Support Agreement. 54. "DIP Agent" means the administrative agent and collateral agent under the DIP Credit Agreement, in its capacity as such. 55. "DIP Claims" means any Claim on account of, related to, or in connection with the DIP Facility (including, for the avoidance of doubt, all amounts borrowed by the Debtors under the DIP Facility, and all fees, expenses and other amounts owed by the Debtors under or relating to the DIP Documents). 56. "DIP Credit Agreement" means that certain credit agreement by and among certain of the Debtors, the DIP Agent, and the DIP Lenders setting forth the terms and conditions of the DIP Facility, as may be amended, supplemented, or otherwise modified from time to time. 57. "DIP Delayed-Draw Loans" means the term loans in an aggregate principal amount of $30,000,000.00, available under the DIP Facility upon the entry of the Interim DIP Order and other conditions as set forth in the DIP Documents. 58. "DIP Documents" means, collectively, the DIP Term Sheet, DIP Orders, the DIP Credit Agreement, and the related ancillary documents. 59. "DIP Exit Fee" has the meaning set forth in the DIP Term Sheet. 60. "DIP Facility" means the debtor-in-possession multi-draw financing facility in an aggregate principal amount of up to $143,000,000.00. 61. "DIP Initial Loans" means the term loans in an aggregate principal amount of $85,000,000.00 available under the DIP Facility, available upon the entry of the Interim DIP Order. 62. "DIP Final Loans" means the term loans in an aggregate principal amount of $28,000,000.00 available under the DIP Facility, available upon the entry of the Final DIP Order. 63. "DIP Lenders" means any Entity providing commitments and funding the DIP Loans incurred under the DIP Facility, including the Plan Sponsors that provide such commitments and fund such loans. 64. "DIP Loans" means, collectively, the DIP Initial Loans, the DIP Delayed-Draw Loans, and the DIP Final Loans.

6 65. "DIP New Interests" means the New Interests to be distributed to the DIP Lenders on account of their DIP Claims other than the DIP Claims representing the principal amount of DIP Delayed-Draw Loans, in accordance with the ECL, subject to dilution by the MIP Interests. 66. "DIP Orders" means, collectively, the Interim DIP Order and the Final DIP Order. 67. "DIP Term Sheet" means Exhibit B to the Restructuring Support Agreement. 68. "Disbursing Agent" means the Reorganized Debtors or the Entity or Entities selected by the Debtors or the Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to this Plan; provided that notwithstanding the foregoing, all distributions on account of the Unsecured Notes Claims shall be made to, or in a manner acceptable to, the applicable Unsecured Notes Trustee for distribution in accordance with the Plan. 69. "Disclosure Statement" means the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries, including all exhibits and schedules thereto, that is prepared and distributed in accordance with sections 1125 and 1126 of the Bankruptcy Code and any other applicable Law, as may be amended, supplemented, or otherwise modified from time to time, to be approved by the Disclosure Statement Order. 70. "Disclosure Statement Order" means the order of the Bankruptcy Court approving the Disclosure Statement as a disclosure statement meeting the applicable requirements of the Bankruptcy Code and, to the extent necessary, approving the related Solicitation Materials, which order may be the Confirmation Order. 71. "Disputed" means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not disallowed under this Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 72. "Distribution Date" means, except as otherwise set forth in this Plan, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims or Interests entitled to receive distributions under this Plan. 73. "Distribution Record Date" means the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under this Plan, which date shall be the Confirmation Date, or such other date as may be agreed by the Debtors, the Required Consenting Secured Lenders, each Plan Sponsor, and with respect to the holders of Revolving Loan Claims, the Credit Agreement Agent. The Distribution Record Date shall not apply to distributions in respect of the 11.25% Secured Notes Claims and Unsecured Notes Claims held through the facilities of DTC, the Holders of which shall receive distributions in accordance with the customary procedures of DTC and the provisions of this Plan. Each Unsecured Notes Trustee may, but shall not be required to, establish a record date for distributions on account of the applicable Unsecured Notes Claims. 74. "DTC" means the Depository Trust Company. 75. "ECL" means that certain equity commitment letter, dated as of October 12, 2026 (including all exhibits and schedules thereto), attached to the Restructuring Support Agreement as Exhibit C, by and among the Debtors and the Plan Sponsors (in their capacity as the New Equity Investors) that sets forth the terms and conditions of the New Equity Investment and the Equitization Commitment, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms and the Restructuring Support Agreement. 76. "Effective Date" means the date on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of

7 this Plan and (b) this Plan is declared effective by the Debtors. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 77. "Entity" has the meaning set forth in section 101(15) of the Bankruptcy Code. 78. "Equitization Commitment" means the commitment by the Plan Sponsors to equitize their Allowed DIP Claims and Allowed Secured Funded Debt Claims in accordance with the ECL. 79. "Equitization New Interests" means the New Interests to be distributed to the Plan Sponsors (or their designees) on account of their EUR Term Loan Claims pursuant to the Equitization Commitment in accordance with the ECL, subject to dilution by the MIP Interests. 80. "Estate" means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor's Chapter 11 Case. 81. "EUR Term Loan Claims" means any Claim on account of, related to, or in connection with the EUR Term Loans. 82. "EUR Term Loans" means the "Euro Term B-1 Loans" as defined in the Credit Agreement. 83. "Exchange Act" means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78pp, or any similar federal Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 84. "Exculpated Parties" means, collectively, each of the following in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) members of the Special Committee; (d) each Unsecured Notes Trustee and Credit Agreement Agent, solely to the extent acting as a Disbursing Agent or otherwise making, directing, or facilitating distributions under, or taking any other action in the administration or consummation of, this Plan; and (e) with respect to each of the foregoing Entities in clauses (a) through (d), (i) their respective current officers, their current and former directors, and limited liability company managers, who served in such capacity at any time between the Petition Date and the Effective Date, and (ii) each of their attorneys, financial advisors, investment bankers, consultants, and other professionals or advisors whose retentions were approved by the Bankruptcy Court pursuant to an order approving such professional's and advisor's retention application, as applicable. 85. "Executory Contract" means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 86. "Exit Facilities" means, collectively, the New RCF, the New Term Loans, and the New Notes. 87. "Exit Facility Documents" means, collectively, the New Term Loan Documents, the New RCF Documents, and the New Notes Documents. 88. "Exit Term Sheet" means Exhibit D to the Restructuring Support Agreement. 89. "Expense Reimbursement" has the meaning set forth in the ECL. 90. "Federal Judgment Rate" means the federal judgment rate in effect as of the Petition Date. 91. "File," "Filed," or "Filing" means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 92. "Final DIP Order" means an order of the Bankruptcy Court approving the DIP Facility and authorizing the use of cash collateral on a final basis. 93. "Final Order" means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that (a) has not been reversed, stayed, modified, or amended, as entered

8 on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and (b) as to which (i) the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or (ii) any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order. 94. "General Unsecured Claim" means any Claim that is not a Secured Claim, other than (a) Administrative Claims, (b) Professional Fee Claims, (c) Priority Tax Claims, (d) Other Priority Claims, (e) Unsecured Notes Claims, (f) Intercompany Claims, or (g) Section 510(b) Claims. 95. "Governing Body" means, in each case in its capacity as such, a board of directors, board of managers, manager, managing member, general partner, special committee, or any other similar governing body of any of the Debtors or Reorganized Debtors. 96. "Governmental Unit" has the meaning set forth in section 101(27) of the Bankruptcy Code. 97. "Holder" means an Entity holding a Claim against or an Interest in any Debtor, as applicable. 98. "Holdings" means Getty Images Holdings, Inc. 99. "Holdings Interests" means any Interest in Holdings and any options, warrants, or contractual rights to acquire an Interest in Holdings, including the Warrants. 100. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. 101. "Impaired" means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 102. "Indemnification Provisions" means each of the Debtors' indemnification provisions in place as of the Petition Date, whether in the Debtors' bylaws, certificates of incorporation, other formation documents, board resolutions, indemnification agreements, employment agreements, engagement letters, or other contracts, for the current and former directors, officers, managers, employees, attorneys, investment bankers, other professionals, and agents of the Debtors and such current and former directors', officers', managers', employees', attorneys', investment bankers', other professionals', and agents' respective Affiliates, including, in each case, any such individual or Entity designated by or affiliated with any Plan Sponsor. 103. "Indentures" means, collectively, the 11.25% Secured Notes Indenture, the 14.00% Notes Indenture, and the 9.75% Notes Indenture. 104. "Intercompany Claim" means any Claim against any Debtor held by a Debtor or an Affiliate of a Debtor; provided that no DIP Claim or Secured Funded Debt Claim (other than any such Claim held by a Debtor) shall constitute an Intercompany Claim. 105. "Intercompany Interest" means an Interest in any Debtor held by a Debtor or an Affiliate of a Debtor. 106. "Interest" means any equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interest, unit or share in any Debtor and any other rights, options, warrants, restricted stock awards, performance share awards, performance share units, stock appreciation rights, phantom stock rights, redemption rights, repurchase rights, stock-settled restricted stock units, cash-settled restricted stock units, other securities, agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity,

9 ownership, or profits interests of any Debtor or any other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certificated, transferable, preferred, common, voting, or denominated "stock" or similar security). 107. "Interim DIP Order" means an order of the Bankruptcy Court approving the DIP Facility and authorizing the use of cash collateral on an interim basis. 108. "Investment New Interests" means the New Interests to be distributed to the New Equity Investors on account of the New Equity Investment in accordance with the ECL, subject to dilution by the MIP Interests. 109. "Judicial Code" means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 110. "Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 111. "License Agreement" means each license, sublicense, or other agreement granting rights in intellectual property to which a Debtor is a party and that is not identified on the Schedule of Rejected Executory Contracts and Unexpired Leases. 112. "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code. 113. "MIP" means an equity-based management incentive plan of the Reorganized Debtors to be established and implemented by the Reorganized Debtors after the Effective Date in accordance with Article IV.O of this Plan. 114. "MIP Interests" means up to 10 percent of New Interests on a fully diluted basis issued or reserved pursuant to the MIP. The MIP Interests shall not dilute the New Preferred Interests. 115. "Moelis Engagement Letter" has the meaning set forth in the Restructuring Support Agreement. 116. "New Board" means the Governing Body of New Getty Images as of the Effective Date. 117. "New Credit Agreement" means that certain credit agreement, to be dated on or around the Effective Date, by and among certain of the Debtors or Reorganized Debtors, the New Credit Agreement Agent, and the lenders party thereto from time to time, that sets forth the terms of the New Term Loans and the New RCF in accordance with the terms of the Exit Term Sheet. 118. "New Credit Agreement Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the New Credit Agreement. 119. "New Equity Investment" means the equity investment in New Getty Images by the New Equity Investors in Cash in an aggregate amount of (a) $433,212,922.50 minus the principal amount of (b) DIP Initial Loans and (c) DIP Final Loans (in the case of (b) and (c), outstanding as of the Effective Date and excluding any interest (including capitalized interest), fees, expenses, or other obligations under the DIP Facility) in exchange for the Investment New Interests in connection with the Equitization Commitment and on the terms set forth in the ECL. 120. "New Equity Investors" means each investor of the New Equity Investment party to the ECL, together with its Affiliates, Related Funds, and any trust or similar Entity established by or for the benefit of such investor or any of its Affiliates, in each case, to the extent such Entity funds or holds (or is assigned or designated to fund or hold) any portion of the New Equity Investment in accordance with the ECL.

10 121. "New EUR Term Loans" means the senior secured term loans denominated in Euros to be incurred by the applicable Reorganized Debtors on the Effective Date pursuant to the New Credit Agreement. 122. "New Getty Images" means the parent of the Reorganized Debtors on and after the Effective Date, which may be a new Entity or the reorganized Holdings. 123. "New Interests" means, subject to the Restructuring Transaction Steps (if applicable), the new common shares or membership interests in New Getty Images. For the avoidance of doubt, the New Interests do not include the New Preferred Interests. 124. "New Notes" means the new senior secured notes to be issued by the applicable Reorganized Debtors on the Effective Date in accordance with the New Notes Indenture. 125. "New Notes Documents" means the New Notes Indenture and all security and other documents related thereto. 126. "New Notes Indenture" means that certain Indenture, dated as of the Effective Date, that sets forth the terms and conditions of the New Notes in accordance with the Exit Term Sheet. 127. "New Notes Trustee" means the indenture trustee and collateral agent under the New Notes Indenture. 128. "New Organizational Documents" means the documents providing for corporate governance of New Getty Images and the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents or shareholders' agreements, as applicable, which shall be consistent with the Restructuring Support Agreement, this Plan, and section 1123(a)(6) of the Bankruptcy Code (as applicable). 129. "New Preferred Interests" means the preferred interests to be issued by New Getty Images on terms consistent with the Restructuring Term Sheet to be distributed to the DIP Lenders (or their designees) on account of their DIP Claims representing the principal amount of DIP Delayed-Draw Loans outstanding as of the Effective Date in accordance with the ECL. The New Preferred Interests shall not be subject to dilution by the MIP Interests. For the avoidance of doubt, the New Preferred Interests do not include the New Interests. 130. "New Preferred Interests Documents" means the certificate of designation, the applicable provisions of the New Organizational Documents, and any other agreements, instruments, or documents governing the terms of the New Preferred Interests, each of which (or a term sheet in respect thereof) shall be included in the Plan Supplement. 131. "New RCF" means an amended and restated senior secured revolving credit facility with an aggregate commitment of $150,000,000.00 to be incurred by the applicable Reorganized Debtors on the Effective Date pursuant to the New Credit Agreement and in accordance with the terms of the Exit Term Sheet. 132. "New RCF Documents" means the New Credit Agreement and all security and other documents related thereto, to the extent related to or affecting the New RCF. 133. "New Term Loan Documents" means the New Credit Agreement and all security and other documents related thereto, to the extent related to or affecting the New Term Loans. 134. "New Term Loans" means, collectively, the New USD Term Loans and the New EUR Term Loans. 135. "New USD Term Loans" means the senior secured term loans denominated in United States dollars to be incurred by the applicable Reorganized Debtors on the Effective Date pursuant to the New Credit Agreement in accordance with the Exit Term Sheet, solely to the extent that Holders of USD Term Loan Claims do not consent to receive New Notes under this Plan.

11 136. "Other Priority Claim" means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 137. "Other Secured Claim" means any Secured Claim against the Debtors other than the DIP Claims, the Revolving Loan Claims, the Secured Funded Debt Claims, or any Section 510(b) Claim that may be a Secured Claim. 138. "Person" has the meaning set forth in section 101(41) of the Bankruptcy Code. 139. "Petition Date" means the date on which the first of the Debtors commences its Chapter 11 Case. 140. "Plan Distribution" means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with this Plan. 141. "Plan Sponsor Fees and Expenses" means all reasonable and documented fees and expenses of the advisors to the Plan Sponsors (including Richards, Layton & Finger, P.A., as local counsel), in each case as properly incurred and invoiced before, on, or after the Petition Date and (a) in the case of Moelis & Company LLC, in accordance with the Moelis Engagement Letter, (b) in the case of Rothschild & Co., in accordance with the Rothschild Engagement Letter, and (c) in the case of each other advisor to the Plan Sponsors, the other applicable fee letters or fee arrangements between such advisor and the Debtors, if any. 142. "Plan Sponsors" means the DIP Lenders and the New Equity Investors, in their capacity as provider of the Equitization Commitment and the New Equity Investment. 143. "Plan Supplement" means the compilation of documents and forms of documents, agreements, schedules, and exhibits to this Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules), including the following, as applicable: (a) the New Organizational Documents (if necessary); (b) to the extent known, the identity of the members of the New Board (as designated in accordance with Article IV.J of this Plan); (c) the New Preferred Interests Documents; (d) the Exit Facility Documents; (e) the Restructuring Transaction Steps; (f) the Schedule of Retained Causes of Action; (g) the Schedule of Rejected Executory Contracts and Unexpired Leases; and (h) any additional documents Filed with the Bankruptcy Court prior to the Effective Date as exhibits, supplements, or amendments to the Plan Supplement. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement in accordance with this Plan, the Restructuring Support Agreement, or such documents included therein on or before the Effective Date. Each document included in the Plan Supplement, and any alteration, amendment, modification, or supplement thereto, shall be subject to the consent rights set forth in the Restructuring Support Agreement. The Plan Supplement shall be deemed incorporated into and part of this Plan as if set forth herein in full. 144. "Priority Tax Claim" means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 145. "Pro Rata" means, unless otherwise indicated, the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. 146. "Professional" means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 147. "Professional Fee Amount" means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of this Plan.

12 148. "Professional Fee Claim" means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Confirmation Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. 149. "Professional Fee Escrow Account" means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount. 150. "Professional Fee Remaining Amount" means the remaining amount, if any, in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full. 151. "Proof of Claim" means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. 152. "Quarterly Fees" means fees payable pursuant to section 1930(a) of the Judicial Code, including fees payable to the U.S. Trustee and any interest thereon pursuant to 31 U.S.C. § 3717. 153. "Reinstate," "Reinstated," or "Reinstatement" means with respect to a Claim or Interest, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. 154. "Related Fund" means, with respect to any Entity other than a Debtor, (a) any fund, account, or investment vehicle that is controlled, managed, or advised by (i) such Entity, (ii) an Affiliate of such Entity, (iii) the same investment manager, advisor, or subadvisor that controls or manages such Entity or an Affiliate of such investment manager, advisor, or subadvisor, or (iv) an investment manager or investment advisor that otherwise shares a common investment team with the investment manager or investment advisor of such Entity through secondment, outsourcing, or other similar contractual arrangements, or (b) any investment manager, investment advisor, or subadvisor of such Entity. 155. "Related Party" means, with respect to any Entity, (a) such Entity, (b) such Entity's predecessors, successors and assigns, parents, subsidiaries, Affiliates, affiliated investment funds or investment vehicles, managed or advised accounts, funds, or other entities, and investment advisors, subadvisors, or managers, (c) with respect to each Plan Sponsor, its associated trusts (and its holding vehicles who are direct holders of interests in the applicable Plan Sponsor, its affiliated investment funds or investment vehicles, managed or advised accounts, funds, or other entities, and investment advisors, subadvisors, or managers) that are Holders of Interests in Holdings, (d) with respect to each of the foregoing in clauses (a)–(c), such Entity's respective current and former officers, directors, principals, current or former equity holders (regardless of whether such interests are held directly or indirectly and any fund managers, fiduciaries, or other agents with any involvement related to the Debtors), members, managers, partners, employees, agents, trustees, beneficiaries, settlors, protectors, family offices, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors and other professionals; and (e) with respect to each of the foregoing in clauses (a)–(d), such Entity's respective heirs, executors, estates, servants, and nominees. 156. "Released Parties" means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each of the Agents/Trustees; (e) each DIP Lender; (f) each New Equity Investor; (g) each Releasing Party; (h) each current and former Affiliate of each Entity in clause (a) through clause (g); and (i) each Related Party of each Entity in clause (a) through clause (h); provided that, in each case, an Entity (other than the Debtors, the Reorganized Debtors, the Plan Sponsors, and their respective Related Parties) shall not be a Released Party if it does not affirmatively opt into the releases in this Plan by returning an "opt in" form. 157. "Releasing Parties" means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each of the Agents/Trustees; (e) each DIP Lender; (f) each New Equity Investor; (g) each Holder of Claims or Interests that affirmatively opts in to the releases provided for in this Plan; (h) each current and former Affiliate of each Entity in clause (a) through clause (g) for which such Entity is legally entitled to bind such Affiliate to the releases contained in this Plan under applicable Law; and (i) each Related Party of each Entity in clause (a) through clause (h) for which such Entity is

13 legally entitled to bind such Related Party to the releases contained in this Plan under applicable Law; provided that no Agent/Trustee shall be deemed to grant any release on behalf of, or to bind, any Holder for which it acts, and no Agent/Trustee shall be required to take any action in connection with the solicitation of opt-in elections. 158. "Reorganized Debtors" means, collectively, the Debtors as reorganized pursuant to and under this Plan, on and after the Effective Date, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, including New Getty Images and any new Entity established in connection with the implementation of the Restructuring Transactions. 159. "Required Consenting RCF Lenders" has the meaning set forth in the Restructuring Support Agreement. 160. "Required Consenting Secured Lenders" has the meaning set forth in the Restructuring Support Agreement. 161. "Required Consenting Stakeholders" has the meaning set forth in the Restructuring Support Agreement. 162. "Required Consenting Unsecured Noteholders" has the meaning set forth in the Restructuring Support Agreement. 163. "Restructuring Expenses" means, collectively, (a) the Consenting Creditor Fees and Expenses and (b) the reasonable and documented fees and expenses of the Trustees under the Unsecured Notes (including any amounts secured by such Trustees' charging liens) up to the Unsecured Notes Trustee Fee Cap, which shall be paid by the Debtors directly and shall not reduce the Unsecured Notes Recovery. 164. "Restructuring Support Agreement" means that certain Restructuring Support Agreement, dated as of October 12, 2026, by and among the Debtors and the Consenting Stakeholders, as may be further amended, modified, or supplemented from time to time, in accordance with its terms. 165. "Restructuring Term Sheet" means Exhibit A to the Restructuring Support Agreement. 166. "Restructuring Transaction Steps" means, if necessary, the memorandum setting forth transaction steps necessary to implement the Restructuring Transactions, which shall be included in the Plan Supplement. 167. "Restructuring Transactions" means any transaction and any actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors' and the Reorganized Debtors' respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in this Plan and the Restructuring Support Agreement, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to this Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.B of this Plan and consistent with the Restructuring Transaction Steps (if applicable). 168. "Revolving Credit Commitments" has the meaning set forth in the Credit Agreement. 169. "Revolving Loan Claims" means any Claim on account of, related to, or in connection with any Revolving Loans. 170. "Revolving Loans" means the "Revolving Credit Loan" as defined in the Credit Agreement. 171. "Rothschild Engagement Letter" has the meaning set forth in the Restructuring Support Agreement. 172. "Schedule of Rejected Executory Contracts and Unexpired Leases" means the schedule, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases

14 that will be rejected by the Reorganized Debtors pursuant to this Plan; provided that in no event shall the Trademark Option Agreement, the Moelis Engagement Letter, or the Rothschild Engagement Letter be included on such schedule, and such schedule must be in form and substance acceptable to each Plan Sponsor, not to be unreasonably withheld, conditioned, or delayed. 173. "Schedule of Retained Causes of Action" means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to this Plan, which schedule (a) shall be determined by the Special Committee, (b) shall be acceptable to each Plan Sponsor, and (c) shall not include any Claim or Cause of Action against any Released Party (including the Plan Sponsors and their Related Parties) unless with the consent of (i) the Required Consenting Secured Lenders, (ii) the Required Consenting Unsecured Noteholders, (iii) each Consenting RCF Lender, and (iv) each Plan Sponsor, as the same may be amended, modified, or supplemented from time to time in accordance with the foregoing. 174. "SEC" means the Securities and Exchange Commission. 175. "Section 510(b) Claim" means any Claim, including any Secured Claim, subject to subordination pursuant to section 510(b) of the Bankruptcy Code, including any Warrant Claim and any Claim for reimbursement, contribution, or subrogation allowed under section 502 or 509 of the Bankruptcy Code on account of any Warrant Claim. 176. "Secured Claim" means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such a Claim in the Debtors' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to this Plan, or separate order of the Bankruptcy Court, as a secured claim. 177. "Secured Funded Debt Claims" means, collectively, the Term Loan Claims and the 11.25% Secured Notes Claims. 178. "Securities Act" means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 179. "Security" has the meaning set forth in section 2(a)(1) of the Securities Act. 180. "Solicitation" means the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code. 181. "Solicitation Materials" means all documents, forms, and other materials provided in connection with the Solicitation, other than the Disclosure Statement. 182. "Special Committee" means each of the special committees of the Governing Body of the applicable Debtors established to evaluate the Restructuring Transactions. 183. "Term Loan Claims" means, collectively, the EUR Term Loan Claims and the USD Term Loan Claims. 184. "Term Loans" means the EUR Term Loans and the USD Term Loans. 185. "Third-Party Release" means the releases set forth in Article VIII.D of this Plan. 186. "Trademark Option Agreement" means that certain Restated Option Agreement, dated as of February 9, 1998, by and between Getty Investments L.L.C., Getty Images, Inc., and Getty Communications PLC, as amended and restated from time to time, including by that certain letter agreement, dated as of February 19, 2019, by and between Getty Investments L.L.C. and Getty Images, Inc.

15 187. "Trademarks" means the "Getty Marks" as defined in the Trademark Option Agreement. 188. "Trustees" means, collectively, the 11.25% Secured Notes Trustee, the 14.00% Notes Trustee, the 9.75% Notes Trustee, the New Notes Trustee, and any indenture trustee, collateral trustee, or other trustee or similar entity under the Indentures, the New Notes Indenture, or similar documents, as applicable, that may exist from time to time, including, in each case, any successors thereto, each in its capacity as such. 189. "U.S. Trustee" means the United States Trustee for the District of Delaware. 190. "Unexpired Lease" means a lease to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 191. "Unimpaired" means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 192. "Unsecured Noteholders Ad Hoc Committee" means that certain ad hoc committee of holders of Unsecured Notes represented by Akin Gump Strauss Hauer & Feld LLP and Perella Weinberg Partners. 193. "Unsecured Notes" means, collectively, the 14.00% Notes and the 9.75% Notes. 194. "Unsecured Notes Claims" means, collectively, the 14.00% Notes Claims and the 9.75% Notes Claims. 195. "Unsecured Notes Recovery" means Cash in an aggregate amount equal to $170,212,922.50. The Unsecured Notes Recovery shall be paid in full in Cash to, or deposited with, the applicable Unsecured Notes Trustees for distribution to Holders of Allowed Unsecured Notes Claims substantially concurrently with the Effective Date and shall not be subject to any reduction, holdback, setoff, recoupment, or reallocation by the Debtors, the Reorganized Debtors, or any other Entity (other than by the Unsecured Notes Trustees on account of the Unsecured Notes Trustee Charging Liens, which shall not be limited or impaired hereby). 196. "Unsecured Notes Trustee Charging Liens" means any Lien, indemnification, or other priority of payment rights in favor of each Unsecured Notes Trustee under the applicable Unsecured Notes Documents (including Sections 6.10 and 7.6 of the applicable Unsecured Notes Indenture), on or with respect to distributions made on account of the applicable Unsecured Notes Claims. 197. "Unsecured Notes Trustee Fee Cap" means $200,000.00. 198. "Unsecured Notes Trustees" means, collectively, the 9.75% Notes Trustee and the 14.00% Notes Trustee, and "Unsecured Notes Trustee" means either of them, as applicable. 199. "USD Term Loan Claims" means any Claim on account of, related to, or in connection with the USD Term Loans. 200. "USD Term Loans" means the "Dollar Fixed Rate Term B-1 Loans" as defined in the Credit Agreement. 201. "Warrant Agreement" means that certain Warrant Agreement, dated August 4, 2020, that sets forth the terms and conditions of the Warrants. 202. "Warrant Claims" means any Claim on account of, related to, arising from, or in connection with the Warrants, including Holdings's alleged breach of the Warrant Agreement, and the Warrant Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable

16 Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise. In accordance with section 510(b) of the Bankruptcy Code, Warrant Claims shall have the same priority as Holdings Interests. 203. "Warrant Litigation" means any litigation, arbitration, or other proceeding, pending or threatened, relating to any Warrant or the Warrant Agreement, including any Claim asserted or that could have been asserted therein. 204. "Warrants" means the warrants issued by Holdings pursuant to the Warrant Agreement. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with this Plan or Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity's successors and assigns; (5) unless otherwise specified, all references herein to "Articles" are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words "herein," "hereof," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (8) subject to the provisions of any contract, certificate of incorporation, charter, limited liability company agreement, operating agreement, by-law, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) unless otherwise specified, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation"; (10) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (11) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (12) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (13) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court's CM/ECF system; (14) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (15) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan and the Restructuring Support Agreement all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (16) references to "Proofs of Claim," "Holders of Claims," "Disputed Claims," and the like shall include "Proofs of Interest," "Holders of Interests," "Disputed Interests," and the like, as applicable; (17) references to "shareholders," "directors," and/or "officers" shall also include "members" and/or "managers," as applicable, as such terms are defined under the applicable state limited liability company Laws; (18) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; and (19) any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

17 D. Governing Law. Subject to Article I.B(8), unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, the Confirmation Order shall control. H. Consultation, Information, Notice, and Consent Rights. Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights set forth in the Restructuring Support Agreement (including the exhibits thereto) with respect to the form and substance of this Plan, all exhibits to this Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein. Failure to reference in this Plan any such consultation, information, notice, or consent right shall not impair such right. ARTICLE II. ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS, AND RESTRUCTURING EXPENSES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to

18 the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than sixty (60) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (5) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable. B. DIP Claims. All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount of the outstanding DIP Loans on such date, (ii) all interest, including capitalized interest, accrued and unpaid thereon to the date of payment, and (iii) all accrued and unpaid fees, premiums, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders. On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, each Holder of an Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, (a)(i) on account of its DIP Claims representing the outstanding principal amount of DIP Delayed-Draw Loans, New Preferred Interests pursuant to the Equitization Commitment in accordance with the ECL, and (ii) on account of its DIP Claims representing all other amounts outstanding under the DIP Documents, including all accrued and unpaid interest on all DIP Loans through the Effective Date, DIP New Interests pursuant to the Equitization Commitment in accordance with the ECL, or (b) such other treatment agreed upon among the Debtors, the Required Consenting Stakeholders, and the Holders of the Allowed DIP Claims (including the treatment of DIP Claims held by the DIP Agent (in such capacity) set forth in the final paragraph of Article II.B of this Plan). Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of this Plan, or such other treatment as contemplated by this Article II.B of this Plan, the DIP Documents and all related loan documents shall be deemed cancelled, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, discharged, terminated, and of no further force and effect, in each case without any further notice to or action by the DIP Agent or the DIP Lenders and without any further order, or approval of the Bankruptcy Court or any other Entity. To the extent not already paid during the course of the Chapter 11 Cases, the fees, costs, expenses and other DIP Claims held by the DIP Agent incurred in such capacity, or estimated to be incurred, up to and including the Effective Date and to the extent Allowed under the DIP Documents, shall be paid by the Debtors in full in Cash without any further order, or approval of the Bankruptcy Court or any other Entity. C. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount Allowed by the Bankruptcy Court, including from the Professional Fee Escrow Account. Professional Fee Claims Allowed by the Bankruptcy Court shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code.

19 2. Professional Fee Escrow Account. No later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors' and the Reorganized Debtors' obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account, and to the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan. When all such Allowed Professional Fee Claims have been paid in full, the Professional Fee Remaining Amount shall promptly be transferred to the Reorganized Debtors without any further action or order of the Bankruptcy Court. The Professional Fee Escrow Account and any agreement establishing and governing disbursements from, the Professional Fee Escrow Account shall be in form and substance (a) reasonably acceptable to each Plan Sponsor solely with respect to the provision governing the disbursement of the Professional Fee Remaining Amount to the Reorganized Debtors and (b) acceptable to the Debtors in all respects in their sole discretion. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than one day before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional's final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. E. Payment of Statutory Fees. All Quarterly Fees, to the extent applicable, due prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, all Quarterly Fees shall be paid to the U.S. Trustee when due and payable, until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first. Nothing in this Plan shall discharge or release any Quarterly Fees. The U.S. Trustee shall not be required to file a Proof of Claim or request for payment for Quarterly Fees. The Reorganized Debtors shall timely file all required

20 monthly operating reports and post-confirmation quarterly reports in a form prescribed by the U.S. Trustee until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. F. Payment of Restructuring Expenses. To the extent not previously paid prior to or during the course of the Chapter 11 Cases in accordance with, and subject to, the terms of the Restructuring Support Agreement, the DIP Orders, or any other Final Order of the Bankruptcy Court, and subject to the Debtors' receipt of an invoice with reasonable detail from the applicable Entity entitled to such Restructuring Expenses in accordance with, if applicable, such Entity's respective engagement letter or fee letter, the Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date without any requirement (a) to file a fee application with the Bankruptcy Court or (b) for review or approval by the Bankruptcy Court or any other party. All Restructuring Expenses to be paid on the Effective Date shall be estimated as of the Effective Date and such estimates shall be delivered to the Debtors at least three Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses; provided, further, that any difference in (x) the estimated Restructuring Expenses on and including the Effective Date as compared to (y) the Restructuring Expenses actually incurred on and including the Effective Date shall be reconciled following the submission of a final invoice by the relevant Entity no later than three Business Days following the Effective Date, and any Restructuring Expenses that remain unpaid following such reconciliation shall be paid as soon as practicable thereafter. G. Payment of Plan Sponsor Fees and Expenses. Notwithstanding anything to the contrary herein, after the Effective Date, the Reorganized Debtors shall pay in full in Cash, without any requirement (a) to file a fee application with the Bankruptcy Court, (b) for review or approval by the Bankruptcy Court or any other party, or (c) for any further notice, (i) all Plan Sponsor Fees and Expenses that remain unpaid as of, or are incurred after, the Effective Date, including fees and expenses incurred in connection with the implementation and consummation of the Plan and the Restructuring Transactions, and (ii) any Expense Reimbursement payable under the ECL, without duplication and in each case in accordance with the applicable engagement letters and fee arrangements (including the Moelis Engagement Letter and the Rothschild Engagement Letter), the ECL, and the Restructuring Support Agreement. The obligations under this Article II.G shall not be discharged, released, or otherwise affected by this Plan or the Confirmation Order and shall survive any termination of the Restructuring Support Agreement or the ECL to the extent set forth in the Restructuring Support Agreement or the ECL. The Expense Reimbursement and the indemnification obligations set forth in section 18 of the ECL shall constitute an Allowed Administrative Claim and shall survive the termination of the ECL and the occurrence of the Effective Date. The Expense Reimbursement shall not be subject to any setoff, recoupment, reduction, avoidance, disgorgement, or subordination. Amounts payable under the Moelis Engagement Letter and the Rothschild Engagement Letter shall be paid in accordance with their respective terms. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. This Plan constitutes a separate Plan proposed by each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors, except for (1) Class 3 Revolving Loan Claims and Class 4 Secured Funded Debt Claims, which shall not apply to Holdings, (2) Class 5 Unsecured Notes Claims, which shall

21 not apply to Griffey Midco (DE), LLC and Abe Investment Holdings, Inc., and (3) Class 9 Holdings Interests, which shall only apply to Holdings. The groupings of Claims and Interests shall not affect any Debtor's status as a separate legal Entity, change the organizational structure of the Debtors' business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date. The classification of Claims against and Interests in the Debtors pursuant to this Plan is as follows: Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 3 Revolving Loan Claims Impaired Entitled to Vote Class 4 Secured Funded Debt Claims Impaired Entitled to Vote Class 5 Unsecured Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 7 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept / Deemed to Reject) Class 8 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept / Deemed to Reject) Class 9 Holdings Interests Impaired Not Entitled to Vote (Deemed to Reject) Class 10 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests. Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder's Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not then due, in accordance with such Claim's terms in the ordinary course of business. 1. Class 1 - Other Secured Claims. (a) Classification: Class 1 consists of all Other Secured Claims. (b) Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor with the consent of each Plan Sponsor, either: (i) payment in full in Cash of its Allowed Other Secured Claim; (ii) the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in

22 accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 2. Class 2 - Other Priority Claims. (a) Classification: Class 2 consists of all Other Priority Claims. (b) Treatment: Each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 3. Class 3 - Revolving Loan Claims. (a) Classification: Class 3 consists of all Revolving Loan Claims. (b) Allowance: The Revolving Loan Claims shall be Allowed and deemed to be Allowed Claims in the aggregate principal amount of $150,000,000.00, plus accrued and unpaid interest at the non-default rate, fees, premiums, expenses, costs, non-contingent indemnification obligations, and other amounts owed under the Credit Agreement outstanding as of the Effective Date, and shall not be subject to any objection, reduction, subordination, recharacterization, setoff, challenge, or recoupment. (c) Treatment: Each Holder of an Allowed Revolving Loan Claim shall receive in accordance with and subject to the terms of the Exit Term Sheet (i) on account of its Allowed Revolving Loan Claim representing the outstanding principal amount of Revolving Loans, conversion of the Revolving Loans and Revolving Credit Commitments to revolving loans and revolving commitments, respectively, under the New RCF in an equal amount and (ii) on account of accrued and unpaid interest, fees, and other amounts due on account of its Allowed Revolving Loan Claim as of the Effective Date, payment in full in Cash. (d) Voting: Class 3 is Impaired under this Plan. Holders of Allowed Revolving Loan Claims are entitled to vote to accept or reject this Plan. 4. Class 4 - Secured Funded Debt Claims. (a) Classification: Class 4 consists of all Secured Funded Debt Claims. (b) Allowance: The Secured Funded Debt Claims shall be Allowed and deemed to be Allowed Claims in the aggregate amount of (i) $40,055,569.96, in respect of the outstanding principal amount of USD Term Loans, €407,000,000.00, in respect of the outstanding principal amount of EUR Term Loans, and $539,944,389.00, in respect of the outstanding principal amount of 11.25% Secured Notes, plus (ii) accrued and unpaid interest at the non- default rate, fees, costs, and other amounts due and owing under the Credit Agreement and the 11.25% Secured Notes Indenture, as applicable, as of the Effective Date, (but excluding (iii) any prepayment premium, make-whole, call protection, or similar amount), and such

23 Allowed amounts shall not be subject to objection, reduction, subordination, recharacterization, setoff, challenge, or recoupment. (c) Treatment: Each Holder of an Allowed Secured Funded Debt Claim shall receive: (i) on account of its 11.25% Secured Notes Claims representing the principal amount of the 11.25% Secured Notes, New Notes in an equal principal amount; (ii) on account of its USD Term Loan Claims representing the principal amount of the USD Term Loans, New Notes in an equal principal amount or, solely to the extent the Holder of such USD Term Loan Claims does not agree to receive New Notes, New USD Term Loans in an equal principal amount; (iii) on account of its EUR Term Loan Claims representing the principal amount of EUR Term Loans, if it is not a Plan Sponsor and its EUR Term Loan Claims are not subject to the Equitization Commitment, New EUR Term Loans in an equal principal amount (measured by the principal amount of EUR Term Loans held by such Holder as of the Distribution Record Date); (iv) on account of its EUR Term Loan Claims representing the principal amount of EUR Term Loans, if it is a Plan Sponsor and its EUR Term Loan Claims are otherwise subject to the Equitization Commitment, the Equitization New Interests in accordance with the Equitization Commitment and the ECL (which treatment each such Holder has agreed to accept in lieu of the treatment set forth in the immediately preceding clause, and which agreement shall constitute such Holder's agreement to less favorable treatment for purposes of section 1123(a)(4) of the Bankruptcy Code); and (v) on account of its Secured Funded Debt Claims representing accrued and unpaid interest, fees, costs, and other amounts due and owing under the Credit Agreement and the 11.25% Secured Notes Indenture, as applicable, as of the Effective Date, payment in full in Cash. (d) Voting: Class 4 is Impaired under this Plan. Holders of Allowed Secured Funded Debt Claims are entitled to vote to accept or reject this Plan. 5. Class 5 - Unsecured Notes Claims. (a) Classification: Class 5 consists of all Unsecured Notes Claims. (b) Allowance: The Unsecured Notes Claims shall be Allowed and deemed to be Allowed Claims in the aggregate principal amount of $270,000,000.00 plus any accrued and unpaid interest owed under the 9.75% Notes Indenture and the 14.00% Notes Indenture, as applicable, as of the Petition Date, and shall not be subject to objection, challenge, reduction, disallowance, subordination, setoff, or recharacterization. (c) Treatment: Each Holder of an Allowed Unsecured Notes Claim shall receive its Pro Rata share of the Unsecured Notes Recovery. (d) Voting: Class 5 is Impaired under this Plan. Holders of Allowed Unsecured Notes Claims are entitled to vote to accept or reject this Plan. 6. Class 6 - General Unsecured Claims. (a) Classification: Class 6 consists of all General Unsecured Claims.

24 (b) Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, at the Debtors' option with the consent of each Plan Sponsor, (i) payment in full in Cash; (ii) Reinstatement; or (iii) such other treatment rendering such Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 6 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 7. Class 7 - Intercompany Claims. (a) Classification: Class 7 consists of all Intercompany Claims. (b) Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have such Claim (i) Reinstated or (ii) cancelled, released, and extinguished without receiving any distribution on account of such Claim, at the Debtors' election and in their reasonable discretion with the consent of each Plan Sponsor, such that such Allowed Intercompany Claims are treated in a tax-efficient manner to the extent reasonably practicable. (c) Voting: Class 7 is Unimpaired if the Intercompany Claims are Reinstated or Impaired if the Intercompany Claims are cancelled. Holders of Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 8. Class 8 - Intercompany Interests. (a) Classification: Class 8 consists of all Intercompany Interests. (b) Treatment: On the Effective Date, each Holder of an Intercompany Interest shall have such Interest (i) Reinstated or (ii) cancelled, discharged, and extinguished without receiving any distribution on account of such Interest, or such other treatment as reasonably determined by the Debtors, at the Debtors' election and in their reasonable discretion with the consent of each Plan Sponsor, such that Intercompany Interests are treated in a tax-efficient manner to the extent reasonably practicable. (c) Voting: Class 8 is Unimpaired if the Intercompany Interests are Reinstated or Impaired if the Intercompany Interests are cancelled. Holders of Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 9. Class 9 - Holdings Interests. (a) Classification: Class 9 consists of all Holdings Interests. (b) Treatment: On the Effective Date, each Holder of an Allowed Holdings Interest shall have such Interest cancelled, released, discharged, and extinguished without receiving any distribution on account of such Interest.

25 (c) Voting: Class 9 is Impaired under this Plan. Holders of Holdings Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 10. Class 10 - Section 510(b) Claims. (a) Classification: Class 10 consists of all Section 510(b) Claims. (b) Treatment: On the Effective Date, each Holder of an Allowed Section 510(b) Claim shall have its Claim cancelled, released, discharged, and extinguished without receiving any distribution on account of such Claim. (c) Voting: Class 10 is Impaired under this Plan. Holders of Section 510(b) Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan shall affect the Debtors' or the Reorganized Debtors' rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject this Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted this Plan. F. Intercompany Interests. To the extent Reinstated under this Plan, for the avoidance of doubt, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but are for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the Holders of New Interests, and in exchange for the Debtors' and Reorganized Debtors' agreement under this Plan to make certain distributions to the holders of Allowed Claims. Unless otherwise set forth in the Restructuring Transaction Steps (if applicable), to the extent Reinstated pursuant to this Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Article III.B hereof. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof, subject to the consent rights set forth in the Restructuring Support Agreement, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to

26 a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date or such other date as fixed by the Bankruptcy Court. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto, subject to the consent rights set forth in the Restructuring Support Agreement. In addition, the Reorganized Debtors reserve the right to assert that certain Claims are Section 510(b) Claims and subject to mandatory subordination under section 510(b) of the Bankruptcy Code, including Claims arising from rescission of, damages arising from, or reimbursement, contribution, or subrogation on account of the purchase or sale of securities of the Debtors or their affiliates. Nothing in this Plan constitutes a waiver of the Debtors' rights to assert subordination under section 510(b) of the Bankruptcy Code with respect to any Claim. The filing of a Proof of Claim does not waive or alter the Debtors' position that any such Claim is subject to subordination under section 510(b) of the Bankruptcy Code. Notwithstanding the foregoing or anything to the contrary in this Plan, neither the Debtors nor the Reorganized Debtors shall assert that any Claim held by any Consenting Stakeholder, DIP Lender, New Equity Investor, or any of their respective Related Parties (including any DIP Claim, Secured Funded Debt Claim, Expense Reimbursement, Claim arising under the ECL, or Claim arising under the Indemnification Provisions) is a Section 510(b) Claim or is otherwise subject to subordination or recharacterization. J. Warrant Claims and Warrant Litigation. Notwithstanding anything to the contrary in this Plan or the Confirmation Order, each Warrant Claim is a Section 510(b) Claim and is subordinated pursuant to section 510(b) of the Bankruptcy Code to all Claims and Interests senior to or equal to the Interest represented by the applicable Warrant, has the same priority as Holdings Interests, and is classified and treated in Class 10 as provided in Article III.B.10 hereof. Under section 510(b) of the Bankruptcy Code and Bankruptcy Rule 7001(h), Confirmation constitutes a final determination of the classification, priority, and subordination of each Warrant Claim, including any Claim on account of, related to, or in connection with the Warrant Litigation. Any Holder disputing such classification, priority, or subordination must raise the dispute by Filing a timely objection to Confirmation. Upon entry of the Confirmation Order, each Holder is bound by that determination, whether or not it Filed a Proof of Claim, voted on this Plan, or objected to Confirmation. All issues related to the classification, priority, or subordination with respect to the Warrant Claims, including pursuant to section 510(b) of the Bankruptcy Code, are finally determined in connection with Confirmation. Thereafter, no Holder may prosecute, continue, or seek or obtain relief in the Warrant Litigation or any other proceeding inconsistent with the classification, priority, subordination, or treatment of Warrant Claims under this Plan or the Confirmation Order.

27 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies by and among the Debtors, the Consenting Stakeholders, the DIP Lenders, the New Equity Investors, and each of the Agents/Trustees pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims against and Interests in the Debtors. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary, appropriate, or desirable to effectuate the Restructuring Transactions, including as may be set forth in the Restructuring Transaction Steps (if applicable). The actions to implement the Restructuring Transactions may include but shall not be limited to: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable Law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (4) the execution and delivery of the Exit Facility Documents and any and all related documents, including any related mortgages and/or security documents; (5) the consummation of the New Equity Investment; (6) the adoption of the New Organizational Documents; (7) the issuance, distribution, and reservation of the New Interests and the New Preferred Interests; (8) all other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Transaction Steps (if applicable); and (9) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan. The Confirmation Order shall and shall be deemed pursuant to sections 363 and 1123 of the Bankruptcy Code to authorize, among other things, all actions as may be necessary, appropriate, or desirable to effectuate any transaction described in, contemplated by, or necessary to effectuate this Plan. C. The Reorganized Debtors. On the Effective Date, the New Board shall be established and, if applicable, the Reorganized Debtors shall adopt the New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments (including the Exit Facility Documents) and to take any other actions contemplated under this Plan as necessary to consummate this Plan. Cash payments to be made pursuant to this Plan will be made by the Debtors or Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein or as may be otherwise provided for in the Restructuring Transaction Steps (if applicable), any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices and will not violate the terms of this Plan.

28 From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement, including the New Term Loan Documents, the New RCF Documents, and the New Notes Documents, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing, subject to the New Organizational Documents, as the boards of directors or boards of managers of the applicable Reorganized Debtors deem appropriate. D. Sources of Consideration for Plan Distribution. The Debtors and the Reorganized Debtors, as applicable, shall fund distributions and the Restructuring Transactions contemplated under this Plan with: (1) the Debtors' Cash on hand as of the Effective Date; (2) the New Term Loans, the New RCF, and the New Notes under the Exit Facilities; (3) proceeds of the New Equity Investment; (4) the New Interests; and (5) if applicable, the New Preferred Interests. 1. Use of Cash. The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand or the proceeds of the New Equity Investment to fund distributions to Holders of Allowed Claims entitled to receive Cash under this Plan, consistent with the terms of this Plan and pursuant to the terms of the Restructuring Support Agreement, including the Exit Term Sheet. 2. Exit Facilities. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities pursuant to the Exit Facility Documents. Confirmation of this Plan shall constitute (a) approval of the Exit Facilities and the Exit Facility Documents; and (b) authorization and direction for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit Facilities, including executing and delivering the Exit Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the New RCF, the New Term Loans, and the New Notes shall be issued and distributed pursuant to this Plan and the outstanding balance of the revolving loans under the New RCF shall be paid in full in Cash, in each case consistent with the Exit Term Sheet and the Restructuring Transaction Steps, if applicable. As of the Effective Date, all of the Liens, mortgages, encumbrances, and security interests to be granted by the Debtors or Reorganized Debtors, as applicable, in accordance with the Exit Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first-priority and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit Facility Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. To the extent provided in the Exit Facility Documents, the New Credit Agreement Agent and the New Notes Trustee, as applicable, are authorized to file with the appropriate authorities mortgages, financing statements, and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. On and after the Effective Date, the Debtors and the Reorganized Debtors shall take all steps reasonably necessary to implement the Exit Facilities, enter into the Exit Facility Documents, and grant all security contemplated thereby. The priorities of such Liens and security interests shall be as set forth in the Exit Term Sheet. The New Credit Agreement Agent and the New Notes Trustee shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law.

29 3. New Equity Investment. On the Effective Date and in connection with the consummation of the Equitization Commitment, the Reorganized Debtors and the New Equity Investors shall consummate the New Equity Investment in accordance with the ECL and the Restructuring Transaction Steps, if applicable. Confirmation of this Plan shall constitute (a) approval of the New Equity Investment and the ECL; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the New Equity Investment in accordance with the ECL without any further notice to or order of the Bankruptcy Court. 4. New Interests. On the Effective Date, New Getty Images shall issue, distribute, or reserve the New Interests, including the Equitization New Interests, the DIP New Interests, the Investment New Interests, and the MIP Interests, pursuant to the New Organizational Documents in accordance with this Plan and the Restructuring Transaction Steps, if applicable. The DIP New Interests, the Equitization New Interests, and the Investment New Interests shall be issued to the applicable Entities in accordance with the ECL. Confirmation of this Plan shall constitute (a) authorization for the issuance and distribution of the New Interests, including the reservation of the MIP Interests, without the need for any further corporate action by the Debtors or Reorganized Debtors and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to issue, distribute, or reserve the New Interests, including the execution and delivery of the applicable New Organizational Documents, in each case, without any further notice to or order of the Bankruptcy Court. All of the shares (or comparable units) of New Interests issued pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Interests shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents and the ECL, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity's acceptance of New Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. The New Interests will not be registered under the Securities Act or listed on any exchange as of the Effective Date and will not meet the eligibility requirements of DTC. The Plan Sponsors (and/or their designees in accordance with the ECL) shall receive 100% of the New Interests issued under this Plan (subject only to dilution by the MIP Interests) and 100% of the New Preferred Interests issued under this Plan (if any), and no other Holder of a Claim or Interest shall receive or retain any New Interests, New Preferred Interests, or other equity interest in New Getty Images on account of such Claim or Interest. Each Entity that receives New Interests or New Preferred Interests under this Plan on account of a Claim shall receive them solely on account of its Allowed DIP Claims or Allowed EUR Term Loan Claims, or otherwise receive such New Interests in exchange for its portion of the New Equity Investment, and not on account of any Holdings Interests, which shall be cancelled and extinguished on the same terms as all other Holdings Interests. 5. New Preferred Interests. On the Effective Date, New Getty Images shall issue the New Preferred Interests (if any) to the Holders of Allowed DIP Claims (or their designees) representing the principal amount of DIP Delayed-Draw Loans outstanding as of the Effective Date, in the amounts set forth in the ECL and on the terms set forth in the New Preferred Interests Documents. The New Preferred Interests shall not be subject to dilution by the MIP Interests. The Exit Facility Documents shall permit the Reorganized Debtors (through a separate restricted payment basket and otherwise; provided such separate basket shall not include basket capacity to pay any PIK interest, dividends, or fees accrued on the New Preferred Interests) to redeem the New Preferred Interests in accordance with the Restructuring Support Agreement. Provisions in the documentation governing the Exit Facilities (including (but not limited to) any general restricted payment basket) that would permit the Reorganized Debtors to pay any accrued PIK interest, dividends, or fees in respect of the New Preferred Interests or any other instrument remain subject to negotiation by and among the Plan Sponsors, the Debtors, the Consenting Secured Lenders, and the Consenting RCF Lenders; provided that it is understood and agreed that the Consenting Secured Lenders and Consenting RCF Lenders reserve all rights with respect to such provisions. Subject to approval by the New Board, the Reorganized Debtors shall effectuate such

30 redemption as soon as reasonably practicable after the Effective Date. Confirmation of this Plan shall constitute authorization for the issuance of the New Preferred Interests and the adoption of the New Preferred Interests Documents without any further corporate action or any further notice to or order of the Bankruptcy Court. E. Corporate Existence. Except as otherwise provided in this Plan, the Confirmation Order, the Restructuring Transaction Steps (if applicable), the New Organizational Documents, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under this Plan or otherwise. To the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, subject to Article V.K of this Plan, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. F. Corporate Actions. Upon the Confirmation Date, all actions contemplated under this Plan (including the Restructuring Transaction Steps (if applicable) and the other documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or Interest Holder action, including, as applicable: (1) the implementation of the Restructuring Transactions; (2) the execution, delivery, and filing of any Exit Facility Documents and the incurrence of the Exit Facilities; (3) the consummation of the New Equity Investment; (4) the adoption of the New Organizational Documents; (5) the issuance, distribution, and reservation of the New Interests and the New Preferred Interests; (6) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Organizational Documents; (7) adoption or assumption, as applicable, of the Compensation and Benefits Programs; (8) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (9) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (10) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Holders of Interests, members, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors and the Reorganized Debtors shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Interests, the New Preferred Interests, the Exit Facility Documents, the New Organizational Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.F shall be effective notwithstanding any requirements under non-bankruptcy Law.

31 G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances (other than the rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement, which are preserved as provided in Article V.K of this Plan). On and after the Effective Date, except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. No Reorganized Debtor (including any Reorganized Debtor ultimately being wound-down and liquidated in connection with the Restructuring Transactions) shall be treated as being liable on any Claim that is discharged pursuant to this Plan. No Plan Sponsor shall be deemed to assume, agree to perform, pay, or otherwise have responsibility for any liabilities or obligations of any Debtor or other Person relating to or arising from the Debtors' pre-Effective Date operations or assets, and no Plan Sponsor shall be deemed a successor to any Debtor or subject to successor or transferee liability by reason of any theory of law or equity. H. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, unless otherwise specified in the Restructuring Transaction Steps (if applicable), the Exit Facility Documents, or to the extent otherwise provided in this Plan or the Confirmation Order, as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (including, for the avoidance of doubt, the 9.75% Notes Indenture, the 11.25% Secured Notes Indenture, the 14.00% Notes Indenture, the Credit Agreement, and all related collateral and credit documentation), and Holdings Interests shall be cancelled, and any rights of any Holder in respect thereof shall be deemed cancelled and of no force or effect, and all prior, present, and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent) of the Debtors and any non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, cancelled, discharged, and of no force or effect, and the applicable Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action. Notwithstanding the foregoing, nothing in this Article IV.H shall cancel, terminate, release, discharge, or otherwise affect (1) the Trademark Option Agreement (including the letter agreement, dated as of February 19, 2019, between Getty Investments L.L.C. and Getty Images, Inc.) or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect of the Trademarks, (2) the Indemnification Provisions, or (3) any obligation under the DIP Documents that survives as provided in Article II.B of this Plan. Notwithstanding the foregoing, (i) the Indentures shall remain in effect to the extent necessary to effectuate distributions on account of the Allowed 11.25% Secured Notes Claims and the Allowed Unsecured Notes Claims and to pay, administer, and enforce the Trustees' fees, expenses, and charging liens; provided that the Debtors or the Reorganized Debtors shall not be liable for fees, expenses, or charging liens incurred by the 9.75% Notes Trustee and the 14.00% Notes Trustee beyond the Unsecured Notes Trustee Fee Cap; (ii) the Credit Agreement shall remain in effect to the extent necessary to allow and preserve the rights of the Credit Agreement Agent to (a) receive and make distributions on account of Allowed Claims or Allowed Interests, subject to any Credit Agreement Agent charging lien; (b) assert or maintain any rights the Credit Agreement Agent may have against any money or property distributable or allocable to holders of Secured Funded Debt Claims or Revolving Loan Claims, including, without limitation, any Credit Agreement Agent charging lien; (c) receive compensation and reimbursement for its reasonable fees and expenses (including attorneys' fees and expenses) relating to the implementation and consummation of the Plan; (d) preserve, maintain, enforce, and exercise any right or obligation to compensation, indemnification, expense reimbursement, or contribution, or subrogation, or any other claim or entitlement that the Credit Agreement Agent may have under the Plan or the Loan Documents (as defined in the Credit Agreement); (e) preserve the rights of the Credit Agreement Agent to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including to enforce any right or obligation owing to it under the Plan, including but not limited to, enforcing any right of or obligations owed to the Credit Agreement Agent or holders of Secured Funded Debt Claims or Revolving Loan Claims, as applicable, under the Plan, the Plan Supplement, the Confirmation Order, or other

32 related document; and (f) execute documents pursuant to Article XII.B; and (iii) nothing in this Article IV.H or otherwise in this Plan shall cancel, terminate, release, discharge, or otherwise affect the Bank Product Agreements, the Bank Product Obligations, or any Liens, cash collateral, or other credit support securing the same, each of which shall continue in full force and effect and be deemed assumed by the applicable Reorganized Debtor; provided that on the Effective Date, (a) all Bank Product Obligations secured under the Credit Agreement shall be deemed continued as secured obligations under the New Credit Agreement, secured by the Liens granted under the Exit Facility Documents on a pari passu basis with the New RCF, (b) each Bank Product Provider shall be a "Cash Management Bank" (or equivalent) under the New Credit Agreement, and (c) each letter of credit outstanding under the Credit Agreement shall be deemed issued under the New Credit Agreement. I. New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted or amended by the Reorganized Debtors. The New Organizational Documents shall be determined by the Plan Sponsors in accordance with the consent rights set forth in the Restructuring Support Agreement. To the extent required under this Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things, (a) authorize the issuance of the New Interests and the New Preferred Interests and (b) prohibit the issuance of non-voting equity securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents, in each case without any need for further action or approval by the Bankruptcy Court. J. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the New Organizational Documents. The initial members of the New Board shall be designated by the Plan Sponsors in accordance with the New Organizational Documents and will be identified in the Plan Supplement, to the extent known and determined at the time of filing and shall be consistent with the New Organizational Documents. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. K. Indemnification Policies and Indemnification Provisions. Consistent with applicable law, all Indemnification Provisions in place as of the Petition Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable (including any such individual or Entity designated by or affiliated with any Plan Sponsor), shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring Transactions on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the Indemnification Provisions in place immediately prior to the Petition Date, and shall not be discharged, impaired, subordinated, disallowed, or otherwise affected by this Plan (including Article VIII hereof) or the Confirmation Order. The New Organizational Documents shall contain indemnification provisions in favor of such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors no less favorable than the Indemnification Provisions in place immediately prior to the Petition Date.

33 L. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, the Restructuring Transaction Steps (if applicable), and the Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Plan. M. Certain Securities Law Matters. Before the Petition Date, the offering, issuance, and distribution of any New Interests and/or the offering, issuance, and distribution of any other debt or equity securities as contemplated herein and/or pursuant to this Plan (any such debt or equity securities, the "Other Securities") shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions from registration under the Securities Act and shall be exempt from any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The offering, issuance, and sale of the Investment New Interests and any Other Securities issued pursuant to the ECL, and the issuance of the New Preferred Interests, shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or other available exemptions from registration under the Securities Act and shall be exempt from any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The shares of New Interests and the Other Securities, if any, to be issued under this Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities Laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (ii) any restrictions on the transferability of such New Interests in the New Organizational Documents. The shares of New Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered "restricted securities," will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and subject to any restrictions on the transferability of such New Interests in the New Organizational Documents. Nothwithstanding the foregoing, the New Notes will be issued in reliance on section 4(a)(2) of the Securities Act under an indenture that provides for resales only in accordance with Rule 144A and Regulation S under the Securities Act. Recipients of the New Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue- Sky Laws for resales of New Interests and Other Securities.

34 The Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order to any Entity (including DTC or any transfer agent for the New Interests) with respect to the treatment of the New Interests and New Preferred Interests to be issued under this Plan under applicable securities Laws. DTC and any transfer agent for the New Interests and/or New Preferred Interests shall be required to accept and conclusively rely upon this Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Interests to be issued under this Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable). Notwithstanding anything to the contrary in this Plan, no Entity (including DTC and any transfer agent for the New Interests) may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the New Interests to be issued under this Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. The Reorganized Debtors (i) shall emerge from these Chapter 11 Cases as a private company on the Effective Date and the New Interests and New Preferred Interests shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the New Interests and/or New Preferred Interests on a recognized U.S. stock exchange, except in each case (if at all), as otherwise may be required pursuant to the New Organizational Documents. To the extent not completed on or prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall be and are hereby authorized to (i) take all actions reasonably necessary or desirable to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Debtors' currently effective registration statements under the Securities Act, and (iii) file a Form 15 notifying the SEC of the suspension of the Debtors' duty to file reports under section 15(d) of the Exchange Act, in each case subject to compliance with applicable Law and without further notice to or action, order, or approval of the Bankruptcy Court. N. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (1) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, (5) the grant of collateral as security for the Reorganized Debtors' obligations under and in connection with the Exit Facilities, or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. O. Management Incentive Plan. The terms and conditions of the MIP, including with respect to the form, terms, allocation, and vesting of the MIP Interests or other equity-based awards, shall be determined by the New Board in its sole discretion following the Effective Date. P. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, other than the Causes of Action released or exculpated by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII

35 hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before, on, or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors' rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Notwithstanding anything to the contrary in this Plan, the Plan Supplement (other than the Schedule of Retained Causes of Action), or the Confirmation Order, no Claim or Cause of Action against any Released Party (including the Consenting Stakeholders and their respective Related Parties) or Exculpated Parties shall be retained, preserved, or vested in the Reorganized Debtors unless set forth in the Schedule of Retained Causes of Action with the consent of (i) the Required Consenting Secured Lenders, (ii) the Required Consenting Unsecured Noteholders, (iii) each Consenting RCF Lender, and (iv) each Plan Sponsor. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties and the Exculpated Parties) may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in this Plan, including Article VIII hereof. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in this Plan, including Article VIII hereof, or pursuant to a Final Order of the Bankruptcy Court. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein, any Executory Contract or Unexpired Lease of the Debtors is deemed to be assumed by the Debtors or Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) were previously assumed, assumed and assigned, or rejected by the Debtors; (2) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (3) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; (4) have an ordered or requested effective date of rejection that is after the Effective Date; or (5) expired or terminated pursuant to their own terms prior to the Effective Date. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall assume the Trademark Option Agreement in accordance with, and subject to, Article V.K of this Plan. Notwithstanding anything to the contrary herein, (1) entry of the Confirmation Order shall constitute approval of the Debtors' assumption of the Restructuring Support Agreement pursuant to sections 365 and 1123 of the Bankruptcy Code, effective as of the Confirmation Date; and (2) the Bank Product Agreements shall be deemed assumed and shall not be included on the Schedule of Rejected Executory Contracts and Unexpired Leases.

36 Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in this Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination that the Reorganized Debtors have provided adequate assurance of future performance under each assumed Executory Contract and Unexpired Lease. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing and providing for its assumption (other than the Trademark Option Agreement, which shall be governed by Article V.K of this Plan). Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Except as otherwise provided herein (including Article V.K of this Plan) or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any "change of control," "ipso facto," bankruptcy default or similar provision), then such provision shall be deemed modified or unenforceable such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate or modify such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in this Plan (but subject to Article V.K of this Plan), the Debtors (with the consent of each Plan Sponsor, not to be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases, at any time up to forty-five (45) days after the Effective Date, subject to the applicable counterparty's right to object. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. If certain, but not all, of a contract counterparty's Executory Contracts or Unexpired Leases are assumed pursuant to this Plan, the Confirmation Order shall be a determination that such counterparty's Executory Contracts or Unexpired Leases that are being rejected pursuant to this Plan are severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to this Plan. Parties seeking to contest this finding with respect to their Executory Contracts and/or Unexpired Leases must file a timely objection to this Plan on the grounds that their agreements are integrated and not severable, and any such dispute shall be resolved by the Bankruptcy Court at the Confirmation Hearing (to the extent not resolved by the parties prior to the Confirmation Hearing). B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors no later

37 than thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of this Plan, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of this Plan and may be subject to the Debtors' objection and dispute in accordance with the provisions of Article VII of this Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. C. Cure of Defaults and Objections to Cure and Assumption. The Debtors or the Reorganized Debtors, as applicable, shall pay any undisputed portion of Cure (if any) relating to Executory Contracts and Unexpired Leases that are being assumed under this Plan in the ordinary course of business in accordance with the terms of the applicable Executory Contract or Unexpired Lease, subject to the limitation described below, or on such other terms as the parties thereto may agree. No counterparty to an Executory Contract or Unexpired Lease shall be required to File or otherwise submit a request for payment of Cure. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. The notice of the Confirmation Hearing shall be served on each counterparty to an Executory Contract or Unexpired Lease and shall state that, except as otherwise provided in this Plan, all Executory Contracts and Unexpired Leases will be assumed as of the Effective Date and that any Cure will be paid in the ordinary course of business in accordance with this Article V.C. Any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan, including any objection regarding Cure, must be Filed with the Bankruptcy Court on or prior to the date that is established by the Bankruptcy Court as the deadline to object to Confirmation of the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or as otherwise scheduled for hearing by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption and to the payment of any Cure in accordance with this Article V.C, and any objection shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. If there is a timely Filed objection regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the disputed portion of any Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment); provided that the Debtors or the Reorganized Debtors, as applicable (in each case, subject to the applicable consent rights in the Restructuring Support Agreement), and the counterparty to the Executory Contract or Unexpired Lease may settle any such dispute without any further notice to, or action, order, or approval of the Bankruptcy Court. The Debtors and Reorganized Debtors, as applicable, may at any time move to reject any Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) based upon the existence of any such unresolved dispute. If the Bankruptcy Court determines that the Cure cost with respect to any Executory Contract or Unexpired Lease is greater than the amount asserted by the Debtors or the Reorganized Debtors, as applicable, the Debtors or the Reorganized Debtors shall have the right (subject to Article V.K of this Plan and, prior to the Effective Date, the applicable consent rights in the Restructuring Support Agreement) to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such

38 Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date subject to the applicable counterparty's right to object to such rejection. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and full payment of any applicable Cure pursuant to this Article V, in the amount and at the time dictated by the Debtors' ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease (other than the Trademark Option Agreement) at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption, or (3) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy Law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases. E. Employee Matters. 1. Compensation and Benefits Programs. Except as otherwise set forth herein or on the Schedule of Rejected Executory Contracts and Unexpired Leases, on the Effective Date and subject to the provisions of this Plan, the Debtors or Reorganized Debtors, as applicable, shall assume all employment agreements or letters, severance agreements, or other employment-related agreements entered into with current or former employees who are employees as of the Petition Date. Any amendment to, or entry into, any new employment, severance, or similar retention agreement with any officer or other insider of the Debtors shall be subject to the consent of each Plan Sponsor. Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests in any of the Debtors and (b) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to this Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)). The Confirmation of this Plan, Consummation of any of the Restructuring Transactions (including the Plan Sponsors' acquisition of New Interests and New Preferred Interests), or any assumption or assumption and assignment of a Compensation and Benefits Program pursuant to the terms herein shall not trigger or be deemed to trigger in such a Compensation and Benefits Program or any other employment agreement or compensation or benefit plan, program, or policy of the Debtors (a) any applicable change of control, sale of business, assignment, vesting, termination, constructive termination, acceleration, or similar provisions or (b) any event of "Good Reason" or a term of like import.

39 2. Workers' Compensation Program. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers' compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors' written contracts, agreements, agreements of indemnity, self- insured workers' compensation bonds, policies, programs, and plans for workers' compensation and workers' compensation insurance. All Proofs of Claims on account of workers' compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors' or Reorganized Debtors' defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law. F. Director and Officer Liability Insurance. Notwithstanding anything in this Plan to the contrary and without limiting the coverage or effect of any "tail policy" in effect or purchased as of or after the Petition Date (the "D&O Tail Policy"), the Reorganized Debtors shall be deemed to have assumed all of the Debtors' D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the Reorganized Debtors' foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed. In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies, including the D&O Tail Policy, in effect or purchased as of or after the Petition Date, and all members, managers, directors, and officers of the Debtors (including any such individual designated by or affiliated with any Plan Sponsor) who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date. G. Other Insurance Policies. Excluding the D&O Liability Insurance Policies, each of the Debtors' other insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan. Unless otherwise provided in this Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. H. Reservation of Rights. Nothing contained in this Plan or the Plan Supplement or the service of a notice of the Confirmation Hearing shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under this Plan. Notwithstanding the foregoing, this Article V.H shall not apply to the Trademark Option Agreement, which shall be governed by Article V.K of this Plan.

40 I. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. J. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. K. Trademark Option Agreement. Notwithstanding anything to the contrary in this Plan, the Plan Supplement, the Confirmation Order, or any other Definitive Document: (1) effective as of, and subject to the occurrence of, the Effective Date, the Trademark Option Agreement shall be assumed by the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code on an "as is" basis, without any amendment, modification, supplement, or waiver, and shall remain in full force and effect in accordance with its terms and be binding on and enforceable against the applicable Reorganized Debtors, New Getty Images, and their respective successors and assigns (including any successor to, or transferee of, any of the Trademarks) that are party to the Trademark Option Agreement; (2) none of the Cure, objection, deemed-consent, or schedule-amendment procedures set forth in this Article V shall apply to the Trademark Option Agreement; (3) none of this Plan, the Confirmation Order, the Restructuring Transactions, or any Definitive Document (including any provision of any of the foregoing deeming modified any "change of control" or similar provision, deeming defaults cured or released, vesting property free and clear, granting or perfecting any Lien, or effecting any discharge, release, injunction, or cancellation) shall amend, modify, supplement, waive, terminate, impair, or otherwise affect the Trademark Option Agreement, the Trademarks, or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect thereof, all of which are expressly preserved; (4) to the extent the Trademark Option Agreement is determined not to be an Executory Contract, it shall nonetheless remain in full force and effect and binding on the applicable Reorganized Debtors party thereto, the Trademarks shall vest in the applicable Reorganized Debtor subject to the rights of Getty Investments L.L.C. and its Affiliates under the Trademark Option Agreement and the applicable Exit Facility Documents, and such rights shall not be discharged, released, enjoined, or otherwise impaired; (5) no Debtor shall reject, or assume and assign, the Trademark Option Agreement, and no sale, assignment, transfer, license, encumbrance, or other disposition of, or Lien on, the Trademarks or any interest therein shall be effected pursuant to this Plan, the Confirmation Order, the Restructuring Transactions, or any Definitive Document (including the Exit Facility Documents), in each case without the prior written consent of Getty Investments L.L.C. and the applicable Plan Sponsors, and any Lien on the Trademarks granted with such consent shall be subject to the rights of Getty Investments L.L.C. and its Affiliates under the Trademark Option Agreement; and (6) if the Effective Date does not occur, or the Restructuring Support Agreement is terminated as to any Plan Sponsor, any consent to the assumption of the Trademark Option Agreement (including pursuant to Section 4.01(a)(viii) of the Restructuring Support Agreement) shall automatically, and without further action, be deemed withdrawn, null and void, and of no force or effect, and all rights, remedies, and consent rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement and the Trademarks are expressly reserved. L. Intellectual Property Licenses. Each License Agreement shall be assumed by the applicable Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, subject to Article V.C hereof, and entry of the Confirmation Order shall constitute approval of such assumption. Each License Agreement shall be assumed by the same Debtor party to it and shall not be assigned. To the fullest extent permitted by sections 365(e) and (f) of the Bankruptcy Code, none of Confirmation, Consummation, the Restructuring Transactions, the issuance of New Interests, or any change in the ownership or governance of a Reorganized Debtor shall constitute an assignment, change of control, or default under any such License Agreement.

41 The notice of the Confirmation Hearing shall be served on each counterparty to a License Agreement and shall state that, except as otherwise provided in this Plan, each License Agreement will be assumed as of the Effective Date in accordance with this Article V.L. Any objection to the assumption of a License Agreement under this Plan must be Filed with the Bankruptcy Court on or prior to the date that is established by the Bankruptcy Court as the deadline to object to Confirmation of the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or as otherwise scheduled for hearing by the Bankruptcy Court. Any counterparty to a License Agreement that fails to timely object to the proposed assumption of any License Agreement will be deemed to have consented to such assumption, including for purposes of section 365(c)(1)(B) of the Bankruptcy Code, and any objection shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Nothing in this Plan shall impair any right of a Debtor or Reorganized Debtor under section 365(n) of the Bankruptcy Code. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of the applicable Allowed Claim, the Disbursing Agent shall make initial distributions under this Plan on account of Claims Allowed on the Effective Date or as soon as reasonably practicable thereafter subject to the Reorganized Debtors' right to object to Claims. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. Notwithstanding the preceding paragraph, (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of this Plan, and (3) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of this Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non- bankruptcy Law or in the ordinary course of business. B. Disbursing Agent. All distributions under this Plan shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. All distributions under this Plan to any Disbursing Agent on behalf of the Holders of Claims listed on the Claims Register shall be deemed completed by the Debtors when received by such Disbursing Agent. Such distributions under this Plan shall be made to any such Holders at the direction of the applicable Disbursing Agent.

42 C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors without the need for any further application or order of the Bankruptcy Court. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors' records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided, further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder, if applicable; provided, further, that distributions on account of Allowed Unsecured Notes Claims shall be made to or at the direction of the applicable Trustees, which shall then make further distributions to Holders of Allowed Unsecured Notes Claims in accordance with the applicable Indenture and customary procedures of DTC. 3. Minimum Distributions. No fractional shares of New Interests and/or New Preferred Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Interests and/or New Preferred Interests that is not a whole number, the actual distribution of such shares of New Interests or New Preferred Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Interests and New Preferred Interests to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. The Debtors reserve the right to adjust the rounding conventions discussed herein, including the methods used for allocating through DTC, if applicable.

43 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 180 days from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary). Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing any unclaimed distribution to the contrary. 5. Surrender of Cancelled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.H shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall (a) not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under this Plan, charging liens, priority of payment, and indemnification rights, and (b) be subject to Article IV.H in all respects. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under this Plan. E. Manner of Payment. Except as otherwise provided in this Plan or any agreement, instrument, or other document incorporated by this Plan or the Plan Supplement, all distributions of New Interests, New Preferred Interests, and Cash to the Holders of the applicable Allowed Claims under this Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. F. Indefeasible Distributions. Any and all distributions made under this Plan shall be indefeasible and not subject to clawback or turnover provisions. G. Section 1145 Exemption. Prior to the Petition Date, the offering of the New Interests and New Preferred Interests shall be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder, and/or other available exemptions. After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act. In addition, any Securities issued under section 1145 of the Bankruptcy Code, if any, on account of Allowed Claims will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of (i) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, (ii) compliance with

44 applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) any restrictions in the New Organizational Documents. Notwithstanding the foregoing, the New Notes will be issued in reliance on section 4(a)(2) of the Securities Act under an indenture that provides for resales only in accordance with Rule 144A and Regulation S under the Securities Act. H. Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. I. Allocations. Distributions with respect to Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. J. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the DIP Orders, this Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. K. Foreign Currency Exchange Rate. Except with respect to the EUR Term Loan Claims (which shall be treated in accordance with Article III.B.4 of this Plan and the ECL) or as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date. L. Setoffs and Recoupment. Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any distribution under this Plan to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and Holder of Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable,

45 unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.F hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. Nothing in this Article VI.L shall permit any setoff or recoupment against any amount payable under the ECL, except as expressly set forth in the ECL. For the avoidance of doubt, distributions to Holders of Allowed Unsecured Notes Claims pursuant to Article III.B.5 of this Plan are not subject to setoff or recoupment. Notwithstanding anything to the contrary in this Plan (including this Article VI.L and Article VIII.F) or the Confirmation Order, nothing herein shall impair, limit, or condition upon the filing of any motion or notice the exercise by any Bank Product Provider of any right of setoff, recoupment, chargeback, netting, debit, or recourse to cash collateral under the Bank Product Agreements, the Cash Management Orders, or applicable Law in respect of the Bank Product Obligations. M. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder's total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors' insurance policies or surety bonds until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy or surety bond. To the extent that one or more of the Debtors' insurers or sureties agree to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers' or sureties' agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy and surety bonds. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance and sureties under any surety bonds, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. N. Single Satisfaction of Claims. Holders of Allowed Claims may assert such Claims against the Debtor(s) obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the applicable Debtor(s) based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under this Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

46 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of this Plan, except as provided in Article V.B of this Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that any Claim is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan, in each case, subject to the applicable consent rights set forth in the Restructuring Support Agreement. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim, and may administer and adjust the Claims Register to reflect any such settlement or compromise, without any further notice to or action, order, or approval of the Bankruptcy Court. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or Reorganized Debtors may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by this Plan) and to have the validity or amount of any Claim adjudicated by the Bankruptcy Court; provided, further, that any dispute with respect to a Warrant Claim shall be governed by Article III.J hereof. The Allowed amount of any Claim shall (unless expressly waived pursuant to this Plan) be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, whether Filed before or after the Effective Date, other than Proofs of Claim on account of Claims arising from the rejection of Executory Contracts or Unexpired Leases that are timely Filed in accordance with Article V.B of this Plan, shall be deemed withdrawn and expunged from the Claims Register, and any such Proof of Claim Filed after the Effective Date shall also be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, in each case, without the need for any objection by the Debtors or Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors, the Reorganized Debtors, and any other Entity shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment, if any, as to Unimpaired Claims, except as required by order of the Bankruptcy Court. The withdrawal and expungement of any Proof of Claim pursuant to this Article VII.A shall not, in and of itself, constitute a disallowance of, or otherwise impair, any Unimpaired Claim asserted therein, and the Holder of such Unimpaired Claim shall retain all of its rights under applicable Law (to the fullest extent required by section 1124 of the Bankruptcy Code) to pursue such Unimpaired Claim in accordance with this Article VII. Proofs of Claim on account of Claims arising from the rejection of Executory Contracts or Unexpired Leases that are timely Filed in accordance with Article V.B of this Plan shall remain subject to objection and allowance in accordance with this Article VII. B. Allowance of Claims. After the Effective Date and subject to the terms of this Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy Law.

47 C. Claims Administration Responsibilities. Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan. The Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. The Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code to the extent applicable. D. Estimation of Claims and Interests. Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under this Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. E. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Debtors or Reorganized Debtors without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Interests. All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

48 G. No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest. If only part of the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of this Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Definitive Documents, this Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whatsoever against the Debtors, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date. For the avoidance of doubt, this discharge shall include (a) any liability of the Debtors (including withdrawal liability) to the extent such liability relates to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment of an employee of the Debtors, (b) any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and (c) all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. All of the foregoing Claims, Interests, and Causes of Action shall be discharged regardless of whether (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim or Interest has accepted this Plan. Any default or "event of default" by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by this Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims (other than Claims that are Reinstated) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property. B. Release of Liens. Except as otherwise provided in or pursuant to the Exit Facility Documents, this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim that is not a Section 510(b) Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims

49 that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, title, and interest of any Holder (and the applicable Agents of such Holder) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors. Any Holder of such Secured Claim (and the applicable Agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (or the applicable Agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any Agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder's Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the applicable Agents for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or the Agents/Trustees of the Exit Facilities that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder's behalf. C. Releases by the Debtors. Except as expressly set forth in this Plan or the Confirmation Order, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights and remedies against the Debtors, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor,

50 the Debtors' merger and acquisition efforts, the Debtors' evaluation and pursuit of strategic alternatives (including any process conducted by or under the direction of the Special Committee), the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, this Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of this Plan, including the issuance or distribution of securities pursuant to this Plan and the distribution of property under this Plan or any other related agreement, the solicitation of votes on this Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Debtors do not, pursuant to the Debtor Release set forth above, release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, (ii) any Claims or Causes of Action identified in the Schedule of Retained Causes of Action, or (iii) any post-Effective Date obligations of any party or Entity under this Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility Documents) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which shall include by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court's finding that the Debtor Release is: (i) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing this Plan; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Debtor Release; (iii) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (vi) a bar to any of the Debtors, their Estates, or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to the Debtor Release against any of the Released Parties. D. Releases by the Releasing Parties. Effective on the Effective Date, except as expressly set forth in this Plan or the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under this Plan and the contributions of the Released Parties to facilitate and implement this Plan, to the fullest extent permissible under applicable Law, as such Law may be extended or interpreted after the date upon which the Bankruptcy Court enters the Confirmation Order, on or after the Effective Date, each Released Party is hereby deemed expressly, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties (other than the Debtors or the Reorganized Debtors), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, remedies, or liabilities, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the

51 subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, this Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of this Plan, including the issuance or distribution of securities pursuant to this Plan and the distribution of property under this Plan or any other related agreement, the solicitation of votes on this Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Releasing Parties do not, pursuant to the Third-Party Release set forth above, release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, (ii) any Claims or Causes of Action identified in the Schedule of Retained Causes of Action, or (iii) any post-Effective Date obligations of any party or Entity under this Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement and Exit Facility Documents) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which shall include by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court's finding that the Third-Party Release is: (i) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing this Plan; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Third-Party Release; (iii) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (vi) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release against any of the Released Parties. E. Exculpation. To the fullest extent permitted by applicable Law, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action for any claim related to any act or omission in connection with, relating to, or arising out of the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the 11.25% Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring Support Agreement, this Plan

52 (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of this Plan, including the issuance or distribution of securities pursuant to this Plan and the distribution of property under this Plan or any other related agreement, the solicitation of votes on this Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place between the Petition Date and the Effective Date related or relating to the foregoing, except for claims related to any act or omission that is determined in a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Exculpated Parties have, and upon Confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan, including the issuance of securities thereunder, and, therefore, are not, and on account of such solicitation, distributions, or issuance shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan, or such distributions made pursuant to this Plan, including the issuance of securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable laws, rules, or regulations protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in this Plan shall not be construed as exculpating any party or Entity from its post-Effective Date obligations under this Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. F. Injunction. Except as otherwise expressly provided in this Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation (in each case, as set forth in the above Discharge, Release, Third-Party Release, and Exculpation sections of this Plan), whether or not such Entities vote in favor of, against or abstain from voting on this Plan or are presumed to have accepted or deemed to have rejected this Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, affiliates, and Related Parties, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise (provided that this clause (d) shall not apply to any Bank Product Provider in respect of the Bank Product Obligations, as set forth in Article VI.L); and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action released or settled pursuant to this Plan.

53 By accepting distributions pursuant to this Plan, each Holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to this Plan will be deemed to have affirmatively and specifically consented to be bound by this Plan, including, without limitation, the injunctions set forth above. The injunctions set forth above shall extend to any successors of the Debtors, the Reorganized Debtors, the Released Parties, and the Exculpated Parties and their respective property and interests in property. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any Person or Entity under this Plan, any post- Effective Date transaction contemplated by the Restructuring Transactions or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1. the Restructuring Support Agreement shall be in full force and effect; 2. there shall be no breach by the Debtors or the Consenting Stakeholders of the Restructuring Support Agreement or the DIP Credit Agreement which has not been waived or, if subject to cure, cured within the applicable time period; 3. the form and substance of the Definitive Documents shall be acceptable in accordance with the consent rights set forth in Section 3 of the Restructuring Support Agreement;

54 4. the Bankruptcy Court shall have entered the Final DIP Order, which order shall be in full force and effect, and no stay thereof shall be in effect; 5. no default, event of default, or other breach shall have occurred and be continuing under any of the DIP Documents; 6. the Bankruptcy Court shall have entered the Disclosure Statement Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; 7. the Bankruptcy Court shall have entered the Confirmation Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; 8. the Debtors shall have obtained all regulatory authorizations, consents, approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions and all applicable waiting periods (including under the HSR Act and any applicable foreign antitrust or foreign direct investment laws) shall have expired or been terminated, as determined in good faith by the Debtors in consultation with the Required Consenting Stakeholders; 9. the New Credit Agreement (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders and the Required Consenting RCF Lenders) shall have been executed and delivered by each party thereto, and any conditions precedent related thereto, other than the occurrence of the Effective Date, shall have been satisfied or waived; 10. the New Notes Indenture (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders) shall have been executed and delivered by each party thereto, and any conditions precedent related thereto, other than the occurrence of the Effective Date, shall have been satisfied or waived; 11. the New Equity Investment and the Equitization Commitment shall have been consummated in accordance with the ECL; 12. the New Organizational Documents of New Getty Images shall have been adopted; 13. the Unsecured Notes Recovery shall have been paid in full in Cash to Holders of Allowed Unsecured Notes Claims or deposited to the applicable Trustees for distribution to such Holders substantially concurrently with the occurrence of the Effective Date; 14. all Restructuring Expenses shall have been paid in accordance with Article II.F hereof; and 15. all Professional Fee Claims that require the approval of the Bankruptcy Court shall have been paid in full or Cash equal to the Professional Fee Amount shall have been placed in the Professional Fee Escrow Account. The Debtors shall bear all filing fees and related costs in connection with the regulatory authorizations, consents, and approvals described in this Article IX.A, and nothing in this Plan shall require any Plan Sponsor (or any of its Affiliates) to divest any asset, agree to any restriction on its business or investments, or make any payment in connection therewith. B. Waiver of Conditions. The conditions precedent set forth in Article IX.A of this Plan may be waived, in whole or in part, with the written consent of the Debtors and each Plan Sponsor; provided that

55 1. any waiver, in whole or in part, of a condition precedent that would materially and adversely affect the treatment of the Secured Funded Debt Claims, the Revolving Loan Claims, or the Unsecured Notes Claims under this Plan shall also require the consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, or the Required Consenting Unsecured Noteholders, as applicable; 2. any waiver, in whole or in part, of the condition precedent set forth in Article IX.A.14 shall also require the written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and the Required Consenting Unsecured Noteholders solely with respect to Consenting Creditor Fees and Expenses incurred by their respective advisors; and 3. the condition precedent set forth in Article IX.A.15 may only be waived with the consent of the affected Professional. C. Substantial Consummation. "Substantial consummation" of this Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date. D. Effect of Failure of Conditions. If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, any Holders of Claims or Interests, or any other Entity; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity; provided that all provisions of the Restructuring Support Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof; provided, further, that (a) any consent to the assumption of the Trademark Option Agreement shall be deemed withdrawn as provided in Section 5.02 of the Restructuring Support Agreement, and all rights, remedies, and consent rights of Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement and the Trademarks are expressly reserved, and (b) the obligations of the Debtors to pay the Restructuring Expenses, the Plan Sponsor Fees and Expenses, the Expense Reimbursement, the DIP Exit Fee, and any other amounts due under the ECL shall survive to the extent provided in the Restructuring Support Agreement, the DIP Documents, and the ECL. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Restructuring Support Agreement and Article V.K of this Plan, the Debtors reserve the right to modify this Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the consent rights set forth in the Restructuring Support Agreement and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan and the Restructuring Support Agreement. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional

56 disclosure or resolicitation under Bankruptcy Rule 3019; provided that no such approval shall be construed to waive or impair any consent right under the Restructuring Support Agreement, the ECL, or this Plan. C. Revocation or Withdrawal of Plan. To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Notwithstanding the foregoing, the provisos set forth in Article IX.D of this Plan shall apply in the event of any such revocation or withdrawal or if Confirmation or Consummation does not occur. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, the Schedule of Rejected Executory Contracts and Unexpired Leases; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of this Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan or the Disclosure Statement;

57 8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity's obligations incurred in connection with this Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan; 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Plan Supplement, or the Disclosure Statement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under this Plan; 17. consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in this Plan, including under Article VIII hereof; 22. enforce all orders previously entered by the Bankruptcy Court; and 23. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents, the Trademark Option Agreement (other than with respect to the enforcement of Article V.K of this Plan),

58 the Exit Facility Documents, and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d), 7062, 9014, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests have or are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan. B. Additional Documents. Subject to and in accordance with the Restructuring Support Agreement, on or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan and the Restructuring Support Agreement. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan; provided that nothing in this Article XII.B shall require any Consenting Stakeholder (including any Plan Sponsor), DIP Lender, or New Equity Investor to incur any obligation or liability, or to take any action, other than as expressly set forth in this Plan, the ECL, the Restructuring Support Agreement, or the New Organizational Documents. C. Statutory Committee and Cessation of Fee and Expense Payment. On the Confirmation Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Debtors and Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date. D. Reservation of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. E. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

59 F. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, addressed as follows: 1. if to the Debtors or the Reorganized Debtors, to: Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017 Attention: Brian E. Schartz, Elisha D. Graff, Rachael L. Foust, Dov Gottlieb, Olivia F. Acuña, Alex Xuan E-mail addresses: brian.schartz@stblaw.com; egraff@stblaw.com; rachael.foust@stblaw.com; dov.gottlieb@stblaw.com; olivia.acuna@stblaw.com; alex.xuan@stblaw.com Cole Schotz P.C. 500 Delaware Avenue, Suite 600 Wilmington, Delaware 19801 Attention: Seth Van Aalten, Justin R. Alberto, Sarah A. Carnes, Jack M. Dougherty E-mail addresses: svanaalten@coleschotz.com; jalberto@coleschotz.com; scarnes@coleschotz.com; jdougherty@coleschotz.com 2. if to the Plan Sponsors, to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: John Weber, Robert Britton E-mail addresses: jweber@paulweiss.com; rbritton@paulweiss.com Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Carl E. Black E-mail addresses: ceblack@jonesday.com Jones Day 250 Vesey Street New York, New York 10281 Attention: Nicholas Morin; Nick Buchta E-mail address: nmorin@jonesday.com; nbuchta@jonesday.com Richards, Layton & Finger, P.A. 920 N. King Street Wilmington, DE 19801 Attention: Zachary Shapiro E-mail address: Shapiro@rlf.com 3. if to a Consenting Secured Lender, to: Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attention: Scott J. Greenberg, Matt M. Roose, Rob E. Fitzgerald

60 E-mail addresses: sgreenberg@gibsondunn.com; mroose@gibsondunn.com; rfitzgerald@gibsondunn.com 333 South Grand Avenue Los Angeles, CA 90071 Attention: Francis Petrie E-mail addresses: fpetrie@gibsondunn.com Pachulski Stang Ziehl & Jones LLP 919 North Market Street, 17th Floor Wilmington, Delaware 19801 Attention: Laura Davis Jones Email: ljones@pszjlaw.com 4. if to a Consenting RCF Lender, to: Milbank LLP 55 Hudson Yards New York, NY 10001-2163 Attention: Evan Fleck, Lauren Doyle, Luke Charleston E-mail addresses: efleck@milbank.com; ldoyle@milbank.com; lcharleston@milbank.com 5. if to a Consenting Unsecured Noteholder, to: Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036-6745 Attention: Michael Stamer, Brad Kahn, Stephen Kuhn E-mail addresses: mstamer@akingump.com; bkahn@akingump.com; skuhn@akingump.com. After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. Notwithstanding anything herein to the contrary, the Reorganized Debtors shall provide notice of any documents to all Entities whose rights are affected by any such document Filed by the Reorganized Debtors. G. Enforcement of Confirmation Order. On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, and each Consenting Stakeholder shall be entitled to enforce the terms of the Confirmation Order, this Plan, and the Plan Supplement. H. Term of Injunctions or Stays. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement. Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement (which terms are incorporated herein by reference) (including the provisions thereof that survive the Effective Date), the ECL, or the Trademark Option Agreement, this Plan (including, for the avoidance of doubt, the Plan Supplement)

61 supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan. J. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors' counsel at the address above or by downloading such exhibits and documents from the Debtors' restructuring website at https://restructuring.ra.kroll.com/GettyImages or the Bankruptcy Court's website at https://www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court but subject to Article I.G hereof, the non-exhibit or non-document portion of this Plan shall control. K. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtors and the Required Consenting Stakeholders. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors' consent and the consent of the Required Consenting Stakeholders; provided that any such deletion or modification must be consistent with the Restructuring Support Agreement and the consent rights set forth therein; and (3) nonseverable and mutually dependent. Without limiting the foregoing, the Debtor Release, the Third-Party Release, and the exculpation and injunction provisions set forth in Article VIII of this Plan, in each case as they apply to the Consenting Stakeholders and their respective Related Parties, are integral to, and not severable from, this Plan and the New Equity Investment. L. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Consenting Stakeholders, the DIP Lenders, the New Equity Investors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan. M. Closing of Chapter 11 Cases. Upon the occurrence of the Effective Date, the Debtors or the Reorganized Debtors, subject to filing documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court, shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases as determined by the Reorganized Debtors, in consultation with the Plan Sponsors, and all contested matters (if any) relating to each of the Debtors, including objections to Claims and any adversary proceedings, shall be administered and heard in such Chapter 11 Case, irrespective of whether such Claims were Filed or such adversary proceedings were commenced against a Debtor whose Chapter 11 Case was closed. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. Furthermore, the Claims and Noticing Agent is authorized to destroy all paper/hardcopy records related to this matter two years after the Effective Date has occurred.

62 N. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. O. Creditor Default. An act or omission by a Holder of a Claim or Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys' fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (a) designate a party to appear, sign, and/or accept the documents required under this Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce this Plan by order of specific performance; (c) award a judgment against such defaulting Holder of a Claim or Interest in favor of the Reorganized Debtors in an amount, including interest, if applicable, to compensate the Reorganized Debtors for the damages caused by such default; and/or (d) make such other order as may be equitable that does not materially alter the terms of this Plan. [Remainder of page intentionally left blank]

63 Dated: October 20, 2026 GETTY IMAGES HOLDINGS, INC. on behalf of itself and all other Debtors /s/ Craig Peters Craig Peters Chief Executive Officer Getty Images Holdings, Inc.

EXHIBIT B Restructuring Support Agreement

Execution Version THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this "Agreement") is made and entered into as of October 12, 2026 (the "Execution Date"), by and among the following parties (each of the following described in sub-clauses (i) through (v) of this preamble, collectively, the "Parties"):1 (i). Getty Images Holdings, Inc., a corporation incorporated under the Laws of Delaware ("Holdings") and certain of its Affiliates and subsidiaries listed on the Company Parties' signature page to this Agreement (the Entities in this clause (i), collectively, the "Company Parties"); (ii). the undersigned holders of, or investment advisors, sub-advisors, or managers of funds or accounts that hold, Secured Funded Debt Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer 1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings set forth in Section 1.

2 Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the "Consenting Secured Lenders"); (iii). the undersigned holders of, or investment advisors, sub-advisors, or managers of funds or accounts that hold, Revolving Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (iii), collectively, the "Consenting RCF Lenders"); (iv). the undersigned holders of, or investment advisors, sub-advisors, or managers of funds or accounts that hold, Unsecured Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (iv), collectively, the "Consenting Unsecured Noteholders," and together with the Consenting Secured Lenders and the Consenting RCF Lenders, the "Consenting Creditors"); and (v). the undersigned holders of Holdings Equity Interests that have executed and delivered counterpart signature pages to this Agreement as a "Consenting Shareholder" as of the Agreement Effective Date to counsel to the Company Parties (the Entities in this clause (v), collectively, the "Consenting Shareholders," and together with the Consenting Creditors, the "Consenting Stakeholders"). RECITALS WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm's length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties' capital structure on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the "Restructuring Term Sheet" and, such transactions as described in this Agreement and the Restructuring Term Sheet, the "Restructuring Transactions"); WHEREAS, the Company Parties intend to effectuate the Restructuring Transactions by commencing voluntary pre-packaged bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware or such other venue as agreed to by the Company Parties and the Required Consenting Stakeholders (the "Bankruptcy Court" and, such cases, the "Chapter 11 Cases") consistent with the terms of this Agreement and the Restructuring Term Sheet; and WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet. NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

3 AGREEMENT Section 1. Definitions and Interpretation. 1.01. Definitions. The following terms shall have the following definitions: "9.75% Notes" means the 9.750% Senior Notes due 2027 issued by Getty Images, Inc., pursuant to the 9.75% Notes Indenture. "9.75% Notes Claims" means any Claim on account of, related to, or in connection with the 9.75% Notes. "9.75% Notes Indenture" means that certain First Supplemental Indenture, dated as of February 19, 2019, by and among Getty Images, Inc., the guarantors party thereto, and the 9.75% Notes Trustee, as amended and supplemented from time to time. "9.75% Notes Trustee" means Wilmington Trust, National Association, in its capacity as the trustee under the 9.75% Notes Indenture. "11.25% Secured Notes" means the 11.250% Senior Secured Notes due 2030 issued by Getty Images, Inc., pursuant to the 11.25% Secured Notes Indenture. "11.25% Secured Notes Claims" means any Claim on account of, related to, or in connection with the 11.25% Secured Notes. "11.25% Secured Notes Indenture" means that certain Indenture, dated as of May 5, 2025, by and among Getty Images, Inc., the guarantors party thereto, and the 11.25% Secured Notes Trustee, as amended and supplemented from time to time. "11.25% Secured Notes Trustee" means U.S. Bank Trust Company, National Association, in its capacity as the trustee and notes collateral agent under the 11.25% Secured Notes Indenture. "14.00% Notes" means the 14.000% Senior Notes due 2028 issued by Getty Images, Inc., pursuant to the 14.00% Notes Indenture. "14.00% Notes Claims" means any Claim on account of, related to, or in connection with the 14.00% Notes. "14.00% Notes Indenture" means that certain First Supplemental Indenture, dated as of October 21, 2025, by and among Getty Images, Inc., the guarantors party thereto, and the 14.00% Notes Trustee, as amended and supplemented from time to time. "14.00% Notes Trustee" means Wilmington Trust, National Association, in its capacity as the trustee under the 14.00% Notes Indenture. "Additional Consenting Creditor" has the meaning set forth in Section 8.03. "Affiliate" has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code. As used herein, "Affiliate" of any

4 Company Party shall not, and shall not be deemed to, include any Consenting Shareholder or any Affiliate of any Consenting Shareholder, and "Affiliate" of any Consenting Shareholder shall not, and shall not be deemed to, include any Company Party. "Agents" means the Credit Agreement Agent, the DIP Agent, or any other administrative agent, collateral agent, or similar Entity under the Credit Agreement or Indentures, as applicable, that may exist from time to time, including, in each case, any successors thereto. "Agents/Trustees" means, collectively, each of the Agents and Trustees. "Agreement" has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Restructuring Term Sheet), as may be amended, supplemented, or modified from time to time in accordance with this Agreement. "Agreement Effective Date" means the date on which all of the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement. "Agreement Effective Period" means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party. "Alternative Restructuring Proposal" means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, equity investment, debt investment, financing transaction, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties other than the Restructuring Transactions. "Approved Budget" has the meaning set forth in the DIP Term Sheet. "Bankruptcy Code" has the meaning set forth in the recitals to this Agreement. "Bankruptcy Court" has the meaning set forth in the recitals to this Agreement. "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. "Causes of Action" has the meaning set forth in the Restructuring Term Sheet. "Chapter 11 Cases" has the meaning set forth in the recitals to this Agreement. "Claim" has the meaning ascribed to it in section 101(5) of the Bankruptcy Code. "Company Claims/Interests" means any Claim against, or Equity Interest in, the Company Parties, including the Secured Funded Debt Claims, the Revolving Loan Claims, the Unsecured

5 Notes Claims, the Warrant Claims, and the Holdings Equity Interests; provided that any Loaned Note Claim held by the applicable Consenting Stakeholder shall not constitute "Company Claims/Interests" bound by this Agreement until such Loaned Notes have been recalled by such Consenting Stakeholder. "Company Parties" has the meaning set forth in the preamble to this Agreement. "Confidentiality Agreement" means an executed confidentiality agreement, including with respect to the issuance of a "cleansing letter" or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions. "Confirmation Order" means the confirmation order with respect to the Plan entered by the Bankruptcy Court, including all exhibits and schedules thereto. "Consenting Creditor Advisors" means, collectively, the Consenting RCF Lender Advisors, the Consenting Secured Lender Advisors, and the Consenting Unsecured Noteholder Advisors. "Consenting Creditor Fees and Expenses" means, collectively, the Consenting RCF Lender Fees and Expenses, Consenting Secured Lender Fees and Expenses, and Consenting Unsecured Noteholder Fees and Expenses. "Consenting Creditors" has the meaning set forth in the preamble of this Agreement. "Consenting RCF Lender Advisors" means (i) Milbank LLP as counsel to the Credit Agreement Agent and certain Consenting RCF Lenders and (ii) one local counsel to the Credit Agreement Agent and certain Consenting RCF Lenders. "Consenting RCF Lender Fees and Expenses" means the reasonable and documented fees and expenses of the Consenting RCF Lender Advisors, in each case as properly incurred and invoiced before, on, or after the Agreement Effective Date and in accordance with the applicable fee letters or fee arrangements between the Consenting RCF Lender Advisors and the Company Parties, if any. "Consenting RCF Lenders" has the meaning set forth in the preamble of this Agreement. "Consenting Secured Lender Advisors" means (i) Gibson, Dunn & Crutcher LLP as counsel to certain Consenting Secured Lenders; (ii) Houlihan Lokey Capital, Inc. as investment banker to certain Consenting Secured Lenders; and (iii) one local counsel to certain Consenting Secured Lenders. "Consenting Secured Lender Fees and Expenses" means the reasonable and documented fees and expenses of the Consenting Secured Lender Advisors, in each case as properly incurred and invoiced before, on, or after the Agreement Effective Date and (i) in the case of Houlihan Lokey Capital, Inc., in accordance with the Houlihan Engagement Letter and (ii) in the case of each other Consenting Secured Lender Advisor, in accordance with the other applicable fee letters or fee arrangements between such Consenting Secured Lender Advisor and the Company Parties.

6 "Consenting Secured Lenders" has the meaning set forth in the preamble of this Agreement. "Consenting Shareholder Advisors" means, collectively, (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP as counsel, Moelis & Company LLC as investment banker, and one local counsel to Sutton Place Limited, on behalf of certain Consenting Shareholders; and (b) Jones Day as counsel, Rothschild & Co. as investment banker, and one local counsel to Consenting Shareholder Koch Equity Development LLC. "Consenting Shareholder Consent Right" has the meaning set forth in Section 3.02. "Consenting Shareholder Fees and Expenses" means all reasonable and documented fees and expenses of the Consenting Shareholder Advisors, in each case as properly incurred and invoiced before, on, or after the Agreement Effective Date and (a) in the case of Moelis & Company LLC, in accordance with Moelis Engagement Letter, (b) in the case of Rothschild & Co., in accordance with the Rothschild Engagement Letter, and (c) in the case of each other Consenting Shareholder Advisor, the other applicable fee letters or fee arrangements between the Consenting Shareholder Advisor and the Company Parties, if any. "Consenting Shareholders" has the meaning set forth in the preamble to this Agreement. "Consenting Stakeholder Advisors" means, collectively, the Consenting Creditor Advisors and Consenting Shareholder Advisors. "Consenting Stakeholder Fees and Expenses" means, collectively, the Consenting Creditor Fees and Expenses and the Consenting Shareholder Fees and Expenses. "Consenting Stakeholders" has the meaning set forth in the preamble of this Agreement. "Consenting Unsecured Noteholder Advisors" means (i) Akin Gump Strauss Hauer & Feld LLP as counsel to the Unsecured Noteholders Ad Hoc Committee; (ii) Perella Weinberg Partners LP as investment banker to the Unsecured Noteholders Ad Hoc Committee; and (iii) one local counsel to the Unsecured Noteholders Ad Hoc Committee. "Consenting Unsecured Noteholder Fees and Expenses" means the reasonable and documented fees and expenses of the Consenting Unsecured Noteholder Advisors, in each case as properly incurred and invoiced before, on, or after the Agreement Effective Date and (a)(i) in the case of Perella Weinberg Partners LP, in accordance with the PWP Engagement Letter (ii) in the case of each other Consenting Unsecured Noteholder Advisor, in accordance with the other applicable fee letters or fee arrangements between such Consenting Unsecured Noteholder Advisor and the Company Parties, and (b) to the extent incurred after the Petition Date through the Restructuring Effective Date, pursuant to the Confirmation Order. "Consenting Unsecured Noteholders" has the meaning set forth in the preamble of this Agreement.

7 "Credit Agreement" means that certain Credit Agreement, dated as of February 19, 2019, among certain Company Parties, the lenders party thereto, the Credit Agreement Agent, and certain other parties thereto, as amended and restated from time to time. "Credit Agreement Agent" means JPMorgan Chase Bank, N.A. in its capacity as administrative agent and collateral agent under the Credit Agreement. "Debtor Release" has the meaning set forth in the Restructuring Term Sheet. "Debtors" means, collectively, (a) the Company Parties and (b) if applicable, any of their Affiliates or subsidiaries that commence Chapter 11 Cases in consultation with the Required Consenting Stakeholders. "Definitive Documents" has the meaning set forth in Section 3.01. "DIP Agent" has the meaning set forth in the DIP Term Sheet. "DIP Claims" means any Claim on account of, related to, or in connection with the DIP Facility (including, for the avoidance of doubt, all amounts borrowed by the Debtors under the DIP Facility, and all fees, expenses and other amounts owed by the Debtors under or relating to the DIP Documents). "DIP Credit Agreement" has the meaning set forth in the DIP Term Sheet. "DIP Documents" means (a) the DIP Term Sheet; (b) the DIP Orders; (c) the DIP Credit Agreement; and (d) the related ancillary documents. "DIP Exit Fee" has the meaning set forth in the DIP Term Sheet. "DIP Facility" has the meaning set forth in the DIP Term Sheet. "DIP Lenders" means any Entity providing commitments and funding the loans incurred under the DIP Facility, including the Consenting Shareholders that provide such commitments and fund such loans. "DIP Orders" means the Interim DIP Order and the Final DIP Order. "DIP Term Sheet" means the term sheet setting forth the terms and conditions of the DIP Facility, attached hereto as Exhibit B. "Disclosure Statement" means the disclosure statement with respect to the Plan, that is prepared and distributed to holders of Company Claims/Interests entitled to vote on the Plan in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure, and other applicable Law, and all exhibits, schedules, supplements, modifications, and amendments thereto. "Disclosure Statement Order" means the order of the Bankruptcy Court approving the Disclosure Statement as a disclosure statement meeting the applicable requirements of the

8 Bankruptcy Code and, to the extent necessary, approving the related Solicitation Materials, which order may be the Confirmation Order. "ECL" means that certain equity commitment letter agreement by and among the Company Parties and the Consenting Shareholders, attached hereto as Exhibit C, that sets forth the terms and conditions of the New Equity Investment which shall be in form and substance acceptable to the Consenting Shareholders. "Entity" shall have the meaning set forth in section 101(15) of the Bankruptcy Code. "Equitization Commitment" has the meaning set forth in the ECL. "Equity Interests" or "Interests" means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, equity security (as defined in section 101(16) of the Bankruptcy Code), ownership, or profits interests of any Company Parties, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Parties (in each case whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated "stock" or a similar security). "Equity Investment" has the meaning set forth in the ECL. "EUR Term Loan Claims" means any Claim on account of, related to, or in connection with any EUR Term Loan. "EUR Term Loans" means the "Euro Term B-1 Loans" as defined in the Credit Agreement. "Exculpation" has the meaning set forth in the Restructuring Term Sheet. "Execution Date" has the meaning set forth in the preamble to this Agreement. "Exit Facilities" means the New Notes, the New Term Loans, and the New RCF. "Exit Term Sheet" means the term sheet setting forth the terms and conditions of the New Notes, the New Term Loans, and the New RCF, attached hereto as Exhibit D. "Final DIP Order" means the order entered by the Bankruptcy Court approving the DIP Facility and the consensual use of cash collateral on a final basis. "First Day Pleadings" means the first-day pleadings that the Company Parties determine are necessary or desirable to file with the Bankruptcy Court in connection with the Chapter 11 Cases. "Governance Documents" means the new organizational documents, shareholders' agreement, registration rights agreement, and all other governance documents of New Getty

9 Images and the other Reorganized Company Parties, the terms of which shall be determined by the Consenting Shareholders. "Holdings Equity Interests" means Equity Interests of Holdings. "Houlihan Engagement Letter" means that certain engagement letter by and among the Company Parties, Gibson Dunn, and Houlihan Lokey Capital, Inc. entered into substantially contemporaneously with this Agreement. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. "Indentures" means, collectively, the 11.25% Secured Notes Indenture, the 14.00% Notes Indenture, and the 9.75% Notes Indenture. "Injunction" has the meaning set forth in the Restructuring Term Sheet. "Interim DIP Order" means the order entered by the Bankruptcy Court approving the DIP Facility and the consensual use of cash collateral on an interim basis. "Joinder" means a joinder agreement pursuant to which a newly joining party becomes bound by the terms of this Agreement, the form of which is attached hereto as Exhibit E. "Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code. "Loaned Note Claims" means Secured Funded Debt Claims or Unsecured Notes Claims on account of, related to, or in connection with Loaned Notes. "Loaned Notes" means any 9.75% Notes, 11.25% Secured Notes, and 14.00% Notes loaned or transferred to any third-party on a temporary basis by the holders thereof pursuant to any loan or repurchase agreement. "Milestones" means the milestones set forth in Schedule 1 attached hereto, as may be extended or waived in accordance with the terms set forth in Schedule 1. "MIP" means the management incentive plan described in the Restructuring Term Sheet, reserving up to 10% of the New Interests, the terms of which shall be determined by the New Board after the Restructuring Effective Date. "Moelis Engagement Letter" means that certain engagement letter by and among the Company Parties, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and Moelis & Company LLC entered into substantially contemporaneously with this Agreement.

10 "New Board" means the board of managers, board of directors or other governing body of New Getty Images established pursuant to the Governance Documents. "New Credit Agreement" means that certain credit agreement, dated as of the Restructuring Effective Date, that sets forth the terms and conditions of the New Term Loans and the New RCF in accordance with the Exit Term Sheet. "New Equity Investment" has the meaning set forth in the Restructuring Term Sheet. "New Equity Investor" means each investor of the New Equity Investment party to the ECL, together with its Affiliates, Related Funds, and any trust or similar Entity established by or for the benefit of such investor or any of its Affiliates, in each case, to the extent such Entity funds or holds (or is assigned or designated to fund or hold) any portion of the New Equity Investment in accordance with the ECL. "New EUR Term Loans" means the senior secured term loans denominated in Euros to be incurred by the applicable Reorganized Company Parties on the Restructuring Effective Date pursuant to the New Credit Agreement. "New Getty Images" means the parent of the Reorganized Debtors on and after the Restructuring Effective Date, which may be a new entity or the reorganized Holdings. "New Interests" means Equity Interests in New Getty Images. "New Notes" means new senior secured notes to be issued by the applicable Reorganized Company Parties on the Restructuring Effective Date pursuant to the New Notes Indenture. "New Notes Documents" means the New Notes Indenture and all security and other documents related thereto. "New Notes Indenture" means that certain Indenture, dated as of the Restructuring Effective Date, that sets forth the terms and conditions of the New Notes in accordance with the Exit Term Sheet. "New RCF" means an amended and restated senior secured revolving credit facility with an aggregate commitment of $150,000,000.00 to be incurred by the applicable Reorganized Company Parties on the Restructuring Effective Date pursuant to the New Credit Agreement. "New RCF Documents" means the New Credit Agreement and all security and other documents related thereto, to the extent related to or affecting the New RCF. "New RCF Lenders" means the Consenting RCF Lenders, in their capacity as lenders of the New RCF party to the New Credit Agreement. "New Term Loan Documents" means the New Credit Agreement and all security and other documents related thereto, to the extent related to or affecting the New Term Loans.

11 "New Term Loans" means, collectively, the New USD Term Loans and the New EUR Term Loans. "New USD Term Loans" means the senior secured term loans denominated in United States dollars to be incurred by the applicable Reorganized Company Parties on the Restructuring Effective Date pursuant to the New Credit Agreement in accordance with the Exit Term Sheet, solely to the extent that holders of USD Term Loans do not consent to receive New Notes under the Plan. "NOL Orders" means the interim order and final order approving the Motion of Debtors for Entry of Interim and Final Orders (I) Approving Notification and Hearing Procedures for Certain Transfers of And Declarations of Worthlessness with respect to Common Stock And (II) Granting Related Relief, which shall be a First Day Pleading. "Outside Date" means the date that is 150 days from the Agreement Effective Date. "Parties" has the meaning set forth in the preamble to this Agreement. "Permitted Transfer" and "Permitted Transferee" means each transfer and transferee of any Company Claims/Interests who meets the requirements of Section 8. "Petition Date" means the date on which the first Debtor files a voluntary petition with the Bankruptcy Court to commence its Chapter 11 Case. "Plan" means the joint chapter 11 plan of the Debtors, as may be amended, supplemented, or modified from time to time in accordance with its terms (and the consent rights set forth herein), including all exhibits and schedules thereto. "Plan Supplement" means the compilation of documents and/or forms of documents, agreements, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court, and all schedules, exhibits, ballots, solicitation procedures, and other documents and instruments related thereto, as may be amended, supplemented, or modified from time to time in accordance with their terms (and the consent rights set forth herein). "PWP Engagement Letter" means that certain engagement letter by and among the Company Parties, Akin Gump Strauss Hauer & Feld LLP, and Perella Weinberg Partners LP entered into substantially contemporaneously with this Agreement. "Qualified Marketmaker" means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims of or against issuers or borrowers (including debt securities or other debt). "RCF Lender Consent Right" means the right of the Required Consenting RCF Lenders to consent to or approve: (a) the Plan, the Disclosure Statement, the Disclosure Statement Order, the Confirmation Order, the DIP Documents, and the New RCF Documents, in each case to the extent

12 not otherwise agreed to in accordance with the terms hereof, the DIP Term Sheet, and the Exit Term Sheet; (b) any provision in any other Definitive Document (or any amendment, modification, or supplement thereto) that materially affects the economic or legal treatment of the Consenting RCF Lenders; (c) the releases proposed to be granted to or received by Consenting RCF Lenders or their Affiliates, or the treatment of Consenting RCF Lenders' Company Claims/Interests pursuant to this Agreement or any Definitive Document; and (d) the obligations that the Consenting RCF Lenders or their Affiliates may have pursuant to this Agreement (including the Restructuring Term Sheet) or any Definitive Document; in each case, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that any provision of the DIP Orders that affects the Consenting RCF Lenders shall be acceptable to the Required Consenting RCF Lenders. "Related Fund" means, with respect to any Entity other than a Debtor, (a) any fund, account or investment vehicle that is controlled, managed, or advised by (i) such Entity, (ii) an Affiliate of such Entity, (iii) the same investment manager, advisor or subadvisor that controls or manages such Entity or an Affiliate of such investment manager, advisor or subadvisor or (iv) otherwise shares a common investment team with the investment manager or investment advisor of the first Entity through secondment, outsourcing or other similar contractual arrangements or (b) any investment manager, investment advisor or subadvisor of such Entity. "Related Parties" has the meaning set forth in the Restructuring Term Sheet. "Reorganized Company Parties" means, collectively, New Getty Images and the Reorganized Debtors. "Reorganized Debtors" means, other than Holdings, a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Restructuring Effective Date. "Required Consenting RCF Lenders" means, as of the relevant date, Consenting RCF Lenders collectively holding more than 50% of the aggregate outstanding principal amount of the Revolving Loans that are held by the Consenting RCF Lenders; provided, however, the consent of all Consenting RCF Lenders is required to approve (i) any provisions in the New RCF Documents that constitute a weakening of the "sacred rights" amendment provisions contained in the Credit Agreement or (ii) any amendment to the Exit Term Sheet that impacts a provision that would be subject to "sacred rights" amendment provisions contained in the New RCF Documents. "Required Consenting Secured Lenders" means, as of the relevant date, Consenting Secured Lenders collectively holding more than 50% of the aggregate outstanding principal amount of the USD Term Loans, the EUR Term Loans, and the 11.25% Secured Notes that are held by the Consenting Secured Lenders; provided that any Secured Funded Debt Claims held by any Consenting Shareholder or any of its Affiliates shall be disregarded for purposes of this definition.

13 "Required Consenting Stakeholders" means, collectively, the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, the Required Consenting Unsecured Noteholders, and each of the Consenting Shareholders. "Required Consenting Unsecured Noteholders" means, as of the relevant date, Consenting Unsecured Noteholders (a) collectively holding more than 50% of the aggregate outstanding principal amount of the Unsecured Notes that are held by the Consenting Unsecured Noteholders and (b) constituting a majority in number of the members of the Unsecured Noteholders Ad Hoc Committee; provided that any Unsecured Notes Claims held by any Consenting Shareholder or any of its Affiliates shall be disregarded for purposes of this definition. "Restructuring Effective Date" means the effective date of the Plan as set forth therein. "Restructuring Term Sheet" has the meaning set forth in the recitals to this Agreement. "Restructuring Transaction Steps" means, if necessary, the memorandum setting forth transaction steps necessary to implement the Restructuring Transactions, which shall be included in the Plan Supplement. "Restructuring Transactions" has the meaning set forth in the recitals to this Agreement. "Revolving Loan Claims" means any Claim on account of, related to, or in connection with any Revolving Loans. "Revolving Loans" means the "Revolving Credit Loan" as defined in the Credit Agreement. "Rothschild Engagement Letter" means that certain engagement letter to be entered into by and among the Company Parties, Jones Day, and Rothschild & Co., which engagement letter shall be reasonably acceptable to the Company Parties, Jones Day, and Rothschild & Co. "Rules" means Rule 501(a) of Regulation D promulgated under the Securities Act. "Section 510(b) Claim" means any Claim against the Debtors subject to subordination under section 510(b) of the Bankruptcy Code, including any Warrant Claim. "Secured Funded Debt Claims" means, collectively, the Term Loan Claims and the 11.25% Secured Notes Claims. "Secured Lender Consent Right" means the right of the Consenting Secured Lenders to consent to or approve any Definitive Document (or any amendment, modifications, or supplements thereto), in each case solely to the extent that such Definitive Document (or such amendment, modification, or supplement) affects: (a) the economic entitlement of the Consenting Secured Lenders set forth in this Agreement (including the exhibits hereto); (b) the rights of, or the consents or waivers proposed to be granted to, or received by, the Consenting Secured Lenders or their Affiliates pursuant to this Agreement or any Definitive Document; (c) the releases proposed to be granted to or received by Consenting Secured Lenders or their Affiliates, or the treatment of Consenting Secured Lenders' Company Claims/Interests pursuant to this Agreement or any

14 Definitive Document; (d) the obligations that the Consenting Secured Lenders or their Affiliates may have pursuant to this Agreement (including the Restructuring Term Sheet) or any Definitive Document; (e) any changes to the time or place of implementation of the Restructuring Transactions not in accordance with the Agreement, the conditions precedent in the ECL, or the New Equity Investors' right to terminate the ECL; (f) the organizational form and domicile of New Getty Images (to the extent New Getty Images is organized and domiciled in a manner other than a U.S.-domiciled LLC or U.S.-domiciled Corporation); and (g) any representations, warranties, or covenants of the Consenting Secured Lenders; in each case, which consent or approval shall not be unreasonably withheld, conditioned, or delayed, and which consent or approval shall be deemed given by all Consenting Secured Lenders if given by the Required Consenting Secured Lenders. "Securities Act" means the Securities Act of 1933, as amended. "Solicitation" means the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code. "Solicitation Commencement Date" means the date on which Solicitation is commenced. "Solicitation Materials" means all documents, forms, and other materials provided in connection with the Solicitation (other than the Disclosure Statement). "Special Committee" means each of the special committees of the board of directors or board of managers of the applicable Company Parties. "Term Loan Claims" means, collectively, the EUR Term Loan Claims and the USD Term Loan Claims. "Term Loans" means, collectively, the EUR Term Loans and the USD Term Loans. "Termination Date" means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, 12.04, or 12.05. "Third-Party Release" has the meaning set forth in the Restructuring Term Sheet. "Trademark Option Agreement" means that certain Restated Option Agreement, dated as of February 9, 1998, by and between Getty Investments L.L.C., Getty Images, Inc., and Getty Communications PLC, as amended and restated from time to time, including by that certain letter agreement, dated as of February 19, 2019, by and between Getty Investments L.L.C. and Getty Images, Inc. "Trademarks" shall have the same meaning as "Getty Marks" as defined in the Trademark Option Agreement. "Transfer" means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of (including through derivatives, options, swaps, pledges, forward sales or other transactions).

15 "Transfer Agreement" means an executed form of a transfer agreement, substantially in the form attached hereto as Exhibit F, providing, among other things, that a transferee is bound by the terms of this Agreement. "Trustees" means, collectively, the 11.25% Secured Notes Trustee, the 14.00% Notes Trustee, and 9.75% Notes Trustee, and any indenture trustee, collateral trustee, or other trustee or similar Entity under the Indentures or similar documents, as applicable, that may exist from time to time, including, in each case, any successors thereto. "Unsecured Noteholder Consent Right" means the right of the Required Consenting Unsecured Noteholders to consent to or approve of (a) the Plan, the Disclosure Statement, the Disclosure Statement Order, and the Confirmation Order; (b) any other Definitive Document (or any amendment, modification, or supplement thereto), in each case solely to the extent that such Definitive Document adversely affects the treatment or economic recovery of the Consenting Unsecured Noteholders on account of their Unsecured Notes Claims; (c) any other Definitive Document (or any amendment, modification, or supplement thereto), in each case solely to the extent that such Definitive Document materially and adversely affects (i) the rights of, or the consents or waivers proposed to be granted to or received by, the Consenting Unsecured Noteholders or their Affiliates pursuant to this Agreement or any Definitive Document (including the Plan and the Confirmation Order); (ii) the releases proposed to be granted to or received by the Consenting Unsecured Noteholders or their Affiliates; or (iii) the obligations that the Consenting Unsecured Noteholders or their Affiliates may have pursuant to this Agreement (including the Restructuring Term Sheet) or any Definitive Document, as applicable; in each case, which consent shall not be unreasonably withheld, conditioned, or delayed; and (d) any representations, warranties, or covenants to be given or agreed to by Consenting Unsecured Noteholders. "Unsecured Noteholders Ad Hoc Committee" means that certain ad hoc committee of holders of Unsecured Notes represented by Akin Gump Strauss Hauer & Feld LLP and Perella Weinberg Partners LP. "Unsecured Notes" means, collectively, the 14.00% Notes and the 9.75% Notes. "Unsecured Notes Claims" means, collectively, the 14.00% Notes Claims and the 9.75% Notes Claims. "Unsecured Notes Recovery" means cash in an aggregate amount equal to $170,212,922.50. "USD Term Loan Claims" means any Claim on account of, related to, or in connection with any USD Term Loan. "USD Term Loans" means the "Dollar Fixed Rate Term B-1 Loans" as defined in the Credit Agreement. "Voting Deadline" means the date on which Solicitation concludes. "Warrant Agreement" means that certain Warrant Agreement, dated August 4, 2020, that sets forth the terms and conditions of the Warrants.

16 "Warrant Claims" means any Claim on account of, related to, arising from, or in connection with the Warrants, including Holdings's alleged breach of the Warrant Agreement, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise. In accordance with section 510(b) of the Bankruptcy Code, Warrant Claims shall have the same priority as Holdings Equity Interests. "Warrants" means the 20,700,000 public warrants issued by Holdings pursuant to the Warrant Agreement. 1.02. Interpretation. For purposes of this Agreement: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (e) unless otherwise specified, all references herein to "Sections" are references to Sections of this Agreement; (f) the words "herein," "hereof," and "hereto" refer to this Agreement in its entirety rather than to any particular portion of this Agreement; (g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (h) references to "shareholders," "directors," and/or "officers" shall also include "members" and/or "managers," as applicable, as such terms are defined under the applicable limited liability company Laws; and (i) the use of "include" or "including" is without limitation, whether stated or not.

17 Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement: (a) each of the Company Parties shall have executed and delivered signature pages of this Agreement to counsel to each of the other Parties; (b) the following Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties (for purpose of this Section 2(b), any Loaned Note Claims shall be disregarded): (i) holders holding at least 66.7% of the aggregate outstanding amount of Secured Funded Debt Claims; provided that for purpose of this clause (i), any Secured Funded Debt Claims held by any Consenting Shareholder or any of its Affiliates shall be disregarded; (ii) holders holding 100% of the aggregate outstanding amount of Revolving Loan Claims; (iii) holders holding at least 66.7% of the aggregate outstanding amount of Unsecured Notes Claims; provided that for purpose of this clause (iii), any Unsecured Notes Claims held by any Consenting Shareholder or any of its Affiliates shall be disregarded; and (iv) the Consenting Shareholders; (c) the Company Parties and the Consenting Shareholders shall have entered into the ECL, and the Company Parties shall have executed and delivered the Moelis Engagement Letter, the Houlihan Engagement Letter, and the PWP Engagement Letter; (d) the Company Parties shall have paid all outstanding Consenting Creditor Fees and Expenses for which an invoice has been received by the Company Parties at least two (2) Business Days prior to the Agreement Effective Date; and (e) counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred. Section 3. Definitive Documents. 3.01. "Definitive Documents" shall mean this Agreement and all other agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, the Restructuring Transactions, including each of the following: (a) the First Day Pleadings; (b) the Disclosure Statement;

18 (c) the Disclosure Statement Order (including all exhibits and attachments thereto) and the Solicitation Materials; (d) the DIP Documents; (e) the Plan; (f) the Plan Supplement documents (including, without limitation, any schedule of executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected); (g) the Confirmation Order; (h) the Restructuring Transaction Steps, if necessary; (i) the New RCF Documents; (j) the New Notes Documents; (k) the New Term Loan Documents; (l) the ECL; (m) the Governance Documents; and (n) any order, or amendment or modification of any order, entered by the Bankruptcy Court, and all other documents, motions, pleadings, briefs, applications, orders, agreements, supplements, and other filings by the Debtors, including any summaries or term sheets in respect thereof, that are related to the Restructuring Transactions or any of the foregoing; provided that any monthly or quarterly operating reports, retention applications, fee applications, fee statements, or declarations in support thereof shall not constitute Definitive Documents. 3.02. Review of Definitive Documents. (a) The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to good faith negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent in all respects with the terms of this Agreement and the exhibits and annexes hereto, including the Restructuring Term Sheet and the exhibits and annexes thereto, each as they may be modified, amended, or supplemented in accordance with Section 13. (b) All Definitive Documents, including those not executed or in a form attached to this Agreement as of the Execution Date, must be in form and substance reasonably acceptable to (a) the Company Parties, (b) subject to the Secured Lender Consent Right, the Required Consenting Secured Lenders, (c) subject to the Unsecured Noteholder Consent Right, the Required Consenting Unsecured Noteholders, (d) subject to the RCF Lender Consent Right, the Required

19 Consenting RCF Lenders, and (e) each Consenting Shareholder; provided that, and without limiting any Party's consent rights under this Agreement: (i) the New Notes Documents and the New Term Loan Documents and any related provisions of any other Definitive Documents shall be in form and substance reasonably acceptable to the Required Consenting Secured Lenders, the Company Parties, and each Consenting Shareholder; (ii) the New RCF Documents shall be in form and substance reasonably acceptable to the Required Consenting RCF Lenders in their capacity as the New RCF Lenders, the Company Parties, and each Consenting Shareholder; and (iii) the form and substance of (A) the ECL, (B) any other document relating to the New Equity Investment, (C) the Governance Documents, and (D) documents relating to the MIP (if any) shall be reasonably acceptable to the Company Parties, acceptable to each of the Consenting Shareholders (the foregoing rights in this Section 3.02(b), collectively, "Consenting Shareholder Consent Right"). 3.03. Review Periods. The Company Parties shall provide (i) the Consenting Stakeholder Advisors with drafts of each Definitive Document and of any material pleading, motion, order, or supporting declaration to be filed in the Chapter 11 Cases, and (ii) the Credit Agreement Agent with drafts of Definitive Documents, including First Day Pleadings, which, for the avoidance of doubt, shall include the first day declaration and any documents the Credit Agreement Agent reasonably requests, in each case no later than three (3) calendar days (or such shorter period as is practicable under the circumstances) prior to the date on which the Company Parties intend to file or execute such document (or, if not reasonably practicable, as soon as reasonably practicable prior to the filing or execution of such documents), and shall consider in good faith all comments of the Consenting Stakeholder Advisors and the Credit Agreement Agent thereto; provided that, notwithstanding the foregoing, the Company Parties shall provide the Consenting Stakeholder Advisors with drafts of the Restructuring Transaction Steps and any related tax structuring memorandum (and any amendment, supplement, or modification thereto) no later than three (3) Business Days (or such shorter period as is practicable under the circumstances) prior to the date on which the Company Parties intend to file such document. For the avoidance of doubt, the Company Parties' obligation to consider in good faith the comments of the Consenting Stakeholder Advisors under this Section 3.03 is in addition to, and shall not limit, qualify, or be deemed to satisfy, any consent or approval right of any Consenting Stakeholder (including the Consenting Shareholder Consent Right) under Section 3.02 or any other provision of this Agreement. Section 4. Commitments of the Consenting Stakeholders. 4.01. General Commitments, Forbearances, and Waivers. (a) During the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims/Interests, to:

20 (i) support the Restructuring Transactions in accordance with this Agreement and the Restructuring Term Sheet and vote and exercise any powers or rights available to it (including in any board, shareholders', or creditors' meeting or in any process requiring voting or approval to which they are legally entitled to participate or instructing its proxy or other relevant person to vote, to the extent it is legally entitled to instruct such person) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions subject to finalization of the applicable Definitive Documents in accordance with the terms of this Agreement; (ii) use commercially reasonable efforts to support the Company Parties' efforts to obtain any and all required regulatory or third-party approvals for the Restructuring Transactions; (iii) without creating any obligation to incur any material out-of-pocket costs (except to the extent such costs are reimbursable Consenting Stakeholder Fees and Expenses for which the Company Parties have delivered prior written confirmation of such reimbursement) or provide anything in the nature of an indemnity, give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to (A) give effect to the Restructuring Transactions or (B) prevent such Agents/Trustees from taking any action that is materially inconsistent with the Restructuring Transactions or this Agreement, including the pursuit or exercise of any remedies; (iv) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents (A) to which it is required to be a party and (B) that are consistent with this Agreement in accordance with the Milestones; (v) use commercially reasonable efforts to recall any Loaned Notes as soon as reasonably practicable following the Agreement Effective Date; provided that upon such recall of Loaned Notes, the associated Loaned Note Claim held by the recalling Consenting Stakeholders shall become Company Claims/Interests bound by this Agreement; (vi) with respect to the Consenting Unsecured Noteholders, the Consenting Secured Lenders, and the Consenting RCF Lenders, not to object to, impede, or interfere with any settlement between the Company Parties and any holder of Warrant Claims if such settlement does not (A) adversely affect the treatment or economic recovery of the Consenting Unsecured Noteholders on account of their Unsecured Notes Claims or (B) reduce, dilute, impair, or otherwise adversely affect the treatment of, or the recovery on account of, the Secured Funded Debt Claims or the Revolving Loan Claims; (vii) with respect to the Consenting RCF Lenders, commit to roll their existing Revolving Loans commitments under the Credit Agreement to the New RCF in accordance with the Exit Term Sheet, subject to the RCF Lender Consent Right; and (viii) with respect to the applicable Consenting Shareholders, consent to the assumption of the Trademark Option Agreement by the applicable Reorganized Company Parties solely in connection with the Restructuring Transactions and subject to the consummation thereof on the Restructuring Effective Date, in each case in accordance with this Agreement (including Section 5.02).

21 (b) During the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims/Interests, that it shall not (and shall not cause any other person to), directly or indirectly: (i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (ii) propose, file, support, or vote (or allow any proxy appointed by it to vote) for any Alternative Restructuring Proposal; (iii) file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that is not materially consistent with this Agreement or the Plan; (iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties that is inconsistent with the Restructuring Transactions; provided that nothing in this clause shall limit the right of any Consenting Stakeholder to (A) enforce this Agreement or any Definitive Document, (B) assert any claim for indemnification or contribution against a Company Party pursuant to this Agreement or any Definitive Document, or (C) seek payment of the Consenting Stakeholder Fees and Expenses in accordance with the terms of this Agreement; (v) object to any First Day Pleadings and "second day" pleadings consistent with this Agreement, including the applicable consent rights contained herein, filed by the Debtors in furtherance of the Restructuring Transactions, including any motion seeking approval of the DIP Facility on the terms set forth in the DIP Documents; (vi) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests, in each case, except as contemplated by and in accordance with this Agreement, the Definitive Documents, or as otherwise agreed in writing to be necessary to the implementation of the Restructuring Transactions by the Company Parties and the applicable Consenting Stakeholders; provided that this clause shall not apply to, or limit in any respect, the exercise of any right or remedy under or in respect of the DIP Documents, the ECL, or any other Definitive Document, or the receipt of any payment of adequate protection or other amount authorized by the DIP Orders or any other order of the Bankruptcy Court; (vii) announce publicly their intention to not support the Restructuring Transactions; (viii) object to, delay, impede, or take any other action to interfere with any of the Company Parties' ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code in a manner that is inconsistent with the Restructuring Transactions; provided that nothing in this Agreement shall limit the right of any Party to exercise any right or remedy provided under this Agreement, the DIP Documents, the ECL, the Confirmation Order, or any other Definitive Documents;

22 (ix) object to or otherwise seek to hinder the Debtors' retention of and payment to Guggenheim Securities, LLC ("Guggenheim Securities") of the fees and expenses set forth in the engagement letter, dated as of July 21, 2026, among Guggenheim Securities and the Company Parties, as the same has been amended or supplemented prior to the date hereof, and any application seeking approval of or court order approving the same; or (x) take any action that is inconsistent in any material respect with the Restructuring Transactions. 4.02. Commitments with Respect to Chapter 11 Cases. (a) During the Agreement Effective Period, in connection with the Chapter 11 Cases, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, with respect to all of its Company Claims/Interests and subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Disclosure Statement and any other Solicitation Materials: (i) vote each of its Company Claims/Interests entitled to vote on the Plan to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis; (ii) to the extent it is permitted to elect whether to opt out of or opt in to the Third-Party Release set forth in the Plan, elect not to opt out of or elect to opt in to, as applicable, the Third-Party Release by timely delivering its duly executed and completed ballot(s) or other Solicitation Materials indicating such election; provided that to the extent that the scope of the Claims released under the Third-Party Release contained in the Plan or the parties receiving and providing the Third-Party Release contained in the Plan are different from the Third-Party Release contained in the Restructuring Term Sheet without the consent of a Consenting Stakeholder, such Consenting Stakeholder shall have the option to opt out of, or elect to not opt into, such Third- Party Release; (iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above; (iv) support all of the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction provisions provided for in the Plan, substantially consistent with those set forth in the Restructuring Term Sheet; (v) not directly or indirectly, through any person, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal or object to or take any other action that would reasonably be expected to prevent, interfere with, delay, or impede the solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Restructuring Transactions; and (vi) without creating any obligation to incur any material out-of-pocket costs (except to the extent such costs are reimbursable Consenting Stakeholder Fees and Expenses for which the Company Parties have delivered prior written confirmation of such reimbursement) or

23 provide anything in the nature of an indemnity, support and take commercially reasonable actions reasonably requested by the Company Parties to facilitate the solicitation, approval of the Disclosure Statement, and confirmation and consummation of the Plan within the timeframes contemplated by this Agreement; provided that nothing in this clause (vi), or otherwise in this Section 4, shall require any Consenting Stakeholder to agree to a Definitive Document (or the form and substance thereof) that is inconsistent with the terms of this Agreement or with such Consenting Stakeholder's consent rights as set forth in Section 3.02. (b) During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Interests, (i) will support, (ii) will not directly or indirectly object to, delay, impede, or take any other action to interfere with, and (iii) without creating any obligation to incur any material out-of-pocket costs, and in its sole discretion, will use commercially reasonable efforts to oppose any party or person from delaying, impeding, or taking any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement and in furtherance of consummating the Restructuring Transactions. Section 5. Additional Provisions Regarding the Consenting Stakeholders' Commitments. 5.01. General. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder (subject to the applicable Confidentiality Agreement between such Consenting Stakeholder and the Company Parties, but excluding any provisions of such Confidentiality Agreements that limit or condition the ability of the Consenting Stakeholders to communicate among each other), the Consenting Stakeholder Advisors, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee (if any) and the United States Trustee); (b) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) prevent any Consenting Stakeholder from enforcing this Agreement or any Definitive Document, or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document; (d) limit the rights of a Consenting Stakeholder to appear and be heard in the Chapter 11 Cases, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, so long as the exercise of any such right is not inconsistent with such Consenting Stakeholder's obligations hereunder; (e) limit the ability of a Consenting Stakeholder to purchase, sell, or enter into any transactions regarding the Company Claims/Interests, subject to Section 8 hereof; (f) constitute a termination or release of any liens on, or security interests in, any of the assets or properties of the Company Parties that secure the obligations under the documents governing the Secured Funded Debt Claims or Revolving Loan Claims other than as may be contemplated by the Plan; (g) require any Consenting Stakeholder to incur, assume, become liable in respect of, or suffer to exist any expenses, liabilities, or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to such Consenting Stakeholder except as expressly provided for in this Agreement; (h) require any Consenting Stakeholder to take, or refrain from taking, any action that would violate applicable Law or any order or direction of a governmental authority, or that would require it to waive or forgo the benefit of any applicable legal privilege (in each case as determined by such Consenting Stakeholder in good faith after

24 consultation with counsel, which may include internal counsel); (i) require any Consenting Stakeholder to provide any information that it determines in good faith to be commercially sensitive, confidential, or privileged, other than as expressly set forth in this Agreement or made subject to a non-disclosure agreement; (j) limit the ability of any Consenting Stakeholder to defend against, or to assert any right, claim, or defense with respect to, any Cause of Action threatened or commenced against it or any of its Related Parties by any Entity (including any Company Party, special committee, official committee, or any other party in interest), or subject to Section 4.01(b) hereof, to take any customary action to preserve, perfect, or defend the validity, existence, or priority of its Company Claims/Interests or any Lien securing the same; (k) require any Consenting Stakeholder, or any director, manager, or officer of any Company Party designated by or affiliated with any Consenting Stakeholder, to take or refrain from taking any action that would be inconsistent with his, her, or its fiduciary duties or applicable Law; (l) prohibit any Consenting Stakeholder from taking any action that is not inconsistent with this Agreement, the Restructuring Transactions, or applicable Law; or (m) obligate a Consenting Stakeholder to deliver a vote to support the Plan (or any other Restructuring Transactions) or prohibit a Consenting Stakeholder from withdrawing such vote, in each case, from and after the termination of this Agreement as to such Consenting Stakeholder on the Termination Date (other than a Termination Date as a result of the occurrence of the Restructuring Effective Date or the breach by such Consenting Stakeholder of this Agreement); provided that upon the withdrawal of any such vote after the termination of this Agreement as to such Consenting Stakeholder on the Termination Date (other than a Termination Date as a result of the occurrence of the Restructuring Effective Date or the breach by such Consenting Stakeholder of this Agreement), such vote shall be deemed void ab initio and such Consenting Stakeholder shall have the opportunity to change its vote. 5.02. Trademark Option Agreement. The Plan shall provide that the Trademark Option Agreement shall be assumed by the applicable Debtor pursuant to section 365 of the Bankruptcy Code, effective as of the Restructuring Effective Date, without any amendment, modification, or supplement thereto (it being agreed that the Trademark Option Agreement shall be assumed on an "as is" basis) and, upon such assumption, shall remain in full force and effect in accordance with its terms and shall continue to bind the applicable Reorganized Company Parties. For the avoidance of doubt, nothing in this Agreement (a) constitutes an amendment, waiver, modification, or termination of the Trademark Option Agreement or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect of the Trademarks, each of which right is expressly reserved, or (b) other than in connection with the Restructuring Transactions set forth herein and the Restructuring Term Sheet, constitutes a consent to the assumption, assumption and assignment, rejection, sale, transfer, or encumbrance of the Trademark Option Agreement, the Trademarks, or any interest therein, none of which shall be included in, or purported to be conveyed pursuant to the Plan without the prior written consent of Getty Investments L.L.C. and the applicable Consenting Shareholders. Notwithstanding anything to the contrary in this Agreement, no Definitive Document (or any amendment, modification, or supplement thereto) or other agreement, instrument, pleading, or order relating to the Restructuring Transactions shall amend, modify, supplement, waive, terminate, or otherwise affect the Trademark Option Agreement, the Trademarks, or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect thereof (other than the assumption of the Trademark Option Agreement in accordance with this Section 5.02) without the prior written consent of Getty Investments L.L.C. (email being sufficient). If this Agreement is terminated as to any Consenting Shareholder or the Restructuring Transactions are otherwise not consummated in accordance with this Agreement, then (x) any

25 consent to the assumption of the Trademark Option Agreement set forth in this Agreement (including Section 4.01(a)(viii)) or in any Definitive Document shall automatically, and without further action, be deemed withdrawn, null and void, and of no force or effect, and (y) all rights, remedies, and consent rights of (i) the Company Parties and (ii) Getty Investments L.L.C. and its Affiliates under or in respect of the Trademark Option Agreement and the Trademarks (including any right to consent or to withhold consent to any assumption, assumption and assignment, rejection, sale, transfer, or encumbrance thereof) are expressly reserved and preserved in all respects, and nothing in this Agreement or any Definitive Document shall be deemed to constitute a waiver of, or otherwise prejudice, any such right. Notwithstanding anything herein to the contrary, the documentation governing the Exit Facilities shall contain provisions pertaining to the Trademark Option Agreement that are not less favorable to the Consenting Secured Lenders and the Consenting RCF Lenders than those set forth in the documents governing the Secured Funded Debt Claims and the Revolving Loan Claims. Section 6. Commitments of the Company Parties. 6.01. Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to: (a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and the Restructuring Term Sheet and the applicable deadlines set forth in this Agreement; (b) support and take all steps reasonably necessary and desirable to effect the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction provisions provided in the Plan, which shall be substantially consistent with the Restructuring Term Sheet; (c) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable (as determined in consultation with the Required Consenting Stakeholders) to address any such impediment; (d) comply with the Milestones; (e) negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement, including obtaining any necessary Bankruptcy Court approval of the relief requested in any motions that constitute or relate to Definitive Documents and timely opposing any objections filed with respect to such motions that are inconsistent with this Agreement; (f) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders; (g) maintain in full force and effect all directors' and officers' liability insurance policies with coverage limits no less than those in effect as of the Execution Date, obtain a customary six-year "tail" policy prior to the Restructuring Effective Date, maintain all indemnification obligations in existence as of the Execution Date in favor of current and former

26 directors, managers, officers, and employees of the Company Parties (including any such Entity or individual designated by or affiliated with any Consenting Shareholder), and cause the Plan to provide that such indemnification obligations and insurance policies are assumed and remain in full force and effect on and after the Restructuring Effective Date; (h) use commercially reasonable efforts to structure the Restructuring Transactions in a tax-efficient manner for the Company Parties, the Consenting Shareholders, and the other Consenting Stakeholders, in each case, in accordance with the Restructuring Transaction Steps and (i) deliver the Restructuring Transaction Steps and any related tax structuring memorandum to the Consenting Stakeholder Advisors for review and consent in accordance with Sections 3.02 and 3.03, (ii) use commercially reasonable efforts to preserve the tax attributes of the Company Parties and to permit the holders of Holdings Equity Interests to take a taxable loss in respect of such Holdings Equity Interests, in each case, to the extent practicable, and (iii) not take any action or position (including any election, filing, or return) that would reasonably be expected to adversely affect the tax treatment of the Restructuring Transactions with respect to any Consenting Shareholder without such Consenting Shareholder's prior written consent; (i) use commercially reasonable efforts to obtain, and to cooperate with the Consenting Stakeholders in obtaining, all regulatory, antitrust, and third-party approvals necessary to consummate the Restructuring Transactions (including under the HSR Act and any applicable foreign investment or antitrust regime), with all filing fees and related costs borne by the Company Parties; provided that no Consenting Shareholder shall be required to divest any asset, agree to any restriction on its business or investments, or make any payment in connection therewith; (j) deliver to the Consenting Stakeholder Advisors and Credit Agreement Agent all budgets, variance reports, and other financial reporting delivered under the DIP Documents; (k) conduct their businesses and operations in the ordinary course in a manner consistent with past practice and the Approved Budget, and maintain their assets, insurance policies, books and records, and good standing; (l) continue ordinary course practices to maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized (to the extent such concept is relevant in the relevant state or jurisdiction); (m) except as otherwise expressly set forth in this Agreement, operate their businesses and operations in the ordinary course in a manner that is consistent with this Agreement, and use commercially reasonable efforts to preserve intact the Company Parties' business organization and relationships with third parties (including, without limitation, suppliers, customers, and governmental and regulatory authorities and employees), except to the extent that any failure to maintain such Company Party's good standing arises solely from the filing of the Chapter 11 Cases; (n) promptly inform the Consenting Stakeholders in writing (email being sufficient) as soon as reasonably practicable after becoming aware (and in any event within two (2) Business Days after becoming so aware) of: (i) any event or circumstance that has occurred that would permit any Party to terminate or that would result in the termination of, this Agreement; (ii) any

27 matter or circumstance that is a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) the threat or commencement of any insolvency proceeding, material lawsuit, investigation, hearing, or enforcement action from or by any person or entity in respect of any Company Party; or (iv) a breach of this Agreement by any Party; (o) to the extent applicable, oppose and, if necessary, timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order: (i) terminating, annulling, or modifying the automatic stay (as set forth in Section 362 of the Bankruptcy Code) with regard to any material asset that, to the extent such relief is granted, would have a material adverse effect on or delay the consummation of the Restructuring Transactions; (ii) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (iii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iv) dismissing the Chapter 11 Cases; or (v) providing relief that is materially inconsistent with this Agreement or that would reasonably be expected to frustrate, delay, or compromise the purpose of the Restructuring Transactions; (p) to the extent applicable, oppose and, if necessary, timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties' exclusive right to file and/or solicit acceptances for a plan of reorganization, as applicable; (q) from the Agreement Effective Date through and including the Restructuring Effective Date, pay in full and in cash all Consenting Creditor Fees and Expenses within five (5) Business Days (or as soon as reasonably practicable thereafter) following the applicable Consenting Creditor Advisor's delivery of any invoice therefor and subject to any relevant engagement letters and/or fee arrangements, if any; provided that (i) the Consenting RCF Lender Fees and Expenses and the Consenting Secured Lender Fees and Expenses shall be paid in accordance with the DIP Documents; (ii) in accordance with the Confirmation Order, (A) the Consenting RCF Lender Fees and Expenses and the Consenting Secured Lender Fees and Expenses not paid pursuant to the previous clause (i) and (B) the Consenting Unsecured Noteholder Fees and Expenses, in each case accrued after the Petition Date and outstanding as of the Restructuring Effective Date (including any reasonable estimate and to the extent properly invoiced) shall be paid on the Restructuring Effective Date; and (iii) if this Agreement is terminated, the Company Parties shall remain obligated to pay all Consenting Creditor Fees and Expenses of any non-breaching Consenting Creditor accrued and unpaid as of such Termination Date in accordance with the applicable engagement letters and/or fee arrangements, if any, and to the extent authorized by an order of the Bankruptcy Court (including the DIP Orders); (r) after the Restructuring Effective Date, pay (or cause the Reorganized Company Parties to pay) all accrued and unpaid Consenting Shareholder Fees and Expenses as of the Restructuring Effective Date in accordance with the ECL; provided that if the ECL is terminated, the Company Parties shall remain obligated to pay all obligations owing to the non-breaching Consenting Shareholders under the ECL in accordance with the ECL; (s) actively and timely oppose and object to the efforts of any person seeking in any manner to (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the

28 Debtors' timely filing of objections or written responses in the Chapter 11 Cases) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions or (ii) challenge (A) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Interests of any of the Consenting Stakeholders, or (B) the validity, enforceability, or perfection of any lien or other encumbrance securing (or purporting to secure) any Company Claims/Interests of any of the Consenting Stakeholders; and (t) provide reasonably timely responses to all reasonable diligence requests sent to the Company Parties by and through the Consenting Stakeholder Advisors and the Credit Agreement Agent, in each case, on a continuing and rolling basis during the Agreement Effective Period. 6.02. Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties shall not directly or indirectly: (a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (b) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, or consummation of the Restructuring Transactions described in this Agreement or the Plan; (c) modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; (d) (i) execute, deliver, and/or file with the Bankruptcy Court any agreement, instrument, motion, pleading, order, form, or other document that is to be utilized to implement or effectuate, or that otherwise relates to, this Agreement, the Plan, and/or the Restructuring Transactions that, in whole or in part, is materially inconsistent with this Agreement (including the Restructuring Term Sheet), or if applicable, file any pleading with the Bankruptcy Court seeking authorization to accomplish or effect any of the foregoing; or (ii) waive, amend, or modify any of the Definitive Documents, or, if applicable, file with the Bankruptcy Court a pleading seeking to waive, amend, or modify any term or condition of any of the Definitive Documents, which waiver, amendment, modification, or filing contains any provision that is materially inconsistent with this Agreement (including the Restructuring Term Sheet); (e) subject to Section 4.01(a)(vi) hereof, settle, compromise, or seek authority to settle or compromise any Claim or Cause of Action outside the ordinary course of business without the prior written consent of the Required Consenting Stakeholders, in each case not to be unreasonably withheld, conditioned, or delayed; (f) seek, support, or consent to the grant of standing to any Entity (other than the Debtors) to assert any Claim or Cause of Action against any Consenting Stakeholder or any of their Related Parties, and not file, support, or prosecute any objection to the Debtor Release, the Third-Party Release, the Exculpation, or the Injunction as each relates to the Consenting Stakeholders or their Related Parties;

29 (g) incur, assume, or guarantee any indebtedness, grant any Lien, or make any payment on account of any prepetition Claim, in each case other than (i) in the ordinary course of business, (ii) as permitted by the DIP Documents, the DIP Orders, or the Approved Budget, or (iii) with the prior written consent of the Required Consenting Stakeholders; (h) subject to Section 5.02 hereof, assume, assume and assign, or reject any executory contract or unexpired lease without the prior written consent of the Consenting Shareholders, not to be unreasonably withheld, conditioned, or delayed; provided that assumption or amendment of employment agreements, indemnification agreements, or other employment-related agreements shall be governed by the "Employment Obligations" section in the Restructuring Term Sheet; (i) solicit, participate in, negotiate, propose, support, vote for, consummate, enter into a binding agreement to consummate, or take any other action to consummate any Alternative Restructuring Proposal prior to the consummation of the Restructuring Transactions, except as permitted by Section 7 or the Restructuring Term Sheet; (j) commence any proceeding or other action that (i) challenges the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Interests of any of the Consenting Stakeholders; (ii) seeks to disgorge or avoid any payment made to any of the Consenting Stakeholders; or (iii) challenges the validity, enforceability, or perfection of any lien or other encumbrance securing (or purporting to secure) any Company Claims/Interests of any of the Consenting Stakeholders, or support any person in connection with any of the acts described in the foregoing clauses (i), (ii), and (iii); (k) amend or change, or propose to amend or change, any of their respective existing organizational documents without the prior written consent of the Required Consenting Stakeholders; (l) except in accordance with the Restructuring Transactions or in the ordinary course of business and consistent with past practice, incur any indebtedness or guarantee any indebtedness of another entity involving amounts greater than $2,500,000.00 in principal amount in the aggregate across all such transactions without the prior written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and each Consenting Shareholder (in each case, not to be unreasonably withheld); provided that the Company Parties' renewal or amendment of existing contracts are in the ordinary course of business; (m) except in accordance with the Restructuring Transactions or in the ordinary course of business and consistent with past practice, sell, dispose, abandon, or otherwise transfer any legal or beneficial ownership of any assets (including, without limitation, any intellectual property) in a transaction or a series of transactions involving amounts greater than $2,500,000.00 in principal amount in the aggregate across all such transactions without the prior written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and each Consenting Shareholder (in each case, not to be unreasonably withheld); (n) except in the ordinary course of business and consistent with past practice, terminate or release (i) any obligors or guarantors of their obligations under the documentation governing the Secured Funded Debt Claims, the Revolving Loan Claims, or the Unsecured Notes

30 Claims or (ii) any of the liens on, security interests in, or guarantees of any of the assets of the Company Parties that secure the obligations under the documents governing the Secured Funded Debt Claims or the Revolving Loan Claims, in each case without the prior written consent of the Required Consenting Secured Lenders or the Required Consenting RCF Lenders, as applicable and, solely with respect to any obligor or guarantor of the Unsecured Notes Claims under clause (i), the Required Consenting Unsecured Noteholders (in each case, not to be unreasonably withheld); or (o) sell, assign, transfer, license, encumber, or otherwise dispose of, or seek authority to sell, assign, transfer, license, encumber, or otherwise dispose of, the Trademarks or the Trademark Option Agreement, seek to reject or to assume and assign the Trademark Option Agreement, or amend, modify, supplement, waive, or terminate the Trademark Option Agreement, in each case without the prior written consent of Getty Investments L.L.C. and the applicable Consenting Shareholders. Section 7. Additional Provisions Regarding Company Parties' Commitments. 7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party (including the Special Committee), after consulting in good faith with external counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7 shall not be deemed to constitute a breach of this Agreement, but shall not prejudice the rights of any Consenting Stakeholder to terminate this Agreement. Notwithstanding the foregoing, the Company Parties shall comply with Section 7.05 and Section 12.02(b) in connection with any such action or inaction. 7.02. Notwithstanding anything to the contrary in this Agreement (but subject to this Section 7), each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals (the items set forth in this Section 7.02, the "Permitted Actions"). 7.03. Nothing in this Agreement shall: (a) impair or waive the rights of a Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent a Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

31 7.04. The Company Parties shall (x) provide to the Consenting Stakeholder Advisors, on a professional-eyes-only basis, a copy of any written Alternative Restructuring Proposal (and notice and a description of any oral Alternative Restructuring Proposal) within one (1) Business Day of the Company Parties' or their advisors' receipt of such Alternative Restructuring Proposal and (y) promptly provide updates to the Consenting Stakeholders' respective counsel regarding such discussions or any actions or inaction pursuant to Section 7.02 (including copies of any materials provided to or provided by the Company Parties with respect to the applicable Alternative Restructuring Proposal) to keep counsel to the Consenting Stakeholders reasonably informed as to the status and substance of the foregoing and any information reasonably requested by the Consenting Stakeholder Advisors in connection therewith. 7.05. In the event that, whether as a result of any Permitted Action or otherwise, any Company Party has determined to pursue any Alternative Restructuring Proposal or exercise its rights under Section 7.01, the Company Parties shall provide notice of such determination within twenty-four (24) hours after such determination to the counsel to Consenting Stakeholders (such notice, an "Alternative Restructuring Notice"). Section 8. Transfer of Interests and Claims; Joinders. 8.01. During the Agreement Effective Period, subject to Section 8.06, no Consenting Stakeholder shall Transfer (a) any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests or (b) other rights that such Consenting Stakeholder has by virtue of being a holder of a Company Claim/Interest (including any voting or consent rights), to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless, with respect to Transfers by Consenting Stakeholders: (a) the transferee is either (1) a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act, (2) a non-U.S. person (as defined under Regulation S promulgated under the Securities Act) acquiring such Company Claim/Interest in an offshore transaction outside the United States in reliance on Regulation S (and if such transferee is a resident or located in a member state of the European Economic Area (the "EEA") or in the United Kingdom, they are not a retail investor), (3) an "accredited investor" (as defined in the Rules), (4) a Consenting Stakeholder or (5) an Affiliate or Related Fund of the transferring Consenting Stakeholder. If the transferee is a resident of or located in a member state of the EEA, the expression "retail investor" means a person who is one (or more) of the following: (1) a "retail client" as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "EU MiFID II"), (2) a customer within the meaning of Directive (EU) 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II, or (3) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended). If the transferee is a resident of or located in the United Kingdom, the expression "retail investor" means a person who is either one (or both) of the following: (1) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018, or (2) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

32 (b) either (i) the transferee executes and delivers to counsel to the Company Parties and the Consenting Stakeholders at or before the time of the proposed Transfer, a Transfer Agreement, except where the transferee is an Affiliate or a Related Fund of a Consenting Stakeholder, in which case such transferee shall execute and deliver to counsel to the Company Parties, within two (2) Business Days of such Transfer, a Transfer Agreement, (ii) the transfer is to a Qualified Marketmaker in accordance with Section 8.06, or (iii) the transferee is a Consenting Stakeholder and the transferor or transferee provides notice of such Transfer (including the amount and type of Company Claims/Interests Transferred) to counsel to the Company Parties and the Consenting Stakeholders within five (5) Business Days after the Transfer. 8.02. Upon compliance with the requirements of Section 8, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests without prejudice to the accrued rights of the transferor against any Party or the accrued rights of any other Party against the transferor with respect to any prior breach of any of the terms of this Agreement. Any Transfer in violation of Section 8 shall be void ab initio and the Company Parties shall have the right to enforce the voiding of such Transfer. Notwithstanding the foregoing, a Transfer by a Consenting Shareholder of less than all of its Company Claims/Interests to an Affiliate or Related Fund of such Consenting Shareholder in accordance with this Section 8 shall not diminish, impair, or otherwise affect any consent, approval, termination, or other right of such Consenting Shareholder under this Agreement or any Definitive Document. Notwithstanding anything to the contrary in this Agreement, any Transfer of Holdings Equity Interest, including any Permitted Transfer, that is subject to the NOL Orders but does not comply with the applicable procedures and requirements therein shall be void ab initio. 8.03. Any holder of Secured Funded Debt Claims, Revolving Loan Claims, or Unsecured Notes Claims may, at any time after the Agreement Effective Date, become a Party to this Agreement as a Consenting Creditor (an "Additional Consenting Creditor") by executing and delivering to counsel to the Company Parties a Joinder pursuant to which such Additional Consenting Creditor shall be bound by the terms of this Agreement as a Consenting Creditor, as applicable, and shall be deemed a Consenting Creditor for all purposes hereunder. 8.04. This Agreement shall in no way be construed to preclude any Consenting Stakeholder from acquiring additional Company Claims/Interests; provided that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within five (5) Business Days of such acquisition. 8.05. This Section 8 shall not impose any obligation on any Company Party to issue any "cleansing letter" or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply

33 and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements. 8.06. Notwithstanding this Section 8, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale, assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an Entity that is not an affiliate, affiliated fund, or affiliated Entity with a common investment advisor; and (ii) the Transfer otherwise is a Permitted Transfer under this Section 8. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee. If at the time of the proposed Transfer of Company Claims/Interests to a Qualified Marketmaker, such Company Claims/Interests may be voted on the Plan, and the proposed transferor is a Consenting Stakeholder, then such proposed transferor must first vote such Company Claims/Interests in accordance with the requirements of Section 4; provided that if a Qualified Marketmaker acquires any Company Claims/Interests from a Consenting Stakeholder and is unable to transfer such Company Claims/Interests within five (5) Business Days, the Qualified Marketmaker shall execute and deliver a Joinder in respect of such Company Claims/Interests and become a Consenting Stakeholder with respect to such Company Claims/Interests in accordance with the terms hereof; provided, further, that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Consenting Stakeholder with respect to such Company Claims/Interests at such time that the transferee of such Company Claims/Interests becomes a Consenting Stakeholder with respect to such Company Claims/Interests. Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests. Section 9. Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement, a Joinder, or a Transfer Agreement, as applicable, and as of the Restructuring Effective Date: (a) it (i) is the beneficial or record owner (including by participation, subparticipations, swap, or unsettled trade) of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in such Consenting Stakeholder's signature page to this Agreement, a Joinder, or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8) and (ii) solely with respect to Consenting Stakeholders other than the Consenting RCF Lenders, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder's signature page to this Agreement, a Joinder, or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);

34 (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests; (c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Stakeholder's ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; provided, however, that the foregoing shall not apply to customary liens or obligations arising under prime broker arrangement; (d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law; (e) it (i) has access to adequate information regarding the terms of this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement and (ii) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision with respect hereto; and (f) (i) it is either (A) a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act, (B) a "non-U.S. person" (as defined under Regulation S promulgated under the Securities Act), or (C) an "accredited investor" (as defined in the Rules); (ii) any securities acquired by such Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; (iii) it understands that, if it is to acquire any securities, as defined in the Securities Act, pursuant to the Restructuring Transactions, such securities have not been and will not be registered under the Securities Act and that such securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon its representations, as applicable, contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available; (iv) it is not acquiring the securities contemplated to be acquired by it in connection with the Restructuring Transactions as a result of any advertisement, article, notice, or other communication regarding such securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and (v) it has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment. Section 10. Representations and Warranties of the Company Parties. Each Company Party represents and warrants that, as of the date such Company Party executes and delivers this Agreement: (a) entry into this Agreement is consistent with the exercise of the fiduciary duties of its directors and officers;

35 (b) to the best of its knowledge having made all reasonable inquiries, no order has been made, petition presented, or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer, and no analogous procedure has been commenced in any jurisdiction; (c) except as expressly provided for in this Agreement or in the ordinary course of business, it has not entered into any arrangement regarding the treatment, settlement, compromise, or alteration of any Company Claims/Interests (including with any individual creditor thereunder, irrespective of whether it is or is to become a Consenting Stakeholder) on terms that are not reflected in the Restructuring Term Sheet; and (d) notwithstanding its entry into this Agreement, each of the security interests securing the Revolving Loan Claims and the Secured Funded Debt Claims of the Consenting Stakeholders, as applicable, remains legal, valid, binding, and enforceable and in full force and effect as of the Agreement Effective Date. Section 11. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, a Joinder, or a Transfer Agreement, as applicable, and as of the Restructuring Effective Date: (a) it is validly existing and in good standing under the Laws of the state (if organized under the Laws of a state) of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; (b) except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, if applicable, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; (c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; (d) it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and (e) it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

36 Section 12. Termination Events. 12.01. Consenting Stakeholder Termination Events. This Agreement may be terminated with respect to (a) the Consenting Secured Lenders, by the Required Consenting Secured Lenders, (b) the Consenting RCF Lenders, by the Required Consenting RCF Lenders, (c) the Consenting Unsecured Noteholders, by the Required Consenting Unsecured Noteholders, and (d) each Consenting Shareholder, by such Consenting Shareholder, in each case by the delivery to the Company Parties of a written notice in accordance with Section 14.10 hereof upon the occurrence of any of the following events: (a) the breach in any respect by a Company Party or a Consenting Stakeholder (other than the terminating Consenting Stakeholder) of any provisions, representations, warranties, or covenants set forth in this Agreement that (i) is materially adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach; (b) any of the Milestones is not achieved, except where such Milestone has been waived or extended by the requisite Parties; provided that the right to terminate this Agreement under this Section 12.01(b) shall not be available to any Consenting Stakeholder if the failure of such Milestone to be achieved is caused by, or results from, the material breach by such Consenting Stakeholder of its covenants, agreements, or other obligations under this Agreement; provided, further, that if a Milestone is not achieved solely as a result of the unavailability of the Bankruptcy Court, no Consenting Stakeholder may terminate this Agreement under this Section 12.01(b) on account of failure to achieve such Milestone unless such Milestone remains unachieved three (3) Business Days after the Bankruptcy Court becomes available; (c) any Company Party (i) publicly announces, or announces in writing, to any of the Consenting Stakeholders or other holders of Company Claims/Interests (including but not limited to Section 7) its intention not to support or pursue the Restructuring Transactions, (ii) delivers (or is required to deliver) an Alternative Restructuring Notice, or (iii) breaches any of the covenants, agreements, or obligations herein in respect of an Alternative Restructuring Notice or Alternative Restructuring Proposal; (d) the board of directors, board of managers, or such similar body of any Company Party determines, after consulting with outside counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal; (e) a Company Party files or directly or indirectly supports another party in filing any motion, application, or adversary proceeding challenging the validity, enforceability, perfection, character, or priority of, or seeking avoidance or subordination of any Claims of the Consenting Stakeholders; provided that this termination right does not apply to the Company Parties' efforts to comply with, or reply to, any validly served discovery requests, court order, or applicable Law;

37 (f) any Company Party files any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement and such motion or pleading has not been withdrawn within two (2) Business Days of receipt by the Company Parties of written notice from the applicable Required Consenting Stakeholders whose rights under this Agreement are implicated by such motion or pleading that such motion or pleading is inconsistent with this Agreement; (g) any Company Party loses the exclusive right to file a chapter 11 plan or to solicit acceptance thereof pursuant to section 1121 of the Bankruptcy Code; (h) the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset of the Company Parties (except with respect to the proceeds of the Company Parties' insurance policies solely to allow the applicable party to seek recovery against such proceeds) and such order (i) materially and adversely affects any Company Party's ability to operate its business in the ordinary course or to consummate the Restructuring Transactions and (ii) is not stayed, modified, vacated, or reversed within fifteen (15) Business Days after such terminating party delivers a written notice in accordance with Section 14.10; (i) any of the DIP Orders are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and the Consenting Shareholders; (j) the Bankruptcy Court enters any order authorizing the use of postpetition financing or cash or other collateral that is not in the form of the DIP Orders or otherwise acceptable to the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and the Consenting Shareholders; (k) (i) the occurrence of any "Event of Default" under (and as defined in) the DIP Orders or the DIP Documents that has not been cured (if susceptible to cure) or waived in accordance with the applicable DIP Documents, (ii) the termination of the DIP Facility in accordance with its terms, or (iii) the Company Parties fail to provide adequate protection provided to existing creditors under the DIP Orders, in each case, subject to the applicable "remedies notice period" in the DIP Orders; (l) without the prior written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and the Consenting Shareholders, a Company Party pays or grants adequate protection that is senior to or pari passu with the Secured Funded Debt Claims or the Revolving Loan Claims, as applicable, except pursuant to the professional fee "carve out" as set forth in the DIP Orders; (m) any Company Party files any motion or application seeking authority to sell any material assets without the prior written consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, and each Consenting Shareholder (not to be unreasonably withheld), except as permitted under Section 6.02(m) and subject to the other applicable consent rights under this Agreement; (n) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the

38 consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for twenty (20) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; (o) the Bankruptcy Court enters an order denying confirmation of the Plan unless such an order is stayed, modified, vacated, or reversed within fifteen (15) Business Days after such terminating party delivers a written notice in accordance with Section 14.10; (p) the Confirmation Order is (i) reversed, stayed, dismissed, vacated, or reconsidered or (ii) modified or amended by an order of the Bankruptcy Court or a court of competent jurisdiction in a manner that is inconsistent with this Agreement, in each case without the prior written consent of the Required Consenting Stakeholders, unless such an order is stayed, modified, vacated, or reversed within fifteen (15) Business Days after such terminating party delivers a written notice in accordance with Section 14.10; (q) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) rejecting this Agreement, (iv) dismissing one or more of the Chapter 11 Cases, or (v) terminating or reducing the Company Parties' exclusive periods under section 1121 of the Bankruptcy Code; (r) failure of the Company Parties to pay the Consenting Creditor Fees and Expenses, as and when required under this Agreement, unless waived by the applicable Required Consenting Stakeholders or the Consenting Creditor Advisors; or (s) the Bankruptcy Court grants relief, in each case, that is materially and adversely (as to the terminating party) inconsistent with this Agreement (in each case, as applicable, and with such amendments and modification as have been effected in accordance with the terms hereof), unless the order granting such relief has been stayed, modified, or reversed within fifteen (15) Business Days after such terminating party delivers a written notice in accordance with Section 14.10 hereof; (t) any Definitive Document is filed, executed, amended, modified, or supplemented in a manner that is materially inconsistent with this Agreement or the Restructuring Term Sheet, or that fails to satisfy the consent rights set forth in Section 3.02 (including the Secured Lender Consent Right, RCF Lender Consent Right, Unsecured Noteholder Consent Right, and Consenting Shareholder Consent Right), and such failure remains uncured for five (5) Business Days after the terminating Party transmits written notice thereof; (u) the termination of the ECL in accordance with its terms; (v) (i) the termination of this Agreement by the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, the Required Consenting Unsecured Noteholders, or any

39 Consenting Shareholder in accordance with any applicable provision of this Agreement or (ii) the Consenting Secured Lenders, the Consenting RCF Lenders, or the Consenting Unsecured Noteholders no longer comprise of 66.7% of holders by aggregate outstanding amount of Secured Funded Debt Claims, Revolving Loan Claims, or Unsecured Notes Claims, respectively; (w) with respect to any individual Consenting Stakeholder, on the Outside Date; (x) the entry of an order by the Bankruptcy Court rejecting or impairing the enforcement of Getty Investments L.L.C.'s rights under the Trademark Option Agreement; or (y) the Plan, the Disclosure Statement, or the Confirmation Order is filed or entered without the Debtor Release, the Third-Party Release, the Exculpation, or the Injunction contemplated by this Agreement. 12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence of any of the following events: (a) the breach in any material respect by a Consenting Stakeholder of any provisions, representations, warranties, or covenants set forth in this Agreement that remains uncured for five (5) Business Days after the Company Parties transmit a written notice in accordance with Section 14.10 hereof detailing such breach; provided, however, that: (i) so long as the non-breaching Consenting Secured Lenders continue to hold or control at least 66.7% of the aggregate outstanding principal amount of the Secured Funded Debt Claims, in such case excluding any Secured Funded Debt Claims held by any Consenting Shareholder or any of its Affiliates, such termination shall be effective only with respect to the breaching Consenting Secured Lenders; (ii) so long as the non-breaching Consenting RCF Lenders (A) hold or control at least 66.7% of the aggregate outstanding principal amount of Revolving Loan Claims and greater than 50.1% in number of holders of Revolving Loan Claims and (B) continue to commit to provide the New RCF in accordance with the Exit Term Sheet in all material respects, such termination shall be effective only with respect to the breaching Consenting RCF Lender; and (iii) so long as the non-breaching Consenting Unsecured Noteholders continue to hold or control at least 66.7% of the aggregate outstanding principal amount of the Unsecured Notes Claims, in such case excluding any Unsecured Notes Claims held by any Consenting Shareholder or any of its Affiliates, such termination shall be effective only with respect to the breaching Consenting Unsecured Noteholders; (b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with external counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal; provided that any termination pursuant to this Section 12.02(b)(ii) shall be effective only upon delivery of an Alternative Restructuring Notice in accordance with Section 7.05;

40 (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or (d) the Bankruptcy Court enters an order denying confirmation of the Plan. 12.03. Consenting Shareholder Termination Event. In addition to the termination rights set forth in Section 12.01, each Consenting Shareholder may terminate this Agreement as to itself upon prior written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence of any of the following events: (a) this Agreement or any Definitive Document is amended, modified, supplemented, or the terms thereof waived with the effect of adversely (i) changing the economic terms of the Restructuring Transactions as to such Consenting Shareholder or (ii) modifying or affecting the release, exculpation, injunction, indemnification, insurance, or tax provisions related to the Consenting Shareholders as identified in this Agreement or implemented pursuant to the Plan, in each case, without the prior written consent of the Consenting Shareholders; or (b) if any Definitive Document or other agreement, instrument, pleading, or order relating to the Restructuring Transactions is filed, executed, entered, amended, modified, or supplemented, in a manner that amends, modifies, supplements, waives, terminates, or otherwise affects the Trademark Option Agreement, the Trademarks, or any right of Getty Investments L.L.C. or any of its Affiliates thereunder or in respect thereof (other than the assumption of the Trademark Option Agreement in accordance with Section 5.02 hereof). 12.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Required Consenting Stakeholders and each Company Party. 12.05. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately after the Restructuring Effective Date. 12.06. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date and, if applicable, prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in

41 connection with the Restructuring Transactions and this Agreement or otherwise; provided that any Consenting Stakeholder withdrawing or changing its vote or its consent pursuant to this Section 12.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if applicable, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. Except in connection with a dispute concerning a breach of this Agreement or the interpretation of the terms hereof upon termination, (a) neither this Agreement nor any terms or provisions set forth herein shall be admissible in any dispute, litigation, proceeding or controversy among the Parties and nothing contained herein shall constitute or be deemed to be an admission by any Party as to any matter, it being understood that the statements and resolutions reached herein were the result of negotiations and compromises of the respective positions of the Parties and (b) no Party shall seek to take discovery concerning this Agreement or admit this Agreement or any part of it into evidence against any other Party. No purported termination of this Agreement shall be effective under this Section 12.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement and the basis of the applicable termination event was the result of a breach or non-compliance by the Party seeking termination, except a termination pursuant to Section 12.02(a) or Section 12.02(d). Nothing in this Section 12.06 shall restrict any Company Party's right to terminate this Agreement in accordance with Section 12.02(a). 12.07. No Termination For Own Action or Omission. Notwithstanding any other provision in this Agreement, nothing permits any Party to terminate this Agreement as a result of its own breach of this Agreement or its own act, omission, or delay in violation of such Party's obligations under this Agreement. Section 13. Amendments and Waivers. 13.01. This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13. 13.02. This Agreement, including any exhibits or schedules hereto, may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party, (b) each Consenting Shareholder, and (c)(i) solely with respect to any modification, amendment, waiver or supplement that implicates the Secured Lender Consent Right, the Required Consenting Secured Lenders; (ii) solely with respect to any modification, amendment, waiver or supplement that implicates the RCF Lender Consent Right, the Required Consenting RCF Lenders; and (iii) solely with respect to any modification,

42 amendment, waiver or supplement that implicates the Unsecured Noteholder Consent Right, the Required Consenting Unsecured Noteholders. 13.03. If a proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect (economic or non-economic) on any Consenting Stakeholder or any of the Company Claims/Interests held by a Consenting Stakeholder, in each case as compared to similarly situated Consenting Stakeholders in the same class, then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver, or supplement. If any such affected Consenting Secured Lender or Consenting RCF Lender does not consent to such a modification, amendment, waiver, or supplement (a "Non-Consenting Creditor"), but such modification, amendment, waiver, or supplement receives the consent of (a) the Consenting Creditors holding at least 66.7% of the outstanding Secured Funded Debt Claims or Revolving Loan Claims and (b) subject to Section 14.11, the Consenting RCF Lenders who are still committed to provide the New RCF in accordance with the Exit Term Sheet in all material respects notwithstanding any termination of the commitment of the Non-Consenting Creditor, in each case as applicable, then this Agreement shall be deemed to have been terminated only as to such Non-Consenting Creditor and this Agreement shall continue in full force and effect with respect to all other Consenting Creditors. 13.04. Any modification, amendment, waiver, or supplement to the definition of "Outside Date" and this Section 13 shall require the consent of each Consenting Stakeholder. Any modification of the definitions of "Required Consenting RCF Lenders", "Required Consenting Secured Lenders", "Required Consenting Unsecured Noteholders", and "Required Consenting Stakeholders" shall require the consent of (x) all Consenting RCF Lenders, all Consenting Secured Lenders, all Consenting Unsecured Noteholders, and all Consenting Stakeholders, respectively and (y) the Company Parties. 13.05. Any proposed modification, amendment, waiver or supplement that does not comply with this Section 13 shall be ineffective and void ab initio. 13.06. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law. Section 14. Miscellaneous 14.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

43 14.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. Except as otherwise set forth herein, in the event of any inconsistency between this Restructuring Support Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, the Restructuring Support Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern with respect to such provision; provided that in the event of any inconsistency between this Restructuring Support Agreement and the Restructuring Term Sheet, the Restructuring Term Sheet shall govern. Notwithstanding the foregoing, (a) the DIP Term Sheet shall govern with respect to the DIP Facility, (b) the Exit Term Sheet shall govern with respect to the New Notes, the New Term Loans, and the New RCF, and (c) the ECL shall govern with respect to the New Equity Investment. 14.03. Further Assurances. Subject to the other terms of this Agreement, the Parties hereby covenant and agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to carry out the purposes and intent of this Agreement, including to effectuate the Restructuring Transactions, as applicable. 14.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. 14.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. If the Chapter 11 Cases are commenced, each Party agrees that it shall bring any action or proceeding in respect of any claim or dispute arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party. 14.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 14.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Agreement on behalf of a Party represents

44 and warrants that such individual has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party. 14.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. 14.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity; provided that Getty Investments L.L.C. is an express third-party beneficiary of the rights and provisions set forth herein in respect of the Trademarks and the Trademark Option Agreement. 14.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017 Attention: Brian Schartz, Elisha Graff, Rachael Foust, Dov Gottlieb, Alex Xuan E-mail addresses: brian.schartz@stblaw.com; egraff@stblaw.com rachael.foust@stblaw.com; dov.gottlieb@stblaw.com; alex.xuan@stblaw.com (b) if to a Consenting Shareholder, to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: John Weber, Robert Britton E-mail addresses: jweber@paulweiss.com; rbritton@paulweiss.com Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Carl E. Black, Nick Morin E-mail address: ceblack@jonesday.com; nmorin@jonesday.com

45 (c) if to a Consenting Secured Lender, to: Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attention: Scott J. Greenberg, Matt M. Roose, Rob E. Fitzgerald E-mail addresses: sgreenberg@gibsondunn.com; mroose@gibsondunn.com; rfitzgerald@gibsondunn.com (d) if to a Consenting RCF Lender, to: Milbank LLP 55 Hudson Yards New York, NY 10001-2163 Attention: Evan Fleck, Lauren Doyle, Luke Charleston E-mail addresses: EFleck@milbank.com; LDoyle@milbank.com; LCharleston@milbank.com (e) if to a Consenting Unsecured Noteholder, to: Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036-6745 Attention: Michael Stamer; Brad Kahn; Stephen B. Kuhn E-mail addresses: mstamer@AkinGump.com; bkahn@akingump.com; skuhn@akingump.com Any notice given by delivery, mail, or courier shall be effective when received. 14.11. RCF Commitments. For the avoidance of doubt, (i) no Consenting RCF Lender shall be required to fund any portion of the New RCF in excess of its commitment as of the Agreement Effective Date, including, without limitation, if this Agreement is terminated with respect to a Consenting RCF Lender or if a Consenting RCF Lender otherwise fails to fund its portion of the New RCF and (ii) if this Agreement is terminated with respect to a Consenting RCF Lender prior to the Restructuring Effective Date, such Consenting RCF Lender shall not be required to fund any portion of the New RCF. 14.12. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. 14.13. Enforceability of Agreement. If the Chapter 11 Cases are commenced, each Party, to the extent enforceable, waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions

46 of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. 14.14. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement. 14.15. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages for lost profits. The Parties agree that in no event will any Party be liable for any consequential, special, indirect or punitive damages or damages for lost profits. Nothing in this Section 14.15 shall limit, or be deemed to limit, the obligations of the Company Parties to pay the Consenting Stakeholder Fees and Expenses as set forth in this Agreement, the DIP Exit Fee as set forth in the DIP Documents, or any amounts due under the ECL. 14.16. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 14.17. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 14.18. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. 14.19. Capacities of Consenting Stakeholders. Subject to Section 14.24, each Consenting Stakeholder has entered into this Agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement (including pursuant to this Section 14.19 and Section 9 hereof), shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests; provided that this Agreement shall not apply to any Company Claims/Interests held in any account (including any separately managed account) over which such Consenting Stakeholder does not have, or ceases to have, the investment and voting discretion necessary to bind such account hereto. Notwithstanding

47 the foregoing, each Consenting Stakeholder has entered into this Agreement solely in its capacity as a holder of Company Claims/Interests, and nothing in this Agreement shall apply to, or be construed to impose any obligation on, any Consenting Stakeholder or any of its Related Parties in any other capacity, including as a director, manager, officer, employee, licensor, lessor, counterparty to any commercial agreement, or fiduciary of any Entity. 14.20. Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement, (ii) the termination of this Agreement in accordance with its terms, and (iii) anything to the contrary in this Agreement, the agreements and obligations of the Parties set forth in Section 6.01(q), Section 6.01(r), Section 14, and the Confidentiality Agreements shall survive and continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof, and the obligations of the Company Parties to pay the Consenting Creditor Fees and Expenses and the Consenting Shareholder Fees and Expenses as set forth in this Agreement, the DIP Exit Fee as set forth in the DIP Documents, and any amounts due under the ECL shall survive the termination of this Agreement. 14.21. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Company Parties, the Consenting Shareholders, or any Consenting Creditor, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel. 14.22. Relationship Among Parties. None of the Consenting Stakeholders shall, solely by virtue of entry into this Agreement or any other Definitive Document, have any fiduciary duty, any duty of trust or confidence in any form, or other duty or responsibility to each other, any Consenting Stakeholder, the Company Parties or their Affiliates, or any of the Company Parties' creditors or other stakeholders, including, without limitation, any holders of Company Claims/Interests, and, other than as expressly set forth in this Agreement and/or the other Definitive Documents, there are no commitments among or between the Consenting Stakeholders. No prior history, pattern, or practice of sharing confidences among or between any of the Consenting Stakeholders and/or the Company Parties shall in any way affect or negate this understanding and agreement. The obligations of each Consenting Stakeholder are several and not joint, and nothing contained herein, and no action taken by any Consenting Stakeholder, shall be deemed to constitute the Consenting Stakeholders as a partnership, association, joint venture, "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder), or other kind of group or entity, or create a presumption that the Consenting Stakeholders are in any way acting in concert; and no Consenting Stakeholder shall, as a result of it entering into and performing its obligations under this Agreement or any Definitive Document, be deemed to be part of a "group" (as that term is used in Section 13(d) of the Exchange Act and the regulations promulgated thereunder); provided that nothing in this Section 14.22 shall apply to, limit, or otherwise affect the status of the Consenting Shareholders as members of a "group" (as that term is used in Section 13(d) of the Exchange Act and the regulations promulgated thereunder). The decision of each Consenting Stakeholder to enter into this Agreement has been made independently of every other Consenting Stakeholder, except as set forth in the proviso to the immediately preceding sentence. For the

48 avoidance of doubt, each Consenting Stakeholder is entering into this Agreement directly with the Company Parties and not with any other Consenting Stakeholder. 14.23. Reservation of Rights. Nothing in this Agreement (a) constitutes an admission of liability or of any fact by any Consenting Stakeholder or any of its Related Parties, (b) constitutes a waiver or release of, or consent to standing with respect to, any Claim, Cause of Action, defense, or counterclaim of or against any Consenting Stakeholder or any of its Related Parties, all of which are expressly reserved unless and until released pursuant to the Plan on the Restructuring Effective Date, or (c) limits the ability of any Consenting Stakeholder or any of its Related Parties to participate in, respond to, or contest any investigation, examination, or proceeding, including any investigation conducted by or on behalf of the Special Committee. 14.24. Consenting Stakeholder Limitations. Notwithstanding anything to the contrary herein, the execution of this Agreement and all consents, representations, warranties, covenants and agreements made by, and any rights and obligations of, any Consenting Stakeholder (i) are being made only with respect to the assets managed by such Consenting Stakeholder and shall not apply to (or be deemed to be made in relation to) any Affiliate or Related Fund or other business unit of such Consenting Stakeholder or any assets or interests that may be beneficially owned by any Affiliate or Related Fund of such Consenting Stakeholder and (ii) shall only apply to the specific funds or accounts that sign this Agreement or are expressly identified by the Agreement on its signature page. The Parties understand that the Consenting Stakeholders are engaged in a wide range of financial services and businesses, including the trading of public securities. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Stakeholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Stakeholder, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting Stakeholder so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder or such Consenting Stakeholder's investment in the Company Parties; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that (i) executes this Agreement or (ii) on whose behalf this Agreement is executed by a Consenting Stakeholder. 14.25. Disclosure; Publicity. (a) To the extent reasonably practicable, the Company Parties shall submit to the Consenting Stakeholder Advisors drafts of any press releases regarding this Agreement and the Restructuring Transactions at least one (1) Business Day prior to making any such disclosure (or such shorter period as is practicable under the circumstances); provided that, the Company Parties shall not include the name of any Consenting Stakeholder in a press release or any other public filing without the express written consent (email being sufficient) of such Consenting Stakeholder. (b) Except as required by applicable law, rule, or regulation and notwithstanding any provision of any other agreement between the Company Parties and such Consenting Stakeholder to the contrary, no Party or its advisors shall disclose to any Entity (including, for the avoidance of doubt, any other Consenting Stakeholder), other than advisors to the Debtors, the principal amount or percentage of any Claims against the Debtors held by any Consenting Stakeholder

49 without such Consenting Stakeholder's prior written consent (email being sufficient); provided that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Stakeholder a reasonable opportunity to review and comment before such disclosure and shall take commercially reasonable measures to limit such disclosure, (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate outstanding principal amount of Term Loan Claims, 11.25% Secured Notes Claims, Revolving Loan Claims, and Unsecured Notes Claims held by all Consenting Stakeholders, and (iii) any Party may disclose information requested by a regulatory or self-regulatory authority with jurisdiction over its operations to such authority on a confidential basis without limitation or notice to any other Party. (c) All signature pages executed by Consenting Stakeholders shall (i) be delivered to the Company Parties' external legal advisors in an unredacted form; provided that such signature pages shall be delivered to the advisors to the Company Parties on a professionals-eyes-only basis; but which shall be held confidentially by such recipients to the maximum extent permitted by applicable law, including the Bankruptcy Code, unless otherwise agreed by the applicable Consenting Stakeholder and (ii) to the extent required to be delivered to other Consenting Stakeholders, be delivered in a redacted form that removes such Consenting Stakeholders' beneficially owned outstanding principal amount of Claims. For the avoidance of doubt, a Consenting Stakeholder may disclose a redacted version of this Agreement to a prospective Transferee or Qualified Marketmaker, provided that such party is subject to (or in connection with such disclosure, becomes subject to) a Confidentiality Agreement with the Company Parties that is reasonably satisfactory to the Company Parties. IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

Schedule 1 Milestones The Company Parties shall implement the Restructuring Transactions in accordance with the following Milestones, each shall be subject to Bankruptcy Court availability to the extent applicable and each may (subject to the final paragraph of this Schedule 1) be extended or waived with the prior written consent of the Required Consenting Stakeholders in accordance with this Agreement: • No later than October 21, 2026, the Solicitation Commencement Date and the Petition Date shall have occurred; • No later than 3 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order; • No later than 35 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order; • No later than 55 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; • No later than 75 calendar days after the Petition Date, the Restructuring Effective Date shall have occurred. Subject to the final paragraph of this Schedule 1, the Restructuring Effective Date Milestone set forth in this Schedule 1 may also be extended for up to an additional 30 calendar days with the prior written consent of each Consenting Shareholder, in each case not to be unreasonably withheld and solely to the extent the Company Parties have otherwise complied with this Agreement (including the Restructuring Term Sheet) and the Definitive Documents and all conditions to the Restructuring Effective Date have been satisfied other than (i) the receipt of required regulatory or other governmental approvals and (ii) any conditions that, by their nature, can only be satisfied on the Restructuring Effective Date. Notwithstanding anything to the contrary herein, no Milestone (including the Restructuring Effective Date Milestone) may be extended to a date later than the Termination Date (as defined in the DIP Term Sheet) without the prior written consent of the DIP Lenders in their sole discretion, and it shall be deemed reasonable for any Consenting Shareholder that is a DIP Lender to withhold its consent to any extension that would (x) extend any Milestone beyond such date or (y) require DIP Facility borrowings in excess of, or inconsistent with, the Approved Budget.

Exhibit A Restructuring Term Sheet

Execution Version THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE OF THE RESTRUCTURING SUPPORT AGREEMENT ("RSA") ON THE TERMS DESCRIBED HEREIN AND IN THE RSA, DEEMED BINDING ON ANY OF THE PARTIES HERETO. RESTRUCTURING TERM SHEET INTRODUCTION This Restructuring Term Sheet describes the principal terms of the Restructuring Transactions of Getty Images Holdings, Inc. and certain of its affiliates and subsidiaries listed on the Company Parties' signature page to the RSA that will be effectuated through the Chapter 11 Cases on the terms set forth in the RSA to which this Restructuring Term Sheet is attached as Exhibit A in a manner consistent with the Restructuring Transaction Steps.1 The regulatory, corporate, tax, accounting, and other legal and financial matters related to the Restructuring Transactions have not been fully evaluated, and any such evaluation may affect the terms and structure of any Restructuring Transactions. This Restructuring Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. This Restructuring Term Sheet does not include a description of all terms, conditions, and other provisions that will be contained in the Definitive Documents governing the Restructuring Transactions, which remain subject to negotiation and completion in accordance with the RSA. The Restructuring Transactions will not contain any material terms or conditions that are inconsistent with this Restructuring Term Sheet or the RSA. This Restructuring Term Sheet incorporates the rules of construction as set forth in section 102 of the Bankruptcy Code. 1 Capitalized terms used but not defined in this Restructuring Term Sheet have the meanings given to such terms in the RSA.

2 GENERAL PROVISIONS REGARDING THE RESTRUCTURING Summary of Restructuring Transactions2 The Restructuring Transactions will be consummated through the commencement by the Debtors of the Chapter 11 Cases in the Bankruptcy Court on a prepackaged basis on the terms and subject to the conditions set forth in the RSA and this Restructuring Term Sheet. The Chapter 11 Cases shall be funded by the DIP Facility and Cash Collateral. In accordance with the RSA and this Restructuring Term Sheet, the Restructuring Transaction shall comprise (1) the conversion of the DIP Facility into New Interests (subject to dilution by the MIP Interests, the "DIP New Interests") and New Preferred Interests as set forth in the Final Allocation Schedule (as defined in the ECL), (2) the conversion of the allowed Revolving Loan Claims into obligations under the New RCF on a dollar-for-dollar, cashless basis, (3) the conversion of the allowed Secured Funded Debt Claims not held by the Consenting Shareholders into the New EUR Term Loans and the New Notes on a dollar-for-dollar, cashless basis, (4) the conversion of the Secured Funded Debt Claims held by the Consenting Shareholders into New Interests (subject to dilution by the MIP Interests, the "Equitization New Interests") as set forth in the Final Allocation Schedule, (5) the distribution of the Unsecured Notes Recovery to holders of allowed Unsecured Notes Claims, (6) the consummation of the New Equity Investment by the Consenting Shareholders pursuant to the ECL, and (7) the incurrence of the Exit Facilities by the applicable Reorganized Company Parties. For the avoidance of doubt, on the Restructuring Effective Date, the Consenting Shareholders (and/or their designated Affiliates) shall receive 100% of the New Interests issued under the Plan (subject only to dilution by the MIP Interests) and New Preferred Interests issued under the Plan (if any), and no other holder of Claims against or Interests in the Debtors shall receive or retain any New Interests, New Preferred Interests, or other Equity Interest in New Getty Images on account of such Claims or Interests. DIP Facility The Debtors shall enter into a credit agreement (the "DIP Credit Agreement" and the administrative agent thereunder, the "DIP Agent") with certain Consenting Shareholders (solely in their respective capacities as lenders under the DIP Credit Agreement, the "DIP Lenders") providing for a debtor-in-possession multi-draw financing facility in an aggregate principal amount of up to $143,000,000.00 (the "DIP Commitment"), consisting of (a) $113,000,000.00 of DIP Loans where (i) $85,000,000.00 of DIP Loans shall be made available upon entry of the Interim DIP Order (the "Interim Initial DIP Loans") and (ii) $28,000,000.00 of DIP Loans shall be made available upon entry of the Final DIP Order (the "Final DIP Loans"); and (b) $30,000,000.00 of Delayed-Draw DIP Commitments, which shall be made available upon entry of the Interim DIP Order (such commitments, the "Delayed- Draw DIP Commitments", and the loans thereunder, "Delayed-Draw DIP Loans" and, together with the Interim Initial DIP Loans, the "Interim DIP Loans" and, the Interim DIP Loans, collectively with the Final DIP Loans, the "DIP Loans"). Cash Collateral The Consenting Secured Lenders and the Consenting RCF Lenders shall consent to the Debtors' use of cash collateral in which they have an interest ("Cash Collateral") on the terms set forth in the DIP Orders. Subject to the customary professional fee 2 Capitalized terms used but not defined in this row shall have the meaning ascribed to them in the RSA or later in this Restructuring Term Sheet.

3 GENERAL PROVISIONS REGARDING THE RESTRUCTURING carve out, the Debtors shall provide the holders of Revolving Loan Claims and Secured Funded Debt Claims with the following adequate protection package, which adequate protection package is set forth in greater detail in the DIP Term Sheet: (1) payment of postpetition interest at the non-default contract rate on the Revolving Loans, the USD Term Loans, the EUR Term Loans, and the 11.25% Secured Notes when it becomes due, (2) current payment of reasonable and documented Consenting Creditor Fees and Expenses for the Consenting Secured Lenders and the Consenting RCF Lenders, and (3) adequate protection superpriority liens and administrative claims under section 507(b) of the Bankruptcy Code solely to the extent of any diminution in value of the Cash Collateral, each in accordance with the DIP Orders. Exit Facilities On the Restructuring Effective Date, the Reorganized Company Parties shall incur the New Notes, the New EUR Term Loans, and the New RCF on the terms set forth in the Exit Term Sheet. New Equity Investment On the Restructuring Effective Date, the Consenting Shareholders shall (i) make an equity investment in New Getty Images in cash in an aggregate amount of $433,212,922.50 minus the principal amount of Interim Initial DIP Loans and Final DIP Loans3 outstanding as of the Restructuring Effective Date (the "New Equity Investment") in exchange for New Interests as set forth in the Final Allocation Schedule (the "Investment New Interests"), subject to dilution by the MIP Interests, and (ii) effectuate the Equitization Commitment, in each case, subject to and in accordance with the terms and conditions set forth in the ECL. To the extent the Debtors incur any Delayed-Draw DIP Loans and such Delayed- Draw DIP Loans are outstanding on the Restructuring Effective Date (the principal amount thereof,4 the "Delayed Draw DIP Amount"), such Delayed-Draw DIP Loans shall be converted into the New Preferred Interests on the Restructuring Effective Date and shall not reduce the amount of the New Equity Investment. The documentation governing the Exit Facilities shall permit the Reorganized Company Parties (through a separate restricted payment basket and otherwise) to redeem the New Preferred Interests by paying the Consenting Shareholder holder thereof an amount equal to the Delayed Draw DIP Amount; provided that such separate basket shall not include basket capacity to pay any PIK interest, dividends, or fees accrued on the New Preferred Interests after the Restructuring Effective Date. Provisions in the documentation governing the Exit Facilities (including (but not limited to) any general restricted payment basket) that would permit the Reorganized Company Parties to pay any accrued PIK interest, dividends, or fees in respect of the New Preferred Interests or any other instrument remain subject to negotiation by and among the Consenting Shareholders, the Company Parties, the Consenting Secured Lenders, and the Consenting RCF Lenders; provided that it is understood and agreed that the Consenting Secured Lenders and Consenting RCF Lenders reserve all rights with respect to such provisions. 3 For purpose of this calculation, the principal amount of Interim Initial DIP Loans and Final DIP Loans shall not include any interest (including capitalized interest), fees, expenses, or other obligations under the DIP Facility. 4 For purpose of this calculation, the Delayed Draw DIP Amount shall not include any interest (including capitalized interest), fees, expenses, or other obligations in connection with the Delayed-Draw DIP Loans.

4 GENERAL PROVISIONS REGARDING THE RESTRUCTURING The Reorganized Company Parties shall, subject to approval by the New Board, effectuate such redemption and pay such amount to the holder of the New Preferred Interest after the Restructuring Effective Date. New Preferred Interests The new preferred interests (the "New Preferred Interests") to be issued by the Reorganized Company Parties in respect of the Delayed-Draw DIP Loans that are outstanding on the Restructuring Effective Date (if any) shall have the following terms: • If the New Preferred Interests are not redeemed in full within three (3) Business Days of the Restructuring Effective Date, any New Preferred Interests that remain outstanding shall, at such time, accrue annual dividends at a rate of S + 9.50% per annum (calculated on the basis of actual number of days and a 360-day year) upon the Accrued State Value. • Dividends will accumulate and accrue daily, calculated based on (y) the actual number of days elapsed and (z) a 360-day year, and will be paid on each share of New Preferred Interest quarterly on the last day of each calendar quarter by (A) if paid in cash, payment of cash to the account designated by the holder of such share and (B) with respect to dividend paid in kind, by automatically increasing the Accrued Stated Value of such share by the amount of the dividends accrued for such quarter. • The New Preferred Interests shall be redeemable at the Reorganized Company Parties' option at any time, in whole or in part, for the then Accrued Stated Value. • The "Accrued Stated Value" will be an amount equal to: (i) the initial stated value of such New Preferred Interests; plus (ii) any dividends paid in kind; plus (iii) any accrued and unpaid dividends (including any Dividends accumulated since the most recent calendar quarter end). For the avoidance of doubt, if the New Preferred Interests are redeemed in full within three (3) Business Days of the Restructuring Effective Date, the "Accrued Stated Value" shall be equal only to the initial stated value of such New Preferred Interests. The definitive documentation in respect of the New Preferred Interests shall be acceptable to the Consenting Shareholders. The New Preferred Interests shall not be subject to any dilution by the MIP Interests. Definitive Documents This Restructuring Term Sheet is indicative, and any final agreement shall be subject to the Definitive Documents. The Definitive Documents shall contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein consistent with the terms of this Restructuring Term Sheet. Any documents related to the Restructuring Transactions, including any Definitive Documents, that remain the subject of negotiation as of the Agreement Effective Date shall be subject to the consent rights and obligations set forth in Section 3 of the RSA. Failure to reference such consent rights and obligations as it relates to any document referenced in this Restructuring Term Sheet shall not impair such rights and obligations.

5 GENERAL PROVISIONS REGARDING THE RESTRUCTURING Tax Matters The Parties shall work together in good faith and shall use commercially reasonable efforts to structure and implement the Restructuring Transactions in a tax efficient and cost-effective manner for (a) the Company Parties, (b) the Consenting Shareholders, and (c) the other Consenting Stakeholders, in each case, in accordance with the Restructuring Transaction Steps. The Restructuring Transaction Steps, including whether the Restructuring Transactions are structured as a taxable transaction or in a manner intended to preserve favorable tax attributes of the Company Parties, shall be determined by the Consenting Shareholders and the Company Parties, subject to the consent rights contained in the RSA. TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN Class No. Type of Claim Treatment Impairment / Voting Unclassified Non-Voting Claims N/A DIP Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed DIP Claim shall receive (a) its pro rata share of (i) the DIP New Interests, subject to dilution by the MIP Interests and (ii) the New Preferred Interests (if any), in each case, as set forth in the ECL, or (b) such other treatment agreed upon between the Company Parties, the Required Consenting Stakeholders, and holders of allowed DIP Claims. N/A N/A Administrative Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Administrative Claim shall receive payment in full in cash or other treatment consistent with section 1129(a)(9) of the Bankruptcy Code. N/A N/A Priority Tax Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Priority Tax Claim shall receive treatment consistent with section 1129(a)(9)(C) of the Bankruptcy Code. N/A Classified Claims and Interests of the Debtors Class 1 Other Secured Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Other Secured Claim shall receive, at the Debtors' option (with the consent of the Consenting Shareholders): (a) payment in full in cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Unimpaired / Presumed to Accept

6 TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN Class No. Type of Claim Treatment Impairment / Voting Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. Class 2 Other Priority Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code. Unimpaired / Presumed to Accept Class 3 Revolving Loan Claims The Revolving Loan Claims shall be deemed allowed in the aggregate amount of $150,000,000.00, in respect of principal amount, plus any accrued and unpaid interest at non-default rate, fees, and other amounts due under the Credit Agreement on account of the Revolving Loans, and shall not be subject to objection, reduction, subordination, or recharacterization by the Parties to the RSA. On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Revolving Loan Claim shall receive in accordance with and subject to the terms of the Exit Term Sheet (I) on account of its allowed Revolving Loan Claim representing the outstanding principal amount of Revolving Loans, conversion of the Revolving Loans and Revolving Credit Commitments (in each case, as defined in the Credit Agreement) to revolving loans and revolving commitments, respectively, under the New RCF in an equal amount and (II) on account of accrued and unpaid interest, fees, and other amounts due on account of its allowed Revolving Loan Claim as of the Restructuring Effective Date, payment in cash in full in accordance with the Exit Term Sheet. Impaired / Entitled to Vote Class 4 Secured Funded Debt Claims The Secured Funded Debt Claims shall be deemed allowed in the aggregate amount of (I) $40,055,569.96, in respect of USD Term Loan Claims, €407,000,000.00, in respect of EUR Term Loan Claims, and $539,944,389.00, in respect of the 11.25% Secured Notes Claims, in each case in respect of outstanding principal amount of USD Term Loans, EUR Term Loans, and 11.25% Secured Notes, plus (II) any accrued and unpaid interest at non-default rate, fees, and other amounts due under the Credit Agreement and the 11.25% Secured Notes Indenture as of the Restructuring Effective Date (but excluding any prepayment premium, make-whole, call protection, or similar amount), in each case, shall not be subject to objection, reduction, subordination, or recharacterization by the Parties to the RSA. Impaired / Entitled to Vote

7 TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN Class No. Type of Claim Treatment Impairment / Voting On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Secured Funded Debt Claim shall receive (I) on account of its 11.25% Secured Notes Claims and USD Term Loan Claims representing the outstanding principal amount of the 11.25% Secured Notes and USD Term Loans (respectively) held by such holder on the Restructuring Effective Date, New Notes in an equal principal amount;5 (II) on account of its EUR Term Loan Claims representing the outstanding principal amount of EUR Term Loans held by such holder on the Restructuring Effective Date, (A) if it is not a Consenting Shareholder, New EUR Term Loans in an equal principal amount or (B) if it is a Consenting Shareholder, its pro rata share of the New Interests as set forth in the Final Allocation Schedule, subject to dilution by MIP Interests; and (III) on account of its Secured Funded Debt Claims representing accrued but unpaid interest as of the Restructuring Effective Date, payment in full in cash. Class 5 Unsecured Notes Claims The Unsecured Notes Claims shall be deemed allowed in the aggregate principal amount of $270,000,000.00 plus any accrued and unpaid prepetition interest, and shall not be subject to objection, reduction, subordination, or recharacterization by the Parties to the RSA. On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed Unsecured Notes Claim shall receive its pro rata share of the Unsecured Notes Recovery. The Unsecured Notes Recovery shall be paid in full in cash (or deposited with the applicable Trustees for distribution to holders of allowed Unsecured Notes Claims) substantially concurrently with the occurrence of the Restructuring Effective Date and shall not be subject to any reduction, holdback, setoff, recoupment, or reallocation. The reasonable and documented fees and expenses of the Trustees under the Unsecured Notes (including any amounts secured by such Trustees' charging liens) up to $200,000.00 shall be paid by the Debtors directly and shall not reduce the Unsecured Notes Recovery. Impaired / Entitled to Vote 5 Solely to the extent that holders of USD Term Loans do not consent to receive New Notes under the Plan, such holders shall receive USD Term Loans on terms to be negotiated among the Company Parties, the Consenting Shareholders, and the Required Consenting Secured Lenders in good faith.

8 TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN Class No. Type of Claim Treatment Impairment / Voting Class 6 General Unsecured Claims On the Restructuring Effective Date, except to the extent that such a holder agrees to less favorable treatment, each holder of an allowed General Unsecured Claim shall receive, at the Debtors' option with the consent of the Consenting Shareholders, (a) payment in full in cash; (b) reinstatement; or (c) such other treatment rendering such Allowed General Unsecured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code. Unimpaired / Presumed to Accept Class 7 Intercompany Claims On the Restructuring Effective Date, each holder of an allowed Intercompany Claim shall have such Claim reinstated or cancelled, released, and extinguished without receiving any distribution on account of such Claim at the Debtors' election and in their reasonable discretion (with the consent of the Consenting Shareholders) such that such Allowed Intercompany Claims are treated in a tax-efficient manner to the extent reasonably practicable. Impaired / Deemed to Reject or Unimpaired / Presumed to Accept Class 8 Intercompany Interests On the Restructuring Effective Date, each holder of an Intercompany Interest shall have such Interest reinstated or cancelled, discharged, and extinguished without receiving any distribution on account of such Interest, or such other treatment as reasonably determined by the Debtors, at the Debtors' election and in their reasonable discretion (with the consent of the Consenting Shareholders) such that Intercompany Interests are treated in a tax-efficient manner to the extent reasonably practicable. Impaired / Deemed to Reject or Unimpaired / Presumed to Accept Class 9 Holdings Equity Interests On the Restructuring Effective Date, each holder of an Allowed Holdings Equity Interest shall have such Interest cancelled, discharged, and extinguished without receiving any distribution on account of such Interest. Impaired / Deemed to Reject Class 10 Section 510(b) Claims On the Restructuring Effective Date, each holder of a Section 510(b) Claim (including any Warrant Claims) shall have its Claim cancelled, released, and extinguished without receiving any distribution on account of such Claim. Impaired / Deemed to Reject GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Subordination The classification and treatment of Claims under the Plan shall conform to the respective contractual, legal, and equitable subordination rights of such Claims, and any such rights shall be settled, compromised, and released pursuant to the Plan.

9 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Restructuring Transactions The Confirmation Order, if applicable, shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to consummate the Plan, as well as the Restructuring Transactions therein. On the Restructuring Effective Date, the Company Parties, as applicable, shall issue or reserve all securities, notes, instruments, certificates, and other documents required to be issued or reserved pursuant to the Restructuring Transactions in accordance with the Definitive Documents. Cancellation of Notes, Instruments, Certificates, and Other Documents On the Restructuring Effective Date, except to the extent otherwise provided in this Restructuring Term Sheet and subject to customary exceptions which shall be set forth in the Plan, as applicable, all notes, instruments, certificates, and other documents evidencing the Revolving Loan Claims, the Secured Funded Debt Claims, the Unsecured Notes, the Holdings Equity Interests (including the Warrants), and the Warrant Claims, including the Credit Agreement and the Indentures, shall be cancelled, and the Company Parties' obligations thereunder or in any way related thereto shall be deemed satisfied in full and discharged. Executory Contracts and Unexpired Leases The Plan will provide that (a) the Debtors' executory contracts and unexpired leases that are not rejected as of the Restructuring Effective Date (either pursuant to the Plan or a separate motion) shall be deemed assumed or assumed and amended (as needed to implement the terms of the Restructuring Transactions) pursuant to section 365 of the Bankruptcy Code and (b) all unexpired D&O liability insurance policies with respect to each Company Party's directors, managers, officers, and employees serving on or before the Petition Date shall be deemed assumed by the Reorganized Company Parties. On the Restructuring Effective Date and the closing of the Restructuring Transaction contemplated hereunder, the Trademark Option Agreement shall be assumed pursuant to section 365 of the Bankruptcy Code by the applicable Reorganized Debtor. The Confirmation Order shall approve the assumption of the RSA by the Debtors pursuant to section 365 of the Bankruptcy Code, effective as of entry of the Confirmation Order. Retention of Jurisdiction The Plan will provide that the Bankruptcy Court shall retain jurisdiction for usual and customary matters. Discharge of Claims and Termination of Interests The Plan will contain the following provisions regarding the discharge of claims and termination of interests: Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Restructuring Effective Date, of all Claims (including any Intercompany Claims that the Debtors resolve or compromise after the Restructuring Effective Date), Interests, and Causes of Action of any nature whatsoever against the Debtors, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose

10 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS before the Restructuring Effective Date. For the avoidance of doubt, this discharge shall include (a) any liability of the Debtors (including withdrawal liability) to the extent such liability relates to services that employees of the Debtors have performed prior to the Restructuring Effective Date, and that arise from a termination of employment of an employee of the Debtors, (b) any contingent or non-contingent liability on account of representations or warranties issued on or before the Restructuring Effective Date, and (c) all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. All of the foregoing Claims, Interests, and Causes of Action shall be discharged regardless of whether (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of such a Claim or Interest has accepted the Plan. Any default or "event of default" by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Restructuring Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Restructuring Effective Date, and, upon the Restructuring Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to Section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property. Debtor Release The Plan will contain the following provisions regarding the releases by the Debtors (the "Debtor Release"): Except as expressly set forth in the Plan or the Confirmation Order, effective on the Restructuring Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic

11 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights and remedies against the Debtors, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Debtors' merger and acquisition efforts, the Debtors' evaluation and pursuit of strategic alternatives (including any process conducted by or under the direction of the Special Committee), the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the RSA, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Debtor Release shall not be construed as (i) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, or (ii) releasing any post-Restructuring Effective Date obligations of any party or Entity under the Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which shall include by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court's finding that the Debtor Release is: (i) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Debtor Release; (iii) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (iv) fair,

12 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (vi) a bar to any of the Debtors, their Estates, or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to the Debtor Release against any of the Released Parties. Third-Party Release The Plan will contain the following provisions regarding the third-party release (the "Third-Party Release"): Effective on the Restructuring Effective Date, except as expressly set forth in the Plan or the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or interpreted after the date upon which the Bankruptcy Court enters the Confirmation Order, on or after the Restructuring Effective Date, each Released Party is hereby deemed expressly, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties (other than the Debtors or the Reorganized Debtors), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, remedies, or liabilities, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, any prior investments in, loans to, or transactions with the Debtors by any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the RSA, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, filing, or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Restructuring Transactions, or the Definitive

13 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the Third-Party Release shall not be construed as (i) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, or (ii) releasing any post-Restructuring Effective Date obligations of any party or Entity under the Plan, the Plan Supplement, any Restructuring Transaction, any Definitive Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which shall include by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court's finding that the Third-Party Release is: (i) given in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties' contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Third-Party Release; (iii) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (vi) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third- Party Release against any of the Released Parties. Exculpation The Plan will contain the following provisions regarding exculpation (the "Exculpation"): To the fullest extent permitted by applicable law, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from any and all Claims, Interests, obligations, rights, suits, damages, Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of the Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, rescission, or ownership of any security of the Debtors or the Reorganized Debtors, the Credit Agreement, the Secured Notes, the Unsecured Notes, the Warrant Agreement and the Warrants, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the distribution of any Cash or other property of the Debtors to any Released Party, the Debtors' in- or out-of-court restructuring efforts, including all prior recapitalizations, restructurings, or refinancing efforts and transactions, intercompany transactions, the Debtors' merger and acquisition efforts, the DIP Documents, the New Notes Documents, the New Term Loan Documents, the New RCF Documents, the ECL, the Chapter 11 Cases, the Restructuring Transactions, the RSA, the Plan (including the Plan Supplement), the Disclosure Statement and all Solicitation Materials, all other Definitive Documents, the filing of the Chapter 11 Cases, the negotiation, formulation,

14 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS preparation, dissemination, filing or consummation of any Restructuring Transactions, any Definitive Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Restructuring Transactions, or the Definitive Documents, the pursuit of confirmation, consummation, administration, and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan and the distribution of property under the Plan or any other related agreement, the solicitation of votes on the Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place between the Petition Date and the Restructuring Effective Date related or relating to the foregoing, except for claims related to any act or omission that is determined in a final order of a court of competent jurisdiction to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, including the issuance of securities thereunder, and, therefore, are not, and on account of such solicitation, distributions, or issuance shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan, or such distributions made pursuant to the Plan, including the issuance of securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable laws, rules, or regulations protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in the Plan shall not be construed as exculpating any party or Entity from its post-Restructuring Effective Date obligations under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Injunction The Plan will contain the following provisions regarding injunction: Except as otherwise expressly provided in the Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation (in each case, as set forth in the above Discharge, Release, Third-Party Release, and Exculpation sections of this Restructuring Term Sheet), whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, affiliates, and Related Parties, are permanently enjoined, from and after the Restructuring Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such

15 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, interests, or Causes of Action unless such holder has timely filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Restructuring Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, interests, or Causes of Action released or settled pursuant to the Plan. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth above. The injunctions set forth above shall extend to any successors of the Debtors, the Reorganized Debtors, the Released Parties, and the Exculpated Parties and their respective property and interests in property. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Restructuring Effective Date obligations of any Person or Entity under the Plan, any post- Restructuring Effective Date transaction contemplated by the Restructuring Transactions or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Certain Definitions The following definitions shall be applicable to the foregoing release and exculpation provisions: "Causes of Action" means any and all actions, Claims, interests, remedies, causes of action, controversies, demands, proceedings, agreements, rights, Liens, indemnities, contributions, guaranties, suits, obligations, liabilities, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) any and all rights of setoff, counterclaim, or recoupment, and Claims for breach of contract or for breach of duties imposed by law or in equity; (b) any and all rights to dispute, object to, compromise, or seek to recharacterize, reclassify, subordinate, or disallow Claims against or Interests in the Debtors; (c) any and all Claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any and all Claims or defenses, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any and all state or foreign law fraudulent transfer or similar Claims. "Released Parties" means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each of the Agents/Trustees; (e) each DIP Lender; (f) each New Equity Investor;

16 GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS (g) each Releasing Party; (h) each current and former Affiliate of each Entity in clause (a) through the following clause (g); and (i) each Related Party of each Entity in clause (a) through this clause (h); provided that, in each case, an Entity (other than the Debtors, the Reorganized Debtors, the Consenting Shareholders, and their respective Related Parties) shall not be a Released Party if it (x) was provided with an opportunity to (i) opt out of the releases in the Plan and affirmatively opts out; or (ii) opt into the releases in the Plan by returning an "opt in" form and does not affirmatively opt in; or (y) timely objects to the releases contained in the Plan and such objection is not resolved before the Confirmation Order is entered. "Releasing Parties" means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each of the Agents/Trustees; (e) each DIP Lender; (f) each New Equity Investor; (g) each Holder of Claims or Interests that votes to accept the Plan; (h) each Holder of Claims or Interests that (I) abstains from voting on the Plan, (II) is deemed to accept or reject the Plan, or (III) votes to reject the Plan and, in each case, affirmatively opts in to the releases provided for in the Plan; (i) each current and former Affiliate of each Entity in clause (a) through clause (h) for which such Entity is legally entitled to bind such Affiliate to the releases contained in the Plan under applicable law; and (j) each Related Party of each Entity in clause (a) through clause (i) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable law. "Exculpated Parties" means, collectively, each of the following in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) members of the Special Committee; and (d) with respect to each of the foregoing Entities in clauses (a) through (c), (i) their respective current officers, their current and former directors, and limited liability company managers, who served in such capacity at any time between the Petition Date and the Restructuring Effective Date, and (ii) each of their attorneys, financial advisors, consultants, and other professionals or advisors whose retentions were approved by the Bankruptcy Court pursuant to an order approving such professional's retention application, as applicable. "Related Party" means, with respect to (a) any Entity, (b) such Entity's predecessors, successors and assigns, parents, subsidiaries, affiliates, affiliated investment funds or investment vehicles, managed or advised accounts, funds, or other entities, and investment advisors, subadvisors, or managers, (c) with respect to each Consenting Shareholder, its associated trusts (and its holding vehicles who are direct holders of interests in the applicable Consenting Shareholder, its affiliated investment funds or investment vehicles, managed or advised accounts, funds, or other entities, and investment advisors, subadvisors, or managers) that are holders of Interests in Holdings, (d) with respect to each of the foregoing in clauses (a)–(c), such Entity's respective current and former officers, directors, principals, equity holders (regardless of whether such interests are held directly or indirectly and any fund managers, fiduciaries, or other agents with any involvement related to the Debtors), members, partners, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors and other professionals; and (e) with respect to each of the foregoing in clauses (a)–(d), such Entity's respective heirs, executors, estates, servants, and nominees.

17 OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING Governance The corporate governance for the Reorganized Company Parties, including charters, bylaws, operating agreements, or other organization documents, as applicable, including the composition of the board of New Getty Images (the "New Board"), shall be determined by the Consenting Shareholders, in consultation with the Company Parties. The New Board shall be designated by the Consenting Shareholders and disclosed as part of the Plan Supplement. Management Incentive Plan The Reorganized Company Parties shall establish a management incentive plan ("MIP") consisting of up to 10% of New Interests on a fully diluted basis (the "MIP Interests"), to be implemented on the form, terms, allocation, and vesting mechanism to be determined by the New Board in its sole discretion following the Restructuring Effective Date; provided that such "up to 10%" amount of New Interests shall be calculated excluding the existence of the New Preferred Interests. Exemption from SEC Registration The issuance of all securities under the Plan, including pursuant to the ECL, will be exempt from SEC registration under applicable law. Employment Obligations The Debtors shall (a) assume all existing employment agreements, indemnification agreements, or other employment-related agreements entered into with current and former employees or (b) enter into new agreements with such employees on terms and conditions acceptable to the Debtor and such employee in the ordinary course of business. Any amendment to, or entry into any new employment, severance, or similar retention agreement with any officer or other insider of the Company Parties shall be subject to the consent of the Consenting Shareholders. Notwithstanding anything to the contrary herein, the consummation of the Restructuring Transactions (including the Consenting Shareholders' acquisition of New Interests) shall not constitute a "change in control," "change of control," or similar event under any employment agreement or compensation or benefit plan, program, or policy of the Company Parties. Indemnification Obligations Consistent with applicable law, all indemnification provisions in place as of the Petition Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties (such indemnification provisions, the "Indemnification Provisions"), as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring Transactions on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties than the indemnification provisions in place immediately prior to the Petition Date. The Governance Documents shall contain Indemnification Provisions in favor of such parties no less favorable than the Indemnification Provisions in favor of such parties in place immediately prior to the Petition Date.

18 OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING Retained Causes of Action On the Restructuring Effective Date, the Company Parties shall retain all rights to commence and pursue any Causes of Action set forth in the Schedule of Retained Causes of Action, which shall be determined by the Special Committee and shall be a Plan Supplement. No Claim or Cause of Action against any Released Party (including the Consenting Stakeholders and their respective Related Parties) shall be retained, and the Schedule of Retained Causes of Action shall be acceptable to the Consenting Shareholders. Consenting Shareholder Fees and Expenses; Expense Reimbursement The Plan and the Confirmation Order shall provide that the Reorganized Company Parties shall pay (i) the Consenting Shareholder Fees and Expenses that remain unpaid as of, or are incurred after, the Restructuring Effective Date, including in connection with the implementation and consummation of the Plan and the Restructuring Transactions, in accordance with the ECL and (ii) without duplication with the prior clause (i), any Expense Reimbursement under the ECL in accordance with the ECL. Conditions Precedent to Restructuring Effective Date The Restructuring Effective Date will be subject to the satisfaction of customary conditions, including the following, as applicable (collectively, the "Conditions Precedent"): (a) the RSA shall be in full force and effect; (b) there shall be no breach by the Debtors or the Consenting Stakeholders of the RSA or the DIP Credit Agreement which has not been waived or, if subject to cure, cured within the applicable time period; (c) the form and substance of the Definitive Documents shall be acceptable in accordance with the consent rights set forth in Section 3 of the RSA; (d) the Bankruptcy Court shall have entered the Final DIP Order, which order shall be in full force and effect, and no stay thereof shall be in effect; (e) no default, event of default, or other breach shall have occurred and be continuing under any of the DIP Documents; (f) the Bankruptcy Court shall have entered the Disclosure Statement Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; (g) the Bankruptcy Court shall have entered the Confirmation Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; (h) the Company Parties shall have obtained all regulatory authorizations, consents, approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions and all applicable waiting periods (including under the HSR Act and any applicable foreign antitrust or foreign direct investment laws) shall have expired or been terminated, as determined in good faith by the Debtors in consultation with the Required Consenting Stakeholders; (i) the New Credit Agreement (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders and the Required Consenting RCF Lenders) shall have been executed and delivered by each party thereto, and any conditions

19 OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING precedent related thereto, other than the occurrence of the Restructuring Effective Date, shall have been satisfied or waived; (j) the New Notes Indenture (including any perfection certificates, opinions, certificates, and collateral documents reasonably acceptable to the Required Consenting Secured Lenders) shall have been executed and delivered by each party thereto, and any conditions precedent related thereto, other than the occurrence of the Restructuring Effective Date, shall have been satisfied or waived; (k) the New Equity Investment and the Equitization Commitment shall have been consummated; (l) all organizational documents and bylaws for New Getty Images shall have been adopted; (m) the Unsecured Notes Recovery shall have been paid in full in cash to holders of allowed Unsecured Notes Claims or deposited to the applicable Trustees for distribution to such holders substantially concurrently with the occurrence of the Restructuring Effective Date; (n) all transaction expenses, including the Consenting Creditor Fees and Expenses but excluding the Consenting Shareholder Fees and Expenses (which shall be paid in accordance with the RSA and the ECL, as applicable), shall have been paid in full in cash; and (o) all professional fees and expenses of retained Professionals that require the approval of the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Restructuring Effective Date shall have been placed in a Professional Fee Escrow Account 6 pending the approval of such fees and expenses by the Bankruptcy Court. Waiver of Conditions Precedent The Conditions Precedent may be waived, in whole or in part, with the written consent of the Company Parties and the Consenting Shareholders; provided that any waiver of a Condition Precedent that would materially and adversely affect the treatment of the Consenting Secured Lenders, the Consenting RCF Lenders, or the Consenting Unsecured Noteholders under the Plan shall also require the consent of the Required Consenting Secured Lenders, the Required Consenting RCF Lenders, or the Required Consenting Unsecured Noteholders, as applicable; provided, further, that any waiver, in whole or in part, of the Condition Precedent set forth in clause (l) above shall also require the written consent of the Required Consenting Secured Lenders, the Required 6 "Professional Fee Escrow Account" means an interest-bearing account funded by the Debtors with cash on the Restructuring Effective Date in an amount equal to the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to the Effective Date. "Professional Fee Claims" means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. "Professional" means an entity (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

20 OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING Consenting RCF Lenders, and the Required Consenting Unsecured Noteholders solely with respect to Consenting Creditor Fees and Expenses incurred by their respective advisors. Amendments This Restructuring Term Sheet may be amended only as permitted pursuant to the RSA.

Exhibit B DIP Term Sheet

Execution Version THIS DIP TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS DIP TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE OF THE RESTRUCTURING SUPPORT AGREEMENT ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO. Getty Images Holdings, Inc. DIP TERM SHEET This DIP Term Sheet (including all exhibits hereto, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, this "DIP Term Sheet") describes the principal terms and conditions of the debtor-in-possession financing facility (the "DIP Facility") to be provided by the DIP Lenders (as defined below) to Getty Images Holdings, Inc. (the "Borrower"), in connection with the Chapter 11 cases (such cases, the "Chapter 11 Cases") to be filed by the Borrower and certain of its subsidiaries (collectively, the "Debtors") pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the "Bankruptcy Code") in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). This DIP Term Sheet and the Restructuring Support Agreement to which this DIP Term Sheet is attached (including all amendments, restatements, modifications, exhibits, and supplements thereto, the "Restructuring Support Agreement"), upon the execution thereof, shall constitute legal, valid, and binding obligations of each party hereto, and shall be enforceable against each party hereto and thereto in accordance with their terms, except as such enforceability may be limited by any debtor relief law and by general principles of equity. Capitalized terms used but not defined herein have the meanings assigned to them in the Restructuring Support Agreement. DIP Facility Borrower Getty Images Holdings, Inc. Guarantors The obligations of the Borrower shall be unconditionally guaranteed, on a joint and several basis, by each Debtor other than the Borrower (collectively, the "Guarantors") as of the date following entry of the Interim DIP Order when the DIP Facility is closed pursuant to the definitive DIP Documents (as defined below). DIP Facility The DIP Facility is a debtor-in-possession multi-draw financing facility in an aggregate principal amount of up to $143,000,000.00 (the "DIP Commitment"), consisting of (a) $113,000,000.00 of DIP Loans where (i) $85,000,000.00 of DIP Loans shall be made available upon entry of the Interim DIP Order (the "Interim Initial DIP Loans") and (ii) $28,000,000.00 of DIP Loans shall be made available upon entry of the

2 DIP Facility Final DIP Order (the "Final DIP Loans"); and (b) $30,000,000.00 of Delayed-Draw DIP Commitments, which shall be made available upon entry of the Interim DIP Order (such commitments, the "Delayed- Draw DIP Commitments", and the loans thereunder, "Delayed-Draw DIP Loans" and, together with the Interim Initial DIP Loans, the "Interim DIP Loans" and, the Interim DIP Loans, collectively with the Final DIP Loans, the "DIP Loans"). Segregated DIP Account All proceeds of the DIP Facility shall be deposited into a segregated account of the Borrower (the "Segregated DIP Account"), which will be subject to the DIP Liens (as defined below) on a first priority basis and subject to a deposit account control agreement in favor of the DIP Agent (the "Segregated Account Control Agreement"), which Segregated Account Control Agreement shall be in form and substance acceptable to the DIP Lenders. On each funding date, the DIP Lenders will advance funds to the DIP Agent and the DIP Agent will deposit such funds into the Segregated DIP Account. The Borrower may withdraw amounts from the Segregated DIP Account and deposit such amounts into other bank accounts maintained by the Debtors on the Closing Date and on each Monday following the Closing Date; provided, that the amounts so withdrawn by the Borrower shall not exceed the amount needed for payments that are contemplated to be made during the two-week period following such Monday as expressly set forth in the Approved Budget (plus an additional 20% of such contemplated payments for such weeks) (such withdrawal, an "Approved Budget Withdrawal"); provided, further, for the avoidance of doubt, if an Approved Budget Withdrawal includes amounts in respect of any particular week, any subsequent Approved Budget Withdrawal shall not be permitted to include such amounts. The Borrower may also withdraw amounts from the Segregated DIP Account and deposit such amounts in the Funded Reserve Account (as defined on Annex A hereto), subject to the DIP Orders (such withdrawal, a "Carve Out Withdrawal"). The Borrower shall not be permitted to withdraw cash from the Segregated DIP Account (other than an Approved Budget Withdrawal or a Carve Out Withdrawal) without the prior written consent of the DIP Lenders (such consent not to be unreasonably withheld so long as the Borrower is in compliance with the Minimum Liquidity Covenant). Except with respect to an Approved Budget Withdrawal or a Carve Out Withdrawal, the proceeds of the DIP Facility shall not be transferred into any other account held by any Debtor or any of its subsidiaries, or commingled with any other cash held by any Debtor or any of its subsidiaries. For the avoidance of doubt, the Borrower shall be permitted to use funds withdrawn from the Segregated DIP Account

3 DIP Facility only to the extent such uses are consistent with the Approved Budget (subject to Permitted Variances) or the Carve Out. Once withdrawn from the Segregated DIP Account, the funds shall continue to be DIP Priority Collateral (as defined below) until such funds are first used by the Debtors; provided, further, that any such funds that are deposited in the Funded Reserve Account or the Carve Out Reserve (in each case, as defined on Annex A hereto) in accordance with the Carve Out provisions of the DIP Orders shall not constitute DIP Priority Collateral. DIP Lenders The lenders under the DIP Facility (the "DIP Lenders") shall be Koch Equity Development LLC and/or its affiliates. DIP Agent An agent mutually acceptable to the DIP Lenders and the Borrower shall be appointed as administrative agent and collateral agent for the DIP Lenders and will perform the duties customarily associated with such roles (together with its successors and permitted assigns, in such capacities, the "DIP Agent" and, together with the DIP Lenders, the "DIP Secured Parties"). DIP Collateral / Priority The DIP Facility and all DIP Loans and other liabilities and obligations owed thereunder to the DIP Lenders under or in connection with the DIP Documents (collectively, the "DIP Obligations") shall, in each case, be subject and subordinate to the Carve Out (as defined below), and shall be secured by automatically perfected liens on, and security interests in (the "DIP Liens"): a) (x) thirty-five percent of the unencumbered equity interests of foreign subsidiaries directly owned by a Debtor not included in the Prepetition Collateral, and (y) the Segregated DIP Account and all amounts deposited therein and withdrawn therefrom, in each case, on a first priority basis senior to any other Lien or Claim (the property listed in these clauses (x) and (y), the "DIP Priority Collateral"); provided, for the avoidance of doubt, the DIP Liens on the property listed in clause (x) will rank senior to any Adequate Protection Liens on such property; b) all property of the Debtors, whether existing on the date on which the Debtors file the Chapter 11 Cases (the "Petition Date") or thereafter acquired, that is subject to a Lien securing the Secured Funded Debt Claims and/or the Revolving Loan Claims (each, as defined in the Restructuring Support Agreement) (such property, the "Prepetition Collateral"), on a junior basis to the Liens securing the Secured Funded Debt Claims, the Revolving Loan

4 DIP Facility Claims, and the Permitted Prior Liens (as defined below) (if any) but senior to any other Lien; c) all property of the Debtors, whether existing on the Petition Date or thereafter acquired, that is subject to valid, perfected, and non- avoidable Liens in existence immediately prior to the Petition Date or valid and non-avoidable Liens perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code (any such Liens, the "Permitted Prior Liens") on a junior basis to such Permitted Prior Liens but senior to any other Lien; d) all property of the Debtors, whether existing on the Petition Date or thereafter acquired, that is not subject to valid, perfected, and non-avoidable Liens in existence immediately prior to the Petition Date or valid and non-avoidable Liens perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code (the "Previously Unencumbered Property"), on a first priority ranking basis senior to any other Lien or Claim; e) subject to entry of the Final DIP Order, the proceeds of any Claims or causes of action arising under or pursuant to chapter 5 of the Bankruptcy Code, section 724(a) of the Bankruptcy Code, or any other similar provisions of applicable state, federal, or foreign law (including any other avoidance actions under the Bankruptcy Code) (collectively, the "Avoidance Actions"), but in no event shall the DIP Liens extend to Avoidance Actions; and f) subject to entry of the Final DIP Order, the proceeds of any exercise of the Debtors' rights under sections 506(c) and 550 of the Bankruptcy Code (the "Recovery Actions"), but in no event shall the DIP Liens extend to the Recovery Actions; (collectively, the property and proceeds set forth in the foregoing clauses (a) through (f), the "DIP Collateral"); provided that the DIP Collateral shall not include "Excluded Assets" (to be defined in the applicable DIP Document in a manner that is usual and customary for debtor-in-possession financings). The DIP Facility shall also benefit from joint and several superpriority administrative expense claims against the Debtors that are senior to all other administrative expenses or other Claims against the Debtors, but which shall be subject and subordinate to (i) the Carve Out and (ii) the Adequate Protection Claims held by the holders of Secured Funded Debt Claims and the Adequate Protection Claims held by the holders of Revolving Loan Claims.

5 DIP Facility All of the DIP Liens with respect to the DIP Collateral shall be perfected by entry of the DIP Orders, and shall become effective immediately and automatically upon the closing of the DIP Facility on the Closing Date, without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements, or any other agreements or the filing or recording of any other documents. Notwithstanding the foregoing, the Debtors shall take any and all actions that may be reasonably necessary, or that the DIP Agent or the DIP Lenders may reasonably request, to maintain the validity, perfection, enforceability, and priority of the security interest and liens of the DIP Agent in the DIP Collateral, or to enable the DIP Agent and the DIP Lenders to protect, exercise, or enforce their rights thereunder, under the DIP Orders, and in respect of the DIP Collateral; provided that in no event shall the foregoing require any control agreements (other than the Segregated Account Control Agreement), intellectual property security agreements or mortgages, or any collateral documents or filings under any non-US jurisdiction. Any intercreditor terms or arrangements shall be documented pursuant to the DIP Orders. For the avoidance of doubt, the DIP Liens on the Prepetition Collateral shall be junior to the Adequate Protection Liens (defined below) of the holders of Secured Funded Debt Claims and the Adequate Protection Liens of the holders of Revolving Loan Claims provided for in the DIP Orders. For the avoidance of doubt, the Prepetition Collateral shall not include the Segregated DIP Account, the cash deposited therein or the DIP Priority Collateral. For the avoidance of doubt, the DIP Liens shall attach to the DIP Priority Collateral on a first priority basis senior to any other Lien or Claim. Adequate Protection As adequate protection for any diminution in value of (x) the Secured Funded Debt Claim holders' cash collateral, (y) the Revolving Loan Claims holders' cash collateral and (z) any other Prepetition Collateral, in each case, as of the Petition Date ("Diminution in Value"), including any diminution arising from (i) the sale, lease, or use by the Debtors of cash collateral subject to prepetition liens and security interests, (ii) the incurrence of the DIP Facility, and (iii) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code, the holders of the Secured Funded Debt Claims and the holders of the Revolving Loan Claims shall be entitled to:

6 DIP Facility a) a superpriority administrative expense claim in the Chapter 11 Cases, solely to the extent of any Diminution in Value, with priority over all administrative expenses and claims of any kind or nature whatsoever, specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 or any other provisions of the Bankruptcy Code, subject and junior only to the Carve Out (the "Adequate Protection Claims"); b) to secure the Adequate Protection Claims, (i) a perfected security interest in and Lien on all Prepetition Collateral, solely to the extent of any Diminution in Value, which shall be subject to and immediately junior in priority to the Carve Out, but with priority over all other Liens on the Prepetition Collateral, and (ii) a perfected security interest in and Lien on all DIP Collateral (other than the Segregated DIP Account and the cash therein), solely to the extent of any Diminution in Value, which, other than with respect to any such DIP Collateral that constitutes Prepetition Collateral, shall be subject to and junior in priority to the Carve Out and the DIP Liens, but with priority (except as set forth in the following proviso) over all other Liens on such DIP Collateral ((i) and (ii) collectively, the "Adequate Protection Liens"); provided, that any Adequate Protection Liens attaching to the DIP Priority Collateral shall rank junior in priority to the DIP Liens attaching to the DIP Priority Collateral; c) current payment of the reasonable and documented prepetition and postpetition legal and other professional fees and expenses of the Consenting Secured Lender Advisors and the Consenting RCF Lender Advisors; and d) current cash payment of (a) interest on the Secured Funded Debt Claims and the Revolving Loan Claims, as applicable, at the applicable non-default rate of interest, (b) required amortization payments, in each case, as provided under their respective debt document, including, for the avoidance of doubt, payment of cash interest and amortization on the EUR Term Loan Claims held by Koch Equity Development LLC and its Related Parties and (c) any fees payable (i) to the Credit Agreement Agent for the administrative agency fee under the Credit Agreement or related Loan Documents (as defined in the Credit Agreement) or (ii) on account of any Letter of Credit (as defined in the Credit Agreement) (the "Adequate Protection Payments"). Without limiting the requirement to pay all Adequate Protection Payments during the Chapter 11 Cases, when due, payment of

7 DIP Facility any outstanding Adequate Protection Payments shall occur no later than the Restructuring Effective Date. On the Termination Date, any amounts owed in respect of the Adequate Protection Payments shall cease accruing. For the avoidance of doubt, no amounts that would have accrued in respect of the Adequate Protection Payments after the Termination Date shall be payable as Adequate Protection Payments. All amounts owed in respect of the Adequate Protection Claims (including any amount attributable to any Diminution in Value (if any)) shall be calculated as of the Termination Date, and any amounts in respect of any Adequate Protection Payments that had actually accrued but were unpaid as of the Termination Date shall be due and payable on such Termination Date. Notwithstanding the foregoing, nothing in the Restructuring Support Agreement or the DIP Orders shall prevent any Secured Funded Debt Claim or Revolving Loan Claim holder from, after the Termination Date, (i) seeking further adequate protection or (ii) seeking payment of any accrued and unpaid interest, amortization, or other payments under the applicable debt documents, including post-petition accrued and unpaid amounts, other than as Adequate Protection Payments under the DIP Orders; provided, for the avoidance of doubt (x) no liens in respect of any such further adequate protection shall (1) attach to the Segregated DIP Account or the cash therein, or (2) attach to any other DIP Priority Collateral in a manner that ranks senior to the DIP Liens in the DIP Priority Collateral, and (y) no cash withdrawn from the Segregated DIP Account may be used to pay any amounts in respect of any such further adequate protection or the amounts or items set forth in the foregoing clause (ii). For the avoidance of doubt, the Adequate Protection Liens shall not attach to the Segregated DIP Account or the cash set forth therein. The Debtors shall contemporaneously provide the Credit Agreement Agent, counsel to the Consenting RCF Lenders, and counsel to the Consenting Secured Lenders with all reports, notices, documents and other information required to be delivered to the DIP Secured Parties under the DIP Credit Agreement or the DIP Orders (other than borrowing requests, interest election notices and other notices of an administrative or ministerial nature), including, but not limited to, any new Approved Budget or Variance Reports (each as defined herein). Voluntary & Mandatory Prepayments Voluntary Prepayments: The Debtors may, at any time, repay the loans under the DIP Facility in whole or in part. No reduction of the DIP Commitments shall be permitted. The DIP Orders shall provide that the Debtors shall not be permitted to voluntarily repay any loans under the DIP Facility absent

8 DIP Facility the prior written consent of the Credit Agreement Agent and the Required Lenders under the Credit Agreement, to the extent that any Revolving Loan Claims or Secured Funded Debt Claims are outstanding. Mandatory Prepayments: Required upon incurrence of unpermitted indebtedness. Delayed-Draw DIP Loans The Delayed-Draw DIP Loans will be made available upon entry of the Interim DIP Order, provided that the Delayed-Draw DIP Loans shall only be used (a) to make payments in respect of the delayed-draw eligible uses specified in the "Delayed Draw Uses" row of the Approved Budget (any such payments, the "Delayed-Draw Payments") or (b) as set forth in the next sentence. If the Debtors make a Delayed-Draw Payment on or after the Petition Date with cash on hand, and such cash on hand is not (and was not) proceeds of the Delayed-Draw DIP Loans, the Debtors may borrow Delayed-Draw DIP Loans to replenish the cash on hand that was actually used to make such Delayed-Draw Payment. If, prior to the Petition Date, the Debtors use cash on hand to make a Delayed-Draw Payment that was otherwise budgeted to be made after the Petition Date in the "Delayed Draw Uses" row of the Approved Budget (each such payment (if any), a "Prepetition DDTL Payment"), the Debtors may borrow the Delayed-Draw DIP Loans, in an amount not to exceed such Prepetition DDTL Payment, to replenish the Debtors' cash on hand that was used to make such Prepetition DDTL Payment (each such borrowing (if any), a "Prepetition DDTL Borrowing"). For the avoidance of doubt, each borrowing of Delayed- Draw DIP Loans pursuant to a Prepetition DDTL Borrowing shall be considered outstanding Delayed-Draw DIP Loans. For the avoidance of doubt, in no event shall the Borrower be permitted to borrow more than the principal amount of the Delayed-Draw DIP Loans permitted by the Interim DIP Order. For the avoidance of doubt, all borrowings in respect of the Delayed- Draw DIP Loans shall be subject to the restrictions concerning the Segregated DIP Account, as otherwise set forth in this DIP Term Sheet. Interest Rate Interest on the DIP Loans shall be paid in kind (and capitalized to principal on each interest payment date) at a rate per annum equal to Term SOFR + 5.00% with interest periods of one month or three months, as may be elected by the Borrower from time to time.

9 DIP Facility After an Event of Default under the DIP Facility has occurred and is continuing, all outstanding amounts under the DIP Facility shall bear interest, to the fullest extent permitted by law, at the interest rate then applicable plus 2.00% per annum (the "Default Rate"). Interest on overdue amounts under the DIP Facility shall also accrue at the Default Rate and shall be payable in kind. Amortization None. Exit Fee If the Restructuring Support Agreement is terminated pursuant to Sections 12.01(d) or 12.02(b) thereof, the Debtors shall become obligated to pay the DIP Lenders a fee in the amount equal to 2.0% of the outstanding DIP Loans (such fee, the "DIP Exit Fee"). Equity Conversion On the Restructuring Effective Date, pursuant to the Plan, the obligations under the DIP Loans shall be equitized in accordance with the ECL. Termination Date The DIP Facility shall terminate, all DIP Loans shall be due and payable in full and in cash and the Debtors' ability to use cash collateral shall terminate on the date of the earliest to occur of (such earliest date, the "Termination Date"): (i) January 31, 2027; (ii) the effective date of a chapter 11 plan; (iii) the date the DIP Loans become due and payable in full under the DIP Documents, whether by acceleration or otherwise; (iv) the date a United States Bankruptcy Court orders the conversion of the bankruptcy case of any of the Debtors to a Chapter 7 liquidation or the dismissal of the bankruptcy case of any Debtor; and (v) the date that the sale of all or substantially all of the Debtors' assets is consummated. Documentation Principles "Documentation Principles" means that the DIP Facility will be documented in a credit agreement (the "DIP Credit Agreement") and other guarantee and relevant documentation (collectively, the "DIP Documents"), which shall be negotiated in good faith by the Borrower and the DIP Lenders, to reflect the terms of this DIP Term Sheet and to be based (in the case of the DIP Credit Agreement) on the Credit Agreement (as defined in the Restructuring Support Agreement) and applicable documents related thereto (subject to customary restrictions and limitations to reflect its status as a DIP Facility and the Chapter 11 Cases, and such other modifications as are mutually agreed upon in good faith by the Borrower and the DIP Lenders), and through the terms of the DIP Orders reflecting the terms and provisions set forth in this DIP Term Sheet, in each case, subject to the consent rights set forth in the Restructuring Support Agreement. To the extent of any conflict or inconsistency between this DIP Term Sheet and the Documentation Principles, the terms of this DIP Term Sheet shall govern.

10 DIP Facility Use of Proceeds Subject to Bankruptcy Court approval, the Debtors shall use cash collateral and the proceeds of the DIP Facility in a manner consistent with this DIP Term Sheet, the DIP Orders, and the Approved Budget (as defined below and subject to Permitted Variances). Cash collateral, the Interim Initial DIP Loans, and Final DIP Loans shall be used for (i) working capital and general corporate purposes of the Debtors, (ii) bankruptcy-related costs and expenses in respect of the Chapter 11 Cases (including the Carve Out (as defined below)) and to pay adequate protection payments as authorized by the Bankruptcy Court in the Interim DIP Order and the Final DIP Order, (iii) costs and expenses related to the DIP Facility and (iv) any other purposes set forth in the Approved Budget. The Delayed-Draw DIP Loans shall be used solely to make Delayed-Draw Payments or to replenish the Debtors' cash on hand that was used to make a Prepetition DDTL Payment or Delayed- Draw Payments on or after the Petition Date, consistent with the other restrictions in respect thereof set forth in this DIP Term Sheet. Notwithstanding anything herein to the contrary, the Approved Budget shall not in any regard limit or test the payment of (a) any professional fees of the DIP Lenders, the Consenting Secured Lenders or the Consenting RCF Lenders, (b) the fees and expenses of the DIP Lenders, or (c) the Adequate Protection Payments. Budget; Variance Reports All cash collateral and proceeds of the DIP Loans shall be used in accordance with and subject to a 13-week cash flow projection commencing on the date of initial funding under the DIP Facility, which initial 13-week cash flow projection shall be satisfactory to the DIP Lenders, and reasonably satisfactory to the Required Consenting RCF Lenders and the Required Consenting Secured Lenders (the "Initial Approved Budget"), and shall be updated by the Borrower by the end of every four-week period beginning on the fifth Friday after the Petition Date and reflect the 13-week period beginning with the current week (each, including the Initial Approved Budget, an "Approved Budget"); provided that such Approved Budget shall be subject to the consent of the DIP Lenders, the Required Consenting RCF Lenders and the Required Consenting Secured Lenders (which may be in the form of e-mail provided by the financial advisor to the DIP Lenders, and which consent of the Required Consenting RCF Lenders and the Required Consenting Secured Lenders shall not be unreasonably withheld, conditioned or delayed); provided further, that any such updated budget shall automatically become an Approved Budget if none of the DIP Lenders, the Required Consenting RCF Lenders or the Required Consenting Secured Lenders has objected to the updated budget in writing within five (5) business days of receipt of the updated budget; provided further, that if such DIP Lenders object to any updated budget, the Approved Budget for the prior period shall be the Approved Budget until such times as an updated budget is approved. Every

11 DIP Facility Approved Budget (including the Initial Approved Budget) shall be in form and substance (including the detail and specificity set forth therein concerning receipts and disbursements) satisfactory to the DIP Lenders. Commencing with the third Friday after the Petition Date, and every Friday of every second calendar week thereafter, the Borrower shall deliver to the DIP Agent a variance report in form reasonably acceptable to the DIP Lenders (each, a "Variance Report") setting forth (i) the Debtors' aggregate "disbursements" and aggregate "receipts", in each case, for the immediately preceding two-week period ending on Saturday compared to the projected aggregate receipts and disbursements set forth in the Approved Budget for such Variance Testing Period (as defined below) and (ii) the variance in dollar amounts of the actual aggregate amount of receipts and disbursements (excluding all fees due and payable pursuant to 28 U.S.C. § 1930(a) plus any interest due and payable under 31 U.S.C. § 3717) for each period ending on Saturday from those reflected for the corresponding period in the Approved Budget (such comparison, the "Variance"). "Permitted Variance" means an aggregate unfavorable disbursement Variance that is not more than 20% during any Variance Testing Period against the projected amount in the Approved Budget for such Variance Testing Period; provided that (i) professional fee and expense disbursements (including, without limitation, disbursements in respect of fees and expenses of the Consenting RCF Lender Advisors), including amounts funded to the Funded Reserve Account and the Carve Out Reserves; (ii) United States Trustee fee disbursements; and (iii) the DIP Lender fees and expenses and Adequate Protection Payments shall not be subject to variance testing; provided, further, that no Approved Budget shall include a budgeted payment of Delayed- Draw Payments in excess of the undrawn Delayed-Draw DIP Commitments; provided, further, that there shall be no unfavorable disbursement Variance in respect of any Delayed-Draw Payment unless such Delayed-Draw Payment is made from funds other than Delayed- Draw DIP Loans. "Variance Testing Period" means, starting the third Friday following the Petition Date, the two-week period immediately preceding such Friday and, every other week thereafter, the preceding two-week period ending on the applicable Friday. During any Variance Testing Period, the Variance from the then-current Approved Budget shall not exceed the Permitted Variance.

12 DIP Facility Reporting to be otherwise subject to the Documentation Principles but will include customary monthly financial reporting. Conditions Precedent to Effectiveness The conditions precedent to effectiveness of the DIP Facility on the closing date thereof (the "Closing Date") shall be limited to those usual and customary for debtor-in-possession financings of this type. Conditions Precedent to DIP Loans Usual and customary conditions precedent for all extensions of credit for debtor-in-possession credit facilities of this size, type, and purpose, which shall be reasonably acceptable to the DIP Agent and the DIP Lenders, including that each such borrowing shall be in accordance with the Approved Budget as then in effect. Representations and Warranties The Borrower and the Guarantors under the DIP Facility will make representations and warranties (applicable to such Borrower and Guarantors and/or their respective subsidiaries, as applicable) consistent with the Documentation Principles and customary for debtor- in-possession financings of this type and as modified as necessary to reflect the commencement of the Chapter 11 Cases and otherwise subject to the terms of the DIP Orders. Covenants The Debtors must maintain a minimum of $15,000,000.00 of liquidity (comprised of cash on hand and amounts deposited in the Segregated DIP Account) at all times (the "Minimum Liquidity Covenant"). Additional covenants consistent with the Documentation Principles and customary for debtor-in-possession financings of this type, in each case subject to customary materiality qualifiers, baskets, and exceptions to be agreed in the DIP Documents. Events of Default The DIP Credit Agreement will contain events of default and remedies (each, an "Event of Default") consistent with the Documentation Principles and usual and customary for debtor-in-possession financings of this type (which will be applicable to the Borrower, the Guarantors, and their respective subsidiaries), in each case, acceptable to the DIP Lenders and the Borrower and subject to customary grace periods, cure rights, and materiality thresholds. Prior to exercising any remedies against the DIP Collateral, the DIP Agent shall deliver written notice to the Debtors, their counsel, counsel to any Creditors' Committee, the Consenting RCF Lender Advisors, and the U.S. Trustee, and the exercise of such remedies shall be subject to a remedies notice period of not less than five (5) business days (the "Remedies Notice Period"), during which the Debtors and any other party in interest shall be entitled to seek an emergency hearing before the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred or is continuing (and the Debtors may not directly or indirectly raise any

13 DIP Facility other issues whatsoever at such hearing), and the Debtors may continue to use DIP Loans (including, without limitation, amounts in the Segregated DIP Account in accordance with the terms herein but subject to the last sentence in this section) and cash collateral solely to (x) pay payroll and other bona fide expenses incurred and that became (or become) due for payment by the Debtors in the ordinary course of business prior to or during the Remedies Notice Period and that the Debtors determine in good faith are critical to the preservation of the Debtors' estates; provided, that all such payments under this clause (x) shall not exceed $1,000,000.00 without the express written consent of the DIP Lenders (such consent to not be unreasonably withheld, conditioned or delayed), and (y) fund the Carve Out Reserves, in each case as set forth in the DIP Orders (such uses in clauses (x) and (y), the "Remedies Notice Period Uses"). For the avoidance of doubt, the Debtors shall not be permitted to borrow any funds under the DIP Facility during the Remedies Notice Period. Carve Out Carve-Out language in DIP Orders to be substantially in the form and substance attached hereto as Annex A. DIP Milestones The DIP milestones shall be consistent with those in the Restructuring Support Agreement in all respects. Cash Collateral Termination Events Customary cash collateral termination events to be included and agreed to by the Company Parties, Required Consenting RCF Lenders and the Required Consenting Secured Lenders, subject to the Remedies Notice Period and the other notice and hearing protections set forth in the DIP Orders. Stipulations / Challenge Customary stipulations and challenge period to be included. DIP Orders Govern To the extent of any conflict or inconsistency between this DIP Term Sheet and any applicable DIP Order, such DIP Order shall govern. Amendment and Waiver Except as otherwise expressly provided herein or therein, no provision of the DIP Facility, any DIP Document or any DIP Order may be amended other than by an instrument in writing signed by (i) the DIP Lenders holding at least a majority of the outstanding principal amount of the DIP Facility (or the DIP Agent with the consent of the DIP Lenders holding at least a majority of the outstanding principal amount of the DIP Facility) and (ii) the Borrower, with exceptions for customary "sacred" rights; provided that any amendment or modification of any DIP Order shall be subject to approval of the Bankruptcy Court to the extent required by the Interim DIP Order and Final DIP Order (as applicable); provided further that, notwithstanding

14 DIP Facility anything to the contrary herein, any amendment, modification or waiver of any provision of the DIP Documents or any DIP Order relating to the use of cash collateral (other than cash collateral constituting DIP Priority Collateral) or the adequate protection provided herein to the holders of the Secured Funded Debt Claims and the Revolving Loan Claims (including the Adequate Protection Payments) shall also require the prior written consent of the Required Consenting Secured Lenders and the Required Consenting RCF Lenders. Nothing herein or in the DIP Orders shall modify or alter the consent rights set forth for Consenting Stakeholders in the Restructuring Support Agreement. Indemnification and Releases Customary for transactions of this type and otherwise reasonably satisfactory to the DIP Lenders and the Debtors; provided, that any indemnification or release of the DIP Lenders or the DIP Agent shall be solely in such capacities as a DIP Lender and DIP Agent, respectively; provided further, that no indemnified person shall be indemnified for any losses, claims, damages, liabilities, or expenses to the extent (a) resulting from such indemnified person's (or its related parties') gross negligence, bad faith, willful misconduct, or material breach of its obligations under the DIP Documents, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction or (b) arising from disputes solely among persons not involving any act or omission of the Debtors. The DIP Orders shall include customary releases and indemnification provisions with respect to the holders of prepetition Secured Funded Debt Claims and Revolving Loan Claims to be agreed by the Required Consenting Secured Lenders and the Required Consenting RCF Lenders (in each case, as defined in the Restructuring Support Agreement). Waivers In exchange for the Carve Out and other consideration and value provided by the DIP Lenders, upon entry of the Final DIP Order, each Debtor shall waive, (a) as to the DIP Secured Parties, its rights to surcharge the DIP Collateral pursuant to sections 105(a) and/or 506(c) of the Bankruptcy Code and any right to apply the equitable doctrine of marshaling as to the DIP Collateral, and (b) as to the holders of the Secured Funded Debt Claims and holders of the Revolving Loan Claims, its rights to surcharge the Prepetition Collateral pursuant to sections 105(a) and/or 506(c) of the Bankruptcy Code or otherwise, any "equities of the case exception" under section 552(b) of the Bankruptcy Code, and any right to apply the equitable doctrine of marshaling as to the Prepetition Collateral. Expenses Each Debtor shall jointly and severally be obligated to pay all reasonable and documented out-of-pocket prepetition and postpetition

15 DIP Facility accrued and unpaid fees, costs, disbursements, and expenses of the DIP Agent and the DIP Lenders incurred solely in connection with (a) the discussion, negotiation, preparation, execution, and delivery of any documents in connection with the proposed financing contemplated by this DIP Term Sheet, including the DIP Documents, and the funding of all DIP Loans under the DIP Facility, the administration of the DIP Facility and any amendment, modification, or waiver of any provision of the DIP Documents or (b) the interpretation, enforcement, or protection of any of their rights and remedies under the DIP Documents, in each case, solely to the extent invoiced in accordance with the fee review procedures set forth in the DIP Orders; provided, that notwithstanding anything to the contrary herein or in the DIP Documents, (i) neither the DIP Documents nor the DIP Orders shall obligate the Debtors to pay any fees, costs, disbursements, or expenses incurred by or on behalf of any DIP Lender (or any of their respective advisors or professionals) in connection with any matter other than the DIP Facility and the DIP Documents, including, without limitation, any matter in which any DIP Lender, or any of their respective advisors or professionals act or are engaged in any other capacity in connection with the Chapter 11 Cases (including in its capacity as a holder of any prepetition claims or interests) (collectively, the "Other Fees and Expenses"); and (ii) the Debtors shall have the right to request, and the DIP Lenders shall promptly provide (or cause their respective advisors and professionals to provide), a summary invoice from the DIP Lenders in order to distinguish between fees, costs, disbursements, and expenses incurred in connection with the DIP Facility and the DIP Documents and those incurred in connection with any other matter; provided, further, that any such summary invoice may be redacted to the extent necessary to protect privileged or confidential information; provided, further, that the Debtors and/or Reorganized Debtors (as applicable) shall pay the Other Fees and Expenses as set forth in, and in accordance with, the ECL. Governing Law and Jurisdiction The laws of the State of New York (except as governed by the Bankruptcy Code) shall govern this DIP Term Sheet. The Debtors and DIP Lenders submit to the exclusive jurisdiction of the Bankruptcy Court and waive (to the extent permitted by applicable law) any right to trial by jury.

Annex A Carve-Out Language Defined Terms. "Committee" means the Creditors' Committee. "Creditors' Committee" means any official committee of unsecured creditors appointed by the U.S. Trustee pursuant to Bankruptcy Code section 1102. "DIP Obligations" means the Obligations (as defined in the DIP Credit Agreement). "DIP Secured Parties" means, collectively, the DIP Agent and the DIP Lenders. "Prepetition Intercreditor Agreement" means that certain First Lien Intercreditor Agreement, dated as of May 5, 2025, among Abe Investment Holdings, Inc., Getty Images, Inc., the other grantors party thereto, JPMorgan Chase Bank, N.A., as the credit agreement collateral agent and credit agreement representative, U.S. Bank Trust Company, National Association, as the notes collateral agent and notes trustee and each additional agent from time to time party thereto. "Prepetition Secured Facilities Documents" means, collectively, the Prepetition Loan Documents and the Prepetition SSN Documents. "Prepetition Loan Documents" means, collectively, the Credit Agreement, the Prepetition Intercreditor Agreement, the security agreements, pledge agreements, and other security documents executed by any of the Debtor that are obligors thereunder in favor of the Secured Parties (as defined in the Credit Agreement), and the other Loan Documents (as defined in the Credit Agreement) "Prepetition SSN Documents" means, collectively, the 11.25% Secured Notes Indenture, each 11.25% Secured Note, the Prepetition Intercreditor Agreement, the security agreements, pledge agreements, and other security documents executed by any of the Debtor that are obligors thereunder in favor of the 11.25% Secured Notes Trustee and the holders of the 11.25% Secured Notes, as applicable, and the other Note Documents (as defined in the 11.25% Secured Notes Indenture) "Prepetition Secured Obligations" means, collectively, the Obligations (as defined in the Credit Agreement) and the Notes Obligations (as defined in the 11.25% Secured Notes Indenture). "Prepetition Secured Parties" means, collectively, the Secured Parties (as defined in the Credit Agreement), the 11.25% Secured Notes Trustee, and the holders of the 11.25% Secured Notes. "Successor Cases" means any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or any other proceedings superseding or related to any of the foregoing. "Trustee" means any chapter 7 or chapter 11 trustee. "U.S. Trustee" means the United States Trustee for the [__________].

17 Carve Out. (a) The "Carve Out" means the sum of: (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in clause (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a Trustee under Bankruptcy Code section 726(b) (without regard to the notice set forth in clause (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses incurred at any time before or on the first Business Day following delivery by the DIP Agent or the Prepetition Secured Parties of a Carve Out Trigger Notice (as defined herein), by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code or section 156(c) of title 28 of the United States Code (the "Debtor Professionals") and the Committee (if any) pursuant to section 328 or 1103 of the Bankruptcy Code (the "Committee Professionals" and, together with the Debtor Professionals, the "Professional Persons" and the fees and expenses incurred thereby, the "Allowed Professional Fees"), whether allowed by the Bankruptcy Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $2,500,000 incurred after the first Business Day following delivery by the DIP Agent or the Prepetition Secured Parties of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the "Post-Carve Out Trigger Notice Cap"). Any payment or reimbursement made to any Professional Person on or after the delivery of the Carve Out Trigger Notice shall permanently reduce the Post-Carve Out Trigger Notice Cap on a dollar-for-dollar basis. For purposes of the foregoing, "Carve Out Trigger Notice" shall mean a written notice delivered by email (or other electronic means) by the DIP Agent or Prepetition Secured Parties to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default (as defined in the DIP Credit Agreement), acceleration of the DIP Term Loans and DIP Obligations under the DIP Facility, or termination of the Debtors' right to use Cash Collateral, as applicable, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

18 (b) Delivery of Weekly Fee Statements. Not later than 7:00 p.m. New York time on the third Business Day of each week starting with the first full calendar week following the Petition Date, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (collectively, "Estimated Fees and Expenses") incurred during the preceding week by such Professional Person (through Saturday of such week, the "Calculation Date"), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a "Weekly Statement"); provided that within one Business Day of the occurrence of the Termination Declaration Date (as defined herein), each Professional Person shall deliver one additional statement (the "Final Statement") setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date (and the Debtors shall cause such Weekly Statement and Final Statement to be delivered promptly to the DIP Agent). If any Professional Person fails to deliver a Weekly Statement within three (3) calendar days after such Weekly Statement is due, such Professional Person's entitlement (if any) to any funds in the Pre-Carve Out Trigger Notice Reserve (as defined herein) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person. (c) Carve Out Reserves. (i) Commencing with the week ended [__], 2026, and on or before the Thursday of each week thereafter, the Debtors shall utilize (i) first, any amounts in the Segregated DIP Account, and (ii) second, to the extent the amounts in the foregoing clause (i) are insufficient, all cash on hand as of such date, to the extent insufficient, and any available cash thereafter held by any Debtor, to fund a reserve in an amount equal to the sum of (a) the greater of (x) the aggregate unpaid amount of all Estimated Fees and Expenses reflected in the Weekly Statements delivered on the immediately prior Wednesday to the Debtors

19 and the DIP Agent and (y) the aggregate amount of unpaid Allowed Professional Fees contemplated to be incurred in the Approved Budget during such week, plus (b) the Post-Carve Out Trigger Notice Cap, plus (c) an amount equal to the amount of Allowed Professional Fees set forth in the Approved Budget for the two weeks occurring after the most recent Calculation Date. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust (the "Funded Reserve Account") to pay such Allowed Professional Fees (the "Funded Reserves") prior to any and all other claims, and all payments of Allowed Professional Fees incurred prior to the Termination Declaration Date shall be paid first from the Funded Reserve Account. (ii) On the day on which a Carve Out Trigger Notice is given by the DIP Agent or the Prepetition Secured Parties to the Debtors with a copy to counsel to the Committee (if any) (the "Termination Declaration Date"), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize, and the Debtors shall utilize (i) first, cash in the Funded Reserve Account, (ii) second, to the extent the foregoing clause (i) is insufficient, any amounts in the Segregated DIP Account and (iii) third, to the extent the amounts in the foregoing clauses (i) and (ii) are insufficient, all cash on hand and any available cash thereafter held by any Debtor, to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such then unpaid Allowed Professional Fees (the "Pre-Carve Out Trigger Notice Reserve") prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also constitute a demand to the Debtors to utilize (i) first, cash in the Funded Reserve Account after funding the Pre-Carve Out Trigger Notice Reserve, (ii) second, to the extent the amounts in the foregoing clause (i) are insufficient, any amounts in the Segregated DIP Account, and (iii) third, to the extent the amounts in the foregoing clauses (i) and (ii) are insufficient, all cash on hand and any available cash thereafter held by any Debtor, to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such Allowed Professional Fees benefiting from the Post-Carve

20 Out Trigger Notice Cap (the "Post-Carve Out Trigger Notice Reserve" and, together with the Pre-Carve Out Trigger Notice Reserve, the "Carve Out Reserves") prior to any and all other claims. (d) Application of Carve Out Reserves. (i) All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the "Pre- Carve Out Amounts"), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until the Pre-Carve Out Amounts are indefeasibly paid in full. If the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero after payment of all amounts constituting the Carve Out, all remaining funds shall be distributed, (x) to the extent of the Pre-Carve Out Trigger Notice Reserve funded by cash constituting DIP Priority Collateral, first to the DIP Agent on account of the DIP Obligations until the DIP Obligations have been paid in full, and thereafter to the Prepetition Secured Parties until the Prepetition Secured Obligations have been paid in full, in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this [Interim DIP Order]/[Final DIP Order], and (y) to the extent of the Pre-Carve Out Trigger Notice Reserve funded by cash constituting Prepetition Collateral, first to the Prepetition Secured Parties until the Prepetition Secured Obligations have been paid in full, in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this [Interim DIP Order]/[Final DIP Order], and thereafter to the DIP Agent on account of the DIP Obligations. (ii) All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the "Post-Carve Out Amounts"), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, all remaining funds shall be distributed (x) to the extent of the Post-Carve Out Trigger Notice Reserve funded by cash constituting DIP Priority Collateral, first to the DIP Agent on account of the DIP Obligations until the DIP Obligations have been paid in full, and thereafter to the Prepetition Secured Parties until the Prepetition Secured Obligations have been paid in full, in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this [Interim DIP Order]/[Final DIP Order], and (y) to the extent of the Post-Carve Out Trigger Notice Reserve funded by cash constituting Prepetition Collateral,

21 first to the Prepetition Secured Parties until the Prepetition Secured Obligations have been paid in full, in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this [Interim DIP Order]/[Final DIP Order], and thereafter to the DIP Agent on account of the DIP Obligations. (iii) Notwithstanding anything to the contrary in the DIP Documents or this [Interim DIP Order]/[Final DIP Order], if either of the Carve Out Reserves is not funded in full in the amounts set forth in paragraph [[ ](c)], then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively (subject to the limits contained in the Post-Carve Out Trigger Notice Cap), shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in paragraph [[ ](c)], prior to making any payments to the DIP Agent or the Prepetition Secured Parties, each as applicable. (iv) Notwithstanding anything to the contrary in the DIP Documents, this [Interim DIP Order]/[Final DIP Order], or the Prepetition Secured Facilities Documents, following delivery of a Carve Out Trigger Notice, the DIP Agent and the Prepetition Secured Parties shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded. (v) Further, notwithstanding anything to the contrary in this [Interim DIP Order]/[Final DIP Order], (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute DIP Term Loans or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out with respect to any shortfall, and (iii) in no way shall the Initial Approved Budget, any subsequent Approved Budget, the Carve Out, the Post-Carve Out Trigger Notice Cap, or the Carve Out Reserves, or any of the foregoing, be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this [Interim DIP Order]/[Final DIP Order] or the DIP Documents, the Carve Out shall be senior to all liens and claims securing the DIP Obligations, the Adequate Protection Liens, the Prepetition Secured Obligations, the [DIP Superpriority Claims], and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations

22 and the Prepetition Secured Obligations. The DIP Agent and Prepetition Secured Parties shall have no lien or interest in the Carve Out Reserves, but (i) the DIP Agent, on behalf of the DIP Secured Parties, shall have (x) a first-priority lien and automatically perfected security interest in any residual interest in the Carve Out Reserves, to the extent of the Carve Out Reserves funded with cash constituting DIP Priority Collateral, and (y) a second-priority lien and automatically perfected security interest in any residual interest in the Carve Out Reserves, to the extent of the Carve Out Reserves funded with cash constituting Prepetition Collateral, and (ii) the Prepetition Secured Parties, shall have (x) a first-priority lien and automatically perfected security interest in any residual interest in the Carve Out Reserves, to the extent of the Carve Out Reserves funded with cash constituting Prepetition Collateral, and (y) a second-priority lien and automatically perfected security interest in any residual interest in the Carve Out Reserves, to the extent of the Carve Out Reserves funded with cash constituting DIP Priority Collateral. (e) Payment of Allowed Professional Fees on or After the Termination Declaration Date. Following the delivery of the Carve Out Trigger Notice, all Professional Fees to the extent granted or allowed shall be paid from the applicable Carve Out Reserve, and no Professional Person shall seek payment of any Allowed Professional Fees from any other source until the applicable Carve Out Reserve has been exhausted. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the [DIP Collateral] and shall be otherwise entitled to the protections granted under this [Interim DIP Order]/[Final DIP Order], the DIP Documents, the Bankruptcy Code, and applicable law. (f) Limitation on Responsibility of Secured Parties. None of the DIP Secured Parties or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any Successor Cases. Nothing in this [Interim DIP Order]/[Final DIP Order] or otherwise shall be construed to obligate any of the DIP Secured Parties or the Prepetition Secured Parties to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to

23 pay such compensation or reimbursement. Nothing herein shall be construed as consent to the allowance of any professional fees or expenses of any of the Debtors, the Committee (if any), any other official or unofficial committee in the Chapter 11 Cases or any Successor Cases, or of any other person or entity, or shall affect the right of any party to object to the allowance and payment of any such fees and expenses.

Exhibit C Equity Commitment Letter

Execution Version October 12, 2026 KED Icon Holdings, LLC Wichita, KS 67201-2256 Attention: Adam Schaeffer, General Counsel Mike Harris, Managing Director Mitchell Hanson, Director - and - Cheyne Walk Trust 5390 Kietzke Lane, Suite 202 Reno, Nevada 89511 Attention: Jeremiah Sullivan, General Counsel - and - Getty Images Holdings, Inc. 605 5th Avenue S. Suite 400 Seattle, Washington 98104 Attention: Kjelti Kellough, General Counsel CONFIDENTIAL Equity Commitment Letter Ladies and Gentlemen: KED Icon Holdings, LLC ("KED"), and Cheyne Walk Master Fund, Cheyne Walk Master Fund 2 LP, Cheyne Walk Trust, and Mark Getty (collectively, the "Getty Family Entities" or "GFE," and together with KED, the "Investors," or the "Plan Sponsors") understand that Getty Images Holdings, Inc., a Delaware corporation ("GIH" or the "Company") and certain of its subsidiaries (together with GIH, the "Company Parties," or the "Debtors") anticipate filing voluntary petitions to commence cases (the "Chapter 11 Cases") under Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in order to implement a comprehensive corporate restructuring (collectively, the "Transactions"). Substantially contemporaneous with the execution of this equity commitment letter (this "Letter"), the Company Parties entered into that certain Restructuring Support Agreement with the holders of first lien secured and unsecured debt party thereto, and the Plan Sponsors (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "RSA") to support and implement the Transactions. Capitalized terms used but not defined in this Letter shall have the meanings given to them in the RSA or in the restructuring term sheet attached as Exhibit A thereto (the "Restructuring Term Sheet"), as applicable.

2 1. (a) This Letter is delivered in connection with the Transactions described in the RSA, and constitutes the "ECL" referred to therein, pursuant to which, among other things, on the Restructuring Effective Date: (i) the Investors will make a new equity investment in cash in an aggregate amount consistent with Section 1(b) and Section 2 of this Letter in exchange for a portion of the new common equity interests in the new parent entity of the reorganized Debtors or other such entity as agreed among the Investors and the Debtors ("New Getty Images," and such interests, the "New Interests"), (ii) KED will contribute, exchange, surrender, equitize and discharge the DIP Claims held by it and its Affiliates into a portion of the New Interests and New Preferred Interests (as defined in the Restructuring Term Sheet) (as applicable), and (iii) KED will contribute, exchange, surrender, equitize, and discharge the EUR Term Loan Claims held by it and its Affiliates into a portion of the New Interests. (b) The percentages of New Interests that the Investors will receive, in exchange for the contribution of the consideration described in clauses (i) through (iii) of Section 1(a) hereof, are set forth, on a pro forma basis, on Schedule 1 hereto, based on the assumptions set forth on Schedule 1. The parties acknowledge and agree that certain of the inputs used to calculate such percentages cannot be determined as of the date of this Letter and will not be finally determinable until on or about the Restructuring Effective Date. Accordingly, the percentages set forth on Schedule 1 are preliminary and illustrative (and based entirely on the assumptions set forth on Schedule 1), and the actual percentages of New Interests issued to each Investor shall be the percentages determined in accordance with Section 2(e) hereof based on the Investors' actual Contribution Amounts (as defined below), as reflected on an updated Schedule 1 prepared in accordance with Section 2(e) hereof and delivered no later than three (3) Business Days prior to the anticipated Restructuring Effective Date (such updated Schedule 1, the "Final Allocation Schedule"); provided that no such adjustment shall increase any Investor's funding obligation above its respective Cap Amount (as defined below). The New Interests received by the Investors as described in this Section 1 hereof shall be subject to dilution by the MIP Interests and any subsequent issuances of New Interests that are validly issued pursuant to the Governance Documents following the Restructuring Effective Date. 2. Commitments. (a) New Equity Investment. Subject to the terms and conditions set forth in this Letter, each Investor commits, severally (and not jointly and severally), that, on the Restructuring Effective Date, it shall purchase, or shall cause the purchase of, that percentage of the New Interests that will be set forth opposite its name under the heading "New Equity Investment Interests Percentage" on the Final Allocation Schedule, for the purchase price that will be set forth opposite its name under the heading "New Equity Investment Commitment" on the Final Allocation Schedule (as to each Investor, its "New Equity Investment Commitment"), which New Equity Investment Commitments shall, in the aggregate, equal to $433,212,922.50 minus the principal amount1 of Interim Initial DIP Loans (as defined in the DIP Term Sheet) and Final DIP Loans (as defined in the DIP Term Sheet) outstanding as of the Restructuring Effective Date (such aggregate amount, as it may be reduced pursuant to 1 For purposes of this calculation, the principal amount of Interim Initial DIP Loans and Final DIP Loans shall not include any interest (including capitalized interest), fees, expenses, or other obligations under the DIP Facility.

3 Section 2(f) hereof or increased or reduced by mutual written agreement of the Company Parties and the Investors, the "New Equity Investment"); provided, for the avoidance of doubt, in calculating the New Equity Investment, the $433,212,922.50 amount shall not be reduced by the Delayed-Draw DIP Loans (as defined in the DIP Term Sheet) outstanding as of the Restructuring Effective Date. (b) Equitization Commitment. (i) Subject to the terms and conditions set forth in this Letter, KED further commits that, on the Restructuring Effective Date, it shall (and shall cause its Affiliates to) contribute, exchange, surrender, equitize, and discharge (x) all EUR Term Loan Claims held by it and its Affiliates, in the aggregate amount that will be set forth opposite its name under the heading "Equitized EUR Term Loan Claims" on the Final Allocation Schedule, pursuant to and in accordance with the Plan and the treatment of Class 4 Secured Funded Debt Claims set forth in the Restructuring Term Sheet, and (y) all DIP Claims (other than the principal amount of the Delayed-Draw DIP Loans outstanding on the Restructuring Effective Date (such principal amount, the "DDTL Principal DIP Claim")) held by it and its Affiliates, in the aggregate amount (including all accrued and unpaid interest thereon through the Restructuring Effective Date, including in respect of the Delayed-Draw DIP Loans) that will be set forth opposite its name under the heading "Equitized DIP Claims" on the Final Allocation Schedule, in exchange, together with the EUR Term Loan Claims equitized pursuant to the foregoing clause (x), for that percentage of New Interests that will be set forth opposite its name under the heading "Equitization Interests Percentage" on the Final Allocation Schedule, in each case pursuant to and in accordance with the Plan. For the avoidance of doubt, all interest that has accrued on all EUR Term Loan Claims held by KED and its Affiliates shall not be converted into New Interests, but instead shall be paid in cash as set forth in the DIP Term Sheet. (ii) Subject to the terms and conditions set forth in this Letter, to the extent any Delayed-Draw DIP Loans are outstanding on the Restructuring Effective Date, KED further commits that, on the Restructuring Effective Date, it shall (and shall cause its Affiliates to) contribute, exchange, surrender, equitize, and discharge the DDTL Principal DIP Claim held by it and its Affiliates, in exchange for 100% of the New Preferred Interests, which percentage will be set forth opposite its name under the heading "Total New Preferred Interest Percentage" on the Final Allocation Schedule, in each case pursuant to and in accordance with the Plan. (iii) The obligation of KED to equitize the EUR Term Loan Claims, DIP Claims, and DDTL Principal DIP Claim, as set forth in Section 2(b)(i) and 2(b)(ii) hereof shall be referred to as the "Equitization Commitment". The

4 Equitization Commitment, together with the New Equity Investment, shall be referred to as the "Equity Investment". (c) Notwithstanding any other provision of this Letter, neither KED nor any of its Related Parties shall be obligated to contribute cash (whether by contribution, or purchase equity or debt, or otherwise providing funds) to New Getty Images or any other Company Party pursuant to this Letter in any aggregate amount (for KED and its Related Parties, collectively) in excess of $158,212,922.50 (the "KED Cap Amount"); provided, that the KED Cap Amount may be reduced pursuant to the Minimum Liquidity Amount (as defined below) adjustment set forth in Section 2(f) hereof; provided, further, that the KED Cap Amount shall not limit the amount of DIP Claims and EUR Term Loan Claims that may be converted into New Interests or New Preferred Interests as set forth in this Letter. Notwithstanding any other provision of this Letter, none of the Getty Family Entities or any of their respective Related Parties shall be obligated to contribute cash (whether by contribution, or purchase equity or debt, or otherwise providing funds) to New Getty Images or any other Company Party pursuant to this Letter in any aggregate amount (for all Getty Family Entities and their respective Related Parties, collectively) in excess of $162,000,000.00 (the "GFE Cap Amount" and each of the KED Cap Amount and the GFE Cap Amount, a "Cap Amount"); provided, that the GFE Cap Amount may be reduced pursuant to the Minimum Liquidity Amount adjustment set forth in Section 2(f) hereof. Under no circumstances shall this Letter be enforced against an Investor without giving full and absolute effect to its applicable Cap Amount; provided, that nothing in this Section 2(c) shall limit or impair the right of a non-defaulting Investor to elect, in its sole discretion, to fund an Equity Cure pursuant to Section 10(b) hereof, or the entitlement of such Investor (or its designee) to the New Interests issuable in respect thereof, it being understood that no Investor shall be obligated to fund any Equity Cure. (d) The Equity Investment will be made by each Investor on a several, and not joint basis, and the proceeds thereof will be used solely as contemplated by the RSA, the Restructuring Term Sheet and/or the Plan, as applicable. No Investor shall have any obligation or liability in respect of the commitment of the other Investor hereunder, except as expressly set forth in Section 10(b) hereof. (e) Notwithstanding anything to the contrary in Sections 2(a), 2(b) and 3 hereof, the New Interests to be issued to the Investors pursuant to this Letter shall be allocated among the Investors pro rata based on each Investor's Contribution Amount relative to the aggregate Contribution Amounts of all Investors. "Contribution Amount" means, as to each Investor, the sum of (i) the aggregate cash actually funded by such Investor in respect of its New Equity Investment Commitment (after giving effect to any reduction applicable to such Investor pursuant to Section 2(f) hereof and any reconciliation of the final amounts funded, as contemplated by Section 5 hereof), (ii) the amount of DIP Claims (including all accrued and unpaid interest thereon (including (for the avoidance of doubt) on the Delayed-Draw DIP Loans) through the Restructuring Effective Date) held by such Investor and that is equitized into New Interests on the Restructuring Effective Date (for the avoidance of doubt, other than the amounts in respect of the DDTL Principal DIP Claim that is converted into New Preferred Interests), and (iii) the amount of EUR Term Loan Claims held by such Investor and that is equitized into New Interests on the Restructuring Effective Date; provided that, for purposes of determining the U.S. Dollar

5 equivalent of the amount of EUR Term Loan Claims as contemplated by the foregoing clause (iii), the rate at which such currency shall be converted into U.S. Dollars shall be the rate as quoted by Bloomberg on the date that is three (3) Business Days prior to the anticipated Restructuring Effective Date. (f) If, as of the Restructuring Effective Date, after giving effect to the Transactions, including the funding of the Exit Facilities and the payment of all amounts required to be paid on or as of such date (including, without duplication, accrued interest on the Revolving Loan Claims and Secured Funded Debt Claims, adequate protection payments under the DIP Documents, all Consenting Creditor Fees and Expenses payable under the RSA, the Unsecured Notes Recovery and any payments to the applicable Trustee(s), and any required payment to reduce the balance of New RCF to zero as of the Restructuring Effective Date), the aggregate unrestricted and available cash and cash equivalents of New Getty Images and its subsidiaries (including, for the avoidance of doubt, subsidiaries that are non-Debtors), determined on a consolidated basis, in a manner consistent with the sources and uses agreed among the Company Parties and the Investors, but excluding (i) any proceeds of borrowings under the New RCF, (ii) Restricted Cash (as defined below), and (iii) the Expense Reimbursement (including all Consenting Shareholder Fees and Expenses payable under the RSA), (as estimated on a pro forma basis and reflected on the Final Allocation Schedule), exceeds $50,000,000 (the "Minimum Liquidity Amount"), then the aggregate cash portion of the New Equity Investment required to be funded by the Investors shall be reduced on a dollar-for-dollar basis by the amount of such excess (such reduction, the "Excess Cash Credit"). The Excess Cash Credit shall be allocated as follows: (x) first, to KED and GFE, pro rata based on the amounts (if any) by which (A) KED's New Equity Investment Commitment plus the principal amount of DIP Loans (other than Delayed- Draw DIP Loans) held by KED and its Affiliates exceeds $250,000,000 and (B) GFE's aggregate New Equity Investment Commitments held by GFE and their Affiliates exceed $150,000,000, until such amounts are reduced to zero; and (y) thereafter, to KED only. GFE may allocate their share of the Excess Cash Credit among themselves in their sole discretion. As used herein, "Restricted Cash" means cash and cash equivalents that are pledged as cash collateral, held in escrow (including the Professional Fee Escrow Account), or otherwise subject to a Lien or contractual restriction on use in favor of a third party (other than Liens granted under the Exit Facilities). The amount of each Investor's New Equity Investment Commitment after giving effect to this Section 2(f) shall be the amount included in such Investor's Contribution Amount under clause (i) of Section 2(e). 3. Reorganized Equity. (a) New Interests. The New Interests issuable to the Investors in respect of the Equity Investment shall be issued in the aggregate percentages set forth on the Final Allocation Schedule, subject to any exercise of rights under (i) Section 4 and (ii) Sections 1(b), 2(e) and 2(f) hereof and to dilution by the MIP Interests and by any subsequent issuances of equity interests of New Getty Images that are validly issued in connection with the Governance Documents following the Restructuring Effective Date. (b) New Preferred Interests. The New Preferred Interests (if any) shall be issued solely in exchange for the DDTL Principal DIP Claim in accordance with Section 2(b)(ii) hereof and

6 shall have the terms set forth in the Governance Documents, consistent with the Restructuring Term Sheet. 4. Designation of Affiliates. Each Investor may effect all or any portion of its Equity Investment directly or indirectly through one or more of its Affiliates or other designees (each, a "Designated Purchaser") by written notice to the Company (email being sufficient) delivered prior to the anticipated Restructuring Effective Date identifying such Designated Purchaser and the portion of such Investor's Equity Investment to be funded or satisfied by it; provided that (i) no such designation shall relieve such Investor of its obligations under this Letter except to the extent such obligations are actually performed by such Designated Purchaser, (ii) any Transfer of Company Claims/Interests in connection with any such designation shall comply with Section 8 of the RSA, and (iii) no Designated Purchaser shall fund any portion of an Investor's Equity Investment or receive any New Interests unless and until such Designated Purchaser has executed and delivered to the Company a joinder to this Letter, in form and substance acceptable to the Company and the other Investor (a "Joinder"), pursuant to which such Designated Purchaser makes, as of the date of such Joinder and as of the Restructuring Effective Date, each of the representations and warranties set forth in Section 15 of this Letter (other than clause (i) thereof) as if it were an Investor. 5. Funding Mechanics. No later than five (5) Business Days prior to the Restructuring Effective Date, the Investors and the Company Parties shall undertake good-faith efforts to estimate the New Equity Investment Commitment of each Investor (such estimate, the "Estimated Amount"). No later than three (3) Business Days prior to the Restructuring Effective Date (such date, the "Funding Date"), each Investor shall fund its Estimated Amount of the New Equity Investment Commitment (as it may be reduced pursuant to Section 2(f) hereof) in immediately available funds to an account held by the Company Parties (the "Escrow Account"), which account shall be designated in writing by the Company Parties no later than five (5) Business Days prior to the anticipated Restructuring Effective Date, to be held in escrow and released upon the occurrence of the Restructuring Effective Date. The funds placed in the Escrow Account shall not be considered "property of the estate" under any circumstances. KED shall consummate the Equitization Commitment on the Restructuring Effective Date in accordance with Section 2(b) hereof and the Plan, and the Equitization Commitment shall not be effected through the Escrow Account. Thereafter, no later than five (5) Business Days following the Restructuring Effective Date, the Company Parties and the Investors shall undertake good- faith efforts to reconcile the actual amounts of the New Equity Investment Commitment against the Estimated Amount of the New Equity Investment Commitment. 6. Conditions. The obligation of each Investor to consummate the New Equity Investment and, in the case of KED, to consummate the Equitization Commitment, is subject to the satisfaction of each of the following conditions: (a) the RSA shall be in full force and effect; (b) there shall be no event giving rise to a Termination Date under Section 12 of the RSA that has occurred and is continuing, unless such event has been waived in writing by the applicable Consenting Stakeholder;

7 (c) the Bankruptcy Court shall have entered the Confirmation Order, which order shall be in full force and effect, and no stay thereof shall be in effect and the same shall not be subject to an appeal; (d) each of the Definitive Documents shall be in form and substance acceptable to the Investors in accordance with Section 3.02 of the RSA, and shall have become effective or been executed and delivered, as applicable; (e) the Company Parties shall have obtained all regulatory authorizations, consents, approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions and all applicable waiting periods (including under the HSR Act and any applicable foreign antitrust or foreign direct investment laws) shall have expired or been terminated, as determined in good faith by the Debtors in consultation with the Required Consenting Stakeholders; (f) other than funding of the Equity Investment and issuance of the New Interests and the New Preferred Interests, each of the conditions to the occurrence of the Restructuring Effective Date set forth in the Plan, the RSA, and/or the Restructuring Term Sheet shall have been satisfied or waived in accordance with the terms thereof, as applicable; (g) no law, order, injunction, judgment or ruling of any governmental authority or court of competent jurisdiction shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the Equity Investment or the Transactions, and all material governmental, regulatory and third-party consents and approvals necessary to consummate the Transactions shall have been obtained and be in full force and effect; (h) none of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code or dismissed, and no trustee, receiver or examiner with expanded powers shall have been appointed in any of the Chapter 11 Cases; (i) the prior or substantially simultaneous consummation of the Transactions pursuant to the Plan, the RSA and/or the Restructuring Term Sheet, as applicable, on the terms and conditions set forth therein; (j) the prior or substantially simultaneous closing and funding of the Exit Facilities on the terms set forth in the Restructuring Term Sheet and the Plan; (k) the prior or substantially simultaneous funding by the other Investor of its New Equity Investment Commitment and, in the case of KED, the consummation of the Equitization Commitment, in each case pursuant to this Letter; and (l) no default, event of default, or other breach shall have occurred and be continuing under any of the DIP Documents. 7. Termination. This Letter, including without limitation the obligation of each Investor to make the Equity Investment, will terminate automatically and immediately by the

8 delivery to the Company of a written notice in accordance with Section 14.10 of the RSA upon the occurrence of any of the following events: (a) the termination of the RSA in accordance with its terms, whether in its entirety or with respect to any Investor; (b) the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (c) the dismissal of any of the Chapter 11 Cases; (d) the appointment of a trustee, receiver or examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in any of the Chapter 11 Cases; (e) the expiration or termination of the Debtors' exclusive periods to file and solicit acceptances of a chapter 11 plan under section 1121 of the Bankruptcy Code, or the entry of an order of the Bankruptcy Court terminating such exclusive periods; (f) the entry of an order of the Bankruptcy Court denying confirmation of the Plan, or the Confirmation Order being stayed, reversed, vacated, amended, supplemented or otherwise modified in any manner not acceptable to the Investors, in each case, unless the applicable order is stayed, modified, vacated, or reversed within fifteen (15) Business Days; (g) the Company Parties' determination and announcement (publicly or directly to the Investors) to pursue an Alternative Transaction; (h) the occurrence of a default, event of default, or other material breach that has occurred and is continuing under any of the DIP Documents, subject to the applicable "remedies notice period" in the DIP Orders; (i) the Company Parties' failure to comply with the Milestone with respect to the Restructuring Effective Date (as such Milestone may be extended or waived in accordance with the RSA); (j) the termination of this Letter with respect to the other Investor or by mutual agreement; (k) the fulfilment of each Investor's obligations hereunder; (l) the occurrence of any event or condition that has or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; provided that the termination right set forth in this item 7(l) shall no longer be exercisable by any Investor from and after the occurrence of the initial Effective Date Milestone set forth in the RSA (prior to giving effect to any extension or waiver thereof). As used herein, "Material Adverse Effect" shall mean any event, change, circumstance or development that, either individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change in, or a material adverse effect on, the business, operations, assets, liabilities (actual or contingent), property,

9 financial condition, or results of operations of the Company Parties, taken as a whole, other than those events that (i) would reasonably be expected to result from the filing or commencement of the Chapter 11 Cases or the entry into the RSA and this Letter or the announcement of the filing or commencement of the Chapter 11 Cases or the entry into the RSA and this Letter, including the impact thereof on any relationships, contractual or otherwise, of any of the Company Parties with their respective customers, suppliers, distributors, collaboration partners, shareholders, employees or regulators, (ii) result from or relate to (1) changes in general economic conditions or changes affecting the industries and markets in which the Company Parties or any of their respective subsidiaries operate, including developments in artificial intelligence, (2) general economic factors, interest rates, currency exchange rates, general financial market conditions, any social, regulatory or political conditions in the United States or elsewhere around the world, including any civil unrest, public demonstrations, governmental shutdown or slowdown, cyberterrorism or other cyber-enabled activities (including hacking, data loss, ransomware and other unauthorized cyber intrusions that seek to compromise the confidentiality, integrity or availability of computer or communication systems or information therein), (3) any outbreak, disease, epidemic, public health crisis (including, without limitation, the COVID-19 pandemic and any follow-on outbreaks), the escalation or general worsening thereof, or compliance with any laws, regulations, statutes, directives, pronouncements or guidelines issued by a governmental authority, international organization or any industry group providing for business closures, "sheltering-in- place," curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such applicable law, pronouncements or guidelines following the date hereof, or any development, change, worsening or escalation of hostilities (whether or not armed), acts of war (whether or not declared), military conflict, sabotage, or terrorism, (4) debt defaults or other restructuring events of any country with respect to which bondholders take a discount to the debt of any country or any increases in the interest rates for any country's debt, (5) any changes following the date hereof in applicable law (including tariffs and trade restrictions) or applicable GAAP or the interpretation thereof, (6) any strikes, work slowdowns, work stoppages, or other similar organized labor disputes or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental authority affecting a national or federal government as a whole, (7) earthquakes, hurricanes, tornadoes, calamities, floods, volcanic eruptions, wildfires, or other similar weather events or any natural or man-made disaster and responses thereto, other force majeure events or any escalation or worsening thereof, or acts of God, (8) any change in, or failure by any of the Company Parties to meet, financial forecasts, projections or estimates (it being understood that the underlying causes of any such change or failure shall not be excluded under this clause (8)), (9) any existing event, occurrence, or circumstance with respect to which any of the Investors has actual knowledge of as of the date hereof; or (10) any action, or failure to take action, that is expressly approved, or expressly consented to, by or at the direction of any of the Investors after the date hereof; provided that the exceptions in clauses (ii)(1) through (ii)(7) shall not apply to the extent that such event, change, circumstance or development is materially and disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies in the industries in which the Company Parties operate, in which case only such incremental materially disproportionate and adverse impact shall be taken into account in determining whether there has been a "Material Adverse Effect"; (m) any Company Party, or any Person acting on its behalf, commences a Proceeding or asserts a claim against any Investor or any of its Representatives that (i) breaches Section 17 or

10 (ii) seeks to recover from any Investor any amount in excess of its respective Cap Amount; provided notwithstanding anything to the contrary in this Letter, Company Parties may commence a Proceeding or assert a claim against the Investors to enforce this Letter; and (n) the aggregate commitments under the New RCF, as set forth in the New RCF Documents (including any form thereof filed with the Plan Supplement), are less than $150,000,000.00; provided that this termination right shall not be available to any Investor if such reduction is the result of a modification, amendment, or waiver to which such Investor has consented in writing. Notwithstanding anything to the contrary in this Agreement, nothing in this Letter shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party (including the Special Committee), after consulting in good faith with external counsel, to take any action or to refrain from taking any action with respect to the New Equity Investment to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this paragraph shall not be deemed to constitute a breach of this Letter, but shall not prejudice the rights of any Investor to terminate this Letter. In the event that the Company Parties determine to terminate this Letter pursuant to this paragraph, the Company Parties shall provide notice of such determination within twenty-four (24) hours after such determination to the counsel to the Investors. Upon any termination of this Letter, neither any Investor nor any of its Affiliates shall have any further obligations or liabilities under this Letter in each case whether based upon contract, tort or any other claim or legal theory, and whether at law or in equity; provided that no such termination shall relieve any party of liability for any breach of this Letter occurring prior to such termination; and provided, further, that the obligations of the Company Parties to pay the Expense Reimbursement pursuant to Section 8 hereof shall survive any termination of this Letter. This Section 7 and Sections 8-12 and 17 shall survive any termination of this Letter. 8. Expense Reimbursement. (a) The Company Parties shall promptly pay or reimburse, in cash, all reasonable and documented fees, costs and expenses incurred by the Investors and their respective Affiliates in connection with this Letter, the RSA, the Restructuring Term Sheet, the Plan, the Transactions and the matters related thereto (including, without limitation, the negotiation, documentation, approval, implementation, and enforcement thereof), and including the Consenting Shareholder Fees and Expenses, in each case whether incurred before or after the Petition Date (the "Expense Reimbursement"), which shall be payable after the occurrence of the Restructuring Effective Date; provided that if this Letter terminates prior thereto, the Company Parties shall pay the Expense Reimbursement within three (3) Business Days following such termination (other than with respect to any Investor, a termination resulting from such Investor's material breach of its obligations under this Letter), in each case, without further order of, or application to, the Bankruptcy Court and without any requirement to file a fee or retention application.

11 (b) The Company Parties acknowledge and agree that (i) the Expense Reimbursement constitutes an integral part of the transactions contemplated by this Letter and, absent the agreement to pay it, the Investors would not have entered into this Letter, (ii) the Expense Reimbursement constitutes an allowed administrative expense of the Debtors' estates under sections 503(b) and 507(a)(2) of the Bankruptcy Code, and is not subject to any setoff, recoupment, reduction, avoidance, disgorgement or subordination, and (iii) the obligations of the Company Parties under this Section 8 shall survive any termination of this Letter. 9. No Modification; Entire Agreement. (a) This Letter may not be amended, modified or supplemented except by an agreement in writing signed by each Investor and the Company, except to reflect updates to Schedule 1 in connection with the exercise of rights under (i) Section 4 hereof and (ii) Sections 1(b), 2(e) and 2(f) hereof, which shall, in each case, only require the documentation described therein (as applicable). Together with the RSA, the Restructuring Term Sheet, and the Plan, this Letter constitutes the sole and entire agreement of each undersigned Investor and its Affiliates, on the one hand, and the Company Parties, on the other, with respect to the subject matter contained in this Letter. This Letter supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter of this Letter. (b) The Company Parties shall not amend, modify, supplement, assign, terminate or waive this Letter without the prior written consent (email being sufficient) of each Investor. Except as permitted in Section 4, Section 9(a) and Section 12 hereof, as applicable, no Investor shall amend, modify, supplement, or assign this Letter without the prior written consent (email being sufficient) of each Company Party. 10. Parties in Interest; Third-Party Beneficiaries; Specific Performance. (a) This Letter is for the sole benefit of the parties to this Letter. Nothing in this Letter, whether express or implied, is intended to, or shall, confer upon any Person, other than the parties to this Letter, any legal or equitable right, benefit or remedy of any nature whatsoever. Without limiting the foregoing, other than as expressly set forth in the RSA, creditors of the Company Parties shall have no right to cause the Company Parties to enforce this Letter. (b) Notwithstanding anything herein to the contrary, if an Investor fails to perform its obligations under this Letter, (i) irreparable damage would occur and (ii) monetary damages, even if available, may not be an adequate remedy for any such failure to perform this Letter. Accordingly, subject to the terms and conditions of this Letter, in the event of any such failure to perform, including the failure of an Investor to fund its New Equity Investment Commitment amount to the Escrow Account on the Funding Date in accordance with Section 5 of this Letter, (x) each of (A) the Company Parties and (B) the other Investors and each of their Affiliates shall be entitled to specific performance to enforce the defaulting Investor's obligations hereunder to fund the Equity Investment pursuant to the terms and conditions of this Letter, and (y) within two (2) Business Days of receipt from the Company Parties of written notice of the defaulting Investor's failure to perform, the non-defaulting Investor or its Affiliate may, in its sole discretion, choose to fund (or cause a designee to fund) an amount equal to the defaulting Investor's New

12 Equity Investment Commitment to the Escrow Account in lieu of the defaulting Investor funding such amount (the "Equity Cure"), whereby the non-defaulting Investor (or its designee) so funding will be entitled to receive the New Interests that would otherwise have been issued to the defaulting Investor in respect of such New Equity Investment Commitment and the defaulting Investor will cease to have any further rights in respect of such amount or obligations hereunder. 11. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Letter and all suits, proceedings, claims or causes of action (whether in contract, tort or otherwise) that in any way is, or may be, directly or indirectly based upon, arising out of, or related to, this Letter or the negotiation, execution, performance, non-performance, interpretation, termination or construction of this Letter, or the legal relationships of the parties to this Letter (whether at law or in equity, and whether in contract, tort or otherwise) (each, a "Proceeding"), shall be construed in accordance with, governed for all purposes by, and enforced pursuant to the internal substantive laws of the State of New York applicable to contracts executed and to be wholly performed within New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. (b) Any Proceeding arising out of or related to this Letter, or judgment entered by any court in respect thereof, shall be brought exclusively in the United States District Court for the Southern District of New York or any New York state court, in each case, sitting in the Borough of Manhattan of the City of New York. Notwithstanding the foregoing consent to jurisdiction, upon commencement of the Chapter 11 Cases, each party to this Letter agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Letter, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Letter: (i) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any party to this Letter (the courts in this clause (b) collectively, the "Designated Courts"). The parties to this Letter irrevocably agree and consent to be subject to the exclusive jurisdiction of the Designated Courts for the purpose of any Proceeding arising out of or related to this Letter. (c) Each party to this Letter irrevocably waives, to the fullest extent permitted by law, any objection which it may now or after the date of this Letter have to the laying of venue of any Proceeding arising out of or relating to this Letter in any Designated Court or any judgment entered by any of the Designated Courts and also irrevocably waives any claim that any Proceeding brought in the Designated Courts has been brought in an inconvenient forum. Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in this Section 11 shall limit the authority of the Bankruptcy Court to hear any matter under or arising out of this Letter. (d) Each party acknowledges and agrees that any controversy that is, or may be, directly or indirectly based upon, arising out of, or related to, this Letter or the negotiation, execution, performance, non-performance, interpretation, termination or construction of this Letter, or the legal relationships of the parties to this Letter, is likely to involve complicated and difficult issues. Therefore, each party irrevocably and unconditionally

13 waives to the fullest extent permitted by law any right such party may have to a trial by jury in respect of any Proceeding, in each case, whether now existing or arising after the date of this Letter, and whether in contract, tort, equity or otherwise. Each party certifies and acknowledges that (i) no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Letter by, among other things, the mutual waivers and certifications of this Section 11(d). Any party may file an original counterpart or a copy of this Letter with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury. 12. No Assignment. The rights and obligations under this Letter may not be assigned by any party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties to this Letter, except as expressly permitted by Section 4 hereof. Notwithstanding the foregoing, (a) each Investor's obligation to fund all or any portion of the Equity Investment set forth in this Letter and any of its rights herein may be assigned by such Investor to one or more of its Affiliates or, in accordance with Section 4 hereof, to one or more Designated Purchasers; provided that no such assignee shall fund any portion of the Equity Investment or receive any New Interests unless it has first delivered to the Company a Joinder, and (b) the rights of the Company Parties under this Letter may be assigned to New Getty Images. Any attempted or purported assignment in contravention of this Section 12 shall be null and void and of no force or effect. Any assignment permitted under this Section 12 shall not relieve the assigning party of its obligations under this Letter, except to the extent such obligations are actually satisfied by the applicable assignee or in accordance with Section 10(b) above. 13. Counterparts. This Letter may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by facsimile transmission or by electronic mail in portable document format (.pdf) shall be deemed to be an original signature for all purposes under this Letter. 14. Confidentiality. This Letter shall be treated as confidential and is being provided to the other parties to the RSA solely in connection with the transactions contemplated by the RSA. This Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Investors. Notwithstanding the foregoing, (i) each Investor may disclose the existence of this Letter (a) to its Affiliates and advisors and (b) to the extent required by law, rule, or regulation and (ii) the Company Parties may file this Letter with the Bankruptcy Court and the Securities and Exchange Commission, if necessary, and disclose its terms, in connection with Solicitation, confirmation of the Plan, and obtaining other necessary relief in Chapter 11 Cases. 15. Investor Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to the Company Parties, as of the date hereof and as of the Restructuring Effective Date, that: (a) it (i) is duly organized and validly existing and in good standing under the

14 applicable laws of the jurisdiction of its formation, and has all limited partnership, corporate, limited liability company or equivalent power and authority to execute, deliver and perform this Letter, or (ii) for any Investor that is a natural person, has the legal capacity to execute, deliver, and perform this Letter; (b) its execution, delivery and performance of this Letter have been duly and validly authorized and approved by all necessary limited partnership, corporate, limited liability company or equivalent action and will not violate its organizational and governing documents, any material contract to which it is a party, or any applicable law, or for any Investor that is a natural person, its execution, delivery and performance of this Letter will not violate any material contract to which such Investor is a party, or any applicable law; (c) this Letter has been duly and validly executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability may be: (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable laws of general application relating to or affecting creditors' rights generally; and (ii) subject to general equitable principles (whether considered in a proceeding in equity or at law); (d) it is (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, or (ii) an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (e) it is acquiring the New Interests and/or the New Preferred Interests, as the case may be, for its own account (or for the account of one or more Designated Purchasers, each of which satisfies the representation in clause (d) above) for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state or other securities laws; (f) it understands and acknowledges that (i) the New Interests and the New Preferred Interests have not been, and except as may be expressly provided in the Plan or the Confirmation Order will not be, registered under the Securities Act or any state or other applicable securities laws, (ii) the New Interests and the New Preferred Interests will be issued in reliance upon one or more exemptions from registration, including section 1145 of the Bankruptcy Code and/or section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, (iii) the New Interests and the New Preferred Interests may constitute "restricted securities" that may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration, and may bear a legend to that effect, and (iv) there is no established public trading market for the New Interests and the New Preferred Interests and none is expected to develop; (g) it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of the Equity Investment, is able to bear the economic risk of, and a complete loss of, the Equity Investment, and has had the opportunity to conduct its own independent investigation of the Company Parties and to ask questions of, and receive answers from, the Company Parties;

15 (h) it has (i) access to such information that it has determined to be adequate regarding (x) the Company Parties and (y) this Letter and the Transactions, (ii) such knowledge and experience in finance and business matters of this type that it is capable of evaluating the merits and risks of entering into this Letter and capable of making an informed investment decision with respect hereto and (iii) has independently, and without reliance upon any statement, representation or warranty of any Company Party, other than those expressly set forth in Section 16 of this Letter, made its own analysis and decision to enter into this Letter; (i) it has, and will have as of the Restructuring Effective Date, available funds and uncalled capital commitments sufficient to fund its New Equity Investment Commitment in full; and (j) in the case of KED, it (together with its Affiliates) is (or in the case of the DIP Claims, will be as of the Restructuring Effective Date) the beneficial owner of, or has investment and voting authority with respect to, the DIP Claims and EUR Term Loan Claims to be equitized pursuant to the Equitization Commitment in the aggregate amounts set forth on Schedule 1 hereto (as updated by the Final Allocation Schedule), free and clear of all liens, claims and encumbrances other than those that would not adversely affect the consummation of the Equitization Commitment. 16. Company Parties' Representations and Warranties. Each Company Party represents, warrants, and covenants to the Investors, as of the date hereof and as of the Restructuring Effective Date, that: (a) it has all requisite corporate power and authority to enter into this Letter and to carry out the transactions contemplated by, and perform its obligations under, this Letter the execution and delivery of this Letter and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part; (b) it shall comply with and perform, in all material respects, all covenants and agreements required to be performed or complied with under the RSA and shall take or cause to be taken all steps reasonably necessary and desirable to pursue, support, obtain additional support for, solicit, implement, and consummate the Transactions in accordance with the terms and conditions set forth in this Letter and the RSA; (c) it is a duly organized, validly existing corporation, limited liability company, or other entity and in good standing under the laws of the jurisdiction of its organization and has power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to own and/or operate, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (d) it shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to any equity securities of the Company Parties (the "Equity Securities") or any securities convertible into or exercisable or

16 exchangeable for Equity Securities, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of Equity Securities or any such other securities, where any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, or (iii) incur or permit any of its subsidiaries to incur, any indebtedness, in each case other than as contemplated by this Letter and the RSA, without the prior written consent of the Investors; and (e) it has not taken and shall not take any action that is inconsistent with, or that would be reasonably expected to prevent, interfere with, delay or impede the consummation of, the Transactions. 17. No Recourse. Notwithstanding anything that may be expressed or implied in this Letter or any document or instrument delivered in connection with this Letter or otherwise, and notwithstanding the fact that an Investor may be a partnership: (a) no Person other than the Investors and the Company Parties has any obligations under this Letter and no recourse shall be had against any other Person under this Letter; (b) no personal liability shall attach under this Letter to (i) any Affiliate, stockholder, partner, member, manager, director, officer, representative, agent or employee of any Investor or any of its successors or assigns, (ii) any Affiliate, stockholder, partner, member, manager, director, officer, representative, agent or employee of any other Consenting Stakeholder or any of its successors or assigns, or (iii) any Affiliate, stockholder, partner, member, manager, director, officer, representative, agent, employee, successor or assignee of any of the foregoing, in each case whether current, former or future (each such person or entity, a "Representative"), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any Company Party or the Consenting Stakeholders against any Representative, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any law, or otherwise; and (c) recourse against an Investor pursuant to this Letter shall be the sole and exclusive remedy of the Company Parties against such Investor or any of its Representatives in respect of any liabilities or obligations arising under this Letter. The limitation on remedies set forth in this Section 17 shall apply without regard to whether any claim or action sounds in contract, tort or any other claim or legal theory, and whether at law or in equity. Without limiting the foregoing, the limitation on remedies set forth in this Section 17 shall apply to any claim or action directly or indirectly (i) arising under, or in connection with, this Letter or in connection with the transactions contemplated by this Letter or (ii) in respect of any oral representations or warranties made or alleged to have been made in connection with this Letter or in connection with the transactions contemplated by this Letter. The limitations set forth in this Section 17 fully apply without regard to whether any Consenting Stakeholder breaches its obligations under the RSA or the Plan, with the sole exceptions of the Company Parties' and each Investor's rights to seek specific performance to cause an Investor to fund the Equity Investment under the conditions and limitations set forth in this Letter. Notwithstanding anything to the contrary in this Letter, the limitation on remedies set forth in this Section 17 shall not apply to (a) the remedies set forth in the RSA, the Plan, or other Definitive Documents available to the

17 applicable parties thereto or (b) an act or omission that is judicially determined by a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence. 18. Indemnification. The Company Parties shall, jointly and severally, indemnify and hold harmless each Investor and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, costs, and expenses (including the reasonable and documented fees and expenses of counsel) arising out of or relating to this Letter or any Equity Investment set forth herein, and shall reimburse each Indemnified Party for all such amounts as incurred; provided that no Indemnified Party shall be indemnified for any loss, claim, damage, liability, cost, or expense (a) in connection with such Indemnified Party's breach of this Letter or (b) to the extent determined by a final, non-appealable order of a court of competent jurisdiction to have resulted primarily from such Indemnified Party's actual fraud, gross negligence, or willful misconduct. The obligations under this Section 18 shall be in addition to, and shall not limit, any indemnification obligation of the Company Parties existing as of the date of this Letter, shall constitute allowed administrative expense claims of the Debtors' estates, and shall survive any termination of this Letter and the occurrence of the Restructuring Effective Date. As used herein, "Related Parties" means, with respect to any party, such party's current and former Affiliates, and such Entity's and such Affiliates' current and former equity holders, subsidiaries, officers, directors, managers, principals, members, partners, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such party's respective heirs, executors, estates, successors, and nominees, in each case in their capacity as such. 19. Severability. In the event that any provision of this Letter, or the application of this Letter, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable law, the remainder of this Letter will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties to this Letter. The parties to this Letter further agree to replace such void or unenforceable provision of this Letter with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes and effects of such void or unenforceable provision. Notwithstanding the foregoing, this Letter may not be enforced without giving full force and effect to the limitations set forth in this Section 19 and Sections 6-12 and 15-18 of this Letter. 20. Miscellaneous. The parties to this Letter agree that they have each been represented by counsel during the negotiation and execution of this Letter and have participated jointly in the drafting of this Letter. Consequently, each of the parties to this Letter waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The descriptive headings set forth in this Letter are inserted for convenience of reference only and are not intended to be part of or to describe, interpret, define or limit the scope, extent or intent of this Letter or any provision of this Letter. [SIGNATURE PAGE FOLLOWS]

Exhibit D Exit Term Sheet

Execution Version THIS EXIT TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS EXIT TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE OF THE RESTRUCTURING SUPPORT AGREEMENT ("RSA") ON THE TERMS DESCRIBED HEREIN AND IN THE RSA, DEEMED BINDING ON ANY OF THE PARTIES HERETO. EXIT TERM SHEET INTRODUCTION This Exit Term Sheet describes the principal terms of the New RCF, the New Term Loans, and the New Notes (collectively, the "Exit Facilities") to be incurred by the applicable Reorganized Company Parties in connection with the Restructuring Transactions, as further described in the RSA and the Restructuring Term Sheet. Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the RSA or the Restructuring Term Sheet. This Exit Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Exit Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. This Exit Term Sheet does not include a description of all terms, conditions, and other provisions that will be contained in the Definitive Documents governing the Exit Facilities, which remain subject to negotiation and completion in accordance with the RSA. The Definitive Documents governing the Exit Facilities will not contain any material terms or conditions that are inconsistent with this Exit Term Sheet or the RSA. This Exit Term Sheet incorporates the rules of construction as set forth in the RSA.

2 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES Loan Parties The Reorganized Company Parties [except New Getty Images] 1, plus material subsidiaries in material non-U.S. jurisdictions (in each case with materiality to be determined in good faith by the Required Consenting Secured Lenders and the Required Consenting RCF Lenders) (the "Loan Parties"), subject to applicable law, customary local law guarantee limitations, and customary materiality, tax, and cost- benefit limitations, in the case of each of the exclusions and limitations, as determined in good faith by the Required Consenting Secured Lenders and the Required Consenting RCF Lenders, in each case in accordance with the Documentation Principles and subject to the consent rights set forth in the RSA. New Credit Agreement Agent JPMorgan Chase Bank, N.A., shall be appointed as administrative agent and collateral agent for the New Credit Agreement and will perform the duties customarily associated with such roles (in such capacities, the "New Credit Agreement Agent"). For the avoidance of doubt, the New Credit Agreement shall contain customary provisions with respect to secured cash management obligations and, in furtherance of the foregoing, each Consenting RCF Lender (or applicable Affiliate of such Consenting RCF Lender) that is a party to any Cash Management Agreement (as defined in the Credit Agreement) on the Restructuring Effective Date shall be a "Cash Management Bank" under the New Credit Agreement. New Notes On the Restructuring Effective Date, the applicable Reorganized Company Party (the "New Issuer")2 shall issue the New Notes on the following material terms: (a) Principal Amount: $580,000,000.003 (b) Maturity: April 2032 (c) Interest Rate: Consolidated First Lien Debt to Consolidated EBITDA Ratio Interest Rate > 3.00x 10.500% ≤ 3.00x but > 2.50x 10.000% ≤ 2.50x but > 2.00x 9.500% ≤ 2.00x 9.000% (d) Amortization: none (e) Guarantors: the Loan Parties other than the New Issuer (f) ECF Sweep: none (g) Minimum Liquidity Covenant: none 1 Subject to ongoing review and discussion (including tax review). 2 The New Issuer shall be designated in the Restructuring Transaction Steps. The identity of the New Issuer shall be acceptable to the Consenting Shareholders. 3 Principal amount of the USD Term Loans and the 11.25% Secured Notes will convert to the New Notes on the Restructuring Effective Date pursuant to the Plan.

3 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES (h) Call protection: a. greater of 101% or make whole (present value of 105.250% plus interest) through February 2027; 105.250% through February 2028; 102.625% through February 2029; par thereafter b. during the period in which call protection remains applicable, any optional redemption funded with cash other than proceeds of indebtedness or M&A shall be at par c. any redemption funded, directly or indirectly, with proceeds of indebtedness or via M&A shall pay the full applicable premium, including make whole d. following the expiration of the call protection period, all redemption shall be at par New EUR Term Loans On the Restructuring Effective Date, the New Issuer or another Reorganized Company Party (the "New Borrower")4 shall incur the New EUR Term Loans on the following material terms: (a) Principal Amount: €313,900,000.00 (b) Maturity: April 2032 (c) Interest Rate: Consolidated First Lien Debt to Consolidated EBITDA Ratio Interest Rate > 3.00x EURIBOR + 5.25% ≤ 3.00x but > 2.50x EURIBOR + 4.75% ≤ 2.50x but > 2.00x EURIBOR + 4.25% ≤ 2.00x EURIBOR + 3.75% (d) Amortization: 5% per annum, payable in equal quarterly installments commencing with the fiscal quarter ending June 30, 2027. (e) Other Economic Terms: the New Borrower shall pay all reasonable and documented out-of-pocket legal fees and expenses of one counsel to the Required Consenting Secured Lenders and the New Credit Agreement Agent (and to the extent required, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, one additional counsel (and local counsel)) (f) Guarantors: the Loan Parties other than the New Borrower (g) ECF Sweep: none (h) Minimum Liquidity Covenant: none (i) Call protection: 101% through February 2027, par thereafter 4 The New Borrower shall be designated in the Restructuring Transaction Steps. The identity of the New Borrower shall be acceptable to the Consenting Shareholders.

4 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES New RCF On the Restructuring Effective Date, the New Borrower shall enter into the New RCF on the following material terms: (a) Commitment: $150,000,000.00, which shall be established after giving effect to the conversion of the Revolving Loans and Revolving Credit Commitments (as defined in the Credit Agreement) to revolving loans and revolving commitments, respectively, under the New Credit Agreement, and such Commitment shall be fully undrawn to be reborrowed in accordance with the terms of the New Credit Agreement after giving effect to the payment in full in cash of revolving loans and accrued and unpaid interest and fees with respect to such revolving loans and revolving credit commitments under the New Credit Agreement substantially contemporaneously with, and subject to, the Restructuring Effective Date with proceeds of the New Equity Investment. (b) Maturity: January 2031 (c) Interest Rate: Consolidated Debt to Consolidated EBITDA Ratio Term Benchmark Loans Base Rate Loans < 3.50:1.00 3.00% 2.00% ≥ 3.50:1.00 but < 4.00:1.00 3.25% 2.25% ≥ 4.00:1.00 3.50% 2.50% (d) Financial Covenant: Max Leverage Covenant (as defined below) (e) Other economic terms: all other economic terms, including commitment fees and letter of credit fees to remain the same as the Credit Agreement; provided that, for the avoidance of doubt, the Debtors shall pay on the Restructuring Effective Date and on a go-forward basis all reasonable and documented out- of-pocket legal fees and expenses of one counsel to the Required Consenting RCF Lenders and the New Credit Agreement Agent (and to the extent required, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, one additional counsel (and local counsel)) (f) Guarantors: the Loan Parties other than the New Borrower (g) ECF Sweep: none (h) Minimum Liquidity Covenant: none (i) Anti-Cash Hoarding: anti-cash hoarding covenant that ensures the New RCF Commitments are not drawn and revolving loans under the New Credit Agreement are repaid, as applicable, at any time the Loan Parties have unrestricted cash and cash equivalents in excess of $150,000,000 (the "Anti- Cash Hoarding Covenant") (j) Use of Proceeds: proceeds of the New RCF Facility shall be used (i) for working capital and other general corporate purposes and (ii) to redeem the New Preferred Interests (as defined in the Restructuring Term Sheet) as set forth in the Restructuring Term Sheet

5 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES Fees The Exit Facilities shall not include any extension premium or exit premium (other than the call protection as set forth herein). Certain Definitions "Consolidated Debt to Consolidated EBITDA Ratio" shall have the meaning set forth in the Credit Agreement, mutatis mutandis, and for the avoidance of doubt, shall be subject to up to $150,000,000 of cash netting. "Consolidated First Lien Debt to Consolidated EBITDA Ratio" shall have the meaning set forth in the Credit Agreement, mutatis mutandis, and for the avoidance of doubt, shall be subject to up to (x) $150,000,000 of cash netting or (y) solely in connection with calculating the Consolidated First Lien Debt to Consolidated EBITDA Ratio for purposes of the applicable pricing grid, subject to a cap of up to $75,000,000 of cash netting. The definition of consolidated EBITDA for the purpose of calculating the Max Leverage Covenant (as defined below) (the "Covenant Consolidated EBITDA") shall have the meaning set forth in the Credit Agreement, and the definition of consolidated EBITDA for all other purposes (the "Consolidated EBITDA") shall be agreed by the Company Parties, the Consenting Shareholders and the Required Consenting Secured Lenders. "Max Leverage Covenant" means, with respect to the New RCF, that the Consolidated Debt to Consolidated EBITDA Ratio shall not exceed 4.75:1.00, tested quarterly commencing with the fiscal quarter ending on June 30, 2027 and on a pro forma basis upon any draw of the New RCF. Priority & Collateral The Exit Facilities shall be secured by, and in each case, consistent with the Documentation Principles: (a) First-priority lien on all assets currently securing the EUR Term Loans, the USD Term Loans, the Revolving Loans, and the 11.25% Secured Notes; (b) First-priority lien on all unencumbered property of the Loan Parties, including, without limitation, (i) 100% of the Loan Parties' Equity Interests in any of their direct foreign subsidiaries, (ii) deposit account control agreements, and (iii) any other property not previously pledged to secure the EUR Term Loans, the USD Term Loans, the Revolving Loans, and the 11.25% Secured Notes, including liens on certain foreign collateral in material jurisdictions, with materiality to be agreed in good faith by the Required Consenting Secured Lenders and the Required Consenting RCF Lenders (including pledges of equity directly held by grantors organized in such jurisdictions), subject to customary agreed security principles and customary materiality, tax, and cost-benefit limitations, in the case of each of the exclusions and limitations, as determined in good faith by the the Required Consenting Secured Lenders and the Required Consenting RCF Lenders; and (c) Negative pledge over Equity Interests not owned by the Loan Parties. The New Notes and the New EUR Term Loans shall rank pari passu in lien and payment priority with the New RCF, shall be secured by the same Collateral and have the same obligors.

6 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES Documentation The Exit Facilities shall be documented in accordance with the following principles (collectively, the "Documentation Principles"): (a) the New EUR Term Loans and the New RCF shall be documented by the New Credit Agreement, which shall be based on the Credit Agreement, and the New Notes shall be documented by the New Notes Indenture, which shall be based on the 11.25% Secured Notes Indenture, in each case, with modifications to reflect the terms and provisions set forth in this Exit Term Sheet and other modifications as may be mutually agreed upon among (i) the Required Consenting Secured Lenders with respect to the applicable Exit Facility, (ii) the Required Consenting RCF Lenders, solely with respect to the provisions in the New Term Loan Documents that relate to the New RCF, (iii) the Consenting Shareholders, and (iv) the Company Parties; (b) the New Credit Agreement and the New Notes Indenture shall include covenants, thresholds, baskets, representations and warranties, events of default, and similar terms and provisions that provide (i) sufficient flexibility for ordinary course operations, acquisitions, and financing activities consistent with the business plan of the Reorganized Company Parties and reasonably acceptable to the Required Consenting Secured Lenders and (ii) liability management protections customary for "post-LME" debt documentation, including appropriate anti-priming and anti-dropdown provisions and an LME "omni" blocker; (c) (i) the Required Consenting RCF Lenders shall have a reasonable consent right over the New Credit Agreement and certain other definitive documentation, consistent with the RSA and (ii) with respect to amending the New Credit Agreement after the Restructuring Effective Date, (A) amendment, waiver or other modification of any RCF-specific and RCF- protective provision (including, without limitation, the "omni" blocker) shall require the consent of the "Required Revolving Lenders" (except where the Credit Agreement provides for a higher consent threshold) and (B) all other amendments shall require the consent of the "Required Lenders" in each case, with definitions substantially consistent with the definitions in the Credit Agreement and subject to customary "sacred rights" consistent with exit facilities of this type; and (d) consent of the New Credit Agreement Agent shall be required with respect to amendments and waivers directly affecting its rights or duties. The relationship among the Exit Facilities shall be governed by a pari passu intercreditor agreement, which shall be in form and substance satisfactory to the New Credit Agreement Agent and the Required Consenting RCF Lenders and shall be reasonably satisfactory to the Consenting Shareholders, and the New Credit Agreement Agent shall be the "controlling secured party" thereunder. Redemption of New Preferred Interests The documentation governing the Exit Facilities shall permit the Reorganized Company Parties (through a separate restricted payment capacity and otherwise) to redeem the New Preferred Interests (as defined in the Restructuring Term Sheet) by paying the Consenting Shareholder holder thereof an amount equal to the Delayed Draw DIP Amount (as defined in the Restructuring Term Sheet), provided, such

7 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES separate basket shall not include basket capacity to pay any PIK interest, dividends or fees accrued on the New Preferred Interests after the Restructuring Effective Date. Provisions in the documentation governing the Exit Facilities (including (but not limited to) any general restricted payment basket) that would permit the Reorganized Company Parties to pay any accrued PIK interest, dividends or fees in respect of the New Preferred Interests or any other instrument remain subject to negotiation by and among the Consenting Shareholders, the Company Parties, the Consenting Secured Lenders, and the Consenting RCF Lenders; provided that, it is understood and agreed that the Consenting Secured Lenders and Consenting RCF Lenders reserve all rights with respect to such provisions. Covenants and Mandatory Prepayments The Exit Facilities shall not include any (a) financial covenant with regards to the New Notes and New EUR Term Loans, (b) minimum liquidity condition, or (c) excess cash flow sweep. The covenants of the Exit Facilities shall otherwise be consistent with the Documentation Principles and acceptable to the Consenting Shareholders. Conditions Precedent The New Notes Documents and the New Term Loan Documents shall include usual and customary conditions precedent in form and substance acceptable to the Required Consenting Secured Lenders, Required Consenting RCF Lenders, and the Consenting Shareholders with respect to the applicable Exit Facility and consistent with the Documentation Principles, including, but not limited to: (a) satisfaction of diligence; (b) investment committee approval; (c) the Loan Parties shall provide all documentation reasonably requested in writing at least ten (10) days prior to the Restructuring Effective Date that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act and OFAC; (d) payment of Consenting Lenders Fees and Expenses incurred by the Consenting Secured Lenders and the Consenting RCF Lenders; (e) the New Notes Documents and the New Term Loan Documents shall be in form and substance reasonably acceptable to (i) the Required Consenting Secured Lenders with respect to the New Notes and the New EUR Term Loans, (ii) the Required Consenting RCF Lenders with respect to the New RCF, and (iii) the Consenting Shareholders with respect to each Exit Facility; and (f) the obligations with respect to the Revolving Loans made under the Credit Agreement and all Revolving Commitments under the Credit Agreement shall be converted to revolving commitments and revolving loans under the New Credit Agreement and all such revolving loans and accrued and unpaid interest and fees with respect to such revolving loans and revolving credit commitments under the New Credit Agreement shall be, subject to the Restructuring Effective Date, and immediately repaid in full in cash substantially contemporaneously with the Restructuring Effective Date using proceeds of the New Equity Investment.

8 GENERAL PROVISIONS REGARDING THE EXIT FACILITIES In addition to the foregoing, the New RCF shall have the following conditions precedent to each borrowing: (a) delivery of a borrowing request; (b) no Default or Event of Default; (c) bring down of representations and warranties; (d) pro forma compliance with Max Leverage Covenant; (e) pro forma compliance with the Anti-Cash Hoarding Covenant; and (f) no prior or concurrent waiver or forbearance of any Specified Event of Default (definition to be mutually agreed but in any event to be limited to payment defaults, bankruptcy events and cross-acceleration resulting from a payment event of default) unless such waiver or forbearance is consented to by the Required Consenting RCF Lenders. Ratings The Loan Parties shall use commercially reasonable efforts to have the New EUR Term Loans and the New Notes rated by Moody's and S&P within 60 days of the Restructuring Effective Date. Closing Date Restructuring Effective Date Governing Law New York law

Exhibit E Form of Joinder

Joinder Agreement to Restructuring Support Agreement The undersigned (the "Joinder Party") hereby acknowledges that it has reviewed and understands the Restructuring Support Agreement dated as of __________ (the "Agreement"),1 by and among Getty Images Holdings, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a "Consenting Secured Lender" or a "Consenting Unsecured Noteholder," as applicable, under the terms of the Agreement. The undersigned Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of this joinder and any further date specified in the Agreement. This joinder agreement shall be governed by the governing law set forth in the Agreement. [Signature Page Follows] 1 Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: Revolving Loans EUR Term Loans USD Term Loans 11.25% Secured Notes 9.75% Notes 14.00% Notes

Exhibit F Form of Transfer Agreement

Transfer Agreement The undersigned ("Transferee") hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the "Agreement"),1 by and among Getty Images Holdings, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a "Transferor"), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a "Consenting RCF Lender," "Consenting Secured Lender," or a "Consenting Unsecured Noteholder," as applicable, under the terms of the Agreement. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. [Signature Page Follows] 1 Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: Revolving Loans EUR Term Loans USD Term Loans 11.25% Secured Notes 9.75% Notes 14.00% Notes

EXHIBIT C Company Organizational Chart

Getty Images Holdings, Inc. (Delaware) GGH Holdco, LLC (Delaware) GGH Operating, LLC (Delaware) Griffey Holdings, Inc. (Delaware) Getty Images Pte Ltd (Singapore) Getty Images (Canada), Inc. (Canada) Getty Images Portugal II, Unipessoal, Lda (Portugal) Getty Images Spain SL (Spain) Getty Images Italia SRL (Italy) License Compliance Services, Inc. (Delaware) TDWsport S.a.r.l. (Luxembourg) Verbatim Agency LLC (Delaware) Getty Images Israel Ltd (Israel) Grammy Merger Sub 3, LLC (Delaware) Grammy Merger Sub 2, LLC (Delaware) HAAP Media Services and Consulting LTD (Hungary) OJO Images Ltd (United Kingdom) Getty Images Peru S.R.L (Peru) Getty Images Colombia S.A.S (Colombia) Sulpix, LLC (Delaware) Getty Images Mexico S. de RL de CV (Mexico) Latin Media Services SRL (Argentina) Getty Images Chile SpA (Chile) Getty Images Japan KK (Japan) Getty Images Pty Ltd (Australia) Photolibrary Pty Ltd (Australia) Getty Images Media India Pvt Ltd (India) Getty Images Korea Co., Ltd. (Korea) Getty Images Sweden AB (Sweden) Getty Images Malaysia SBN BHD (Malaysia) Getty Images Digital (Thailand) Ltd (Thailand) Getty Images SEA Holdings Co., Limited (Hong Kong) Getty Images Hong Kong Ltd (Hong Kong) Getty Images Arabia Limited (Kingdom of Saudi Arabia) UNSPLASH INC. (Canada) Digital Vision Ltd (United Kingdom) Stone America, Inc. (Illinois) Getty Images Norway AS (Norway) iSwoopGmbH (Germany) Getty Images (Austria) GmbH (Austria) Getty Images (Switzerland) SA (Switzerland) Getty Images Finland Oy (Finland) Getty Images France SAS (France) Getty Images Denmark ApS (Denmark) Getty Images Belgium BV (Belgium) Getty Images (Netherlands) BV (Netherlands) Getty Images Turkey Medya Hizmetleri Ltd Sti (Turkey) Getty Images NZ Ltd (New Zealand) Getty Images Ireland Holdings Limited (Ireland) Getty Images Sales NZ Ltd (New Zealand) iStockphoto LP (Canada) iStock II ULC (Canada) iStock III ULC (Canada) iStockphoto ULC (Canada) Getty Images Luxembourg S.a.r.l. - U.S. Branch (New York) Getty Images Luxembourg S.a.r.l (Luxembourg) Getty Images International Unlimited Company (Ireland) Griffey Midco (DE), LLC (Delaware) Abe Investment Holdings, Inc. (Delaware) Getty Images, Inc. (Delaware) Getty Images (Seattle), Inc. (Washington) Getty Images News Services (PRC), Inc. (Delaware) Getty Images (US), Inc. (New York) Getty Images Sweden AB Finland Branch (Finland) Debtor Entity Getty Images Sales Singapore Pte Ltd (Singapore) G&S Imagens do Brasil Ltda (Brazil) Getty Images Sales Portugal, Unipessoal, Lda (Portugal) Getty Images Sales Spain SL (Spain) Getty Images Sales Japan GK (Japan) Getty Images Sales Taiwan LTD (Taiwan) Motorsport Images, LLC (Florida) Getty Images Sales Hong Kong Ltd (Hong Kong) Motorsport Images UK LTD (England and Wales) LAT Images LTD England and Wales Motorsport Media LTD (Isle of Man) Getty Images DevCo France SARL (France) Getty Images Sales Australia Pty Ltd (Australia) Manakara DAC (Ireland) Getty Images DevCo Italia Srl (Italy) Getty Images Middle East - FZ-LLC (UAE) Getty Images (UK) Ltd (United Kingdom) Getty Images DevCo UK Ltd (United Kingdom) Getty Images Deutschland GmbH (Germany) Getty Images DevCo Deutschland GmbH (Germany) Getty Images Venda de Imagens do Brasil Ltda (Brazil) Corporate Structure 99% 1.0% 99.99992% 0.00008% 96.7% 3.3% 94.94% 5.06% 50% 99.9933% 50% 99.9% 0.01% 99.99%

EXHIBIT D Financial Projections

FINANCIAL PROJECTIONS Pursuant to Section 1129(a)(11) of the Bankruptcy Code, among other things, the Bankruptcy Court must determine that Confirmation is not likely to be followed by either a liquidation or the need to further reorganize the Debtors (together with their non-Debtor affiliates, the "Company") or any successors to the Debtors under the Plan. This confirmation condition is referred to as the "feasibility" test. In accordance with this condition, and in order to assist each holder of a Claim in determining whether to vote to accept or reject the Plan, the Company's management team ("Management"), with the assistance of its advisors, developed financial projections (the "Financial Projections") to support the feasibility of the Plan. The Financial Projections were prepared based on several assumptions made by Management, as to the future performance of the Company's operations. Although Management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurance that such assumptions will be realized. The Financial Projections include a projected statement of operations, a projected balance sheet, and a projected free cash flow statement for the Reorganized Debtors covering the period from 2027 through 2031. The Financial Projections have been prepared on a consolidated basis in sufficient detail, as far as is reasonably practicable based on the Debtors' books and records and provide adequate information with respect to the feasibility of the Plan, in accordance with section 1125 of the Bankruptcy Code. The preparation of separate financial projections for each of the Reorganized Debtors would be a time consuming and expensive endeavor that the Debtors believe is not reasonable under the circumstances nor necessary to enable voting creditors to make an informed decision whether to accept or reject the Plan. The Financial Projections were not prepared with a view towards compliance with the published guidelines of the United States Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Exhibit and, accordingly, does not express an opinion or any other form of assurance on such information or its achievability, assumes no responsibility for it, and denies any association with it. THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH OR DISCLOSE THEIR FINANCIAL PROJECTIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION, TO (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS AT ANY TIME IN THE FUTURE, (B) INCLUDE UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE UPDATED INFORMATION OR FINANCIAL PROJECTIONS PUBLICLY AVAILABLE. THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF

ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. I. SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The Financial Projections contain certain statements that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief, or current expectations of the Debtors and Management with respect to the timing, completion and scope of the restructuring, the Plan, the Debtors' business plan and market conditions, and the Debtors' future liquidity, as well as the assumptions upon which such statements are based. Parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such statements. II. ACCOUNTING POLICIES. The Financial Projections have been prepared using accounting policies consistent with those applied in the Company's historical financial statements. Upon emergence from chapter 11, the Reorganized Debtors anticipate they will implement the appropriate accounting adjustments under the applicable accounting rules; however, the Financial Projections may not reflect all adjustments. III. SUMMARY OF SIGNIFICANT ASSUMPTIONS. A. General Assumptions. The Financial Projections assume that the Effective Date will be December 31, 2026, and that the Company will continue to conduct operations substantially similar to their current business. The Financial Projections cover fiscal years 2027 through 2031 and are based on a number of assumptions with respect to the future performance of the Company. As described in detail in Article XIV of the Disclosure Statement, a variety of risk factors could affect the Reorganized Debtors' financial results and should be considered. The Financial Projections should be reviewed in conjunction with a review of these assumptions, including the qualifications and footnotes set forth herein. Getty Images is a preeminent global visual content creator and marketplace, offering photos, illustrations, video and music licensing to businesses, media organizations and individuals worldwide through the Getty Images, iStock and Unsplash brands. The Company offers content and services through three product lines: Creative, Editorial and Other.

The Financial Projections take into account the current market environment in which the Company competes, including macroeconomic conditions, geopolitical tensions, tariffs, inflationary and interest rate pressures, foreign currency movements (most notably the Euro and British pound), general trends affecting the media, marketing and advertising customer bases, and new and expanding technology such as generative AI. The Company competes against a broad range of stock licensing marketplaces, editorial news agencies, creative agencies, production companies, freelance photographers and videographers, and free sources of content. The projections have been prepared based on an assumption that the Effective Date of the Plan is December 31, 2026, and assume the successful implementation of the Reorganized Debtors' business plan. Although the Debtors presently intend for the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur given the conditions precedent to effectiveness of the Plan. Any significant delay of the Effective Date may have a significant negative impact on the operations and financial performance of the Debtors, including, but not limited to, an increased risk or inability to meet financial forecasts and incurrence of higher reorganization expenses. IV. RISK FACTORS. The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management's control. Many factors could cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in Article XIV of the Disclosure Statement and the assumptions described herein. V. CONCLUSION. Based on the Financial Projections, the Debtors believe that the Reorganized Debtors will be able to make all payments required pursuant to the Plan, and therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. The Debtors also believe that they will be able to repay or refinance on commercially reasonable terms any and all of the indebtedness under the Plan at or prior to the maturity of such indebtedness. Accordingly, the Debtors believe that the Plan is feasible.

Getty Images Holdings, Inc.

Projected Consolidated Statement of Operations (Unaudited)

($ in Millions)

Year >	2027E	2028E	2029E	2030E	2031E
Total Revenue	910.6	929.1	945.7	971.3	987.7
Total Cost of Revenue	264.9	270.7	275.9	283.6	289.1
Gross Profit	**$ 645.7**	**$ 658.4**	**$ 669.8**	**$ 687.7**	**$ 698.6**
Gross Profit %	*70.9%*	*70.9%*	*70.8%*	*70.8%*	*70.7%*
Total SG&A Expenses	354.7	365.5	373.1	388.9	400.7
Total SG&A Expenses as % of Total Revenue	*39.0%*	*39.3%*	*39.5%*	*40.0%*	*40.6%*
Adjusted EBITDA	**$ 291.0**	**$ 292.9**	**$ 296.6**	**$ 298.8**	**$ 297.9**
Adjusted EBITDA as % of Total Revenue	*32.0%*	*31.5%*	*31.4%*	*30.8%*	*30.2%*
Capex	53.8	54.5	56.5	58.3	60.1
Capex as % of Total Revenue	*5.9%*	*5.9%*	*6.0%*	*6.0%*	*6.1%*
Adjusted EBITDA - Capex	**$ 237.2**	**$ 238.4**	**$ 240.1**	**$ 240.4**	**$ 237.8**
Adjusted EBITDA - Capex as % of Total Revenue	*26.0%*	*25.7%*	*25.4%*	*24.8%*	*24.1%*

Notes to Projected Statement of Operations

Total Revenue. Generated by licensing content through multiple license models and purchase options, supplemented by data access and licensing, custom content, assignments, music, print and digital asset management. A significant portion of the business has transitioned to an annual subscription model with strong retention characteristics.

Cost of revenue. Consists primarily of royalties owed to content contributors and partners, who typically receive royalties of 20% to 50% of the license fee depending on how content is licensed.

Total SG&A Expenses. Includes staff costs, marketing expenses, computer expenses, occupancy costs, and other general operating charges.

Adjusted EBITDA. A non-GAAP financial measure, defined consistently with the Company's historical public reporting as net income (loss) before interest, taxes, depreciation, amortization, equity-based compensation (the management incentive plan reserves up to 10% of New Interests), losses on litigation (net of recoveries), other operating expenses – net, fair value adjustments, foreign exchange and other non-operating income and expense, loss on extinguishment of debt, and certain other expenses not directly related to the core operations of the business.

Capex. Consists primarily of capitalized labor for internally developed software, content creation and acquisition, computer hardware, and leasehold improvements, a significant portion of which has been discretionary and growth-related.

Getty Images Holdings, Inc.

Projected Pro Forma Consolidated Balance Sheet at Emergence (Unaudited)

($ in Millions)

Year >	2027E	2028E	2029E	2030E	2031E
Cash and Cash Equivalents	75.0	75.0	165.1	297.5	423.4
Accounts Receivable, Net	153.8	155.6	158.4	162.7	165.4
Prepaid Expenses and Other Current Assets	50.0	50.6	51.1	52.0	52.7
Total Current Assets	**$ 278.8**	**$ 281.2**	**$ 374.6**	**$ 512.3**	**$ 641.5**
Goodwill, Trademarks and other Intangible Assets, net	1,748.9	1,747.7	1,746.4	1,745.2	1,744.0
PP&E, net and Other Long-Term Assets	218.5	214.0	212.5	213.1	215.0
Total Non-Current Assets	**$ 1,967.4**	**$ 1,961.6**	**$ 1,959.0**	**$ 1,958.3**	**$ 1,958.9**
Total Assets	**$ 2,246.2**	**$ 2,242.8**	**$ 2,333.5**	**$ 2,470.6**	**$ 2,600.5**
Accounts Payable	81.9	77.7	82.6	89.1	90.8
Deferred Revenue	167.8	171.2	174.3	179.1	182.1
Accrued Expenses & Other Current Liabilities	51.0	49.8	49.4	50.8	51.8
Total Current Liabilities	**$ 300.7**	**$ 298.8**	**$ 306.3**	**$ 319.0**	**$ 324.7**
Debt	830.3	704.1	649.7	631.8	614.0
Other Long-Term Liabilities	63.3	63.3	63.3	63.3	63.3
Total Long-Term Liabilities	**$ 893.6**	**$ 767.5**	**$ 713.1**	**$ 695.2**	**$ 677.3**
Total Liabilities	**$ 1,194.3**	**$ 1,066.2**	**$ 1,019.4**	**$ 1,014.2**	**$ 1,002.0**
Total Stockholders' Equity (Deficit)	1,051.9	1,176.6	1,314.2	1,456.4	1,598.5
Total Liabilities & Stockholders' Equity	**$ 2,246.2**	**$ 2,242.8**	**$ 2,333.5**	**$ 2,470.6**	**$ 2,600.5**

Notes to Projected Pro Forma Consolidated Balance Sheet[1]

The pro forma balance sheet adjustments reflected herein account for the reorganization and related adjustments pursuant to the Plan. The Financial Projections may not reflect all the necessary adjustments required under applicable accounting rules.

[1] Face value on the Euro Term Loan is converted at a 1.14 FX spot rate

Getty Images Holdings, Inc.

Projected Consolidated Free Cash Flow (Unaudited)

($ in Millions)

Year >	2027E	2028E	2029E	2030E	2031E
Adj. EBITDA	291.0	292.9	296.6	298.8	297.9
(-) Capital Expenditures	(53.8)	(54.5)	(56.5)	(58.3)	(60.1)
(-) One-Time Items	(18.5)	-	-	-	-
(-) Increase / (+) Decrease in Working Capital	(2.1)	(2.3)	5.4	7.5	2.3
(-) Cash Taxes	(35.9)	(40.5)	(44.9)	(46.6)	(46.5)
Free Cash Flow before Debt Service	**$ 180.7**	**$ 195.6**	**$ 200.6**	**$ 201.3**	**$ 193.5**
(-) Debt Amortization	(17.9)	(17.9)	(17.9)	(17.9)	(17.9)
(-) Debt Repayment at Par	(89.7)	(108.2)	(36.5)	-	-
(-) Cash Interest	(72.8)	(69.5)	(56.1)	(50.9)	(49.8)
Net Change in Cash	**$ 0.3**	**$ (0.0)**	**$ 90.1**	**$ 132.5**	**$ 125.8**
Beginning Cash Balance	74.7	75.0	75.0	165.1	297.5
(+) / (-) Net Change in Cash	0.3	(0.0)	90.1	132.5	125.8
Ending Cash Balance	**$ 75.0**	**$ 75.0**	**$ 165.1**	**$ 297.5**	**$ 423.4**

Notes to Consolidated Free Cash Flow[2]

Capital Expenditures. Reflects Capex as presented in the Projected Consolidated Statement of Operations.

One-Time Items. This category includes one-time cash expenditures related to the restructuring transaction.

Working Capital. The Financial Projections assume working capital accounts continue to perform according to historical relationships with revenue and expense activity.

Cash Taxes. Cash taxes are a simple estimate prepared by Management and are provided for illustrative purposes only. They do not reflect a detailed tax analysis, including the effect of the Plan, attribute reduction or limitation, or jurisdictional differences, and should not be relied upon.

Debt. Debt includes the pro forma capital structure to be implemented on the Expected Emergence Date under the Plan.

Debt Amortization. Reflects scheduled quarterly amortization of the New EUR Term Loans at 5.0% per annum.

Debt Repayment at Par. Assumes excess cash above $75M is used to repay debt at par until net leverage reaches 2.0x, repaying the highest-rate debt first.

[2] Does not incorporate any cash payments at or around, emergence, if any, pursuant to the ECL.

EXHIBIT E Liquidation Analysis

LIQUIDATION ANALYSIS I. INTRODUCTION. Often referred to as the "best interests" test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each Holder of an impaired Claim or Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors' assets were to be liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the best interests test has been met, the dollar amount that would be generated from a hypothetical liquidation of the Debtors' assets in a Chapter 7 proceeding must be determined. This hypothetical liquidation analysis ("Liquidation Analysis") was prepared by the Debtors with the assistance of their professionals, including Alvarez and Marsal North America LLC, and represents the Debtors' best estimate of the cash proceeds, net of liquidation related costs, which would be available for distribution to the Holders of Claims and Interests if the Debtors were to be liquidated in Chapter 7 cases that do not preserve the going concern value of the Debtors' estates. To conduct the Liquidation Analysis, the Debtors and their advisors have:  estimated the cash proceeds (the "Liquidation Proceeds") that a Bankruptcy Court appointed Chapter 7 trustee (the "Trustee") would generate if each Debtor's Chapter 11 case was converted to a Chapter 7 case and the assets of such Debtor's estate, including its direct and indirect equity interests in non-Debtor subsidiaries, were liquidated or sold;  determined the distribution (the "Liquidation Distribution") that each Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in Chapter 7; and  compared each Holder's Liquidation Distribution to the estimated distribution under the Plan (the "Plan Distribution") that such Holder would receive if the Plan were confirmed and consummated. As the Liquidation Analysis is a hypothetical analysis based on certain assumptions, certain aspects may vary from the Plan, as discussed in the Disclosure Statement,1 including asset values. The Liquidation Analysis is based upon certain estimates and assumptions discussed herein and in the Disclosure Statement, which should be read in conjunction with the Liquidation Analysis. THE INFORMATION SET FORTH IN THIS LIQUIDATION ANALYSIS IS PRELIMINARY AND IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME UP TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A 1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries (the "Disclosure Statement") or the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries (as may be amended, supplemented, or otherwise modified from time to time, the "Plan"), as applicable.

2 LIQUIDATION UNDER CHAPTER 7, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE. THE LIQUIDATION ANALYSIS HAS NOT BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND WAS NOT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION, OR ALLOWANCE OF ANY CLAIM OR INTEREST BY THE DEBTORS, AND THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY, OR AMEND THE LIQUIDATION ANALYSIS. II. BASIS FOR PRESENTATION. The Liquidation Analysis has been prepared assuming that the Debtors' Chapter 11 Cases would be converted to cases under Chapter 7 of the Bankruptcy Code (collectively, the "Chapter 7 Cases") on or about December 31, 2026 (the "Conversion Date"), which is the assumed Effective Date of the Debtors' Plan. The pro forma values referenced herein are projected as of the Conversion Date. The Debtors assume the Conversion Date to be a reasonable proxy for the projected Effective Date of the Plan. The Liquidation Analysis was prepared on a legal entity basis for each Debtor and non-Debtor entity and summarized into a consolidated report. The Liquidation Analysis estimates recovery values and percentages assuming a hypothetical scenario where the Trustee liquidates the Debtors' assets into cash on or after the Conversion Date. The determination of the hypothetical proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors' management team and their advisors, are inherently subject to significant business, economic, and competitive uncertainties, and contingencies beyond the control of the Debtors and their management team. The Liquidation Analysis should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety, as well as the notes and assumptions set forth below. To estimate the liquidation proceeds, the Liquidation Analysis assumes that the Debtors and their subsidiaries are wound down during a three-month wind-down period (the "Liquidation Period"), in which the assets of the Debtors and their subsidiaries are sold in a straight liquidation. In addition to expenses required to liquidate certain assets, the Liquidation Analysis assumes that the Trustee would retain and pay certain limited personnel to finalize an orderly exit of field and corporate personnel. Liquidation proceeds available for distribution to Holders of Claims and Interests would consist of the net proceeds of the hypothetical liquidation. The cessation of business in a liquidation is likely to trigger certain Claims that otherwise would not exist under the Plan. Examples of these kinds of Claims include Claims arising from the make-whole or call protection under the USD Term Loans, EUR Term Loans, 11.25% Secured Notes, employment obligations, contract and lease rejection damages, the Trademark Option Agreement, and outstanding administrative expenses accrued during the Chapter 11 Cases. The Liquidation Analysis includes an estimate of certain of these Claims, but actual Claims could be significantly greater. The Liquidation Analysis does not include estimates of the federal,state, and/or local tax consequences that may be triggered by the conversion of the Chapter 11 Cases to Chapter 7 Cases and/or the liquidation described above. Such tax consequences may be material. In addition, the Liquidation Analysis does not include

3 recoveries resulting from any potential preference, fraudulent transfer, avoidance actions, or other litigation. III. LIQUIDATION PROCESS. In the Chapter 7 Cases, the Trustee would manage the Debtors' estates to maximize recovery in an expedited process. The Trustee's initial step would be to develop a liquidation plan to generate proceeds from the sale of entity-specific assets for distribution to creditors. The three major components of the liquidation are as follows: (1). Generation of cash proceeds.  Collection of receivables, consisting primarily of amounts due from customers, as of the Conversion Date;  Liquidation of prepaid expenses, taxes receivable, and other current assets, including insurance recovery and value-added tax ("VAT") receivables;  Liquidation of property and equipment, including acquired archival imagery, software, computer and imaging equipment, and furniture;  Monetization of certain assets including, among others, goodwill, trademarks, intangible assets, and the physical image archive; and  Liquidation of the assets of the non-Debtor subsidiaries, with net proceeds generated after satisfying debtor in possession ("DIP") financing obligations, local statutory requirements, allowed liquidation costs, local debts, and entity-level liabilities. (2). Costs related to the liquidation process, including the corporate support, personnel retention, rent, utilities, other costs, Trustee's fees, and professional fees, and cessation of revenue streams related to material customer contracts. (3). Distribution of net proceeds generated from asset sales to claimants in accordance with the priority scheme under Chapter 7 of the Bankruptcy Code. IV. DISTRIBUTION OF NET PROCEEDS TO CLAIMANTS. Any available net proceeds would be allocated to Holders of Claims against, and Interests in, the Debtors in accordance with section 726 of the Bankruptcy Code, the priority scheme applicable in the Chapter 7 Cases. Under the "absolute priority rule," no junior creditor may receive any distributions until all senior creditors are paid in full, and no equity holder may receive any distribution until all creditors are paid in full. The assumed distributions to creditors as reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule.  Secured Claims: Claims secured by a Lien on property in which any of the Debtors has an interest, including (a) the Revolving Loan Claims, (b) the Secured Funded Debt Claims, and (c) Other Secured Claims (if any). The amount of such Claims in the Chapter 7 Cases would also include applicable make-whole premiums, which could meaningfully increasing the amount of the Secured Funded Debt Claims.

4  DIP Claims: Claims arising under the DIP Facility provided by the DIP Lenders, including accrued interest and applicable fees.  Chapter 11 Administrative & Priority Claims: Claims entitled to priority under section 503 and section 507 of the Bankruptcy Code, including but not limited to (a) Claims related to postpetition accounts payable, (b) Priority Tax Claims, (c) Other Priority Claims, and (d) Chapter 11 professional fees incurred, net of retainers already paid. The Liquidation Analysis assumes that professional fees are funded through the Carve-Out under the DIP Orders, which results in cash being set aside to pay Chapter 11 professionals.  Unsecured Claims: Claims that are not secured by a Lien on property in which the Debtors have an interest and are not entitled to priority under section 503 or section 507 of the Bankruptcy Code, including but not limited to (a) the Unsecured Notes Claims, (b) Claims related to prepetition accounts payable and accrued expenses, (c) customer-related Claims, (d) litigation-related Claims, (e) lease obligations and rejection damages Claims, (f) potential Claims related to the Trademark Option Agreement, and (g) deficiency Claims in connection with the Secured Funded Debt Claims. As stated above, the total amount of General Unsecured Claims in the liquidation scenario is likely to materially increase as compared to a scenario where the Restructuring Transactions are consummated, thereby further reducing recoveries to holders of General Unsecured Claims.  Holdings Interests and Section 510(b) Claims: Interests of Getty Images Holdings, Inc. and Claims subordinated pursuant to section 510(b) of the Bankruptcy Code, including the Warrant Claims. In preparing this Liquidation Analysis, the Debtors have preliminarily estimated the Allowed amount for each Class of Claims and Interests based upon a review of their estimated balance sheets. The estimate of all Allowed Claims and Interests in this Liquidation Analysis is based on the estimated book value of those Claims and/or Interests, where applicable. No order or finding has been entered or made by the Bankruptcy Court estimating or otherwise fixing the amounts of Claims and/or Interests at the estimated amounts of Allowed Claims and/or Interests set forth in this Liquidation Analysis. The estimate of the amounts of Allowed Claims and/or Interests set forth in this Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The actual amount of Allowed Claims and/or Interests under a plan could be materially different from the amount of Claims estimated in this Liquidation Analysis. V. CONCLUSION. The Debtors have determined, as summarized in the following analysis, upon the Effective Date, the Plan will provide all Holders of Allowed Claims and Interests with a recovery (if any) that is not less than what such Holders would otherwise receive pursuant to a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code. [Remainder of page intentionally left blank]

5 Recovery Comparison The following table compares estimated Plan recoveries versus the range of Liquidation Analysis recoveries (low to high) by Class: Class Claims & Interest Plan Treatment % Recovery (Plan) % Recovery (Chapter 7) Test 1 Other Secured Claims Unimpaired 100% N/A N/A 2 Other Priority Claims Unimpaired 100% 0% to 4.8% N/A 3 Revolving Loan Claims Impaired 100% 21.2% to 33.2% Pass 4 Secured Funded Debt Claims Impaired 100% 21.2% to 33.2% Pass 5 Unsecured Notes Claims Impaired 62.4% 0% Pass 6 General Unsecured Claims Unimpaired 100% 0% N/A 7 Intercompany Claims Unimpaired / Impaired Reinstated / Canceled N/A N/A 8 Intercompany Interests Unimpaired / Impaired Reinstated / Canceled N/A N/A 9 Holdings Interests Impaired 0% 0% Pass 10 Section 510(b) Claims Impaired 0% 0% Pass [Remainder of page intentionally left blank]

Consolidated Waterfall

(USD $ in 000s)

Distribution Value Summary	Pro Forma Book Value	Note	Liquidation Proceeds: Asset Recovery Estimate (%) Low	Mid	High	Asset Recovery Estimate ($) Low	Mid	High
Cash and equivalents	129,461	[VII - A]	100%	100%	100%	129,461	129,461	129,461
Restricted Cash	3,980	[VII - B]	0%	0%	0%	–	–	–
Accounts receivable, net of allowance	152,802	[VII - C]	40%	60%	80%	61,121	91,681	122,241
Prepaid expenses	25,668	[VII - D]	0%	5%	10%	–	1,283	2,567
Taxes Receivable	10,468	[VII - E]	50%	63%	75%	5,234	6,543	7,851
Other Current Assets	11,129	[VII - F]	32%	43%	54%	3,553	4,804	6,055
Property and equipment, net	172,794	[VII - G]	20%	32%	44%	34,360	55,154	75,949
Total Long-Term Assets	19,999	[VII - H]	0%	0%	0%	–	–	–
Goodwill, Trademarks, Intangible and Other Assets	1,923,796	[VII - I]	7%	9%	12%	134,368	179,016	223,664
Total Assets Recoveries	**2,450,097**					**368,098**	**467,943**	**567,788**
Liquidation Costs								
Chapter 7 Trustee Fees		[VIII - A]	3%	3%	3%	(11,043)	(14,038)	(17,034)
Chapter 7 Professional Fees		[VIII - B]	2%	2%	2%	(7,362)	(9,359)	(11,356)
Wind-Down & Operating Costs		[VIII - C]	n/a	n/a	n/a	(14,629)	(14,629)	(14,629)
Total Liquidation Costs						**(33,034)**	**(38,026)**	**(43,018)**
Net Distributable Value						**335,064**	**429,917**	**524,769**

Claims Recovery Summary	Claim Value ($)	Note	Distribution of Net Proceeds to Creditors: Claims Recovery Estimate (%) Low	Mid	High	Claims Recovery Estimate ($) Low	Mid	High
Net Distributable Value						**335,064**	**429,917**	**524,769**
Secured Principal – RCF	152,294	[IX - A]	21%	27%	33%	32,320	41,469	50,619
Secured Principal – USD Term Loan	41,140	[IX - A]	21%	27%	33%	8,731	11,202	13,674
Secured Principal – 1L Notes (11.25%)	550,123	[IX - A]	21%	27%	33%	116,747	149,796	182,846
Secured Principal – EUR Term Loan	474,282	[IX - A]	21%	27%	33%	100,652	129,145	157,639
Total Secured Claims	**1,217,839**		**21%**	**27%**	**33%**	**258,449**	**331,613**	**404,777**
Proceeds Available After Secured Claims						**76,615**	**98,303**	**119,992**
Total DIP Claims	116,493	[IX - B]	66%	84%	100%	76,615	98,303	116,493
Proceeds Available After DIP Claims						**–**	**–**	**3,499**
Total Admin & Priority Claims	72,145	[IX - C]	0%	0%	5%	–	–	3,499
Proceeds Available After Admin & Priority Claims						**–**	**–**	**–**
Unsecured Notes – 14.000% SUNs due 2028	267,679	[IX - D]	0%	0%	0%	–	–	–
Unsecured Notes – 9.750% SUNs due 2027	5,035	[IX - D]	0%	0%	0%	–	–	–
General Unsecured Claims	231,548	[IX - D]	0%	0%	0%	–	–	–
Secured Deficiency Claims	813,062 to 959,390	[IX - D]	0%	0%	0%	–	–	–
DIP Deficiency Claims	0 to 39,879	[IX - D]	0%	0%	0%	–	–	–
Total Unsecured Claims	**1,317,324 to 1,503,531**		**0%**	**0%**	**0%**	**–**	**–**	**–**
Proceeds Available After Unsecured Claims						**–**	**–**	**–**
Holdings Interests and Section 510(b) Claims	99,500	[IX - E]	0%	0%	0%	–	–	–
Total Holdings Interests and Section 510(b) Claims	**99,500**		**0%**	**0%**	**0%**	**–**	**–**	**–**
Proceeds Available After Litigation Reserves						**–**	**–**	**–**
Equity	(958,816)		0%	0%	0%	–	–	–
Total Equity			**0%**	**0%**	**0%**	**–**	**–**	**–**
Proceeds Available After Equity						**–**	**–**	**–**

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6

VI. NOTES TO THE LIQUIDATION ANALYSIS.  The Liquidation Analysis assumes the Debtors convert their Chapter 11 Cases to Chapter 7 Cases on December 31, 2026, which is a reasonable proxy for the projected Effective Date.  The Liquidation Analysis is based on the liquidation of individual legal entity assets, presented on a consolidated basis. The consolidated waterfall shown in this analysis is a summary based on an aggregation of the individual liquidation claims and recoveries at each Debtor and non-Debtor entity. The non-Debtor recoveries are shown on a net basis after satisfying entity-specific claims.  The recoverable value for each asset is calculated based on each asset's pro forma asset book value, as of the Conversion Date, adjusted for the corresponding recovery estimate, for which additional commentary is provided below. The aggregation of all calculated recoverable asset value (the "Gross Distributable Value") is then used as the starting point for each legal entity's recovery waterfall. VII. SPECIFIC NOTES TO THE LIQUIDATION ANALYSIS. A. Cash and cash equivalents.  The projected value is based on the Company's forecast balance sheet as of the Conversion Date, adjusted to reflect cash that would be available in the Chapter 7 Cases. The adjusted balance of approximately $129.5 million does not assume certain payments made in connection with the Effective Date and would therefore be available in the Chapter 7 Cases. Cash consists of cash held in bank accounts including deposits in transit and excluding amounts carved out to satisfy Chapter 11 professional fees.  Cash is assumed to be fully recoverable, with an estimated recovery of 100% of pro forma book value. B. Restricted cash.  Restricted cash primarily consists of collateral for the corporate credit card program and is assumed to have no recovery.  Restricted cash balances are based on the Debtors' estimated balance as of the Conversion Date and are assumed to have no recovery. C. Accounts receivable.  Receivables consist primarily of amounts billed to customers, net of allowance for doubtful accounts, and are based on the Debtors' estimated balance as of the Conversion Date. The range reflects collection experience in precedent liquidations of comparable subscription businesses. The low end assumes customers dispute or withhold payments once service stops and collection staff are no longer available; the high end assumes most billed balances are collected during the wind-down period.

 Accounts receivable balances have an estimated recovery between 40% – 80% of pro forma book value. D. Prepaid expenses.  Prepaid expenses consist primarily of prepaid insurance, software, and service contracts, which are largely consumed or non-refundable at conversion; only unused refundable deposits and premiums are assumed to return cash.  Prepaid expenses are based on the Debtors' estimated balance as of the Conversion Date and have an estimated recovery between 0% – 10% of pro forma book value. E. Taxes receivable.  Taxes receivables consist of refunds and balances due from tax authorities. The recovery reflects amounts owed by governmental authorities, discounted because claims must be filed and reviewed and collection is likely to be slow and partly contestable.  Taxes receivable balances are based on the Debtors' estimated balance as of the Conversion Date and have an estimated recovery between 50% – 75% of pro forma book value. F. Other current assets.  Other current assets primarily include value-added tax receivable from governmental authorities, credit card clearing balances, employee payroll advances, and current deposits.  Recovery is estimated on an account-level basis, ranging from 0% for intercompany receivables to 90% – 100% for VAT receivable. The blended recovery is between 32% – 54% of pro forma book value. G. Property and equipment.  Property and equipment primarily consist of acquired archival imagery, internally developed software, computer equipment, imaging equipment, and furniture and fixtures, net of accumulated depreciation. o Acquired archival imagery, which has a net book value of approximately $66.5 million, is assumed to have an estimated recovery between 50% – 100%, reflecting a licensable archive with identifiable buyers; o internally developed and external software, which has a net book value of approximately $66.0 million, is assumed to have an estimated recovery between 0% – 10%;

o computer equipment, which has a net book value of approximately $1.9 million, is assumed to have an estimated recovery between 25% – 50%; o imaging equipment, which has a net book value of approximately $3.0 million, is assumed to have an estimated recovery between 20% – 60%; o furniture and fixtures, which has a net book value of approximately $0.3 million, is assumed to have an estimated recovery between 10% – 30%, and o leasehold improvements and capitalized labor, which have a net book value of approximately $35.1 million, are assumed to have no recovery  Property and equipment have a blended estimated recovery between 19.9% – 44.0% of pro forma book value. H. Total long-term assets.  Long-term assets consist of lease right-of-use balances.  Lease right-of-use balances are assumed to have no recoverable value. I. Goodwill, trademarks, intangibles, and other assets.  This class consists of goodwill, trademarks, intangible assets, physical image archive and other assets and has an estimated aggregate book value of approximately $1,923.8 million. In aggregate, these assets have a blended estimated recovery between 7.0% – 11.6% of pro forma book value, or approximately $134.4 million – $223.7 million, including the physical archive described below. o Goodwill is related to the Company's historical acquisitions at a purchase price value in excess of the acquired company's book value. It has a book value of $1,480.7 million and is assumed to have no recoverable value in the low and high cases. o Trademarks and copyrights have a net book value of $407.0 million and are assumed to have no recoverable value in the low and high cases. o Intangible assets primarily include customer lists, contracts and relationships, photographer contracts, and patents. These assets have a net book value of $3.7 million and are assumed to have no recoverable value in the low and high cases. o The Company's physical image archive has no book value but is estimated to carry a liquidation value of approximately $115.0 million – $195.0 million. o Other assets, which primarily include long-term notes receivable, investments, and deposits, have an estimated book value of approximately $32.4 million and an estimated recovery between 60% – 88.6% of pro forma book value, or approximately $19.4 million – $28.7 million. VIII. LIQUIDATION COSTS. A. Chapter 7 trustee fees.  Pursuant to section 326 of the Bankruptcy Code, the Liquidation Analysis assumes the Trustee receives a fee based on a percentage of Gross Distributable Value.  Chapter 7 trustee fees are estimated at 3% of Gross Distributable Value, or approximately $11.0 million – $17.0 million. B. Chapter 7 professional fees.  Chapter 7 professional fees include costs for professionals engaged by the Trustee after the Conversion Date, which may include legal counsel, financial advisors, liquidators, and other professionals.  Professional fees are estimated at 2% of Gross Distributable Value, or approximately $7.4 million – $11.4 million. C. Wind-down and operating costs.  Wind-down and operating costs include personnel expenses and retention for certain of the Company's employees who would assist the Trustee, as well as rent, utilities, and other non-personnel costs to support the wind-down.  Wind-down and operating costs are estimated at a fixed amount of approximately $14.6 million across all scenarios. IX. CLAIMS. A. Secured Claims.  The Debtors do not expect to have a meaningful amount of Other Secured Claims as of the Conversion Date.  Secured Funded Debt Claims, together with estimated accrued and unpaid interest allowed as adequate protection under the DIP Orders as of the Conversion Date.  The Secured Funded Debt Claims are secured by senior liens on substantially all of the Debtors' property, including 65% of the Debtors' Interests in first-tier foreign subsidiaries (the "Prepetition Priority Collateral") and rank pari passu. Secured Funded Debt Claims total approximately $1,217.8 million and are expected to have an estimated recovery between 21.2% – 33.2%, paid first from the Prepetition Priority Collateral.

B. DIP Claims.  DIP Claims of approximately $116.5 million represent estimated outstanding DIP Loans as of the Conversion Date, including capitalized interest and the applicable exit fee. The DIP Claims amount does not assume that the $30 million DIP Delayed-Draw Loans available under the DIP Facility are drawn. Under the DIP Term Sheet, the DIP Claims are secured by (i) first-priority liens on the Segregated DIP Account and 35% of the Debtors' Interests in first-tier foreign subsidiaries and on all other previously unencumbered property of the Debtors (the "DIP Priority Collateral") and (ii) liens on the Prepetition Collateral that are junior to the liens securing the Revolving Loan Claims and Secured Funded Debt Claims, the Adequate Protection Liens, and any permitted prior liens.  DIP Claims are expected to have an estimated recovery between 65.8% – 100.0%, paid first from the DIP Priority Collateral. C. Administrative Claims & Other Priority Claims.  Administrative Claims and Other Priority Claims include postpetition accounts payable, as well as certain tax liabilities consisting of any claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code as of the Conversion Date. Administrative and priority claims total approximately $72.1 million.2  Administrative Claims and Other Priority Claims are expected to have an estimated recovery between 0.0% – 4.8%. D. Unsecured Claims.  Unsecured Notes Claims of $272.7 million include principal and estimated accrued prepetition interest on the 14.00% Notes and the 9.75% Notes.  General Unsecured Claims of approximately $231.5 million include Claims arising from employment obligations, contract and lease rejection damages, and other prepetition liabilities.  Secured deficiency claims of approximately $813.1 million – $959.4 million and DIP deficiency claims of approximately $0.0 million – $39.9 million represent the portion of the Revolving Loan Claims, Secured Funded Debt Claims, and DIP Claims not 2 This Liquidation Analysis disregards any Administrative Claims arising from the DIP Facility or the adequate protection provided to the holders of Secured Funded Debt Claims under the DIP Orders, and instead assumes that to the extent the DIP Claims are not paid in full by proceeds from the DIP Priority Collateral or the Revolving Loan Claims and the Secured Funded Debt Claims are not paid in full by proceeds from the Prepetition Priority Collateral, the resulting deficiency claims are treated as unsecured claims that share pro rata with the Unsecured Notes Claims and the General Unsecured Claims. Because the Debtors do not expect proceeds from the liquidation would be sufficient to pay Administrative Claims and Other Priority Claims in full regardless of whether such deficiency claims are included as Administrative Claims, this assumption does not affect the best interests test as applied to the Unsecured Notes Claims and the General Unsecured Claims.

satisfied from the Prepetition Priority Collateral or DIP Priority Collateral, as applicable, and rank pari passu with the Unsecured Notes Claims and General Unsecured Claims.  In total, the aggregate amount of unsecured Claims is approximately $1,317.3 million – $1,503.5 million, with no estimated recovery. E. Holdings' Interests and Section 510(b) Claims.  Holdings' Interests are expected to have no recovery in the Chapter 7 Cases under all scenarios.  Section 510(b) Claims, including approximately $99.5 million of Warrant Claims, have the same priority as Holdings' Interests pursuant to section 510(b) of the Bankruptcy Code and have no estimated recovery in the Chapter 7 Cases under all scenarios. It should be noted that no order or finding has been entered or made by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the estimated amounts of Allowed Claims set forth in the Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in this Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of allowed Claims under the Plan. The actual amount of Allowed Claims could be materially different from the amount of Claims estimated in this Liquidation Analysis. [Remainder of page intentionally left blank]

EXHIBIT F Valuation Analysis

VALUATION ANALYSIS1 THE VALUATION INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE OR CONSTITUTE (I) A RECOMMENDATION TO ANY HOLDER OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS AS TO HOW TO VOTE ON, OR OTHERWISE ACT WITH RESPECT TO, THE PLAN, (II) AN OPINION AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN OR OF THE TERMS AND PROVISIONS OF THE PLAN OR OF ANY TRANSACTION OFFERED PURSUANT TO THE PLAN OR OTHERWISE DESCRIBED THEREIN, INCLUDING WITHOUT LIMITATION, THE OFFERING OF SECURITIES (INCLUDING THE NEW INTERESTS AND THE NEW PREFERRED INTERESTS (IF APPLICABLE)), OR (III) AN APPRAISAL OF THE ASSETS OF THE REORGANIZED DEBTORS. FURTHERMORE, THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE REGARDING, AND GUGGENHEIM SECURITIES, LLC ("GUGGENHEIM SECURITIES") DOES NOT EXPRESS ANY VIEW OR OPINION AS TO, (A) THE PRICE OR RANGE OF PRICES AT WHICH THE NEW INTERESTS, NEW PREFERRED INTERESTS (IF APPLICABLE), OR OTHER SECURITIES OF THE DEBTORS OR THE REORGANIZED DEBTORS MAY TRADE, BE SALEABLE OR OTHERWISE BE TRANSFERABLE AT ANY TIME, INCLUDING, WITHOUT LIMITATION, SUBSEQUENT TO CONSUMMATION OF THE PLAN, OR (B) THE POTENTIAL EFFECTS OF VOLATILITY IN THE CREDIT, FINANCIAL OR EQUITY MARKETS ON THE DEBTORS, THE REORGANIZED DEBTORS OR THE PLAN.2 SUCH VALUATION INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS OR ANY OF THEIR AFFILIATES, OR AS PROVIDING THE BASIS FOR AN INVESTMENT DECISION BY ANY HOLDER OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY TRANSACTION OFFERED PURSUANT TO THE PLAN OR OTHERWISE DESCRIBED THEREIN (INCLUDING, WITHOUT LIMITATION, THE OFFERING OF THE NEW INTERESTS AND NEW PREFERRED INTERESTS (IF APPLICABLE)). THE VALUATION INFORMATION CONTAINED HEREIN SHOULD ALSO BE CONSIDERED IN CONJUNCTION WITH THE RISK FACTORS DESCRIBED IN 1 The matters set forth in this draft exhibit are subject to further review and material change in all respects. 2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries (the "Disclosure Statement") or the Joint Prepackaged Chapter 11 Plan of Reorganization of Getty Images Holdings, Inc. and Its Debtor Subsidiaries (as may be amended, supplemented, or otherwise modified from time to time, the "Plan"), as applicable.

2 ARTICLE XIV OF THE DISCLOSURE STATEMENT AND THE FINANCIAL PROJECTIONS ATTACHED THERETO AS EXHIBIT D. THE ESTIMATED VALUE SET FORTH IN THE VALUATION ANALYSIS DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE DEBTORS OR THE REORGANIZED DEBTORS, THEIR SECURITIES OR THEIR ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATES SET FORTH IN THE VALUATION ANALYSIS. ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTORS MAY TRADE AFTER GIVING EFFECT TO THE TRANSACTIONS CONTEMPLATED TO BE EFFECTUATED BY THE PLAN AS OF OR FOLLOWING CONSUMMATION THEREOF. ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THE VALUATION ANALYSIS. IN THE EVENT THAT THE PLAN IS NOT CONSUMMATED AS OF THE EXPECTED EFFECTIVE DATE AS ASSUMED IN THE FINANCIAL PROJECTIONS, IT IS HIGHLY LIKELY THAT THE VALUATION ANALYSIS CONTAINED HEREIN WILL CHANGE, POSSIBLY MATERIALLY. [Remainder of page intentionally left blank]

3 Subject to authorization from the Bankruptcy Court, the Debtors expect to retain Guggenheim Securities as their investment banker in connection with the Chapter 11 Cases. Solely for purposes of the Plan and the Disclosure Statement, Guggenheim Securities estimated the total enterprise value (the "Total Enterprise Value") and the estimated implied equity value (the "Equity Value") of the Reorganized Debtors on a consolidated going-concern basis and pro forma for the transactions contemplated by the Plan (the "Valuation Analysis"), all as set forth below. The Valuation Analysis was based on financial information provided by the Debtors' senior management, including the Financial Projections (defined below) attached to the Disclosure Statement as Exhibit D, and information provided by other sources. In assessing and utilizing the Financial Projections for purposes of performing the Valuation Analysis, Guggenheim Securities took into account its discussions with the Debtors' senior management regarding the risks and uncertainties of realizing the Financial Projections in light of (i) the current and prospective industry conditions and competitive dynamics facing the Debtors (and, as of the Effective Date, the Reorganized Debtors), (ii) the Debtors' recent financial performance, (iii) the key commercial, operational and financial drivers underlying the Financial Projections, (iv) the impact and economic effects of global macroeconomic factors on any of the foregoing, (v) the impact of artificial intelligence ("AI") on any of the foregoing and (vi) various other facts and circumstances relevant to the Financial Projections. The Valuation Analysis was conducted as of October 15, 2026 and assumes the effective date of the Plan occurs on December 31, 2026 (the "Effective Date"). I. ESTIMATED TOTAL ENTERPRISE VALUE AND EQUITY VALUE. Based on the Financial Projections and other information and the financial analyses described herein, Guggenheim Securities estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $1,300 to $1,500 million, with a midpoint of $1,400 million. After deducting pro forma net debt of $907 million3 as contemplated by the Plan as of the Effective Date, Guggenheim Securities' estimated Total Enterprise Value implies an estimated Equity Value for the Reorganized Debtors of approximately $393 to $593 million, with a midpoint of $493 million. THE FINANCIAL PROJECTIONS FOR, AND THE ESTIMATED TOTAL ENTERPRISE VALUE AND THE ESTIMATED IMPLIED EQUITY VALUE OF, THE REORGANIZED DEBTORS ARE SUBJECT TO VARIOUS UNCERTAINTIES AND CONTINGENCIES THAT ARE INHERENTLY DIFFICULT TO PREDICT. AMONG OTHER THINGS, SUCH ESTIMATED VALUES WILL FLUCTUATE BASED ON (I) GENERAL ECONOMIC AND BUSINESS CONDITIONS, CAPITAL MARKETS CONDITIONS AND INDUSTRY-SPECIFIC AND COMPANY-SPECIFIC FACTORS AND (II) THE FINANCIAL CONDITION, FINANCIAL PERFORMANCE AND FINANCIAL PROSPECTS OF THE REORGANIZED DEBTORS. MANY OF THE FOREGOING FACTORS AND/OR DRIVERS ARE BEYOND THE CONTROL OF THE 3 Represents $580.0MM of New 1L Notes, €313.9MM of New EUR Term Loans converted to USD as of October 15, 2026, and an undrawn new revolving credit facility. Deducts cash on balance sheet post-emergence in excess of $50MM minimum operating cash. Does not incorporate any cash payments at or around the Effective Date, if any, pursuant to the ECL.

4 DEBTORS, THE REORGANIZED DEBTORS AND GUGGENHEIM SECURITIES. ACCORDINGLY, THE ESTIMATED VALUES SET FORTH HEREIN ARE NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. THE ESTIMATED TOTAL ENTERPRISE VALUE AND THE ESTIMATED IMPLIED EQUITY VALUE OF THE REORGANIZED DEBTORS AS SET FORTH HEREIN ARE INHERENTLY SUBJECT TO SUCH UNCERTAINTIES AND CONTINGENCIES, AND NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, GUGGENHEIM SECURITIES OR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY, ACHIEVABILITY OR REALIZATION OF THE ESTIMATED TOTAL ENTERPRISE VALUE OR THE ESTIMATED IMPLIED EQUITY VALUE OF THE REORGANIZED DEBTORS. ANY VARIANCE IN ACTUAL RESULTS FROM THE ESTIMATES SET FORTH IN THE FINANCIAL PROJECTIONS COULD HAVE A MATERIAL IMPACT ON GUGGENHEIM SECURITIES' VALUATION ANALYSIS. UNLESS OTHERWISE INDICATED HEREIN, GUGGENHEIM SECURITIES' VALUATION ANALYSIS WAS BASED ON THE FINANCIAL PROJECTIONS FOR THE REORGANIZED DEBTORS AND ON CAPITAL MARKETS DATA AS OF OCTOBER 15, 2026, REFLECTS INFORMATION MADE AVAILABLE TO GUGGENHEIM SECURITIES AS OF OR PRIOR TO SUCH DATE AND IS BASED ON ECONOMIC, CAPITAL MARKETS AND OTHER CONDITIONS AS OF SUCH DATE. GUGGENHEIM SECURITIES IS NOT MAKING ANY ASSESSMENT REGARDING THE IMPACT OR THE ECONOMIC EFFECTS OF GLOBAL MACROECONOMIC FACTORS, INCLUDING WITH RESPECT TO THE POTENTIAL IMPACT OR EFFECTS ON THE FUTURE FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTORS. ALTHOUGH THE VALUATION ANALYSIS MAY BE AFFECTED BY SUBSEQUENT DEVELOPMENTS, INCLUDING, WITHOUT LIMITATION, DEVELOPMENTS RELATING TO GLOBAL MACROECONOMIC FACTORS, GUGGENHEIM SECURITIES ASSUMES NO RESPONSIBILITY FOR UPDATING OR REVISING THE ESTIMATED TOTAL ENTERPRISE VALUE OR THE ESTIMATED IMPLIED EQUITY VALUE OF THE REORGANIZED DEBTORS FOR ANY REASON, WHETHER DUE TO FACTS, CIRCUMSTANCES OR EVENTS OCCURRING AFTER SUCH DATE OR OTHERWISE. II. SUMMARY OF REVIEWS, FINANCIAL ANALYSES AND VALUATION METHODOLOGIES. In the course of estimating the Total Enterprise Value of the Reorganized Debtors, Guggenheim Securities:  reviewed the Plan and the Disclosure Statement, each dated as of October 20, 2026;  reviewed the Restructuring Support Agreement dated as of October 12, 2026;  reviewed the pro forma capitalization of the Reorganized Debtors as contemplated by the Plan as of the Effective Date;

5  reviewed certain historical and forward-looking business and financial information regarding the business and prospects of the Debtors and the Reorganized Debtors (including certain financial projections for the Reorganized Debtors for the fiscal years ending December 31, 2027 through December 31, 2031 (the "Financial Projections") and certain estimates as to potentially realizable existing tax attributes expected to be utilized by the Reorganized Debtors), all as prepared and approved for Guggenheim Securities' use by the Debtors' senior management;  discussed with the Debtors' senior management and the Debtors' other advisors (as applicable) their respective views regarding the (a) business, operations, historical and projected financial results and future prospects of the Debtors and the Reorganized Debtors, (b) key assumptions related to the Financial Projections and (c) commercial, competitive and regulatory dynamics in the visual content and digital media sectors;  performed discounted cash flow analyses based on the Financial Projections;  compared the financial performance of the Debtors with corresponding data for certain publicly traded companies that Guggenheim Securities deemed relevant in evaluating the Reorganized Debtors and reviewed the trading multiples for such publicly traded companies; and  conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate. In connection with performing its Valuation Analysis, Guggenheim Securities:  based its Valuation Analysis on various assumptions, including assumptions concerning general economic, business and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of the Debtors, the Reorganized Debtors and Guggenheim Securities;  performed a variety of financial analyses and considered a variety of factors in assessing the estimated Total Enterprise Value of the Reorganized Debtors;  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its estimate of the Total Enterprise Value of the Reorganized Debtors;  considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and  ultimately arrived at its estimate of the Total Enterprise Value of the Reorganized Debtors based on the results of the financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities operated collectively to support its estimate of the Total Enterprise Value of the Reorganized Debtors.

6 The following is a summary of the principal valuation analyses (commonly used by investment bankers and other financial advisor practitioners) that Guggenheim Securities performed and considered in estimating the Total Enterprise Value of the Reorganized Debtors: (a) Discounted Cash Flow Analysis and (b) Selected Publicly Traded Companies Analysis. A. Discounted Cash Flow Analysis. Discounted Cash Flow Analysis involves estimating a subject company's "intrinsic value" based on the sum of the present values of its (i) projected/forecasted annual unlevered after-tax free cash flows during an explicit projection/forecast period and (ii) estimated terminal/continuing value beyond the explicit projection/forecast horizon. Guggenheim Securities estimated the subject company's terminal/continuing value by applying a range of assumed perpetual growth rates to the subject company's projected/forecasted normalized unlevered after-tax free cash flow in the terminal year. The present values of such projected/forecasted annual unlevered after-tax free cash flows and estimated terminal/continuing value were then calculated by discounting them back to the present (i.e., in the case of the Reorganized Debtors, to the assumed Effective Date) based on the subject company's estimated weighted average cost of capital. In connection with its Valuation Analysis, Guggenheim Securities based its Discounted Cash Flow Analysis on the Financial Projections for the Reorganized Debtors. B. Selected Publicly Traded Companies Analysis. Selected Publicly Traded Companies Analysis involves estimating a subject company's stand-alone fully distributed public market trading value based on both qualitative and quantitative reviews and analyses of the subject company versus certain publicly traded companies which are deemed to be reasonably comparable to the subject company. Among other things, such quantitative analyses included calculating various prevailing public market trading valuation multiples (based on various financial metrics considered appropriate given the subject company's and its peer group's industry or sector) and then applying such public market trading valuation multiples in the context of the subject company's historical and projected/forecasted financial performance. With respect to its Selected Publicly Traded Companies Analysis related to the Reorganized Debtors, Guggenheim Securities notes that none of the selected publicly traded companies used in the Selected Publicly Traded Companies Analysis is identical or directly comparable to the Reorganized Debtors; however, such companies were selected by Guggenheim Securities, among other reasons, because they represented publicly traded companies which, for purposes of Guggenheim Securities' financial analyses, based on Guggenheim Securities' experience, may be considered to share certain characteristics with the Reorganized Debtors, including, without limitation, similar business models and/or end-customer focuses. In any event, the Selected Publicly Traded Companies Analysis is not mathematical; rather, such analysis involves complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors regarding the selected publicly traded companies to which the Reorganized Debtors were compared. THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES PERFORMED BY GUGGENHEIM SECURITIES. GUGGENHEIM SECURITIES' PREPARATION OF ITS

7 VALUATION ANALYSIS INVOLVED VARIOUS COMPLEX DETERMINATIONS AND JUDGMENTS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF VALUATION ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH ANALYSES ARE NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. III. CERTAIN CAVEATS, LIMITATIONS AND CONSIDERATIONS. With respect to the information used in performing its Valuation Analysis described herein:  Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information) provided by or discussed with the Debtors and their other advisors or obtained from public sources, data suppliers and other third parties;  Guggenheim Securities does not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any of the above-referenced information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information);  Guggenheim Securities expresses no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Financial Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based; and  Specifically, with respect to (a) the Financial Projections, any other estimates and any other forward-looking information provided by or discussed with the Debtors, (i) Guggenheim Securities was advised by the Debtors' senior management, and Guggenheim Securities assumed, that the Financial Projections, such other estimates and such other forward- looking information utilized in its analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the Debtors' senior management as to the expected future performance of the Reorganized Debtors, (ii) Guggenheim Securities assumed that the Financial Projections would be realized substantially as projected/forecasted and (iii) Guggenheim Securities assumed that the Financial Projections, such other estimates and such other forward-looking information had been reviewed by the Debtors' Board of Directors with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with its Valuation Analysis and (b) any financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable. Guggenheim Securities further assumed that (a) in all respects meaningful to its analyses, (i) the final version of the Plan, as confirmed, and the related Disclosure Statement will not differ from earlier drafts or versions thereof that Guggenheim Securities reviewed in order to prepare its

8 Valuation Analysis and (ii) the Debtors will comply with all terms and conditions of the Plan, the Disclosure Statement and the Restructuring Support Agreement, (b) the Plan will be consummated in a timely manner in accordance with its terms and the terms of the Restructuring Support Agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Reorganized Debtors in any way meaningful to Guggenheim Securities' analyses, (c) the Reorganized Debtors' capitalization will be as set forth in the Plan and the Disclosure Statement and (d) no material changes that would affect the estimated Total Enterprise Value of the Reorganized Debtors will occur between the date on which this Valuation Analysis was conducted and the Effective Date. Guggenheim Securities' financial advice to the Debtors and its Valuation Analysis (and any materials provided in connection therewith):  were provided to the Debtors' Board of Directors (in its capacity as such) solely for its information and assistance in connection with its evaluation of the Plan;  did not constitute a recommendation to the Debtors' Board of Directors with respect to the Plan;  do not constitute advice or a recommendation to any holders of any Claims against or Interests in any of the Debtors, any creditors of any of the Debtors or any other stakeholders in any of the Debtors (all of the foregoing, "Interested Parties") as to how to vote or act in connection with the Plan;  do not address the (a) Debtors' or such Interested Parties' underlying business or financial decision to, respectively, propose or accept or reject the Plan (and any transactions contemplated thereby), (b) relative merits of the Plan (and any transactions contemplated thereby) as compared to any alternative business or financial strategies that might exist for the Debtors or such Interested Parties or (c) effects of any other transaction in which the Debtors or such Interested Parties might engage;  do not constitute a view or opinion as to (a) any term, aspect or implication of the Plan (including, without limitation, the form or structure of any transactions contemplated thereby) or the Disclosure Statement or (b) the Restructuring Support Agreement or any other agreement, transaction document or instrument contemplated by the Plan or to be entered into or amended in connection with the Plan;  do not constitute a view or opinion as to fairness, financial or otherwise, of the Plan to, or of any consideration to be paid to or received by, any of the Interested Parties;  do not constitute a view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Debtors' or the Reorganized Debtors' directors, officers or employees, or any class of such persons, in connection with the Plan relative to the consideration to be distributed to or received by the Interested Parties;

9  do not constitute a view or opinion regarding the solvency/liquidity of the Reorganized Debtors or any other entity under any relevant laws relating to bankruptcy, insolvency or similar matters; and  do not constitute a solvency/liquidity opinion or a liquidation analysis. Guggenheim Securities' professionals are not legal, regulatory, tax, consulting, turn- around, accounting, appraisal or actuarial experts and Guggenheim Securities' financial analyses described herein should not be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of the Debtors' senior management and the Debtors' other advisors with respect to such matters. Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Debtors, the Reorganized Debtors or any other entity or of the solvency/liquidity of the Debtors, the Reorganized Debtors or any other entity, nor was Guggenheim Securities furnished with any such appraisals (other than the Liquidation Analysis, prepared by the Debtors, with the assistance of their financial advisor, attached to the Disclosure Statement as Exhibit E). [Remainder of page intentionally left blank]